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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
PAUL-SON GAMING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Paul-Son common stock, $0.01 par value
	(2)	Aggregate number of securities to which transaction applies: 3,969,026
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction: $11,668,016
	(5)	Total fee paid: $1,073.46
☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUBJECT TO COMPLETION, DATED JULY 15, 2002

Proposed Combination—Your Vote Is Very Important

          Paul-Son Gaming Corporation, or Paul-Son, and Bourgogne et Grasset S.A. (formerly Etablissements Bourgogne et Grasset), or B&G, have agreed on a combination transaction involving our two companies. Before we can complete the combination, we must obtain approval of the Paul-Son common stockholders. We are sending you this proxy statement to ask you to vote in favor of the combination transaction, the election of a director and related matters.

          Pursuant to the terms of the combination agreement, the stockholders of B&G will acquire shares equaling 53.45% of the outstanding shares of Paul-Son common stock immediately after the closing, in exchange for all of the outstanding shares of B&G capital stock. As a result of the combination transaction, B&G and its wholly-owned subsidiary, The Bud Jones Company, Inc., will become wholly-owned subsidiaries of Paul-Son. Based on 3,456,654 shares of Paul-Son common stock currently outstanding, Paul-Son will issue an additional 3,969,026 shares of its common stock to the stockholders of B&G which would result in a total of 7,425,680 shares outstanding immediately after the completion of the combination. The stockholders of B&G will also be issued warrants to provide antidilution protection to the extent that any stock options or other stock conversion rights outstanding at the completion of the combination are subsequently exercised. Separately, Paul-Son's controlling stockholder, The Paul S. Endy, Jr. Living Trust, has agreed to sell to the B&G stockholders shares of Paul-Son common stock, which together with the shares to be acquired as a result of the combination, would bring the B&G stockholders' post-combination ownership to approximately 63.0% of Paul-Son's issued and outstanding shares.

          Paul-Son's common stock is listed on the Nasdaq SmallCap Market under the symbol "PSON," and B&G is a privately held company. On July 8, 2002, the closing price of Paul-Son common stock was $3.25 per share. We encourage you to obtain more recent quotations. If the combination is completed, Paul-Son has been advised by Nasdaq that it will be required to meet the original listing criteria to remain listed on the Nasdaq SmallCap Market, which the combined company may not meet. In the event Paul-Son common stock is delisted, Paul-Son will use its best efforts to cause its common stock to be listed on the Pacific Exchange.

          Paul-Son is holding its annual meeting of its stockholders to consider and vote on the combination proposal. The stockholders of B&G have already approved the transaction. At the annual meeting, Paul-Son will ask its stockholders to vote on the combination proposal, the re-election of Eric P. Endy to serve on Paul-Son's board of directors, and amendments to the articles of incorporation (i) to elect not to be governed by certain anti-takeover provisions available to corporations under Nevada corporate law, and (ii) to remove the provision allowing Paul-Son's board of directors to redeem control shares, or the Required Charter Amendments, and other amendments to the articles of incorporation to remove the provisions (i) requiring a supermajority vote of stockholders in certain significant transactions, and (ii) requiring Paul-Son to comply with the Nevada Gaming Control Act, or the Other Charter Amendments. Approval of these proposals, other than the election of Eric P. Endy and the Other Charter Amendments, is a prerequisite to completion of the combination. None of these proposals, other than the election of Eric P. Endy as a director, will become effective unless the combination is approved and completed. Holders of Paul-Son common stock are not entitled to dissenters' or appraisal rights in connection with the combination. TO CAST YOUR VOTE FOR THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

          The date, time and place of the stockholders' meeting are as follows:

September 12, 2002
9:00 a.m., local time
Paul-Son Gaming Corporation
1700 South Industrial Road
Las Vegas, Nevada

          This document is a proxy statement for Paul-Son to use in soliciting proxies for our annual meeting. It contains answers to frequently asked questions and a summary description of the combination (beginning on page 1), followed by a more detailed discussion of the combination and related matters. Paul-Son has supplied all information contained or incorporated by reference in this proxy statement, and B&G has supplied all such information relating to B&G. You should also consider the matters discussed under "Risk Factors" commencing on page 15 of this proxy statement. We urge you to carefully review this entire document.

Eric P. Endy Chairman of the Board, President and Chief Executive Officer Paul-Son Gaming Corporation

This proxy statement is dated July    , 2002 and is first being mailed to stockholders on or about
August 6, 2002.

PAUL-SON GAMING CORPORATION
1700 South Industrial Road
Las Vegas, Nevada 89102
(702) 384-2425

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Paul-Son Gaming Corporation:

        NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Paul-Son Gaming Corporation, a Nevada corporation, or Paul-Son, will be held at Paul-Son's offices located at 1700 South Industrial Road, on September 12, 2002, at 9:00 a.m., local time, for the following purposes:

          1.      To consider and vote upon a proposal to approve the combination and the Agreement and Plan of Exchange and Stock Purchase dated as of April 11, 2002 and as amended as of May 13, 2002, or the combination agreement, between Paul-Son and Bourgogne et Grasset S.A., or B&G, and the transactions contemplated by the combination agreement, including the issuance of shares of Paul-Son common stock equaling 53.45% of Paul-Son's outstanding shares immediately after the combination, and warrants to purchase shares of Paul-Son common stock to provide certain antidilution protection, to the stockholders of B&G;

          2.      To consider and vote upon a proposal to re-elect Eric P. Endy to serve on Paul-Son's board of directors;

          3.      To consider and vote upon a proposal to amend, immediately prior to the combination, Paul-Son's articles of incorporation to elect not to be governed by certain anti-takeover protections available to corporations under Nevada corporate law, in particular, the "Combination with Interested Stockholder" provisions in Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS;

          4.      To consider and vote upon a proposal to amend, immediately prior to the combination, Paul-Son's articles of incorporation to remove the provision allowing Paul-Son's board of directors to redeem control shares, as such term is defined in NRS 78.378 to 78.3793, inclusive;

          5.      To consider and vote upon a proposal to amend, immediately prior to the combination, Paul-Son's articles of incorporation to remove the provision requiring the affirmative vote of two-thirds of the outstanding shares of Paul-Son common stock to approve (i) a sale, lease or exchange of property or assets, or a merger or exchange of Paul-Son's shares, or (ii) an amendment to Paul-Son's articles of incorporation;

          6.      To consider and vote upon a proposal to amend, immediately prior to the combination, Paul-Son's articles of incorporation to remove the provision requiring Paul-Son to comply with the Nevada Gaming Control Act; and

          7.      To consider and vote upon such other matters as may properly come before the annual meeting, including the approval of any adjournment of the annual meeting solely for the purpose of soliciting additional proxies in favor of proposals 1 through 6, if necessary.

        Only stockholders of record at the close of business on July 31, 2002 are entitled to notice of and to vote at the Paul-Son annual meeting or at any adjournment or postponements thereof. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about August 6, 2002. Approval of the proposals set forth above, other than the election of Eric P. Endy as a director, requires the affirmative vote of two-thirds of the outstanding shares of Paul-Son common stock. A director is elected upon receiving a plurality of votes cast in favor from holders of Paul-Son common stock present or represented by proxy at the Paul-Son annual meeting. None of these proposals, other than the election of Eric P. Endy, will become effective unless the combination is approved and completed.

        The Paul-Son board of directors has determined that the terms of the combination agreement and the transactions contemplated by it are advisable and in the best interests of Paul-Son and its stockholders. Accordingly, the members of the Paul-Son board of directors have unanimously approved the combination agreement and recommend that stockholders vote at the annual meeting to approve the proposals described above.

By Order of the Board of Directors,

Eric P. Endy
Chairman of the Board, President and Chief Executive Officer

Las Vegas, Nevada
                          , 2002

Your vote is very important. Even if you plan to attend the annual meeting in person, we request that you sign and return the enclosed proxy or voting instruction card and thus ensure that your shares will be represented at this annual meeting if you are unable to attend. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.

QUESTIONS AND ANSWERS ABOUT THE COMBINATION	1
SUMMARY	4
The Companies	4
The Combination	4
The Annual Meeting	5
Our Recommendations to Stockholders	5
Opinion of Investment Banker	5
Record Date and Voting Power	6
Quorum and Votes Required	6
Voting Arrangements	6
Management Share Ownership	6
Accounting Treatment	6
No Material Federal Income Tax Consequences	7
Board of Directors and Management of Paul-Son Following the Combination	7
Regulatory Approvals	7
Market Price Information	7
No Dissenters' or Appraisal Rights for Stockholders	8
Conditions to the Combination	8
Termination and Amendment of the Combination Agreement	8
Payments Upon Termination	9
Interests of Certain Persons in the Combination that Differ from Your Interests	9
No Solicitation	9
Amendments to Paul-Son's Articles of Incorporation	9
Stock Purchase Agreement	10
Registration Rights Agreement	10
Employment Agreement	10
Paul-Son's Summary Historical Consolidated Financial Data	11
B&G's Summary Historical Consolidated Financial and Operating Data	11
Summary Unaudited Pro Forma Combined Financial Information	13
Comparative Per Share Data (Unaudited)	14
RISK FACTORS	15
Risks Related to the Combination	15
Risks Related to Paul-Son After the Combination	17
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	23
MARKET PRICE AND DIVIDEND INFORMATION	24
THE ANNUAL MEETING	25
Time and Place	25
Purpose of the Annual Meeting	25
Outstanding Shares Held on Record Date	25
Shares Entitled to Vote at the Annual Meeting	25
Quorum	26
Voting Necessary to Approve Proposals	26
Voting Arrangements	26
Management Share Ownership	27
Proxies	27
Other Voting Matters	28
Other Business; Adjournments and Postponements	28
THE COMBINATION	29
Corporate Organization	29
Background of the Combination	29
Our Reasons for the Combination; Recommendations of the Board	40
Opinion of Paul-Son's Investment Banker	42
Accounting Treatment	49
Board of Directors and Management of Paul-Son Following the Combination	49
Governmental and Regulatory Approvals	50
Interests of Certain Persons in the Combination	55
Fiscal Year	56
No Dissenters' or Appraisal Rights	57
Possible Delisting of Paul-Son Common Stock	57
Federal Securities Law Consequences; Resale Restrictions	57
Enforceability of Judgments Against Foreign Persons	57
THE COMBINATION AGREEMENT	58
Completion of the Combination	58
Structure of the Combination	58
Warrants	58
Representations and Warranties	59
Conduct of Business Before Completion of the Combination	60
Paul-Son and B&G Prohibited From Soliciting Other Offers	63

i

Board of Directors and Management Following the Combination	63
Required Regulatory Approvals	63
Director and Officer Insurance and Indemnification	64
Employee Benefits	64
Amendment of Paul-Son Articles of Incorporation and Bylaws	64
Conditions to Completion of the Combination	65
Nasdaq/Pacific Exchange Listing	66
Termination of the Combination Agreement	66
Effect of Termination; Payment of Termination Fee	67
Indemnification	67
Expenses	68
Amendment, Extension and Waiver	68
AGREEMENTS RELATED TO THE COMBINATION	69
Stock Purchase Agreement	69
Restrictions on Transfer or Resale	69
Registration Rights Agreement	70
Non-Competition Agreements	70
Endy Employment Agreement	70
Charlier Employment Agreement	71
NO MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINATION TO PAUL-SON'S STOCKHOLDERS	72
PAUL-SON'S SELECTED HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA	73
B&G'S SELECTED HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA	74
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA	75
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS	79
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PAUL-SON	81
General	81
Significant Accounting Policies and Estimates	81
Results of Operations	82
Liquidity and Capital Resources	84
Contractual Obligations and Commercial Commitments	87
Quantitative and Qualitative Disclosures About Market Risk	87
INFORMATION ABOUT PAUL-SON	89
Overview	89
MANAGEMENT OF PAUL-SON	90
The Paul-Son Board of Directors and its Committees	91
Executive Compensation of Paul-Son	92
Stock Option Exercises and Fiscal Year End Values	92
Directors Compensation	93
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	94
Indemnification of Directors and Officers	94
Audit Committee Report	95
Compensation Committee and Incentive Plan Committee Report on Executive Compensation	95
Compensation Committee and Incentive Plan Committee Interlocks and Insider Participation	96
Stock Performance Chart [Chart to be Updated]	96
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	97
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF PAUL-SON	98
INDEPENDENT PUBLIC ACCOUNTANTS	100
Audit Fees	100
Financial Information Systems Design and Implementation Fees	100
All Other Fees	100
Compatibility of Fees with Auditor's Independence	100
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BOURGOGNE ET GRASSET	101
Overview	101
Acquisition	101
Business Combination/Subsequent Event	102
Related Party Transactions	102

ii

Significant Accounting Policies and Estimates	102
Results of Operations	102
Liquidity and Capital Resources	106
Accounting Developments	107
Contractual Obligations and Commercial Commitments	108
Capital Expenditures and Other	108
Quantitative and Qualitative Disclosures Market Risk	108
INFORMATION ABOUT BOURGOGNE ET GRASSET	110
Overview	110
Recent Developments	110
Products	111
Sales, Advertising and Promotion	113
Competition	113
Employees	114
Regulation and Licensing	114
Properties	114
Legal Proceedings	114
ELECTION OF DIRECTOR	115
AMENDMENT TO PAUL-SON'S ARTICLES OF INCORPORATION	116
Terms of the Amended Paul-Son Charter	117
Vote Required and the Paul-Son Board of Directors' Recommendation	118
STOCKHOLDERS PROPOSALS	119
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS	119
WHERE YOU CAN FIND MORE INFORMATION	119
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

LIST OF ANNEXES

Annex A
Agreement and Plan of Exchange and Stock Purchase Agreement dated as of April 11, 2002 and as amended as of May 13, 2002, between Paul-Son Gaming Corporation and Etablissements Bourgogne et Grasset, S.A.
Annex B	Proposed Amended and Restated Articles of Incorporation of Paul-Son Gaming Corporation
Annex C	Proposed Amended and Restated Bylaws of Paul-Son Gaming Corporation
Annex D	Stock Purchase Agreement dated as of April 11, 2002, among Paul-Son Gaming Corporation and the stockholders of Paul-Son listed on the signature pages thereto
Annex E	Opinion of Ladenburg Thalmann & Co., Inc. dated May 20, 2002

iii

QUESTIONS AND ANSWERS ABOUT THE COMBINATION

Q.
Why am I receiving this proxy statement?

A.
Paul-Son's board of directors has directed that a notice of annual meeting of stockholders together with this proxy statement be sent to you to solicit your vote in support of the items summarized on the preceding page. Those items include proposals related to the proposed combination, the election of a director and proposed charter amendments that will be effected if the combination is approved and completed.

Q.
Why are the two companies proposing to combine?

A.
The proposed combination will bring together the businesses of Paul-Son, B&G and B&G's wholly-owned subsidiary, The Bud Jones Company, Inc., or Bud Jones, to create one of the leading casino table game manufacturers and suppliers in the industry. We are proposing the combination because we believe that the combined company will be able to compete more effectively for growth opportunities. We believe that the combination will enable us to, among other things:

•
create an industry-leading company in the casino table game supply business;

•
provide stronger operational and management expertise;

•
provide a powerful global distribution network for our products;

•
on a pro forma combined basis, be accretive in the near-term and long-term and reduce our historical loss per share with the future prospect of becoming profitable;

•
expand our casino chip offerings and be more attractive to casino customers seeking technology-driven solutions;

•
achieve manufacturing cost synergies and labor cost savings by combining manufacturing facilities and reducing redundant functions and operations;

•
achieve certain economies of scale through reduction of duplicative administrative functions;

•
provide a broader and more attractive casino table games supply product mix to our customers;

•
provide, through manufacturing facilities in the United States, Mexico and France, opportunities for us to be more flexible and proactive in dealing with customer demands;

•
access lower cost financing; and

•
create a larger stockholder base with greater investment community visibility.

  Please review the more detailed description of our reasons for the combination on pages 40-42.

Q.
How will the combination work?

A.
Paul-Son will acquire all of the outstanding shares of B&G capital stock in exchange for shares of Paul-Son common stock equaling 53.45% of the shares outstanding immediately after the combination. In addition, Paul-Son will acquire 100% of the capital stock of Bud Jones for an intercompany promissory note. As a result, B&G and Bud Jones will become wholly-owned subsidiaries of Paul-Son.

Q.
What will the company be called and where will it be headquartered?

A.
The combined company will be called "Paul-Son Gaming Corporation." It will be headquartered in Las Vegas, Nevada, with offices in Beaune, France, San Luis, Mexico, Atlantic City, New Jersey and other locations.

Q.
What will happen to outstanding shares of Paul-Son common stock and options as a result of the combination?

A.
Each outstanding share of Paul-Son common stock, and each outstanding option to purchase Paul-Son common stock, will remain outstanding after the combination on the same terms and conditions that existed immediately prior to the combination, subject to the proposed amendments to Paul-Son's articles of incorporation and bylaws as discussed in this document.

  Paul-Son has been advised by Nasdaq that if the combination is completed, Paul-Son will be required to meet the original listing criteria to remain listed on the Nasdaq SmallCap Market, which the combined company may not meet. Paul-Son intends to appeal Nasdaq's determination upon completion of the combination if necessary. In the event Paul-Son is delisted by Nasdaq, Paul-Son will use its best efforts to cause its common stock to be listed on the Pacific Exchange. Paul-Son currently meets the initial listing criteria for Tier II of the Pacific Exchange and believes that it will continue to meet the listing criteria upon completion of the proposed combination.

Q.
Who will be the members of Paul-Son's board of directors after the combination?

A.
Upon completion of the combination, Paul-Son will expand our board of directors to seven persons. The Paul-Son board of directors will consist of four persons to be designated by Holding Wilson S.A., a French société anonyme and the principal stockholder of B&G, and three persons from Paul-Son's current board of directors. The four individuals that will be designated by Holding Wilson are Francois Carretté, Gérard Charlier, Benoit Aucouturier and Alain Thieffry. The three individuals that are currently serving on Paul-Son's board of directors that will remain on the board after the combination are Eric P. Endy, Jerry West and Paul Dennis.

Q.
Who will be the executive officers of Paul-Son after the combination?

A.
Following the combination, we anticipate that the executive officers of Paul-Son will be:

•
Francois Carretté, Chairman of the Board

•
Gérard Charlier, President and Chief Executive Officer

•
Eric P. Endy, Executive Vice President

  Paul-Son intends to hire a Chief Financial Officer upon completion of the combination.

Q.
When do you expect the combination to be completed?

A.
Subject to stockholder and regulatory approval, we hope to complete the combination by the fourth calendar quarter of 2002.

Q.
When is the annual stockholders' meeting?

A.
Paul-Son's annual meeting of stockholders will take place on September 12, 2002. The time and location of the annual meeting is specified on the cover page of this document. The stockholders of B&G have already approved the combination and related matters.

Q.
What will happen at the annual stockholders' meeting?

A.
At the annual meeting, our stockholders will vote on:

•
the combination proposal;

•
the re-election of Eric P. Endy to serve on Paul-Son's board of directors;

•
an amendment to Paul-Son's articles of incorporation to elect not to be governed by certain anti-takeover protections available to corporations under Nevada corporate law;

•
an amendment to Paul-Son's articles of incorporation to remove the provision allowing Paul-Son's board of directors to redeem control shares, as such term is defined in NRS 78.378 to 78.3793, or together with the proposal above, the Required Charter Amendments;

•
an amendment to Paul-Son's articles of incorporation to remove the provision requiring the affirmative vote of two-thirds of the outstanding shares of Paul-Son common stock to approve certain significant transactions; and

•
an amendment to Paul-Son's articles of incorporation to remove the provision requiring Paul-Son to comply with certain provisions of the Nevada Gaming Control Act, or together with the proposal above, the Other Charter Amendments.

  We cannot complete the combination unless, among other things, the Paul-Son stockholders approve the combination proposal and the Required Charter Amendments. The Required Charter Amendments and the Other Charter Amendments will not become effective unless the combination is approved and completed.

Q.
What vote is required for the proposals?

A.
Approval of the proposals to be voted upon at the annual meeting, other than the election of Eric P. Endy as a director, requires the affirmative vote of two-thirds of the outstanding shares of Paul-Son common stock. A director is elected upon receiving a plurality of votes cast in his favor from holders of Paul-Son common stock present or represented by proxy at the annual meeting.

  Pursuant to a voting arrangement, stockholders of Paul-Son owning approximately 41.2% of the outstanding Paul-Son common stock have agreed to vote "FOR" the proposals to be voted on at the annual meeting.

Q.
What do I need to do to vote?

A.
If you own Paul-Son common stock, after reading this document, indicate on the enclosed proxy how you want to vote, sign it and mail it in the enclosed return envelope as soon as possible so that your shares will be represented at the annual meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals submitted at the annual meeting. The failure to return your proxy card will have the same effect as voting against the combination.

  You may attend Paul-Son's annual meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may revoke your proxy on or before the day of the annual meeting by following the instructions on page 27-28. You then may either change your vote or attend the annual meeting and vote in person.

  The members of the Paul-Son board of directors unanimously approved the combination agreement and recommend that Paul-Son stockholders vote "FOR" the proposals set forth in this document.

Q.
If my shares are held in "street name" by my broker, will my broker vote them for me?

A.
Except for the election of director, your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker.

Q.
Am I entitled to dissenters' or appraisal rights?

A.
No. Holders of Paul-Son common stock are not entitled to dissenters' or appraisal rights in connection with the combination.

Q.
What are the tax consequences of the combination to Paul-Son stockholders?

A.
Since Paul-Son stockholders will continue to hold their shares in Paul-Son and are not participants in the share exchange, we do not expect the combination will have any U.S. federal income tax consequences to a holder of Paul-Son common stock.

Q.
Are there risks associated with the combination and the other proposals that I should consider in deciding how to vote?

A.
Yes. You should carefully read the detailed description of the risks associated with the combination and Paul-Son beginning on page 15.

Q.
Who can help answer my questions?

A.
If you have more questions about the combination, you should contact:

  Paul-Son Gaming Corporation
  1700 S. Industrial Road
  Las Vegas, Nevada 89102
  Attention: Eric P. Endy
  Telephone: (702) 384-2425

Q.
Where can I find more information about Paul-Son?

A.
Paul-Son files periodic reports with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available through the Internet at the Edgar database maintained by the SEC at http://www.sec.gov and at the offices of The Nasdaq Stock Market, Inc.

SUMMARY

        This summary primarily highlights selected information from this document and does not contain all of the information that may be important to you. To understand the combination fully and for a more complete description of the terms of the combination, you should read carefully this entire document and the other available information referred to in "Where You Can Find More Information" on page 119. We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this summary. The combination agreement is the legal document that governs the combination and is included as Annex A to this proxy statement.

The Companies

Paul-Son Gaming Corporation
1700 South Industrial Road
Las Vegas, Nevada 89102

        Paul-Son, founded in 1963, believes it is a leading manufacturer and supplier of casino table game equipment in the United States. Our products include casino chips, table game layouts, playing cards, dice, gaming furniture (such as roulette wheels, blackjack tables and craps tables) and miscellaneous table accessories (such as chip trays, drop boxes and dealing shoes, which are used in conjunction with casino table games such as blackjack, poker, baccarat, craps and roulette). We are headquartered in Las Vegas, Nevada, with our manufacturing facilities located in San Luis, Mexico and sales offices in Las Vegas, Nevada and Atlantic City, New Jersey. We sell our products in every state in which casinos operate in the United States, as well as Canada and numerous Native American jurisdictions.

Bourgogne et Grasset S.A.
ZI Beaune Savigny
21200 Beaune France

        B&G, founded in 1923, manufactures and supplies casino chips, "plaques" and "jetons" (the European equivalents of casino chips), table game layouts, playing cards, dice, gaming furniture and other casino table game accessories to licensed casinos all over the world, primarily in Europe and Asia. B&G holds several patents and patent applications concerning gaming manufacturing processes, microchip embedding processes and reading/programming electronic devices. In October 2000, B&G acquired Bud Jones. Bud Jones, based in Las Vegas, Nevada since 1965, manufactures and distributes casino table game equipment and accessories worldwide. B&G is a privately-held company based in Beaune, France. Holding Wilson is the principal stockholder of B&G. Francois Carretté, who we anticipate will be Paul-Son's Chairman of the Board upon completion of the combination, owns a 99% interest in Holding Wilson.

The Combination (see pages 29-57)

        Pursuant to the combination agreement, Paul-Son will acquire 100% of the stock of B&G in exchange for (a) shares of Paul-Son common stock which immediately after the closing will equal 53.45% of the shares of Paul-Son common stock outstanding and (b) the warrants to provide antidilution protection to the extent that any stock options or other stock conversion rights to acquire Paul-Son common stock that are outstanding at the completion of the combination are subsequently exercised. Based on 3,456,654 shares of Paul-Son common stock currently outstanding, Paul-Son will issue an additional 3,969,026 shares of its common stock to the stockholders of B&G which will result in a total of 7,425,680 shares outstanding immediately after the completion of the combination. Assuming the closing was as of July 8, 2002, the B&G stockholders would be entitled to warrants to purchase an aggregate of approximately 477,000 shares pursuant to the terms of the combination agreement. The actual number of shares underlying the warrants, however, may change. Paul-Son will also purchase 100% of the shares in B&G's wholly-owned subsidiary, Bud Jones. In payment of the

Bud Jones shares, Paul-Son will issue a promissory note to B&G in the principal amount of $5,437,016. The promissory note will be payable in full on the fifth anniversary of the closing of the combination. Interest on the promissory note will be payable annually at a rate equal to the average prime rate for the year. B&G will not distribute the note to its stockholders, but the note will remain an asset of B&G. As a result, B&G and Bud Jones will become wholly-owned subsidiaries of Paul-Son.

The Annual Meeting (see pages 25-28)

        The 2002 annual meeting of Paul-Son stockholders will be held on September 12, 2002 at Paul-Son Gaming Corporation, 1700 South Industrial Road, Las Vegas, Nevada, commencing at 9:00 a.m., local time. At the annual meeting, holders of Paul-Son common stock will be asked to:

  •
  consider and approve the combination agreement and the transactions contemplated thereby, including the issuance of shares of Paul-Son common stock equaling 53.45% of the shares outstanding immediately after the combination, and warrants to provide antidilution protection, to the stockholders of B&G;

  •
  consider and approve the re-election of Eric P. Endy to serve on Paul-Son's board of directors;

  •
  consider and approve an amendment to Paul-Son's articles of incorporation to elect not to be governed by anti-takeover protections available to corporations under Nevada law;

  •
  consider and approve an amendment to Paul-Son's articles of incorporation to remove the provision allowing Paul-Son's board of directors to redeem control shares, as such term is defined in NRS 78.378 to 78.3793, inclusive;

  •
  consider and approve an amendment to Paul-Son's articles of incorporation to remove the provision requiring the affirmative vote of two-thirds of the outstanding shares of Paul-Son common stock to approve (i) a sale, lease or exchange of property or assets, or a merger or exchange of Paul-Son's shares, or (ii) an amendment to Paul-Son's articles of incorporation;

  •
  consider and approve an amendment to Paul-Son's articles of incorporation to remove the provision requiring Paul-Son to comply with the Nevada Gaming Control Act, or together with the proposal above, the Other Charter Amendments; and

  •
  act on other matters that may be submitted to a vote at the meeting.

        Approval of these proposals, other than the re-election of Eric P. Endy and the Other Charter Amendments, is a prerequisite to completion of the combination. None of these proposals, other than the re-election of Eric P. Endy as a director, will become effective unless the combination is approved and effective.

Our Recommendations to Stockholders

        The Paul-Son board of directors has unanimously approved the combination agreement and recommends that holders of Paul-Son common stock vote "FOR" all the proposals set forth above.

Opinion of Investment Banker (see pages 42-49)

        In deciding to approve the combination agreement, Paul-Son engaged an investment banker, Ladenburg Thalmann & Co., or Ladenburg Thalmann, to render an opinion as to the fairness of the combination. Paul-Son received a written opinion dated May 20, 2002 from Ladenburg Thalmann that, from a financial point of view, as of that date, the consideration to be paid to the stockholders of B&G in the combination is fair to Paul-Son's public stockholders. The full text of this opinion describes the basis and assumptions on which it was rendered and is attached hereto as Annex E. You are encouraged to read this opinion in its entirety.

Record Date and Voting Power (see pages 25-26)

        You can vote at the annual meeting of Paul-Son stockholders if you owned Paul-Son common stock at the close of business on July 31, 2002. You can cast one vote for each share of Paul-Son common stock you owned at such time.

Quorum and Votes Required (see page 26)

        The transaction of business at the Paul-Son annual meeting requires the presence in person or by proxy of the holders of a majority of the shares of Paul-Son common stock entitled to vote.

        Approval of the combination proposal and approval of the amendments to Paul-Son's articles of incorporation require the affirmative vote of two-thirds of the outstanding shares of Paul-Son common stock. A director is elected upon receiving a plurality of votes cast in his favor from holders of Paul-Son common stock present or represented by proxy at the Paul-Son annual meeting. Abstentions and broker non-votes will count in determining whether a quorum is present at the annual meeting. Abstentions and broker non-votes will be the equivalent of a "no" vote on the proposals for the combination and the amendments to the articles of incorporation, but will not have any effect on the outcome of the director election, since Mr. Endy is the sole nominee for election as a director.

Voting Arrangements (see pages 26-27)

        Pursuant to a stock purchase agreement entered into on the same date as the combination agreement, the Paul S. Endy, Jr. Living Trust, or the Endy Trust, and other Endy family trusts, together owning approximately 41.2% of the outstanding Paul-Son common stock have agreed to vote "FOR" the proposals to be voted on at the Paul-Son annual meeting. Approval of the proposals related to the combination transaction and the amendments to Paul-Son's articles of incorporation to be voted on at the annual meeting requires the affirmative vote of the holders of two-thirds of the outstanding shares of Paul-Son. Endy's obligation to vote as provided above terminates upon the earlier to occur of the completion of the combination and the termination of the stock purchase agreement in accordance with its terms. The voting arrangements are set forth in Article III of the stock purchase agreement. The entire stock purchase agreement is attached as Annex D to this proxy statement. We urge you to read the full text of the stock purchase agreement.

Management Share Ownership (see page 27)

        As of the Paul-Son record date, the directors and executive officers of Paul-Son beneficially owned an aggregate of 1,440,231 shares of Paul-Son common stock, representing approximately 41.7% of the Paul-Son shares entitled to vote at the annual meeting. The Paul-Son directors and executive officers whose shares are not subject to voting arrangements beneficially owned an aggregate of 15,097 shares of Paul-Son common stock as of the record date, representing less than one percent of the Paul-Son shares entitled to vote at the annual meeting, and each of these directors and executive officers has advised Paul-Son that he plans to vote or to direct the vote of all shares beneficially owned by him and entitled to vote at the annual meeting "FOR" each of the proposals at the annual meeting.

Accounting Treatment (see page 49)

        The combination will be accounted for as a purchase transaction for financial accounting purposes. Because B&G stockholders will own a majority of Paul-Son after the combination, the combination will be accounted for as a reverse acquisition in which B&G is the purchaser of Paul-Son. On the date of the combination, Paul-Son will record the assets acquired and the liabilities assumed from B&G based upon their historical costs and the assets and liabilities of Paul-Son will be recorded at their estimated fair market values.

No Material Federal Income Tax Consequences (see page 72)

        Pursuant to Chapter 92A of the Nevada Revised Statutes, the combination will be a share-for-share exchange by which Paul-Son will issue newly-issued shares of Paul-Son common stock to B&G stockholders in exchange for their shares of B&G. Since the Paul-Son stockholders will continue to hold their shares in Paul-Son and are not participants in the share exchange, we do not expect the combination will have any U.S. federal income tax consequences to a holder of Paul-Son common stock. No opinion of counsel or ruling from the Internal Revenue Service will be sought as to the U.S. federal income tax consequences of the combination. Tax consequences under state, local and foreign laws and U.S. federal laws other than U.S. federal income tax laws are not addressed.

Board of Directors and Management of Paul-Son Following the Combination (see page 63)

        Upon completion of the combination, Paul-Son will expand our board of directors from four to seven persons. The Paul-Son board of directors will consist of four persons to be designated by Holding Wilson, the principal stockholder of B&G, and three persons from Paul-Son's current board of directors. The four individuals that will be designated by Holding Wilson are Francois Carretté, Gérard Charlier, Benoit Aucouturier and Alain Thieffry. Each of these individuals currently serves on the B&G board of directors, other than Alain Thieffry who serves on the board of directors of Holding Wilson. In addition, three individuals designated by Paul-Son who are currently serving on the Paul-Son board of directors will remain on the board after the combination. These individuals are Eric P. Endy, Jerry West and Paul Dennis. As the regular term of Eric P. Endy expires in 2002, the Paul-Son stockholders will be asked at the annual meeting to re-elect Mr. Endy to serve as a director of the Paul-Son board of directors. As a condition to the combination agreement, Paul-Son will receive the resignation of Richard Scott as a director. In connection with the combination and the proposed amendments to Paul-Son's bylaws, the Paul-Son board of directors will no longer be divided into classes, so that, effective upon the completion of the combination after each director's current term expires, all directors of Paul-Son will stand for election at each annual stockholders' meeting, subject to their earlier resignation or removal.

        After the combination, the management of Paul-Son is expected to be as set forth below:

Name	Position with Paul-Son After the Combination	Current Position with Paul-Son
Francois Carretté	Chairman of the Board	—
Gérard Charlier	President and Chief Executive Officer	—
Eric P. Endy	Executive Vice President and Director	Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer

Regulatory Approvals (see pages 50-55)

        In order to complete the combination, Paul-Son and B&G must make certain filings and/or receive approvals from many of the gaming authorities in jurisdictions where Paul-Son and B&G conduct business. It is possible that some of these gaming authorities may impose conditions for granting such approvals or deny such approvals. We cannot predict whether we will obtain all the required regulatory approvals within the time frame contemplated by the combination agreement or without burdensome conditions.

Market Price Information (see page 24)

        Shares of Paul-Son common stock are listed on the Nasdaq SmallCap Market. On April 11, 2002, the last trading day prior to the first public announcement of the execution of the combination agreement, the reported high and low sale prices per share and closing price per share of Paul-Son common stock was as follows:

High	Low	Close
$1.15	$0.80	$1.10

No Dissenters' or Appraisal Rights for Stockholders (see page 57)

        Holders of Paul-Son common stock are not entitled to dissenters' or appraisal rights in connection with the combination.

Conditions to the Combination (see pages 65-66)

        We will complete the combination only if a number of conditions to the combination are satisfied or, to the extent legally permissible, waived. In addition to customary conditions relating to the accuracy of representations and warranties and Paul-Son's and B&G's compliance with the combination agreement, these conditions include the following:

  •
  Paul-Son stockholders approve the proposals presented at their annual meeting;

  •
  no action, suit or proceeding instituted by any governmental authority is pending, and there is no statute, rule, regulation, executive order, decree, ruling or injunction of any court or governmental authority prohibiting the completion of the combination or making the combination illegal;

  •
  the Paul-Son common shares to be issued in the combination are approved for listing on the Nasdaq SmallCap Market, subject to official notice of issuance, unless Nasdaq delists the Paul-Son common stock as a result of the combination;

  •
  we receive all requisite governmental approvals other than those that, if not received, would not have a material adverse effect on either of us;

  •
  we receive a letter of resignation from Richard W. Scott as a member of Paul-Son's board of directors and committees thereto, and from Eric P. Endy as chairman of the board (but not as a director) and as an officer of Paul-Son and its subsidiaries;

  •
  Paul-Son and B&G each receive an opinion of their respective counsel regarding the enforceability of the combination agreement;

  •
  no action, suit, proceeding or investigation by, or on behalf of any entity or person is pending which, among other things, seeks to restrain or prohibit the completion of the combination, seeks to obtain damages from B&G or its stockholders, or seeks to prohibit or limit the B&G stockholders' ability to vote, receive dividends or exercise ownership rights with respect to any Paul-Son shares.

Termination of the Combination Agreement (see pages 66-67)

        The combination agreement may be terminated at any time and the combination may be abandoned prior to the effective time of the combination, whether before or after approval by the stockholders of Paul-Son:

  •
  by the mutual written consent of Paul-Son and B&G;

  •
  by either Paul-Son or B&G if the effective date shall not have occurred on or before March 31, 2003 (which may be extended to September 30, 2003 under certain circumstances);

  •
  by Paul-Son or B&G if the other party has materially breached the combination agreement which will cause the conditions not to be satisfied, and such breach cannot be cured within 30 days after written notice;

  •
  by either Paul-Son or B&G if any governmental authority or court of competent jurisdiction shall have issued a nonappealable final order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the combination; and

  •
  by Paul-Son or B&G if it has received another acquisition proposal it is prepared to accept, but only if it complies with all the conditions set forth in the combination agreement, including paying the other party a termination fee of $1.0 million.

Payments Upon Termination (see page 67)

        Paul-Son or B&G will pay the other party a termination fee of $1.0 million if the combination agreement is terminated in the following circumstances:

  •
  if either the Paul-Son or B&G board of directors (or any committee thereof), as applicable, (a) withdraws, modifies or changes its recommendation of the combination agreement or the combination in a manner adverse to the other party, (b) recommends to its stockholders any other acquisition proposal, or (c) enters into an agreement with respect to any other acquisition proposal.

        Interests of Certain Persons in the Combination that Differ from Your Interests (see pages 55-56)

        Some of Paul-Son's directors and officers have interests in the combination that differ from, or are in addition to, your interests as stockholders of Paul-Son.

No Solicitation (see page 63)

        Paul-Son and B&G have agreed, subject to certain exceptions, not to initiate or engage in any discussions with another party regarding a business combination while the combination is pending, except that Paul-Son or B&G, as applicable, may provide information in response to an unsolicited proposal or an offer if either of their board of directors determines that such action is advisable for the board to comply with its fiduciary duties, that the offer or proposal is reasonably capable of being completed and that such offer or proposal may reasonably be expected to result in a transaction more favorable to their stockholders than the transaction contemplated in the combination agreement.

Amendments to Paul-Son's Articles of Incorporation (see pages 116-118)

        The Paul-Son board of directors has approved a proposal to amend Paul-Son's articles of incorporation to:

  •
  elect not to be governed by the anti-takeover protections available to corporations under Nevada corporate law;

  •
  remove the provision allowing Paul-Son's board of directors to redeem control shares, as such term is defined in NRS 78.378 to 78.3793, inclusive;

  •
  remove the provision requiring the affirmative vote of two-thirds of the outstanding shares of Paul-Son common stock to approve (i) a sale, lease or exchange of property or assets, or a merger or exchange of Paul-Son's shares, or (ii) an amendment to Paul-Son's articles of incorporation;

  •
  remove the provision requiring Paul-Son to comply with the Nevada Gaming Control Act.

        If the combination is not approved by Paul-Son stockholders or otherwise is not completed, Paul-Son will not file the proposed amendments to the articles of incorporation and the current Paul-Son articles of incorporation will continue to govern Paul-Son.

Stock Purchase Agreement (see page 69)

        Pursuant to the stock purchase agreement, the stockholders of B&G agreed to purchase an aggregate of 670,000 shares of Paul-Son's common stock from the Endy Trust, Paul-Son's current controlling stockholder, for an aggregate purchase price of $1.0 million. The Endy Trust sold the first 40,000 shares to the B&G stockholders at the execution of the combination agreement. The Endy Trust will sell the remaining 630,000 shares to the B&G stockholders upon the completion of the combination. Upon completion of both the combination and the purchase of shares from the Endy Trust, the stockholders of B&G will own approximately 63.0% of Paul-Son's outstanding shares. The Endy Trust has agreed to sell for no additional consideration 34,556 additional shares to the B&G stockholders if the Nasdaq SmallCap Market delists Paul-Son's common stock as a result of the combination.

Registration Rights Agreement (see page 70)

        Upon the execution of the combination agreement, Paul-Son and the stockholders of B&G entered into a registration rights agreement pursuant to which Paul-Son granted to the stockholders of B&G the right, under certain conditions, to require registration under federal and state securities laws of the Paul-Son shares they obtain from Paul-Son, Eric Endy or the Endy Trust. Unless the combination agreement is terminated, the B&G stockholders cannot exercise the registration rights until two years after the closing. If the combination agreement is terminated for any reason, the B&G stockholders will have the right to request that Paul-Son file one short-form registration statement to register their shares within two years of the date of termination of the combination agreement.

Employment Agreements (see pages 70-72)

  Endy Employment Agreement

        Upon the completion of the combination, Paul-Son will enter into an employment agreement with Eric Endy pursuant to which he will serve as Executive Vice President of Paul-Son. The agreement will provide for Eric Endy's employment for five years, subject to earlier termination under certain circumstances, as described below. Paul-Son will pay Eric Endy an annual salary of $200,000. Eric Endy will be eligible to participate in performance bonus plans or programs and stock option plans available to other senior executives of Paul-Son and in Paul-Son's employee benefit plans.

  Charlier Employment Agreement

        Upon completion of the combination, Paul-Son intends to enter into an employment agreement with Gérard Charlier, the President of B&G, pursuant to which he will serve as President and Chief Executive Officer of Paul-Son and each of its subsidiaries, including B&G, Paul-Son Gaming Supplies and Bud Jones. The agreement provides for Mr. Charlier's employment for five years, subject to earlier termination under certain circumstances, as described below. The agreement provides for Mr. Charlier to receive an annual salary of $100,000 as President and CEO of Paul-Son and €115,000 (approximately US $113,827 at July 8, 2002) as President and CEO of B&G. Mr. Charlier, a French resident, will receive a housing allowance not to exceed $1,500 per month for housing in the Las Vegas area. He will also receive tax preparation services and use of Paul-Son automobiles. The employment agreement will be submitted for approval to the compensation committee of the board of directors.

Paul-Son's Summary Historical Consolidated Financial Data

        The following tables set forth summary historical financial data for Paul-Son as of and for each of the three years in the period ended May 31, 2002 which was derived from the Paul-Son audited consolidated financial statements. The following information should be read together with "Paul-Son's Selected Historical Condensed Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Paul-Son" and the audited historical consolidated financial statements and the related notes included in this proxy statement.

	Fiscal Years Ended May 31,
	2002	2001	2000
	(in thousands, except per share amounts)
Operations statement data:
Revenues	$16,562	$20,494	$22,662
Cost of revenues	12,448	15,816	16,913

Gross profit	4,114	4,678	5,749
Selling, general and administrative expenses	(5,942)	(5,763)	(6,302)
Gain on sale/disposal of assets	31	6	127

Operating loss	(1,797)	(1,079)	(426)
Other expense	(47)	(93)	(177)

Loss before income tax (expense) benefit	(1,844)	(1,172)	(603)
Income tax (expense) benefit	0	—	(568)

Net loss	$(1,844)	$(1,172)	$(1,171)

Loss per share:
Basic and diluted	$(0.53)	$(0.34)	$(0.34)
Average shares outstanding—Basic and diluted	3,453,385	3,450,485	3,454,040
	As of May 31,
	2002	2001	2000
	(in thousands)
Balance sheet data:
Cash and cash equivalents	$1,225	$888	$2,072
Working capital	3,704	3,624	5,063
Property and equipment, net	7,450	8,463	8,396
Total assets	14,188	15,688	17,756
Current liabilities	2,477	3,001	3,719
Long-term debt, less current maturities	1,355	497	667
Stockholders' equity	10,357	12,191	13,370

B&G's Summary Historical Consolidated Financial Data

        The following tables set forth summary historical financial data for B&G as of and for each of the two years in the period ended December 31, 2001, as of and for the nine month period ended December 31, 1999, which was derived from the B&G audited consolidated financial statements, and for the three month periods ended March 31, 2002 and 2001 and as of March 31, 2002, which was derived from the B&G unaudited condensed consolidated financial statements, which include all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of our results of operations for such period. B&G's results of operations for the three month period ended March 31, 2002 are not necessarily indicative of the results for the full year. B&G changed its year end from March 31, 1999 to December 31, 1999 during the nine months ended December 31, 1999. In October 2000, B&G purchased Bud Jones and therefore the results of operations for the year ended December 31, 2001 is the only year that reflects a full year of Bud Jones' operations. The following information should be read together with "B&G's Selected Historical Condensed Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations of B&G" and the audited and unaudited B&G historical consolidated financial statements and the related notes included in this proxy statement.

	For the Three Months Ended March 31,		For the Years Ended December 31,		For the Nine Months Ended December 31,
	2002	2001	2001	2000	1999
	(in thousands) (unaudited)		(in thousands)
Sales	$4,933	$3,746	$23,089	$11,353	$7,589
Cost of sales	3,306	2,519	15,849	7,055	4,417

Gross profit	1,627	1,227	7,240	4,298	3,172

Operating expenses:
Product development	12	18	143	187	127
Marketing and sales	653	695	1,854	1,240	913
General and administrative	434	696	3,701	1,484	918

Total operating expenses	1,099	1,409	5,698	2,911	1,958

Income (loss) from operations	528	(182)	1,542	1,387	1,214

Other income (expense):
Gain on foreign currency transactions	9	45	225	85	121
Gains on disposal of market securities	—	—	28	24	29
Interest income	3	31	98	62	40
Interest expense	(38)	(23)	(170)	(107)	(42)
Other income (expense)	—	1	(2)	6	5

Total other income (expense)	(26)	54	179	70	153

Income (loss) before income tax expense	502	(128)	1,721	1,457	1,367
Income tax expense	396	2	737	501	499

Net income (loss)	$106	$(130)	$984	$956	$868

		As of December 31,
	As of March 31, 2002
		2001	2000	1999
	(in thousands) (unaudited)	(in thousands)
Cash and marketable securities	$4,998	$5,197	$3,637	$3,842
Working capital	4,100	3,919	4,877	2,035
Property and equipment, net	4,250	4,485	4,143	1,255
Total assets	18,463	21,425	16,305	8,042
Current liabilities	5,847	8,772	5,581	4,618
Long-term debt, less current maturities	2,258	2,333	857	493
Stockholders' equity	$10,240	$10,204	$9,429	$2,894

Summary Unaudited Pro Forma Combined Financial Information

        The following summary unaudited pro forma combined financial information for the year ended December 31, 2001 and as of and for the 3-month period ended March 31, 2002 was prepared to illustrate the estimated effects of the combination. You should read this summary unaudited pro forma combined financial information together with the historical audited and unaudited financial statements of B&G and Paul-Son and the Unaudited Pro Forma Combined Condensed Data included elsewhere is this proxy statement.

        The combination is being accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141, Business Combinations. Because B&G stockholders will own a majority of the outstanding shares of the combined company upon completion of the combination, the combination will be accounted for as a reverse acquisition in which Paul-Son will survive as the combined company. Accordingly, for accounting purposes, Paul-Son is treated as the acquired company and B&G is treated as the acquiring company and the historical financial statements of B&G will become those of the combined company after the combination, and as such, B&G's year-end of December 31, 2001 will be utilized for pro forma purposes.

        The unaudited pro forma combined condensed operations information for the year ended December 31, 2001 and for the 3-month period ended March 31, 2002 gives effect to the combination as if it had occurred on January 1, 2001. The unaudited pro forma combined condensed balance sheet information gives effect to the combination as if it had occurred on March 31, 2002. The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. The pro forma financial information is not necessarily indicative of the results that will be achieved for future periods and does not purport to represent what our financial position or results of operations would actually have been if the acquisition of B&G had, in fact, occurred on January 1, 2001. Included in Paul-Son's statements of operations for the 12-month period ended February 28, 2002 and for the 3-month period ended May 31, 2002 were costs of $600,671 and $463,918, respectively, associated with this combination.

        (In thousands, except share data)

	Three Months Ended March 31, 2002	Twelve Months Ended December 31, 2001
Revenues	$9,590	$40,114
Cost of revenues	6,499	28,964
Gross profit	3,091	11,150
Net income (loss)	124	(415)
Income (loss) per share, basic and diluted	$0.02	$(0.06)
	As of March 31, 2002
Total assets	$27,895
Current liabilities	8,324
Long-term debt, net of current maturities	3,612
Stockholders' equity	15,841

Comparative Per Share Data (Unaudited)

        The following table sets forth information on the earnings and book value per common share for Paul-Son and B&G on a historical and pro forma combined basis. Historical and pro forma book value per share is calculated by dividing stockholders' equity at the end of the period by the number of common shares outstanding at the end of the period. For Paul-Son and B&G, historical income and book value per share is calculated based on the equivalent number of combined Paul-Son/B&G shares that will be issued to Paul-Son/B&G stockholders in exchange for their current holdings.

	Fiscal Year Ended May 31,
Paul-Son historical	2002	2001	2000
Loss per equivalent share, basic and diluted	$(0.53)	$(0.34)	$(0.34)
Book value per equivalent share	2.97	3.51	3.85
	Three Months Ended March 31,		Fiscal Year Ended December 31,			Fiscal Year Ended March 31,
B&G historical	2002	2001	2001	2000	1999	1999	1998
	(unaudited)
Income per equivalent share, basic and diluted	$0.47	$(0.58)	$4.37	$4.24	$3.85	$1.83	$2.35
Book value per equivalent share	45.47	40.42	45.31	41.87	12.85	9.84	7.91
Pro Forma Combined	Three Months Ended March 31, 2002	Year Ended December 31, 2001
(Loss) income per equivalent share, basic and diluted	$0.02	$(0.06)
Book value per equivalent share	2.13	2.13

        The information set forth above is only a summary and you should read it together with the Unaudited Pro Forma Combined Condensed Financial Data on pages 75-80 and the respective audited and unaudited financial statements of Paul-Son and B&G.

RISK FACTORS

        In considering the combination, you should consider carefully the following risks together with all of the other information included in this document and the documents to which we have referred you. See "Where You Can Find More Information" on page 119.

Risks Related to the Combination

  The anticipated benefits of the combination may not be realized.

        Although the Paul-Son board of directors and the B&G board of directors considered the potential complementary effects of combining the two companies' assets, personnel and operational expertise, integrating businesses involves a number of special risks, including:

  •
  the possibility that management may be distracted from regular business concerns by the need to integrate operations;

  •
  unforeseen difficulties in integrating operations and systems;

  •
  problems concerning retaining and assimilating key employees of the combined company;

  •
  problems concerning integrating and managing production and sales facilities in three different countries, the United States, France and Mexico;

  •
  impacts on earnings from currency fluctuations among the United States, France and Mexico;

  •
  problems concerning integrating sales strategies for different product lines from Paul-Son, B&G and Bud Jones; and

  •
  problems integrating different business cultures, customs and philosophies.

Any of these risks could lead to potential adverse short-term or long-term effects on operating results and financial condition. As a result, Paul-Son may not realize any of the anticipated benefits of the combination.

  The combination agreement restricts us from incurring any debt other than non-recourse debt up to $500,000 without B&G's consent.

        We anticipate incurring substantial expenses for legal, accounting and regulatory requirements to finalize the combination. In addition, we will be obligated to our investment banker to pay certain fees, $183,000 of which was paid prior to the completion of the transaction, and $475,000 of which is payable if the transaction is completed. Of the amount due to the investment banker at completion, one-half may be paid in Paul-Son common stock. As of May 31, 2002, we had approximately $1.2 million in cash and cash equivalents, but we will need to supplement such cash with other cash sources, such as from the sale of one of our Mexico buildings (which is currently for sale) to fund additional transaction costs and may seek to sell certain other assets or seek other lending or financing sources. The combination agreement restricts us from incurring other than non-recourse debt up to an additional $500,000 without B&G's consent. If we are unable to sell the Mexico building, other assets, or obtain other financing sources, we may need to explore other options for funding portions of the additional transactional costs.

  Paul-Son's stockholders will suffer immediate and substantial reduction to their percentage of equity and voting interest.

        The total number of shares of Paul-Son's common stock to be issued in the combination is 3,969,026, which represents approximately 115% of the total number of shares of Paul-Son's common stock currently outstanding. Additionally, B&G's stockholders will be issued warrants to the extent that any stock options or stock conversion rights outstanding at the completion of the combination are subsequently exercised. Assuming the closing was as of July 8, 2002, B&G stockholders would be entitled to warrants to purchase an aggregate of approximately 477,000 shares. The actual number of shares underlying the warrants, however, may change. Accordingly, the combination will have the effect of substantially reducing the percentage of equity and voting interest held by each of our stockholders.

  Significant charges and expenses will be incurred as a result of the combination.

        Paul-Son and B&G expect to incur significant costs related to the combination. These expenses will include investment banking expenses, legal and accounting fees, printing expenses, transition and integration costs and other related charges. We may also incur additional unanticipated expenses in connection with the combination.

  The uncertainties associated with the combination may cause our customers to delay or defer decisions, which may result in the loss of customers and revenues.

        Our customers may, in response to the announcement of the combination and prior to its effectiveness, delay or defer decisions concerning business with us. Any delay or deferral in those decisions by our customers could adversely affect our businesses. We could experience a decrease in expected revenue as a consequence of such delays or deferrals.

  Paul-Son's common stock may be delisted as a result of the combination.

        Our common stock is currently listed on the Nasdaq SmallCap Market. Nasdaq has notified Paul-Son that it believes the combination is a "reverse merger" as defined in Nasdaq rules, and accordingly, Nasdaq will delist our common stock upon completion of the combination unless Paul-Son meets the Nasdaq initial listing criteria at that time. Paul-Son does not currently meet those initial listing criteria, and there can be no assurance that Paul-Son will meet the criteria upon completion of the combination. Paul-Son intends to appeal Nasdaq's decision following the completion of the combination, if necessary. If Nasdaq does not reverse its decision, Paul-Son will use its best efforts to cause the Paul-Son common stock to be listed on the Pacific Exchange as promptly as practicable after the closing in the event that Nasdaq delists the Paul-Son common stock. Paul-Son currently meets the initial listing criteria for Tier II of the Pacific Exchange and believes that it will continue to meet the listing criteria upon completion of the proposed combination. No assurance can be given, however, that Paul-Son will be able to list its common stock on the Pacific Exchange or that any active trading market in its shares will develop.

  The uncertainties associated with the combination may cause us to lose key personnel.

        Current and prospective employees of ours may perceive uncertainty about their future role with the combined company until strategies with regard to the combined company are announced or executed. Any uncertainty may adversely affect our ability to attract and retain key management, sales, marketing and technical personnel.

  Paul-Son's articles of incorporation and bylaws have provisions that discourage corporate takeovers and could prevent stockholders from realizing a premium on their investment.

        Upon completion of the combination, Paul-Son's articles of incorporation and bylaws will be amended as set forth in Annexes B and C, respectively. Paul-Son's articles of incorporation authorize Paul-Son's board of directors to issue preferred stock without stockholder approval and to set the rights, preferences and other designations, including voting rights of those shares as the board may determine, subject only to the restrictions of any existing preferred stockholders. The ability of Paul-Son's board of directors to issue one or more series of preferred stock without stockholder approval could deter or delay unsolicited changes of control by discouraging open market purchases of Paul-Son common stock or a non-negotiated tender or exchange offer of Paul-Son common stock. Discouraging open market purchases may be disadvantageous to Paul-Son stockholders who may otherwise desire to participate in a transaction in which they would receive a premium for their shares.

        In addition, some provisions of Paul-Son articles of incorporation and bylaws, as amended, may also discourage a change of control by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions include:

  •
  provisions under which generally only Paul-Son's chairman, president, secretary or stockholders owning a majority of Paul-Son's outstanding shares may call an annual meeting of the stockholders;

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  provisions that permit Paul-Son's board of directors to increase the number of directors up to 15 individuals and to fill these positions without a vote of the stockholders;

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  provisions under which no director may be removed at any time except by the affirmative vote of holders of two-thirds of the voting power;

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  provisions requiring an affirmative vote of holders of two-thirds of the voting power to approve a sale, lease or exchange of property or assets, or a merger or exchange of shares involving Paul-Son; and

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  provisions requiring an affirmative vote of holders of two-thirds of the voting power to amend the articles of incorporation.

The latter two provisions will be removed from the articles of incorporation if the stockholders approve such removal at the 2002 annual meeting of stockholders. These provisions may have the effect of discouraging takeovers, even if the change of control might be beneficial to our stockholders.

Risks Related to Paul-Son After the Combination

  Paul-Son has a history of significant operating losses.

        Paul-Son has a history of significant operating losses. For the fiscal years ended May 31, 2002, 2001, and 2000, we incurred operating losses attributable to common stockholders of $1,797,490, $1,078,683 and $426,045, respectively. Accounting for the estimated effects of the combination with B&G as if it had occurred on January 1, 2001, Paul-Son would have had operating income of approximately $188,000 for the twelve months ended December 31, 2001 and operating income of approximately $567,000 for the three month period ended March 31, 2002. For a description of the adjustments, assumptions and other determinations made with respect to Paul-Son's pro forma financial data illustrating the estimated effects of the combination with B&G, you should read the unaudited pro forma combined condensed financial data and related notes included in this proxy statement.

        Paul-Son's losses were based on revenues for the fiscal years ended May 31, 2002, 2001, and 2000 of $16,561,870, $20,494,150 and $22,662,062, respectively. If our revenues continue to decline or if our spending level exceeds expectations or cannot be adjusted to reflect a slower growth rate, our business would be severely harmed. We cannot assure you that revenues will grow in the future or that we will generate sufficient revenues for profitability or that profitability, if achieved, can be sustained on an ongoing basis.

  The temporary surge in B&G's revenue generated by European casinos converting their chips to Euros is ending.

        On January 1, 1999, the Euro became the official currency of eleven European Union countries. On January 1, 2002, following a three-year transition period, Euro banknotes and coins entered circulation. The conversion to the Euro required casinos in the Euro zone to change the denomination of their chips from the old local currency to Euros. During 2000 and 2001, a substantial portion of B&G's increased chip revenues were generated by sales of Euro conversion chips. Since most casinos in the Euro zone have now replaced their chips, B&G anticipates that its European chip revenues will decline in the near term.

  Paul-Son's debt may adversely affect its financial condition, its ability to finance its operations and its conduct of business.

        The anticipated consolidated long-term debt of Paul-Son after the combination on a pro forma basis as of March 31, 2002 will be approximately $4,336,000. Paul-Son's debt may affect its operations in several important ways, including the following:

  •
  a portion of cash flow from operations will be used to pay interest on borrowings;

  •
  the covenants contained in the agreements governing Paul-Son's debt limit its ability to borrow additional funds and to acquire or to dispose of assets and therefore, may affect its flexibility in planning for, and reacting to, changes in business conditions; and

  •
  the terms of the agreements governing Paul-Son's debt may permit its creditors to accelerate payments upon an event of default.

        In addition, Paul-Son may incur additional debt in order to make future acquisitions or develop its business. A higher level of debt may impair Paul-Son's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes and will increase the risk that Paul-Son may default on its debt obligations. Paul-Son's ability to meets its debt obligations and to reduce its level of debt depends on its future performance. General economic conditions and financial, business and other factors may affect Paul-Son's operations and its future performance. Many of these factors may be beyond Paul-Son's control.

        If Paul-Son is unable to repay its debt at maturity out of cash on hand, Paul-Son could attempt to refinance such debt, sell assets or repay such debt with the proceeds of an equity offering. We cannot be certain that Paul-Son will be able to generate sufficient cash flow to pay the interest on its debt or that future working capital, borrowings or equity financing will be available to pay or refinance such debt. Factors that will affect Paul-Son's ability to raise cash through an offering of its common stock or a refinancing of its debt include financial market conditions and its value and performance at the time of such offering or other financing. Paul-Son cannot be certain that any such offering or refinancing can be successfully completed.

  We rely on the expansion of the casino industry to generate sales and revenues and a reduction in such casino expansions may have a negative impact on us.

        Substantially all of Paul-Son's revenue after the combination will be generated by sales from existing casinos, casino openings and expansions. Although we will pursue opportunities to sell and market our products to industries outside of the casino industry, such non-casino revenues have not been material, and our future growth will be dependent on the continued emergence and growth of new markets for our products, including new casino openings or expansions throughout the United States and other areas of the world. A reduction in the pace of new casino openings and casino expansions in existing and emerging legalized gaming jurisdictions would have a negative effect on our business. Similarly, the restriction or abolishment of legalized casino gaming in jurisdictions in which we currently do business would have a negative impact on us.

  Any condition that may adversely impact the economic health of the casino industry may have an adverse impact on our revenues.

        We are dependent on the casino industry for our revenues. The economic health of the casino industry, and, therefore, our revenues, will be affected by a number of factors beyond our control, including:

  •
  general economic conditions;

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  levels of disposable income of the casino patrons;

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  acts of terrorism and anti-terrorism efforts;

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  increased transportation costs resulting in decreased travel by patrons;

  •
  local conditions in key gambling jurisdictions;

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  the growth and number of legalized gaming jurisdictions;

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  changes or proposed changes in tax laws;

  •
  increases in gaming taxes or fees;

  •
  legal and regulatory issues affecting the development, operation and licensing of casinos;

  •
  competitive conditions in the gaming industry and in particular gaming markets, including the effect of such conditions on the pricing of gaming products; and

  •
  the relative popularity of entertainment alternatives to casino gaming that compete for leisure dollars, including Internet gaming.

        These factors may impact the demand for our products and could materially affect revenues that we realize on sales of our products.

  Terrorist attacks or acts of war may seriously harm our business.

        Terrorist attacks or acts of war may cause damage or disruption to our company, our employees, our facilities and our customers, which could significantly impact our revenues, costs and expenses, and financial condition. The terrorist attacks that took place in the United States on September 11, 2001 were unprecedented events that have created many economic and political uncertainties, especially to the casino and resort industry as a result of the reduction in travel and tourism. Because our business is closely tied to the casino and resort industry, the long-term effects on Paul-Son from the September 11, 2001 attacks are unknown. In a period of reduced demand, we may not be able to lower our costs rapidly enough to counter a decrease in revenues. The potential for future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility have created many economic and political uncertainties, which could materially adversely affect our business, results of operations, and financial condition in ways that we currently cannot predict.

  There is significant competition among manufacturers in our business and the entry of new competitors may have an adverse impact on our business.

        There are significant competitors in each of our major product lines. As a result of such competition, particularly in light of softening industry demand, we have been forced to compete on the basis of price, which has had the effect of putting pressure on our sales revenue, profit margin and overall profitability. The continuing pressure of such competition may continue to exert pressure on our product pricing and resulting revenues.

        It is possible that new competitors may be attracted to the casino table game supply business, some of which may already be in the business of selling other gaming products, have licenses to sell gaming supplies and have greater financial resources than us. The entry by additional companies into our markets could adversely impact our business.

  Our operating results may vary dramatically from quarter to quarter due to our dependence on new and expanding casinos.

        Our financial results are dependent in part upon sales to new or expanding casinos, which may, in turn, be dependent upon the authorization of gaming in additional jurisdictions. The timing of these events does not follow consistent patterns throughout any given year. Given this uncertain timing and the large dollar value of sales to new casinos, our future operating results may be subject to significant quarterly fluctuations.

  Our efforts to expand into international markets pose special risks.

        Although currently only a small percentage of our sales are to casinos located in foreign countries, the proposed combination will result in the expansion of our international sales and operations. B&G has substantial sales outside of the United States. Engaging in business outside of the United States will subject us to the customary risks of doing business in foreign countries. These risks include fluctuations in foreign currency exchange rates and controls, competitive issues relative to established businesses with significant current market share and business/customer relationships, nationalization and other economic, tax and regulatory policies of local governments and the possibility of trade embargoes, political instability or war or other hostility, as well as the laws and policies of the United States affecting foreign trade and investment.

  Loss of key personnel could have a material adverse effect on our business.

        We will be dependent upon the abilities and efforts of certain management personnel, including Francois Carretté, as Chairman of the Board, Gérard Charlier, as President and Chief Executive Officer, and Eric P. Endy, as Executive Vice President. Our future success will depend in part upon our ability to retain and attract qualified personnel to fill key sales, administrative and management positions. We currently carry key man life insurance on Eric P. Endy, our current Chairman of the Board and Chief Executive Officer, and on Frank Moreno, General Manager of Paul-Son Mexicana. There can be no assurance that we will be able to locate and retain key individuals in the event of the loss of such key individuals.

  The failure of Paul-Son or certain key personnel to obtain gaming approvals may have an adverse impact on our business.

        The manufacture and distribution of gaming equipment and supplies are subject to extensive federal, state and local regulation. Although these regulations vary among jurisdictions, virtually all jurisdictions require licenses, permits and approvals to be held by us and our key personnel in connection with the manufacture and distribution of some or all of our products. Our failure or the failure of our key personnel to obtain or retain required licenses, permits or approvals in one or more jurisdictions could have an adverse effect on us and could adversely affect our ability and the ability of our key personnel to obtain or retain licenses in other jurisdictions. Under the various gaming regulations, key personnel would generally include the current and/or proposed corporate officers and directors of Paul-Son and its subsidiaries, including each of the persons named under "Management of Paul-Son" below. No assurance can be given that such licenses, permits or approvals will be obtained, retained or renewed in the future in existing or emerging jurisdictions.

  Our internal gaming compliance procedures may put us at a competitive disadvantage.

        The regulatory environment in which we operate requires, among other things, that we develop and follow certain internal "due diligence" or compliance procedures to ensure our gaming regulatory licenses are not jeopardized relative to our business operations and customer base. As such, we may require information from, and perform inquiries into, potential customers above what certain competitors may require depending on the extent of the competitors' internal procedural requirements or the absence of such. To the extent potential customers are adverse to these procedures, we may be at a competitive disadvantage relative to our competitors.

  Gaming regulations may subject beneficial holders of our common stock to investigation by the gaming authorities.

        Any beneficial holder of our common stock may be subject to investigation by the gaming authorities in any or all of the jurisdictions in which we operate if such authorities have reason to believe that such ownership may be inconsistent with such state's gaming policies. Persons who acquire beneficial ownership of more than certain designated percentages of common stock will be subject to certain reporting and qualification procedures established by the gaming authorities, as well as certain local licensing authorities, in each jurisdiction in which Paul-Son operates gaming activities. For instance, New Jersey requires that a person who directly or indirectly holds beneficial or ownership interest of 5% or more of a gaming-related casino industry licensee or applicant apply for a finding of qualification under the New Jersey Casino Control Act. If the gaming authorities believe a stockholder is not suitable or qualified, they can require such stockholder to dispose of their stock or impose other remedies, including terminating Paul-Son's license.

  Limitations on Native American gaming may have a negative impact on our business.

        Our ability to generate greater revenues and earnings will be dependent in part on the growth of Native American tribal casinos. Under the Indian Gaming Regulation Act, or IGRA, the operation of a casino on Native American tribal land is not permitted until the Native American tribe and the state in which it is located have entered into a tribal-state compact authorizing gaming on the tribe's land and such tribal-state compact is approved by the Secretary of the Department of Interior. Many states have resisted entering into tribal-state compacts, which has resulted in litigation challenging the constitutionality of IGRA. If IGRA were found to be unconstitutional, the procedures that would apply to the initiation and operation of Native American tribal casinos would be uncertain. Such a finding could severely limit or delay the expansion of gaming in additional jurisdictions. In addition, a court ruling has placed limits on the ability of Native American tribes to force states to enter into tribal-state compacts and several states, through legislation or constitutional amendment, have sought to limit the scope of Native American gaming under IGRA.

  Because our primary products are related to casino table games, the reduction of casino floor space allocated to casino table games may have an adverse impact on our business.

        Our primary products are sold to casinos with table games. In recent years, there has been an increasing allocation of total casino gaming space to slot machines, and in certain cases, a resulting reduction in the allocation of total casino gaming space to table games. As a result, the growth rate of table games has not matched that of the casino industry as a whole. In the last year, revenues from our product sales have declined. An acceleration of the aforementioned trend of allocating more gaming space to slot machines rather than table games may have an even greater negative impact on our declining revenues.

  Sales of a substantial number of shares of common stock, or the perception that this could occur, could result in decreasing the market price per share for our common stock.

        We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will result in decreasing the market price per share of our common stock. At the completion of the combination, Paul-Son will have 7,425,680 shares of our common stock issued and outstanding and we will have reserved for future issuance the following shares of common stock:

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  1,000,000 shares issuable under our 1994 Long-Term Incentive Plan; and

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  75,000 shares issuable under our 1994 Directors' Stock Option Plan.

Of the 1,075,000 shares of common stock reserved under our option plans, options and warrants to purchase up to 370,000 shares are currently outstanding.

  The former B&G stockholders will own a significant amount of our common stock, giving them a controlling influence over corporate transactions and other matters.

        The former stockholders of B&G will beneficially own approximately 63.0% of our outstanding common stock immediately after the combination. Accordingly, these stockholders acting together will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in Paul-Son's articles of incorporation or bylaws and the approval of mergers, combinations and other significant corporate transactions. This concentrated ownership will make it unlikely that any other holder or group of holders of Paul-Son's common stock will be able to affect the way it is managed or the direction of its business. These factors may also delay or prevent a change in Paul-Son's management or voting control.

  We have never paid any dividends on our common stock.

        We have never paid any dividends on our common stock. The payment of future dividends will be a business decision to be made by our board of directors from time to time based upon our results of operations and financial conditions and other factors as our board of directors considers relevant, although it is presently anticipated that we will retain earnings for the operation and expansion of our business for the foreseeable future.

  Judgments of U.S. Courts May not be Enforceable Against Foreign Persons.

        Although Paul-Son is a corporation organized under the laws of the State of Nevada, some of Paul-Son's directors and officers will be citizens or residents of countries other than the United States. A substantial portion of the assets of those directors and officers will also be located outside of the United States. Accordingly, it may be difficult for stockholders:

  •
  to obtain judgments against those directors or officers in original actions in non-U.S. courts predicated upon the U.S. federal securities laws; or

  •
  to enforce against those directors or officers in non-U.S. courts judgments of courts in the United States predicated upon the civil liability provisions of the U.S. federal securities laws.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Our disclosure and analysis in this proxy statement contain some forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of the combination and the financial condition, results of operations, plans, objectives, future performance and business of Paul-Son after the combination. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. All statements other than statements of historical facts included in this document that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements and include, among other things, statements relating to:

  •
  completion of the proposed combination;

  •
  amount, nature and timing of capital expenditures;

  •
  operating costs and other expenses; and

  •
  cash flow and anticipated liquidity.

        Any or all of our forward-looking statements in this proxy statement may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this proxy statement, including the risks outlined under "Risk Factors," will be important in determining future results. Actual future results may vary materially. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this document.

MARKET PRICE AND DIVIDEND INFORMATION

        Our common stock is listed on the Nasdaq SmallCap Market, or Nasdaq, under the symbol "PSON." The following table sets forth the high and low trading prices per share of Paul-Son common stock on Nasdaq for the periods indicated. Since B&G is a private corporation, there is no established public trading market for common shares of B&G and historical per share data is not available.

Fiscal Year	High	Low
2001
First Quarter	$4.63	$1.88
Second Quarter	2.38	1.06
Third Quarter	2.25	0.63
Fourth Quarter	2.75	1.50
2002
First Quarter	$2.95	$2.00
Second Quarter	2.82	1.28
Third Quarter	1.50	1.00
Fourth Quarter	2.75	0.93
2003
First Quarter (through July 8, 2002)	$3.25	$2.35

        On April 11, 2002, the last trading day prior to the public announcement of the combination, the high, low and closing prices of Paul-Son common stock on Nasdaq were:

High	Low	Close
$1.15	$0.80	$1.10

        On July 8, 2002, the closing price per share of Paul-Son common stock as reported on Nasdaq was $3.25. There were approximately 128 holders of record of Paul-Son common stock as of July 8, 2002. We urge you to obtain current quotations before making any decision with respect to the combination.

        Unless we are delisted from Nasdaq as a result of the combination, Paul-Son will continue to be listed on Nasdaq under the symbol "PSON." If the combination is completed and if Paul-Son is unsuccessful in its appeal to Nasdaq, Paul-Son will be required to meet the original listing criteria to remain listed on Nasdaq, which Paul-Son may not meet. In such event, Paul-Son will use its best efforts to cause the Paul-Son common stock to be listed on the Pacific Exchange. Paul-Son currently meets the initial listing criteria for Tier II of the Pacific Exchange and believes that it will continue to meet the listing criteria upon completion of the proposed combination.

        We have never paid any dividends on our common stock. The payment of future dividends will be a business decision to be made by our board of directors from time to time based upon our results of operations and financial conditions and other factors as our board of directors considers relevant, although it is presently anticipated that will retain earnings for the operation and expansion of our business for the foreseeable future.

THE ANNUAL MEETING

        This proxy statement is furnished in connection with the solicitation of proxies from the holders of Paul-Son common stock by our board of directors for use at the annual meeting.

Time and Place

        Our annual meeting of stockholders will be held on September 12, 2002 at 9:00 a.m., local time, at Paul-Son Gaming Corporation, 1700 South Industrial Road, Las Vegas, Nevada.

Purpose of the Annual Meeting

        The purpose of the annual meeting is to consider and vote upon:

  •
  the combination agreement and the transactions contemplated thereby, including the issuance of shares of Paul-Son common stock equaling 53.45% of the shares outstanding immediately after completion of the combination, and warrants to purchase shares of Paul-Son common stock to provide antidilution protection, to the stockholders of B&G;

  •
  the re-election of Eric P. Endy to serve on Paul-Son's board of directors;

  •
  an amendment to Paul-Son's articles of incorporation to elect not to be governed by the anti-takeover protections available to corporations under Nevada corporate law;

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  an amendment to Paul-Son's articles of incorporation to remove the provision allowing Paul-Son's board of directors to redeem control shares, as such term is defined in NRS 78.378 to 78.3793, inclusive;

  •
  an amendment to Paul-Son's articles of incorporation to remove the provision requiring the affirmative vote of two-thirds of the outstanding shares of Paul-Son common stock to approve (i) a sale, lease or exchange of property or assets, or a merger or exchange of Paul-Son's shares, or (ii) an amendment to Paul-Son's articles of incorporation;

  •
  an amendment to Paul-Son's articles of incorporation requiring Paul-Son to comply with the Nevada Gaming Control Act, or together with the proposal above, the Other Charter Amendments; and

  •
  such other matters that may properly come before the annual meeting, including the approval of any adjournment of the annual meeting solely for the purpose of soliciting additional proxies in favor of the foregoing proposals, if necessary.

Approval of these proposals, other than the re-election of Mr. Endy and the Other Charter Amendments, is a prerequisite to completion of the combination. None of these proposals, other than the re-election of Eric P. Endy as a director, will become effective unless the combination is approved and effective.

Outstanding Shares Held on Record Date

        As of the record date, July 31, 2002, there were 3,456,654 shares of Paul-Son common stock outstanding that are entitled to notice of, and to vote at, the annual meeting.

Shares Entitled to Vote at the Annual Meeting

        Only holders of record of shares of Paul-Son common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

Quorum

        The presence, in person or by proxy, at the annual meeting of the holders of a majority of the shares of Paul-Son common stock outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. If a quorum is not represented at the meeting, a vote for adjournment will be taken among the present stockholders or those represented by proxy. Abstentions and broker non-votes will count in determining whether a quorum is present at the annual meeting. A "broker non-vote" occurs with respect to a proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares of Paul-Son common stock and no instruction is given.

Voting Necessary to Approve Proposals

        Each share of Paul-Son common stock outstanding will be entitled to one vote at the annual meeting.

        Approval of the combination proposal and approval of the amendments to Paul-Son's articles of incorporation require the affirmative vote of two-thirds of the outstanding shares of Paul-Son common stock. Directors are elected upon receiving a plurality of votes cast in their favor from holders of Paul-Son common stock present or represented by proxy at the annual meeting. Abstentions and broker non-votes will count in determining whether a quorum is present at the annual meeting. Abstentions and broker non-votes will be the equivalent of a "no" vote on the proposals for the combination and the amendments to the articles of incorporation, but will not have any effect on the outcome of voting on the director election.

Voting Arrangements

        Each of Eric P. Endy, The Paul S. Endy, Jr. Living Trust, and other family trusts for the benefit of Mr. Endy's children have agreed to vote all of the shares of Paul-Son stock owned, controlled or subsequently acquired by them:

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  in favor of the adoption by Paul-Son of the combination agreement and the approval of the terms thereof and each of the other actions contemplated by the combination agreement;

  •
  against any transaction, agreement, matter or acquisition proposal that would impede, interfere with, delay, postpone or attempt to discourage the combination and the combination agreement; and

  •
  for a period of five years after the consummation of the combination, vote in the manner directed by Holding Wilson, the principal stockholder of B&G, with respect to the election or removal of directors.

        In addition, they have each agreed not to:

  •
  solicit offers from, or enter into negotiations with, other parties regarding the sale of assets (except in the ordinary course), securities or control of Paul-Son or any business combination involving Paul-Son or its subsidiaries; and

  •
  sell, transfer or otherwise dispose of any of their shares of Paul-Son stock except as previously agreed or as necessary to pay taxes so long as the fair market value of the shares does not exceed $250,000 and such shares are subject to a right of first refusal in favor of Holding Wilson.

        The aggregate amount of shares of Paul-Son common stock subject to the voting arrangements represent approximately 41.2% of the outstanding Paul-Son common stock as of the record date for the annual meeting. Endy's obligation to vote as provided above, other than for the election or removal of directors, terminates upon the earlier to occur of the completion of the combination and the termination of the stock purchase agreement in accordance with its terms. The voting arrangements are set forth in Article III of the stock purchase agreement. The entire stock purchase agreement is attached as Annex D to this proxy statement. We urge you to read the full text of the stock purchase agreement.

Management Share Ownership

        As of the record date, the directors and executive officers of Paul-Son beneficially owned an aggregate of 1,440,231 shares of Paul-Son common stock, representing approximately 41.7% of the Paul-Son shares entitled to vote at the Paul-Son annual meeting. The Paul-Son directors and executive officers whose shares are not subject to the voting arrangements beneficially owned an aggregate of 15,097 shares of Paul-Son common stock as of the record date, representing less than one percent of the Paul-Son shares entitled to vote at the annual meeting, and each of these directors and executive officers has advised Paul-Son that he plans to vote or to direct the vote of all shares beneficially owned by him and entitled to vote at the annual meeting "FOR" each of the proposals at the annual meeting.

        As of the record date, the B&G stockholders beneficially owned 73,333 shares of Paul-Son common stock, representing approximately 2.1% of the shares entitled to vote at the Paul-Son annual meeting. Each of the B&G stockholders has advised Paul-Son that such stockholder plans to vote or direct the vote of all shares beneficially owned by him and entitled to vote at the annual meeting "FOR" each of the proposals at the annual meeting.

Proxies

        All shares of Paul-Son common stock represented by properly executed proxies received prior to or at the annual meeting, and not duly and timely revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted "FOR" the proposals set forth on the respective proxies.

        Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Shares represented by abstentions and broker non-votes will be counted for purposes of determining whether there is a quorum at a annual meeting. Brokers will be entitled to use their discretionary authority to vote on the election of director at the annual meeting absent instructions from the beneficial owner of the Paul-Son shares. In accordance with Nasdaq rules, however, brokers and nominees are precluded from exercising their voting discretion with respect to the approval of the combination and adoption of the combination agreement and approval of the amendments of the articles of incorporation and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to the approval or adoption of such proposals. At the annual meeting, abstentions and broker non-votes will be the equivalent of a "no" vote on the proposals for the combination and the amendments to Paul-Son's articles of incorporation, but will not have any effect on the outcome of voting on the director election.

        Any proxy given pursuant to this solicitation may be revoked at any time before such proxy is voted. Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. You may revoke your proxy before it is voted by:

  •
  submitting a new proxy with a later date;

  •
  notifying your company's secretary in writing before your annual meeting that you have revoked your proxy; or

  •
  voting in person, or notifying the secretary orally of your wish to revoke your proxy, at your annual meeting.

Other Voting Matters

  Voting in Person

        If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares of common stock are held in the name of a brokerage firm or trustee, you must obtain from the firm or trustee an account statement or letter of other evidence of your beneficial ownership of the common shares.

  People with Disabilities

        We can provide reasonable assistance to help you participate in your annual meeting if you tell us about your disability and your plan to attend. Please call or write the secretary of your company at least two weeks before your annual meeting at the number or address provided on page 120.

  Solicitation of Proxies

        Paul-Son's directors, executive officers and certain members of management and employees may be considered "participants in solicitation" of proxies from Paul-Son's stockholders in connection with the combination. Information regarding such persons and a description of their interests in the combination is contained herein, see "Board of Directors and Management of Paul-Son Following the Combination" and "Interests of Certain Persons in the Combination."

        Paul-Son will bear the costs and expenses incurred in connection with preparing, printing, filing and mailing of this proxy statement.

        Solicitation of proxies will be initially made by mail. In addition, directors, officers, and employees of Paul-Son and its subsidiaries may solicit proxies from stockholders by telephone or other electronic means or in person. Any director or employee of Paul-Son or its subsidiaries used to solicit proxies will not receive additional compensation for these services. Paul-Son will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of Paul-Son's stock held of record by such persons. Paul-Son will reimburse custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

Other Business; Adjournments and Postponements

        We currently are not aware of any business to be acted upon at the annual meeting other than as discussed herein. If, however, other matters are properly brought before the annual meeting, or any adjourned or postponed annual meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the annual meeting.

        Adjournments or postponements of the annual meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common shares representing a majority of the votes present in person or by proxy at the annual meeting, whether or not a quorum exists, without further notice other than by an announcement made at the annual meeting. Paul-Son is soliciting proxies to grant discretionary authority to vote in favor of adjournment of the annual meeting. In particular, discretionary authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes to approve the combination transaction and the related proposals. THE BOARD OF DIRECTORS RECOMMENDS THAT PAUL-SON'S STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING TO ADJOURN THE ANNUAL MEETING.

THE COMBINATION

Corporate Organization

        Paul-Son currently operates principally through two wholly-owned subsidiaries, Paul-Son Gaming Supplies, Inc., or Paul-Son Supplies, and Paul-Son Mexicana, S.A. de C.V., or Paul-Son Mexicana. Following the combination, Paul-Son will continue to operate through Paul-Son Supplies and Paul-Son Mexicana, together with two additional wholly-owned subsidiaries, B&G and Bud Jones. Paul-Son will operate in the identical line of business—the manufacture, distribution and sale of casino table game equipment—but with an expanded products offering and additional territories.

        The following illustrations reflect the corporate organization of Paul-Son before and after the combination:

        After the combination, Paul-Son will be headquartered in Las Vegas, Nevada, with manufacturing facilities in Las Vegas, Nevada and Beaune, France and sales offices in Las Vegas, Nevada, Atlantic City, New Jersey and Beaune, France.

Background of the Combination

        The provisions of the combination agreement are the result of arms length negotiations conducted among representatives of Paul-Son, B&G and our respective legal advisors and investment bankers. The following is a summary of the meetings, negotiations and discussions among the parties that preceded execution of the combination agreement.

        Our board and management decided in early 1999 that we should evaluate potential strategic alternatives to expand our revenues and market share. Because of our pre-existing relationship with Ladenburg Thalmann, we asked Ladenburg Thalmann to assist us in seeking out strategic alternatives.

        From March 1999 to June 1999, we had preliminary discussions with Mr. Bud Jones and certain of his advisors about the possibility of our company acquiring Bud Jones. We stopped such discussions after being advised that they were going to make a deal with another party, which party we subsequently learned was B&G.

        On June 18, 1999, our chairman, Eric P. Endy, received a telephone call from a financial advisor representing B&G. The financial advisor advised Mr. Endy of B&G's interest in discussing a potential strategic alliance with us. B&G's financial advisor informed us that B&G had entered into an agreement to acquire Bud Jones. We were advised that B&G's board believed that it would be highly beneficial for us to combine with Bud Jones, and B&G's representatives wished to explore a strategic alliance between our company and Bud Jones. Mr. Endy directed B&G's advisor to our investment banker, Ladenburg Thalmann.

        Francois Carretté, Chairman of the Board of B&G, sent a letter dated June 23, 1999 to Mr. Endy to confirm B&G's interest and to suggest a meeting in late June 1999 to discuss certain confidentiality and other agreements, and a proposal that our company enter into an option agreement to purchase 40% of Bud Jones.

        From mid-June through mid-July 1999 various communications were exchanged. On July 5, 1999, our chairman and a representative of Ladenburg Thalmann met with Gérard Charlier, chief executive officer of B&G, and a financial advisor to B&G to discuss a proposal that Paul-Son acquire a 40% interest in Bud Jones exercisable upon B&G's completion of its acquisition of Bud Jones, including the provision that B&G finance for us the acquisition of such interest.

        As a result of such meetings, a report was given to our July 7, 1999 board of directors meeting. Our board of directors discussed the businesses of B&G and Bud Jones, the different products and markets served by our three companies and possible synergies to be achieved through a strategic alliance, timing and other obligations suggested by the proposal, anticipated licensing and regulatory considerations and our views on the valuation of Bud Jones. Our board authorized our management to continue discussions with B&G to attempt to negotiate a transaction that would bring together the three companies, instead of the "step" approach suggested by B&G.

        During the ensuing months, we maintained communications with B&G and its financial advisor but did not reach any agreement. In October 1999, increased contacts between the parties resumed. On October 20, 1999, the parties entered into a mutual confidentiality agreement. On October 20, 1999, we formally engaged Ladenburg Thalmann as our advisor in discussions with B&G although Ladenburg Thalmann had been advising us without a formal engagement letter for the preceding several months.

        On October 21, 1999, together with our advisors, we met with representatives of B&G to discuss a potential strategic alliance combination. As a result of these meetings, Mr. Endy met with Mr. Carretté and Mr. Charlier at B&G's offices and manufacturing facilities in Beaune, France, and Ladenburg Thalmann was directed to conduct certain due diligence meetings with B&G's representatives at B&G's offices in Paris. The purpose of these due diligence meetings was to improve our understanding of the respective valuation considerations of the companies and to undertake certain financial due diligence to better advise us in connection with a potential transaction.

        Despite continuing information exchanges and conceptual proposals, the parties failed to reach a consensus on a mutually acceptable deal structure. On January 28, 2000, Mr. Endy and a Ladenburg Thalmann representative met in Paris with Mr. Carretté and Mr. Charlier. Following these meetings, B&G sent a letter dated February 10, 2000 to us which confirmed B&G's interest in a possible transaction and suggested the following conditions:

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  that the B&G shareholders receive 60% of Paul-Son in a combination transaction;

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  that Gérard Charlier become President and Chief Executive Officer of the combined company;

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  that a due diligence report be prepared on our company;

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  that our Las Vegas headquarters be sold to improve our cash position; and

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  that all regulatory requirements be satisfied.

        Because our management and advisors began to doubt whether we would be able to reach an agreement with B&G, we authorized our investment banker to explore other potential strategic alternatives. As a result, we entered into confidentiality agreements with certain other parties, and our investment banker conducted certain inconclusive discussions with such parties. We maintained contact with B&G, and awaited B&G's completion of certain due diligence and other studies.

        In May 2000, our Ladenburg Thalmann representative met with Mr. Charlier and was advised that while B&G intended to complete the Bud Jones acquisition, there continued to be concerns about the ability to combine with Paul-Son on mutually acceptable terms. As a result of these discussions, we advised our investment banker to continue to pursue other potential strategic alternatives.

        At our June 8, 2000 board of directors meeting, our investment banker advised us that additional discussions with B&G had produced B&G's tentative proposal that Paul-Son combine with Bud Jones and that B&G would at a future date consider a combination with Paul-Son. In addition, the B&G stockholders were prepared to enter into a separate loan agreement with our controlling stockholder to respond to our controlling stockholder's estate tax and related liquidity requirements created by the April 1999 death of Paul-Son's founder, Paul S. Endy, Jr. Our board and its advisors continued to discuss the potential advantages and synergies of a B&G transaction. Our board instructed Ladenburg Thalmann to attempt to explore potential transactions with B&G or other parties with whom we had commenced strategic discussions. We also invited Paul Dennis, a successful Cleveland, Ohio businessman, to join our board of directors as an additional independent director.

        Our investment banker continued to exchange communications with B&G about our interest in a potential combination. At that time, B&G was anticipating a Fall 2000 consummation of the acquisition of Bud Jones. Our advisors also continued to have discussions with two other potential parties, but none of the other contacts proceeded beyond preliminary discussions.

        In October 2000, B&G's representatives submitted to us a proposed letter of intent again for our company to be combined with Bud Jones. The October 2000 draft letter of intent proposed:

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  B&G would purchase $800,000 worth of Paul-Son common stock from the Endy Trust (based on an agreed share value of approximately $3.00 per share).

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  B&G would cause 100% of the shares of Bud Jones to be exchanged for approximately 2,000,000 shares of Paul-Son common stock in a merger of Paul-Son and Bud Jones.

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  B&G would grant an exclusive license to Paul-Son in the United States for B&G's electronic chip technology.

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  Paul-Son would have access to Bud Jones' and B&G's export network, and B&G would be granted exclusive worldwide marketing rights for Paul-Son chips.

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  The post-merger share issuance based on the above transaction would result in B&G and Bud Jones stockholders holding approximately 63.2% of Paul-Son shares outstanding.

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  B&G and Bud Jones stockholders would cause to be made available bank financing to Paul-Son.

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  Gerard Charlier would be appointed President, Chief Executive Officer and Chairman of the Board of Paul-Son and Eric Endy would be appointed Vice Chairman of the Board, and would enter into an employment agreement.

        Because our board continued to believe that such a structure would not be in the best interests of our stockholders, we encouraged continuing discussions, but advised B&G that we believed the proposal was not adequate. On October 19, 2000, Mr. Endy and Ladenburg Thalmann met in Las Vegas, Nevada, with Mr. Carretté, Mr. Charlier and their financial advisor to continue discussions about the proposed B&G letter of intent. These discussions were inconclusive. B&G acquired Bud Jones in October 2000.

        On October 24, 2000, our board of directors held a meeting and was advised that B&G representatives wished to meet with our board to make a presentation. As a result, our board of directors invited B&G representatives to make a presentation at our November 13, 2000 board of directors meeting.

        The B&G representatives accepted the invitation to attend the November 2000 board of directors meeting and requested that Paul-Son grant to B&G a right of first refusal until November 14, 2000 with respect to a Paul-Son acquisition proposal. Paul-Son declined to grant any right of first refusal.

        Between late October and November 13, 2000, we exchanged information with B&G and their representatives. B&G submitted to us a proposed letter of intent substantially identical to that submitted in October 2000. At our board's meeting on November 13, 2000, Mr. Carretté, Mr. Charlier and their financial advisor made a presentation to our board of directors. Present with our board of directors were representatives of Ladenburg Thalmann and our legal advisors. During this presentation, we encouraged the B&G representatives to continue discussions but advised them that a critical element in pursuing discussions from our perspective would be that the three companies be combined in a single transaction. The meeting ended on a positive note with the parties agreeing to pursue additional discussions. On November 16, 2000, we were advised by B&G's financial advisor that B&G's controlling stockholder was agreeable in concept to a combination that would bring the three companies together in a single transaction. In late November and early December 2000, the parties exchanged drafts of a revised letter of intent. On December 12, 2000, Mr. Endy and a Ladenburg Thalmann representative made a presentation in Las Vegas, Nevada, to Mr. Charlier and a financial advisor. Following the December 12, 2000 meetings, the B&G representatives advised us that they were authorized to finalize the terms of a letter of intent.

        At our board of directors' meeting on December 14, 2000, where Ladenburg Thalmann and our legal advisors were present, a presentation was made to the board of directors of the proposed transaction. The structure presented was that:

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  B&G and Bud Jones would combine with Paul-Son, resulting in the issuance of 51% of the outstanding voting equity interests to B&G stockholders.

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  Separately, B&G would acquire 300,000 shares of stock for $800,000 from the Endy Trust.

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  Upon consummation of a transaction, the B&G stockholders would control a majority of the board of directors seats, Mr. Charlier would become Chairman of the Board and Chief Executive Officer, and Mr. Endy would become Vice Chairman of the Board.

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  Upon consummation of the transaction, Mr. Endy would enter into a five-year employment agreement with Paul-Son.

        Ladenburg Thalmann provided an analysis on the companies' respective valuations and other combination-related considerations, due diligence on financial and other matters, and a summary of the in person due diligence conducted by a Ladenburg Thalmann representatives in B&G's offices in France. The board discussed various regulatory approval considerations. The board also discussed the fact that the parties had negotiated a $1.0 million termination fee and that there would be certain mutual non-circumvention provisions prohibiting Paul-Son and B&G from seeking other strategic partner candidates, but, that Paul-Son would be obligated to consider a "superior proposal" if a competing offer was made.

        Mr. Endy disclosed to the board the separate elements of the transaction in which Mr. Endy and the Endy Trust would have a personal interest. Those interests included the proposed sale by the Endy Trust of Paul-Son shares to the B&G stockholders and Mr. Endy's five-year employment agreement upon consummation of any combination transaction. These and related factors were disclosed during the course of the board meeting. The board then unanimously approved and authorized management to continue working to reach a final agreement.

        Separately, the independent board members, Messrs. Dennis, Scott and West, voted and gave similar unanimous approval. By consensus, the board assigned Mr. Dennis to act as lead independent director for purposes of day-to-day communications between our company, B&G and the various advisors.

        Following the December 14, 2000 board meeting, our company and B&G representatives exchanged various communications and drafts of the proposed letter of intent and met with our respective advisors in an effort to reach a mutually acceptable letter of intent. The board was given a briefing on the progress of the discussions at its January 16, 2001 meeting.

        On January 31, 2001, we entered into a binding letter of intent with the B&G stockholders, or the 2001 letter of intent. The 2001 letter of intent provided that:

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  The companies would combine through the contribution of 100% of the outstanding shares of B&G and Bud Jones to Paul-Son in exchange for the issuance of 51% of our post-combination voting common shares.

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  B&G stockholders would designate a majority of our board of directors, and that at least two of our then directors would continue to serve on the board.

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  Mr. Charlier would become Chairman of the Board and Chief Executive Officer of our company and that Mr. Endy would become Vice Chairman of the Board.

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  B&G stockholders would purchase 300,000 shares of stock from the Endy Trust at a purchase price of $3.00 per share. On January 15, 2001, the B&G stockholders had previously purchased 33,333 shares from the Endy Trust for $100,000.

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  Both parties agreed to "no-shop" provisions, subject to our obligation to consider a superior proposal if one were submitted to our board of directors.

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  Our controlling stockholder and B&G's stockholders would vote in favor of the transaction and would vote for five years in favor of the election of mutual designees to the board of directors.

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  A $1.0 million termination fee was provided in the event that either B&G or Bud Jones terminated the 2001 letter of intent, except for certain French regulatory reasons, and we agreed to pay B&G a termination fee in that the event we terminated the 2001 letter of intent after acceptance of a superior proposal.

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  We agreed that a definitive agreement pursuant to the terms of the 2001 letter of intent would be executed within sixty days of January 31, 2001.

We issued a press release announcing the 2001 letter of intent on January 31, 2001 and filed an SEC Form 8-K on the same date.

        Thereafter, our respective management and advisors commenced mutual due diligence, continuing discussions, drafting and negotiation of definitive agreements and other work directed to meeting the deadlines imposed by the 2001 letter of intent. Because of the complex and extensive nature of the discussions, we each agreed that the initial sixty day deadline imposed by the 2001 letter of intent should be extended. Accordingly, we entered into a first amendment to the 2001 letter of intent dated as of March 15, 2001 in which we each agreed to a deadline date of April 30, 2001 for the execution of definitive combination agreements. As part of the consideration for the first amendment, we modified the terms under which the termination fee would be payable. The 2001 letter of intent was amended to provide that the $1.0 million termination fee would be payable:

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  in the "event" either B&G, Bud Jones or the B&G stockholders terminated the 2001 letter of intent after the public announcement for any reason; or

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  either B&G, Bud Jones or the B&G stockholders failed to execute the definitive agreement by April 30, 2001 for any reason.

The B&G stockholders executed the first amendment to the 2001 letter of intent on March 15, 2001. The 2001 letter of intent as amended will be referred to as the 2001 letter of intent.

        As we each worked toward the completion of definitive agreements, the parties began to encounter issues within the definitive agreements that were not easily resolved. Accordingly, in light of the significant documentation and mutual due diligence remaining, and in light of the fact that the parties had agreed to execute definitive agreements by April 30, 2001, we met on April 11, 2001 in New York, New York at the offices of legal counsel to B&G. In attendance on behalf of Paul-Son were Mr. Endy, Mr. Dennis, two representative of Ladenburg Thalmann and our legal counsel. Present on behalf of the B&G stockholders were Mr. Carretté, Mr. Charlier, Alain Thieffry, B&G's financial advisor and two of B&G's legal counsel. During the course of this meeting, the parties discussed various continuing due diligence and related matters. The B&G stockholders advised our representatives that the parties had not been able to agree in the definitive agreements to certain terms that the B&G stockholders felt material to the transaction. The B&G stockholders stated that the percentage of shares issuable pursuant to the 2001 letter of intent was ambiguous, that the B&G stockholders should be fully protected from the dilution of any shares issuable pursuant to outstanding stock options, that the B&G designated majority of the board should be calculated without reference to independent directors, and that representations and warranties contained within the definitive agreements should not survive after closing of the transaction. We disagreed with the B&G stockholders, however, we discussed and considered potential options to the B&G proposals, but ultimately, the meeting concluded with the parties unable to agree.

        On April 25, 2001, our board of directors held a special meeting to receive a report on the status of the transaction and the events that transpired at the April 11, 2001 meeting. Present were our board, a representative of our legal counsel and by telephone a representative of our investment banker, Ladenburg Thalmann. Since the April 11, 2001 meeting, there had been no further communications between the parties. The board discussed the fact that the 2001 letter of intent contained an April 30, 2001 deadline, and the board decided that we should await a proposal from B&G until April 30, 2001. The board discussed various effects of failing to reach an agreement, including the significant costs incurred by the company to date, the fact that B&G and Bud Jones were significant competitors to the company and other relevant factors. The board instructed management that, should no contact be received from B&G by April 30, 2001, we should make a demand to the B&G stockholders for the $1.0 million termination fee provided for in the 2001 letter of intent. Mr. Endy, noting his interest in the potential results of a transaction, abstained, and the resolution was approved unanimously. A second vote, with Mr. Endy voting, was taken, and the resolution was unanimously adopted. The board instructed management to keep communications open and be prepared to advise the board of the results following the receipt of any communications from B&G.

        We did not receive any further communications or a proposal from B&G by the April 30, 2001 deadline. Accordingly, on April 30, 2001, Mr. Endy sent a letter to B&G and Bud Jones and their stockholders advising them that due to failure of the B&G parties to execute definitive agreements by April 30, 2001, we were demanding that the $1.0 million termination fee be paid.

        On April 30, 2001 we issued a press release announcing that we had made a demand on B&G and Bud Jones for the termination fee. We also filed an SEC Form 8-K dated April 30, 2001 to the same effect.

        Pursuant to the provisions of the 2001 letter of intent, on May 9, 2001, we filed a demand for arbitration with the American Arbitration Association seeking arbitration of our claims against B&G for the $1.0 million termination fee.

        On May 10, 2001, B&G sent a reply letter denying the assertions in our April 30, 2001 demand letter. In addition to denying our claim for the $1.0 million termination fee, B&G advised us they would seek damages against Paul-Son if the arbitration should proceed. B&G proposed that the parties should either complete the transaction in the 2001 letter of intent, in a manner consistent with the positions asserted by B&G at the April 11, 2001 meeting, or that we should consider an alternative transaction under which Paul-Son would:

  •
  purchase Bud Jones;

  •
  license from B&G the "safe chip" technology; and

  •
  enter into a distribution agreement with B&G for international markets.

In exchange, B&G would:

  •
  acquire 30% (with antidilution protection) of Paul-Son common stock and a seven-year warrant to purchase up to 51% of Paul-Son common stock,

  •
  have the right to designate three nominees to Paul-Son's board of directors,

  •
  designate Mr. Charlier to be named President of Paul-Son.

        In addition, the B&G stockholders would purchase 300,000 shares of Paul-Son common stock from the Endy Trust.

        Mr. Dennis spoke by telephone with Mr. Charlier to explore whether the parties could continue discussions. We replied to B&G's letter by letter dated May 17, 2001 in which we reiterated our willingness to continue discussions for the proposed combination pursuant to the 2001 letter of intent. We rejected the alternative transaction contained in B&G's May 10, 2001 letter.

        On May 21, 2001, Mr. Charlier sent a letter to Mr. Endy agreeing to resume discussions subject to withdrawal of the arbitration proceeding commenced by Paul-Son. As a result of these communications, by letter dated May 30, 2001, we agreed with B&G to stay the arbitration proceeding so the parties could renew discussions. From mid-May 2001 through early June 2001, Mr. Endy, Mr. Dennis and Mr. Charlier engaged in certain telephone conversations about resuming discussions.

        On June 19, 2001, Mr. Endy and Mr. Dennis, on behalf of Paul-Son, and Mr. Carretté, Mr. Charlier and Mr. Thieffry, on behalf of B&G, met in the offices of CMS Bureau Francis Lefebvre-New York, B&G's legal counsel in New York, New York. This meeting resulted in an understanding in principle to complete a transaction. The principal components of the revised transaction were that upon completion of a combination:

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  B&G would be issued 53.45% of Paul-Son's shares outstanding on a post-combination basis;

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  B&G stockholders would be issued antidilution or other acquisition rights equal to the number of stock options and other stock option conversion rights outstanding upon date of the combination;

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  B&G would designate four members out of seven of the Paul-Son board;

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  Mr. Charlier would be elected president and chief executive officer of Paul-Son;

  •
  representations, warranties and indemnities of the parties would be reciprocal, but would not survive the closing of the combination.

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  the Endy Trust would agree to sell 630,000 shares to the B&G stockholders for $1.0 million;

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  voting agreements would be entered into between Holding Wilson and the Endy Trust for five-year irrevocable proxies in favor of matters brought before the stockholders;

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  Mr. Endy would enter into a five-year employment agreement upon completion of the combination with a base salary of $200,000 per year; and

  •
  the Endy Trust would grant a right of first refusal to the B&G stockholders for future sales of Endy Trust shares, subject to certain preexisting obligations of the Endy Trust.

        The parties agreed that B&G's counsel would prepare a non-binding term sheet embodying the above terms. On August 7, 2001, Mr. Endy, on behalf of Paul-Son, and Mr. Charlier, on behalf of the B&G stockholders, signed a non-binding term sheet containing the principal terms described above. Additionally, B&G advanced $67,000 as a loan to Paul-Son to pay Ladenburg Thalmann's initial fees to commence certain analysis.

        On August 27, 2001, we issued our fourth quarter and fiscal year ending press release describing results of operations. In the press release, we announced that the parties had renewed confidential negotiations. We filed our annual report on Form 10-K for the fiscal year ended May 31, 2001 on August 29, 2001, and made similar disclosures.

        Following the execution of a non-binding term sheet, the parties returned to work on due diligence and negotiation and drafting of definitive agreements. From mid-August 2001 through early January 2002, the parties, their investment bankers, accounting advisors and legal advisors exchanged various drafts of the definitive agreements, due diligence materials, engaged in various due diligence and related planning meetings and attempted to resolve open issues.

        On January 10, 2002, our board of directors held a meeting to receive a presentation by our management and advisors on the proposed combination, which we believed at that time was close to finalization. At the meeting held at the company's offices in Las Vegas, Nevada, in addition to all members of the board of directors, representatives of our investment bankers, Ladenburg Thalmann, our legal advisors, Kummer Kaempfer Bonner & Renshaw, and other advisors were present. Our chairman, Mr. Endy, provided an overview of the status of negotiations during the preceding several months. Mr. Endy reported that following the conversations with Mr. Charlier, the parties believed that we were close to execution of definitive agreements. Our legal advisors summarized the board's fiduciary obligations and various board materials given to the board members prior to the meeting. Our financial, legal, accounting and audit committee advisors, together with Mr. Endy, summarized for the board the principal terms of the definitive agreements. Separate disclosure and a discussion of the proposed employment agreement with Mr. Endy, which had been separately negotiated between Mr. Endy and B&G, and the proposed sale by the Endy Trust of 670,000 shares of Paul-Son common stock at an aggregate purchase price of $1.0 million were discussed.

        Ladenburg Thalmann gave a presentation to our board regarding the strategic rationale of the combination, the anticipated perception of the market to a combination, the key terms and conditions of the agreements, operational and financial analyses of the company and of B&G, separately and on a combined basis, and related information. The board also instructed the company's legal advisors to confirm the strategy communicated by B&G of the potential surrender of the Nevada gaming license and the reaction thereto by the Nevada Regulatory Authorities. The parties heard a presentation from Paul-Son's advisors on certain structural aspects of the transaction, including the separate transfer of B&G in exchange for an intercompany promissory note, and the financial and tax reasons for the structure. Ladenburg Thalmann did not deliver a fairness opinion to the board of directors at that meeting. The board also heard a presentation on financial due diligence with respect to B&G and Bud Jones, as well as various regulatory, accounting and tax issues related to the proposed combination. Paul-Son's advisors discussed disclosure requirements and related considerations to consummate the transaction. Throughout the presentations by the various advisors, the board engaged in open discussion and questions of management and the advisors. The board also generally reviewed the fact that other potential strategic alternatives were considered but that after considering the alternatives, the board deemed the B&G transaction to be the most beneficial to the company and its stockholders. The board of directors then dismissed Mr. Endy so that the independent directors could meet separately with the financial, legal, accounting and other advisors present. During this session, the independent directors questioned the advisors on various documentation and regulatory issues related to the combination transaction. Following these discussions, Mr. Endy was invited to rejoin the board of directors' meeting. After disclosure to the board of Mr. Endy's and the Endy Trust's individual interests in the proposed combination, the board unanimously agreed with the recommendations of the independent directors (including in their capacity as the independent audit committee), that Mr. Endy should be directed to pursue negotiations to reach final definitive agreements and to return to the board for further direction.

        On January 25, 2002, B&G held a special meeting of stockholders in Beaune, France. During this meeting, the B&G stockholders received a report on the proposed combination transaction. The B&G stockholders approved the combination transaction with Paul-Son, gave an irrevocable power of attorney to B&G and to Mr. Charlier for a two-year period to contribute the B&G shares to Paul-Son, to execute all combination agreements, and to sign all necessary amendments to any agreements.

        With the agreement terms nearly complete, we provided a description of the proposed combination to Nasdaq staff. The Nasdaq staff informally advised us that they believed that the combination might constitute a "reverse merger" under Nasdaq rules which would require Paul-Son, upon completion of the combination, to comply with the original listing criteria for the Nasdaq SmallCap Market. Based on the then current market conditions, were the original listing criteria to be then imposed on Paul-Son, we would not have met such criteria on two bases, the share price of $4.00 per share (the share price at that time traded between approximately $0.95 and $1.50 per share), and the $5.0 million market value of the public float requirement.

        We submitted a written analysis dated February 1, 2002 to the Nasdaq staff, summarizing key elements of the combination, together with an analysis of Nasdaq Rule 4330(f), which defined a "reverse merger." Subsequent supplemental information was provided to and telephonic discussions were held with the Nasdaq staff.

        On February 14, 2002, our board of directors held a special telephonic meeting with all members of the board present, a representative of Kummer Kaempfer Bonner & Renshaw, other advisors, and our investment banker, Ladenburg Thalmann, participated by telephone. The purpose of this meeting was to update certain financial information that was provided to our board at its January 10, 2002 meeting. Ladenburg Thalmann representatives made a presentation to the board based on the updated operating and financial data provided to Ladenburg Thalmann by B&G and us. Ladenburg Thalmann representatives advised the board that based upon the updated and refined analysis after the combination, the company's combined capitalization would be stronger from a cash and book equity position, that there should be near-term and long-term improvement in loss/earnings per share, even without combination synergies, and that increases could be reasonably anticipated in terms of revenue, operating income and product pricing. Our board of directors questioned certain of the assumptions made and directed that a more conservative model be utilized, including one with no revenue synergies and no cost synergies. Ladenburg did not deliver a fairness opinion to the board of directors at that meeting.

        Our board of directors held a special telephonic meeting on February 19, 2002. Present at this meeting with our board were representatives from Kummer Kaempfer Bonner & Renshaw, representatives from Ladenburg Thalmann and other advisors. Ladenburg Thalmann gave an updated presentation using the more conservative criteria as instructed by our board. The financial analysis given to the board showed negative cash flow on a short-term stand alone basis and positive cash flow short-term on a combined basis and a smaller operating loss on a combined basis. After further discussion, the board concluded that the financial models provided on a conservative basis demonstrated that a combination transaction with B&G would be in the best interest of the stockholders.

        On February 22, 2002, the Nasdaq staff provided telephonic advice to our legal advisors, Kummer Kaempfer Bonner & Renshaw, that the preliminary staff determination was that the combination would be a "reverse merger" under Nasdaq Rule 4330(f). This information was communicated to B&G and our various advisors. Following receipt of this information, we had additional discussions with representatives of B&G and their advisors in which B&G expressed concern that a Nasdaq SmallCap Market delisting was a more negative scenario for the company and the combination.

        On February 27, 2002, Mr. Endy, and a representative of our legal counsel, Kummer Kaempfer Bonner & Renshaw, met with Nasdaq's staff in Gaithersburg, Maryland, to discuss the structure of the combination and to explain our position that the combination should not be considered a "reverse merger" under Nasdaq Rule 4330(f). The Nasdaq staff contacted us telephonically on March 6, 2002, to advise us that the staff continued to see the combination as a "reverse merger," within the meaning Nasdaq Rule 4330(f).

        On March 12, 2002, Mr. Endy and a representative of Kummer Kaempfer Bonner & Renshaw, Mr. Charlier, and B&G's legal counsel, had a telephonic conference call with respect to the impact of going forward on the combination, in light of the Nasdaq's expressed position that the combination would be considered a "reverse merger." Our board of directors had instructed Mr. Endy that Paul-Son would not agree to issue any additional shares to the B&G stockholders due to any negative perception by B&G stockholders caused by a potential Nasdaq SmallCap Market delisting. The parties agreed that in exchange for the Endy Trust transferring an additional 34,556 shares to the B&G stockholders in the event that there should be a Nasdaq SmallCap Market delisting as a result of the combination, together with a reciprocal agreement that upon completion of the combination, the Endy trust would be granted a stock option for 34,556 shares at an exercise price of $4.00 per share, that the parties were willing to proceed to finalize the definitive agreements. The parties further agreed that should Nasdaq SmallCap Market delist our common stock due to the combination, we would agree to apply to list our common stock on the Pacific Exchange.

        Our board of directors held a special telephonic meeting on March 14, 2002. Present were all members of the board of directors, representatives of our investment bankers, Ladenburg Thalmann, a representative of our legal counsel, Kummer Kaempfer Bonner & Renshaw, and other advisors. Our board received a summary of the results of the inquiry, submissions and meetings with Nasdaq, an update on the recent discussions with B&G and the March 12 resolution of the B&G stockholders' concerns in the event of a Nasdaq SmallCap Market delisting as discussed above. Our investment banker, Ladenburg Thalmann, gave an updated report based upon information from B&G and us showing that the combination transaction demonstrated long-term financial benefits to the company and its stockholders. Ladenburg Thalmann did not deliver a fairness opinion to the board of directors at that meeting. Based on the foregoing, our board authorized management to complete negotiations, finalize definitive agreements, issue a conditional long-term incentive plan grant to Mr. Endy for 34,556 shares at an exercise price of $4.00 per share, if the Endy Trust were required to transfer the additional 34,556 shares to the B&G stockholders due to a Nasdaq SmallCap Market delisting, to await receipt of a formal written Nasdaq staff determination, and, in such event, to appeal the finding of the Nasdaq staff.

        The respective parties and their advisors conducted various continued financial due diligence and completion of the definitive agreements.

        On April 10, 2002, our board of directors met. Present were all members of the board of directors, together with representatives of our legal counsel, Kummer Kaempfer Bonner & Renshaw, and other advisors. Management and advisors gave the board an updated report and summarized the results of recent conversations with B&G. The board was advised that both parties were ready to sign the definitive agreements and had exchanged final drafts of the required disclosure schedules pursuant to the definitive agreements. Mr. Endy advised the board that Mr. Charlier had arrived in Las Vegas, Nevada, and the parties had tentatively planned to meet on April 11, 2002, to execute the combination agreement. After brief presentations by our advisors, together with questions by board members and management, our board of directors authorized Mr. Endy to execute the definitive combination agreements, including all related documents, and acknowledged disclosure and consent to the Endy employment agreement and Endy Trust stock purchase agreement.

        The significant differences between the 2001 letter of intent and the combination agreement and our board's analysis and conclusions regarding such differences are as follows:

  •
  The combination agreement will result in the issuance of 53.45% of Paul-Son common stock outstanding after the combination, including warrants to cover the same percentage based on any options, warrants, other convertible securities or rights to purchase Paul-Son commons stock outstanding as of the closing. The 2001 letter of intent provided for the issuance of 51% of Paul-Son common stock outstanding after the combination.

  This issuance was one of the issues of non-agreement discussed during the April 11, 2001 meeting. At that meeting, B&G representatives argued that the post-closing stock issuance should be higher and that there should be anti-dilution protection for all outstanding securities convertible into or exercisable for Paul-Son common stock. The B&G representatives agreed that a compromise was proper pursuant to which the warrants would be issued reflecting the number of options and other rights to obtain Paul-Son common stock outstanding on the closing date of the combination, but the warrants would only be exercisable when and if the options or other rights were actually exercised. Following further negotiation, our board of directors, considering all the factors under the proposed combination, including additional shares transferred by the Endy Trust, and based upon the fairness opinion issued by our investment banker, accepted these changes.

  •
  Under the combination agreement, Mr. Carretté will become Chairman of the Board, Mr. Charlier will become President and Chief Executive Officer and Mr. Endy will become Executive Vice President. Under the 2001 letter of intent, Mr. Charlier was to become Chairman of the Board, and Mr. Endy was to become Vice Chairman of the Board. Our board agreed to this change, especially in light of the fact that Mr. Carretté will indirectly become our controlling stockholder following the closing.

  •
  The Endy Trust will sell an aggregate of 670,000 shares of Paul-Son common stock for $1,000,000. Previously, under the 2001 letter of intent, the Endy Trust agreed to sell an aggregate of 333,000 shares for $1,000,000. The Endy Trust agreed to increase the shares to be transferred to the B&G stockholders (thereby reducing the per share price to be received) primarily to facilitate the combination moving forward. Additionally, on March 12, 2002, to further facilitate the combination going forward, the Endy Trust agreed to transfer an additional 34,556 shares to the B&G stockholders in the event that Nasdaq should delist us from the Nasdaq SmallCap Market as a result of the combination.

        On April 11, 2002, Mr. Endy and Mr. Dennis, on behalf of Paul-Son, and Mr. Charlier, on behalf of B&G, met in the offices of our legal advisors, Kummer Kaempfer Bonner & Renshaw, and executed the definitive combination agreements. On April 11, 2002, we issued a press release announcing the execution of the definitive combination agreements. On April 12, 2002, we filed an SEC Form 8-K announcing the execution of the definitive combination agreements.

        On April 18, 2002, we submitted a written appeal of the Nasdaq's staff determination regarding the "reverse merger" issue. We were subsequently advised by Nasdaq that no hearing date on the appeal will be required until after the closing of the combination, at which time Nasdaq is anticipated to advise us that we must comply with the original listing requirements pursuant to Nasdaq Rule 4330(f). We may assert our appeal rights at that time if we elect to do so.

        On May 13, 2002, we executed the first amendment to the combination agreement in order to reduce the principal amount of the promissory note to be issued by Paul-Son to purchase Bud Jones. This reflects the reduced value of Bud Jones resulting from losses it incurred in the year ended 2001.

        Pursuant to the definitive agreement, on May 20, 2002, our investment banker, Ladenburg Thalmann, delivered a written opinion to our board of directors advising us that the combination is fair from a financial point of view to Paul-Son and to the stockholders. On June 4, 2002, B&G advised us that they did not object to the fairness opinion findings.

        Commencing approximately August 5, 2002, we intend to sublease for fair market value a portion of our Las Vegas facility to Bud Jones upon terms negotiated at arms length. Bud Jones will use the premises for its wood shop operations.

Our Reasons for the Combination; Recommendations of the Board

        Our board of directors, by unanimous vote, has determined that the combination is in the best interest of our stockholders and recommends that our stockholders vote in favor of the combination transaction and the related proposals contained herein. The decision of our board of directors to enter into the combination transaction and to recommend that our stockholders vote in favor of the combination transaction and the related proposals contained herein is based upon its evaluation of a number of factors, including, among others, (i) the fairness opinion dated May 20, 2002, issued by Ladenburg Thalmann that, based upon and subject to the matter set forth and the written opinion, as of the dates thereof, the combination is fair from a financial point of view to Paul-Son and to its stockholders and (ii) certain financial, business and industry data provided by management. See "Opinion of Paul-Son's Investment Banker."

        In reaching the board's conclusion, the board considered a number of factors, including those summarized below:

  •
  The investigation and recommendation of our compliance committee regarding B&G and its principals.

  •
  The regulatory licensing and approval history of B&G and its principals.

  •
  The ownership by B&G of certain technologies, including, but not limited to, the safechip technology.

  •
  The strong market position B&G holds as a manufacturer and distributor of casino table game equipment in Europe and in other international markets.

  •
  Paul-Son's, B&G's and Bud Jones' historical and pro forma financial condition, results of operations and other financial information, giving effect to certain pro forma combination considerations.

  •
  The management expertise and management philosophy exhibited by B&G's management team.

  •
  The product mix of Paul-Son, B&G and Bud Jones.

  •
  The trade names and reputations of Paul-Son, B&G and Bud Jones.

  •
  The current and future outlook for business in the casino table game supply industry.

  •
  The financial due diligence undertaken by our accounting, financial and legal advisors regarding B&G and Bud Jones.

        In addition to the foregoing considerations, we believe that the combination will be beneficial to our company and its stockholders. The reasons for this conclusion are:

  •
  We believe that the combination will create an industry-leading company in the casino table game supply business.

  •
  We believe that the enhanced management team resulting from the combination will provide stronger operational and management expertise.

  •
  We believe that the combination of B&G's and Bud Jones' European and international distribution channels and our domestic distribution channels will provide a powerful global distribution network for our products.

  •
  We believe that the combination will, on a pro forma combined basis, be accretive in the near-term and long-term and will reduce our historical loss per share with the future prospect of becoming profitable.

  •
  We believe that the B&G "smart chip" technology, casino chips embedded with microchips, will help expand our casino chip offerings and be more attractive to casino customers seeking technology-driven solutions.

  •
  We believe that we will be able to achieve manufacturing cost synergies and labor cost savings by combining manufacturing facilities and reducing redundant functions and operations.

  •
  We believe that we will achieve certain economies of scale through reduction of duplicative administrative functions.

  •
  We believe that our respective companies' product offerings will provide a broader and more attractive casino table games supply product mix to our customers.

  •
  We believe that the ability to utilize manufacturing facilities in the United States, Mexico and France will provide opportunities for us to be more flexible and proactive in dealing with customer demands.

  •
  We believe that the combined companies will be able to access lower cost financing.

  •
  We believe that the combination of our companies will create a larger stockholder base with greater investment community visibility.

        In addition to the foregoing, our board considered certain potential negative factors regarding the combination, including those summarized below:

  •
  Our management may be distracted from regular business concerns by the need to integrate operations;

  •
  We may experience unforeseen difficulties in integrating the respective operations and systems;

  •
  We may experience problems concerning integrating and managing production and sales facilities in three different countries, the United States, France and Mexico;

  •
  There may be impacts on our earnings from currency fluctuations among the United States, France and Mexico;

  •
  We may encounter problems concerning integrating sales strategies for different product lines from Paul-Son, B&G and Bud Jones;

  •
  We may experience problems integrating different business cultures, customs and philosophies;

  •
  We will incur significant charges and expenses as a result of the combination;

  •
  Uncertainties associated with the combination may cause our customers to delay or defer purchasing decisions, which may result in the loss of customers and revenues;

  •
  Our common stock may be delisted from the Nasdaq SmallCap Market as a result of the combination; and

  •
  The temporary surge in B&G's revenue generated by European casinos converting their chips to Euros is ending.

        The above listed factors considered by the board are not intended to include all matters considered, but are believed to include the material factors considered by the board. In determining that the combination was in the best interest of the stockholders of Paul-Son, our board considered the factors above, and all of the information available to it, as a whole. No specific or relative weights were assigned by the board of directors to such factors, it being generally impractical to do so because the decision to approve the combination was the product of the collective judgment of the members of the board, together with input from management and our advisors. Accordingly, individual directors may have given different weight to the factors considered.

        The board of directors has concluded that the combination is in the best interest of Paul-Son's stockholders and, accordingly, recommends that the Paul-Son stockholders vote in favor of the combination proposals and all other related proposals contained herein.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE COMBINATION AGREEMENT AND RECOMMENDS THAT THE HOLDERS OF PAUL-SON COMMON STOCK VOTE "FOR" THE PROPOSALS SET FORTH IN THIS DOCUMENT

        In considering the recommendation of the Paul-Son board of directors with respect to the combination, the combination agreement and the transactions contemplated thereby, our stockholders should be aware that some of the officers and directors of Paul-Son have certain interests in the proposed combination that are different from and in addition to the interests of Paul-Son stockholders generally. The Paul-Son board of directors was aware of these interests and considered them in approving the combination and the combination agreement. See "—Interests of Certain Persons in the Combination."

Opinion of Paul-Son's Investment Banker

        Ladenburg Thalmann has provided a fairness opinion to Paul-Son in connection with the combination. Paul-Son selected Ladenburg Thalmann based on Ladenburg Thalmann's experience, expertise, reputation and familiarity with Paul-Son's business. In connection with Ladenburg Thalmann's engagement, Paul-Son requested that Ladenburg Thalmann evaluate the fairness, from a financial point of view, to the public stockholders of Paul-Son of the consideration to be paid to the stockholders of B&G in connection with the combination. On May 20, 2002, at a meeting of the Paul-Son board of directors, Ladenburg Thalmann rendered to the Paul-Son board of directors a written opinion to the effect that, as of that date and based on and subject to the matters described in its written opinion, the consideration payable to the stockholders of B&G is fair, from a financial point of view, to the public stockholders of Paul-Son.

        The full text of Ladenburg Thalmann's written opinion dated May 20, 2002 to the Paul-Son board of directors, which contains a description of the assumptions made, the procedures followed, the matters considered and the limits of the scope of review undertaken by Ladenburg Thalmann in rendering its opinion, is attached as Annex E and is incorporated in this proxy statement by reference. Paul-Son stockholders are encouraged to, and should, read the Ladenburg Thalmann opinion carefully in its entirety.

        In arriving at its opinion, Ladenburg Thalmann:

  •
  reviewed the combination agreement and accompanying schedules and exhibits;

  •
  reviewed the Endy Trust stock purchase agreement;

  •
  reviewed the preliminary proxy statement of Paul-Son filed with the Securities and Exchange Commission on May 14, 2002;

  •
  reviewed Paul-Son's annual reports to stockholders for the fiscal years ended May 31, 2000 and May 31, 2001 and its quarterly reports for the periods ended February 28, 2002, November 30, 2001, August 31, 2001 and May 31, 2001;

  •
  reviewed B&G's audited pro forma annual financial statements for the fiscal year ended December 31, 2001, as provided by B&G's management;

  •
  reviewed B&G's audited annual financial statements for the fiscal year ended December 31, 2000 and December 31, 1999, as provided by B&G's management;

  •
  reviewed Bud Jones' audited financial statements for the fiscal years ended December 31, 2000 and December 31, 1999, as provided by B&G's management;

  •
  reviewed certain other historical, operating and financial information and projections, provided to us by the respective managements of Paul-Son and B&G relating to their respective business projects;

  •
  met with certain members of senior management of both Paul-Son and B&G to discuss their respective businesses and operations, financial condition and future prospects, and their views of the benefits and other implications of the proposed combination;

  •
  visited and toured B&G's headquarters in Beaune, France;

  •
  met with B&G's largest stockholder, Holding Wilson, in Paris, France;

  •
  visited and toured Bud Jones' headquarters in Las Vegas, Nevada and an injection molded chip production facility in Olathe, Kansas;

  •
  compared the results of operations of B&G with those of certain companies which we deemed to be reasonably comparable to B&G;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable transactions; and

  •
  conducted such other analyses and examinations and considered such other financial, economic and market criteria as Ladenburg Thalmann deemed relevant.

        In connection with its review, Ladenburg Thalmann did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. Ladenburg Thalmann was not requested to and did not make an independent valuation or appraisal of the assets and liabilities of B&G and Paul-Son nor did it verify any of the records of Paul-Son and B&G. With respect to all legal matters, Ladenburg Thalmann relied on the information provided by Paul-Son and B&G and their respective agents. Ladenburg Thalmann's opinion is necessarily based on economic, market and other considerations in effect on, and the information made available to Ladenburg Thalmann as of the date of its opinion.

        Set forth below is a summary of the material financial analyses underlying Ladenburg Thalmann's opinion dated May 20, 2002, delivered to the Paul-Son board of directors in connection with the combination.

        The summary of Ladenburg Thalmann's analyses described below is not a complete description of the analyses underlying Ladenburg Thalmann's opinion. In preparing its opinion to the Paul-Son board of directors, Ladenburg Thalmann performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances; therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its opinion, Ladenburg Thalmann made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Ladenburg Thalmann believes that its analyses must be considered as a whole, and that selecting portions of its analyses and factors without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Ladenburg Thalmann considered industry performance, regulatory, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of Paul-Son and B&G. No company, transaction or business used in Ladenburg Thalmann's analyses as a comparison is identical to Paul-Son or B&G or the proposed combination, therefore, an evaluation of the results of those analyses is not entirely mathematical. In evaluating the companies and transactions listed below, Ladenburg Thalmann made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Paul-Son or B&G, such as the impact of competition on Paul-Son, B&G and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Paul-Son, B&G, the industry or the financial markets in general and the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the combination, public trading or other values of the companies, business segments or transactions analyzed.

        The estimates contained in Ladenburg Thalmann's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Ladenburg Thalmann's analyses and estimates are inherently subject to substantial uncertainty.

        Ladenburg Thalmann's opinion and financial analyses were only one of many factors considered by the Paul-Son board of directors in its evaluation of the proposed combination, and should not be viewed as determinative of the views of the Paul-Son board of directors or Paul-Son's management with respect to the combination or the consideration payable to the stockholders of B&G.

        Ladenburg Thalmann performed a comparable company analysis, comparable transaction analysis and discounted cash flow analysis, among others. Further, in performing its analyses, Ladenburg Thalmann utilized the low range of the revenue, EBIT, EBITDA, net income and book value multiples from the comparable company analysis and the comparable transaction analysis based upon the following:

  •
  B&G is a foreign based company with operations in France and is considerably smaller than the public companies Ladenburg Thalmann deemed comparable to B&G and included in the comparable company analysis, or the B&G Comparable Company Index. The B&G Comparable Company Index is significantly larger in terms of latest twelve months revenue and most recent quarter book value than that of B&G, respectively. Based upon a $10.7 million transaction value, the proposed combination is considerably smaller than the average transaction value of the transactions Ladenburg Thalmann deemed comparable to the proposed combination and included in the comparable transaction analysis.

  •
  B&G supplies plaques, jetons, chips, roulette wheels, displays, layouts, tables and accessories and equipment to licensed casinos. B&G's products are less technical in scope than the products of most of the companies included in the B&G Comparable Company Index. Ladenburg Thalmann noted that higher valuation multiples are typically rendered to the most technologically advanced companies in any industry.

  •
  Based on discussions with the executive management team of B&G, Ladenburg Thalmann noted that Bud Jones has been experiencing financial difficulties.

        Due to these factors, Ladenburg Thalmann attributed the low range of the revenue, EBIT, EBITDA, net income and book value multiples from the comparable company analysis and the comparable transaction analysis in arriving at its opinion.

        For the purposes of its analyses, Ladenburg Thalmann valued the consideration to be paid to the B&G stockholders in the combination based on the closing price of Paul-Son's common stock of $2.70 per share at May 17, 2002, multiplied by 3,969,026 shares of Paul-Son common stock, or $10.7 million. In addition, Ladenburg Thalmann excluded the principal amount of the promissory note payable by Paul-Son to B&G for the Bud Jones shares from the calculation of combination consideration and assumed that the warrants issuable to the B&G stockholders will not be exercised to provide the B&G stockholders any shares of Paul-Son in excess of 53.45% of the outstanding shares of Paul-Son common stock.

        Comparable Company Analysis.    Using publicly available information, Ladenburg Thalmann compared selected historical, current and projected operating and financial data and financial ratios for Paul-Son with certain data from selected publicly traded gaming equipment companies that, in Ladenburg Thalmann's judgment, were most closely comparable to Paul-Son. The gaming equipment companies selected are set forth below:

  •
  Acres Gaming, Inc.

  •
  Alliance Gaming Corporation

  •
  Aristocrat Leisure Limited

  •
  Game Tech International, Inc.

  •
  GTECH Holdings Corporation

  •
  Innovative Gaming Corporation of America

  •
  Interlott Technologies, Inc.

  •
  International Game Technology

  •
  International Lottery & Totalizator Systems, Inc.

  •
  MDI Entertainment, Inc.

  •
  Mikohn Gaming Corporation

  •
  Multimedia Games, Inc.

  •
  PDS Gaming Corporation

  •
  Scientific Games Corporation

  •
  Shuffle Master, Inc.

  •
  WMS Industries, Inc.

        Ladenburg Thalmann reviewed, among other things, the following data with respect to the comparable companies: operating statement data, including revenue for the latest twelve months, or LTM; projected fiscal year, or FY, revenue; projected next fiscal year, or FY+1, revenue; LTM operating Income, or LTM EBIT; projected FY EBIT; projected FY+1 EBIT; LTM operating cash flow, or LTM EBITDA; projected FY EBITDA; projected FY+1 EBITDA; LTM net income; projected FY net income; projected FY+1 net income; and the most recent quarter's, or MRQ, book value.

        Utilizing this information, Ladenburg Thalmann calculated a range of market multiples for the comparable companies by dividing the "Enterprise Value" (total common shares outstanding multiplied by closing market price per share on May 17, 2002, or Market Equity Value, plus total debt and preferred stock, minus cash and equivalents) for each comparable company by, among other things, such company's LTM revenue, projected FY revenue, projected FY+1 revenue, LTM EBIT, projected FY EBIT, projected FY+1 EBIT, LTM EBITDA, projected FY EBITDA, projected FY+1 EBITDA and by dividing each of the comparable companies' LTM net income, projected FY net income, projected FY+1 net income, and MRQ book value.

        The range of multiples for the comparable companies are set forth below:

Comparable Company Multiples
	Minimum	Mean	Maximum
LTM revenue	0.29x	2.09x	6.75x
Projected FY revenue	1.06x	2.18x	5.61x
Projected FY+1 revenue	0.85x	1.80x	4.41x
LTM EBIT	3.47x	15.31x	29.30x
Projected FY EBIT	4.58x	10.89x	15.18x
Projected FY+1 EBIT	3.12x	8.59x	15.10x
LTM EBITDA	3.44x	8.67x	17.14x
Projected FY EBITDA	2.69x	7.60x	13.05x
Projected FY+1 EBITDA	2.07x	6.30x	11.24x
LTM net income	5.48x	23.06x	39.23x
Projected FY net income	3.74x	18.37x	38.07x
Projected FY+1 net income	1.65x	12.76x	32.21x
MRQ book value	0.68x	5.27x	11.52x

        Ladenburg Thalmann then compared the market multiples for the comparable companies to the multiples being offered to the stockholders of B&G. Based on a combination consideration to B&G stockholders of $10.7 million, B&G's implied multiples were as follows:

B&G Implied Multiples
LTM revenue	0.37x
Projected FY revenue	0.54x
Projected FY+1 revenue	0.44x
LTM EBIT	5.52x
Projected FY EBIT	17.60x
Projected FY+1 EBIT	4.66x
LTM EBITDA	3.24x
Projected FY EBITDA	4.62x
Projected FY+1 EBITDA	2.65x
LTM net income	10.89x
Projected FY net income	32.67x
Projected FY+1 net income	8.22x
MRQ book value	1.05x

Ladenburg Thalmann noted that four of the multiples being offered to the B&G stockholders were below the low range of the multiples and well below the mean, that eight of the multiples being offered to the B&G stockholders were below the mean and within the range, and that one of the multiples was above the mean and within the range.

        Comparable Transaction Analysis.    Ladenburg Thalmann reviewed selected publicly-available financial data, including Enterprise Value (at the effective date of the transaction) to revenue, Enterprise Value to EBIT, Enterprise Value to EBITDA, Market Equity Value to net income and Market Equity Value to book value, regarding eleven transactions with deal values (including net debt) of up to $1.3 billion. The eleven comparable transactions selected, which took place between October 1995 and the present, are set forth below:

Acquirer or Bidder for Control	Target
International Capital Partner	MDI Entertainment Inc.
ACMI Holdings, Inc.	American Coin Merchandising, Inc.
International Game Technology	Anchor Gaming, Inc.
Interlott Technologies, Inc.	On-Point Technologies Systems, Inc.
Aristocrat Leisure Ltd.	Casino Data Systems, Inc.
International Game Technology	Silicon Gaming, Inc.
B&G	Bud Jones
ETT, Inc.	Jackpot Enterprises, Inc.
International Game Technology	Sodak Gaming, Inc.
Anchor Gaming, Inc.	Powerhouse Technologies, Inc.
Alliance Gaming Corporation	Bally Gaming International, Inc.

        Ladenburg Thalmann calculated the multiples of each of the aforementioned selected data points for the comparable transactions. The range of multiples calculated for the comparable transactions are set forth below:

Comparable Transaction Multiples
	Minimum	Mean	Maximum
Enterprise Value to LTM Revenue	0.70x	1.77x	3.47x
Enterprise Value to LTM EBIT	4.75x	14.55x	64.39x
Enterprise Value to LTM EBITDA	3.47x	7.56x	12.69x
Market Equity Value to LTM net income	11.68x	34.25x	60.72x
Market Equity Value to MRQ book value	0.52x	1.73x	16.25x

        Based on a combination consideration to B&G stockholders of $10.7 million, B&G's implied multiples were as follows:

B&G Implied Multiples
LTM revenue	0.37x
LTM EBIT	5.52x
LTM EBITDA	3.24x
LTM net income	10.89x
MRQ book value	1.05x

        Ladenburg Thalmann noted that the LTM revenue and the LTM net income multiples being offered the B&G stockholders were below the low range of the multiples and well below the mean, and that the LTM EBIT, LTM EBITDA, and MRQ book value multiples being offered to the B&G stockholders were below the mean and within the range of the comparable transactions.

        Discounted Cash Flow Analysis.    Ladenburg Thalmann performed a discounted cash flow analysis for B&G on a standalone basis, based upon a four-year projection using financial information provided by B&G management for the years ending December 31, 2002 through December 31, 2005. For the discounted cash flow analysis, Ladenburg Thalmann discounted the projected unleveraged free cash flows (earnings before interest and taxes, plus depreciation and amortization, less capital expenditures and changes in working capital) for the respective four years and the terminal value (calculated as a multiple of net income). From this Enterprise Value, Ladenburg Thalmann subtracted all debt obligations appearing on B&G's balance sheet at December 31, 2001, and added the cash balance on such balance sheet to arrive at an implied equity value, or Equity Value. The terminal value was computed by applying multiples ranging from 4.0x to 6.0x to the forecasted EBITDA of the last year projected. Applying discount rates of 14% to 18% based on Ladenburg Thalmann's and industry analysts' estimated weighted average cost of capital for B&G, Ladenburg Thalmann calculated B&G's Equity Value ranging from $16.8 million to $24.8 million at EBITDA multiples ranging from 4.0x to 6.0x. Ladenburg Thalmann noted that the mean Equity Value observation assuming a weighted average cost of capital of 16% and a terminal multiple of 5.0x was $20.6 million.

        Accretion/Dilution Analysis.    Ladenburg Thalmann analyzed the contribution of each of Paul-Son and B&G to the projected 2002 and 2003 operating results of the combined entity, with and without synergy as estimated by B&G and Paul-Son. Ladenburg Thalmann assumed revenue synergies from the proposed combination based upon price increases on revenue generated by Paul-Son and Bud Jones, and savings in rental expenses from the elimination of redundant facilities. Based on a combination consideration to B&G shareholders of $10.7 million, Ladenburg Thalmann performed accretion/dilution analyses with and without synergy for the projected 2002 and 2003 fiscal years. Ladenburg Thalmann found that the merger would be accretive to earnings per share in each of the projected years.

        Ladenburg Thalmann's opinion was provided to the Paul-Son board of directors for its use and benefit and addresses only the fairness to Paul-Son's public stockholders from a financial point of view of the consideration payable to the stockholders of B&G. Ladenburg Thalmann's opinion does not address any other aspect of the proposed combination or any related transaction, and does not constitute a recommendation to any stockholder as to any matters relating to the combination. Specifically, Ladenburg Thalmann's opinion does not address:

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  the merits of the underlying business decision by Paul-Son to proceed with the combination;

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  the relative merits of the combination as compared to any alternative business strategies that might exist for Paul-Son;

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  the sale in January 2002 of 33,000 shares of Paul-Son common stock by the Endy Trust to the stockholders of B&G;

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  the sale in April 2002 of 40,000 shares of Paul-Son common stock by the Endy Trust to the stockholders of B&G for an aggregate price of $100,000, and the agreement of the Endy Trust to sell at the completion of the combination an additional 630,000 shares of Paul-Son common stock to the stockholders of B&G for an aggregate price of $900,000;

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  the agreement of the Endy Trust to transfer an additional 34,556 of the outstanding Paul-Son common stock for no additional consideration in the event that the Paul-Son common stock is delisted from the Nasdaq SmallCap Market; or

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  the agreement of Paul-Son to issue to Eric Endy an option to purchase 1% of the outstanding Paul-Son common stock at an exercise price of $4.00.

        Miscellaneous.    Under the engagement letter, Paul-Son agreed to pay to Ladenburg Thalmann a fee of $250,000 for its services relating the fairness opinion, of which $67,000 was payable upon the execution of the engagement letter, $58,000 was payable upon the execution of the combination agreement and $125,000 was payable upon the delivery of the opinion so long as such written opinion was delivered within 40 days after the execution of the combination agreement. Ladenburg Thalmann delivered its fairness opinion to the Paul-Son board of directors on May 20, 2002, within 40 days of the execution of the combination agreement. In addition, Paul-Son agreed to reimburse Ladenburg Thalmann for its reasonable out-of-pocket expenses relating to its services, including attorneys' fees, and to indemnify Ladenburg Thalmann and related parties against liabilities, including liabilities under U.S. federal securities laws, arising out of its engagement. Paul-Son also agreed to pay to Ladenburg Thalmann a merger fee in the amount of $475,000 for its investment banking services upon completion of the combination, of which amount one-half may be paid by Paul-Son in shares of its common stock to be issued at a 15% discount to the average stock price for the 30 days prior to the completion of the combination.

        Ladenburg Thalmann has in the past provided services to Paul-Son for which services Ladenburg Thalmann has received customary fees for such services. In the ordinary course of business, Ladenburg Thalmann or its affiliates may trade in securities of Paul-Son for its account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Accounting Treatment

        Paul-Son intends to account for the combination as a purchase under generally accepted accounting principles. Even though Paul-Son will be the surviving parent corporation in the combination, because B&G stockholders will own a majority of the outstanding common stock of Paul-Son after the completion of the combination, the combination will be accounted for as a reverse acquisition.

        On the date of the combination, Paul-Son will record the assets acquired and liabilities assumed from B&G based upon their historical costs and the assets and liabilities of Paul-Son will be recorded at their estimated fair market values. For a presentation of the anticipated effects of the accounting treatment on the consolidated financial position and results of operations of Paul-Son after giving effect to the combination, see "Unaudited Pro Forma Combined Condensed Financial Data."

Board of Directors and Management of Paul-Son Following the Combination

        Immediately following the combination, the board of directors will be expanded from four to seven members, with each director in the future to serve one-year terms, or until his successor has been elected or qualified. One of our current directors, Richard Scott, intends to resign from the board. Four individuals will be appointed as directed by B&G's controlling stockholder to the Paul-Son board of directors to fill the newly vacant seats. The persons to be appointed are Francois Carretté, Gérard Charlier, Benoit Aucouturier and Alain Thieffry, all of whom currently serve on the B&G board of directors, with the exception of Alain Thieffry, who serves as a director of Holding Wilson. Eric P. Endy, whose regular term will expire at the annual meeting, has been nominated for re-election at the annual meeting. In addition, two other individuals designated by Paul-Son who are currently serving on the Paul-Son board of directors will remain on the board after the combination. These individuals are Jerry West and Paul Dennis. For a discussion of the directors to be voted on, see "Election of Director." Information on the four B&G director designees is contained below in "Management of Paul-Son."

        If at any time prior to the effective time of the combination any director nominee or Paul-Son director designee is unable to serve as a director of Paul-Son at the effective time, the party that nominated such individual will nominate another individual to serve in such individual's place.

        After the combination, the management of Paul-Son will include the following executive officers:

Name	Position with Paul-Son After the Combination	Current Position with Paul-Son
Francois Carretté	Chairman of the Board	—
Gérard Charlier	President, Chief Executive Officer and Director	—
Eric P. Endy	Executive Vice President and Director	Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer

Paul-Son is currently searching for an individual to serve as its Chief Financial Officer. We currently anticipate that such individual will not be selected until after the combination. We also anticipate that Frank Moreno, who is currently serving as the general manager of Paul-Son's manufacturing facility in Mexico, will continue to serve in that capacity. We will evaluate and combine the sales and other personnel of the combined company and determine a new head of sales after the combination, including potential candidates from Paul-Son, B&G and Bud Jones or from outside of the combined company.

Governmental and Regulatory Approvals

  General Gaming Regulation

        The gaming operations of each of Paul-Son and B&G are subject to extensive regulation, and each of Paul-Son, B&G and their respective subsidiaries hold registrations, approvals, gaming licenses or permits in each jurisdiction in which it operates gaming activities. A list of the jurisdictions in which Paul-Son, B&G and their subsidiaries hold licenses is set forth below.

Paul-Son		B&G	Bud Jones
Arizona	North Carolina	Connecticut	Arizona
California	North Dakota	Louisiana	California
Connecticut	Oregon	Mississippi	Connecticut
Florida	South Dakota	New Jersey	Illinois
Illinois	Washington	Washington	Indiana
Indiana	Wisconsin	South Africa	Iowa
Iowa	Australia		Louisiana
Kansas	Puerto Rico		Michigan
Louisiana	South Africa		Minnesota
Michigan	Ontario, Canada		Mississippi
Minnesota	Quebec, Canada		Missouri
Mississippi	Saskatchewan, Canada		New Jersey
Missouri	British Columbia, Canada		New Mexico
Nevada	Alberta, Canada		New York
New Jersey	Manitoba, Canada		North Dakota
New Mexico			Oregon
New York			Washington
Australia
Canada
Puerto Rico

In each such jurisdiction, certain regulatory requirements must be complied with and/or approvals must be obtained in connection with the combination. Paul-Son and B&G have filed a notice of the proposed combination with the gaming authorities in each such jurisdiction. The majority of these gaming authorities do not require approval of the combination. Pursuant to the combination agreement, Paul-Son's and B&G's obligations to consummate the combination are subject to the satisfaction of the condition that all necessary gaming regulatory approvals and authorizations have been obtained. See "The Combination Agreement—Conditions to Completion of the Combination." Paul-Son and B&G have filed applications for approval from, and initiated discussions with, each of the gaming authorities in which approval of the gaming regulators is required. The status of our approval requests to the gaming authorities is as follows:

Gaming Authority	Status
Illinois:	The Illinois Gaming Board has determined that no pre-approval of the combination is required.
Indiana:	The Indiana Gaming Commission is reviewing the details of the proposed combination to determine whether it will require any additional information and/or filings prior to closing.
Louisiana:
On April 26, 2002, Paul-Son, B&G and Bud Jones filed a Joint Petition for Transfer of Ownership Interest Between Suppliers with the Louisiana Gaming Control Board. Consideration of this petition is currently pending the outcome of Paul-Son's responses to a request for information from the Louisiana State Police Gaming Suitability Unit dated May 13, 2002.
Michigan:
A Transfer of Ownership Interest Application to permit Paul-Son Gaming Corporation to acquire The Bud Jones Company, Inc. was filed with the Michigan Gaming Control Board on April 25, 2002. The Board's Order Approval Transfer of Interest was granted on June 11, 2002.
Mississippi:
The Mississippi Gaming Commission is reviewing the terms of the combination and is conducting its investigation of the combination and its related transactions. It is anticipated that all necessary pre-approvals for the combination will be obtained from the Mississippi Gaming Commission by early-September 2002.
Missouri:	The Missouri Gaming Commission issued a resolution approving the change in ownership of Paul-Son Gaming Corporation and The Bud Jones Company, Inc. at its meeting of June 24, 2002.
Nevada:
The Nevada Gaming Commission is expected to act on our application to deregister as a Nevada gaming publicly traded corporation and the conditional tender of our Nevada gaming device manufacturer and distributor licenses by late-August 2002. Accordingly, no approval of the combination will be required in Nevada.

        While the regulatory requirements vary from jurisdiction to jurisdiction, most require licenses, permits, findings of suitability, documentation of qualification including evidence of financial stability and/or other required approvals for companies who manufacture and distribute gaming equipment, as well as the individual suitability of officers, directors, major stockholders and key employees. Under the various gaming regulations, key personnel generally include the current and/or proposed corporate officers and directors of a corporation and its subsidiaries, which would include each of the persons named under "Management of Paul-Son" below. Laws of the various gaming regulatory agencies are generally intended to protect the public and ensure that gaming related activity is conducted honestly, competitively, and free of corruption.

        Various gaming regulatory agencies have issued licenses allowing Paul-Son's wholly-owned subsidiaries, Paul-Son Supplies and Paul-Son Mexicana, B&G and its wholly-owned subsidiary, Bud

Jones, to manufacture and/or distribute their products. These companies and their key personnel have obtained or applied for all government licenses, permits, registrations, findings of suitability and approvals necessary allowing for the manufacture and distribution of gaming supplies and equipment in the jurisdictions where they do business. These companies have never been denied a gaming related license, nor have any licenses been suspended or revoked.

  Nevada Gaming Regulation

        The manufacture and distribution of gaming equipment in Nevada are subject to extensive state and local regulation. Paul-Son's operations are subject to the licensing and regulatory control of the Nevada Gaming Commission, or the Nevada Commission, the Nevada State Gaming Control Board, or the Nevada Board, and various local regulatory agencies, or the Nevada Gaming Authorities.

        The laws, regulations and supervisory procedures of the Nevada Gaming Authorities seek to (i) prevent unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity, (ii) establish and maintain responsible accounting practices and procedures, (iii) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities, (iv) prevent cheating and fraudulent practices, and (v) provide sources of state and local revenues through taxation and licensing fees.

        Paul-Son Supplies, which manufactures and distributes casino table game equipment (currently, of Paul-Son's products, only roulette wheels and big six wheels are considered gaming devices) used in Nevada, is required to be licensed by the Nevada Gaming Authorities. The gaming license is not transferable and must be renewed periodically. Paul-Son is registered as a publicly-traded corporation by the Nevada Commission, and is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information which the Nevada Commission may require. No person may become a stockholder of, or receive any percentage of profits from, Paul-Son Supplies without first obtaining licenses and approvals from the Nevada Gaming Authorities the various approvals, permits and licenses required in order to engage in its manufacturing, distribution and sales activities in Nevada.

        The Nevada Gaming Authorities have the power to investigate at any time any record or beneficial stockholder of a publicly traded corporation registered under the Nevada Act. Nevada law requires any person who acquires more than 5% of Paul-Son's voting securities to report the acquisition to the Nevada Commission and such person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than 10% of the voting securities of a publicly traded corporation registered under the Nevada Act must apply for a finding of suitability by the Nevada Commission upon notice to do so and must pay the costs and fees incurred by the Nevada Board in connection with the investigation. Under certain circumstances, an institutional investor, as such term is defined in the Nevada gaming regulations, which acquires more than 10%, but not more than 15%, of Paul-Son's voting securities, may apply to the Nevada Commission for a waiver of such finding of suitability requirement if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of Paul-Son, any change in Paul-Son's corporate charter, bylaws, management, policies or operations of Paul-Son, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding Paul-Son's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial stockholder who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation incurred by the Nevada Authorities in conducting any such investigation.

        The complex regulatory scheme governing the licensing of roulette wheel and big six wheel manufacturers and distributors in Nevada imposes administrative burdens which far exceed those of most other gaming jurisdictions when applied to Paul-Son's proposed corporate structure and its proposed foreign stockholders. The anticipated time and expense of a foreign investigation that would be conducted by the Nevada Gaming Authorities would, in the opinion of Paul-Son's and B&G's management, far outweigh any benefit to be gained by maintaining licensure in Nevada. Specifically, based upon an analysis of three factors: the potential market for Paul-Son products in Nevada; the benefits gained through Paul-Son's choice of corporate structure; and the administrative costs associated with compliance with certain requirements of Nevada Gaming Authorities, Paul-Son and B&G have concluded that the costs of maintaining licensure in Nevada upon the completion of the combination significantly exceed the potential profits. Paul-Son thus intends to administratively surrender the Nevada gaming licenses of Paul-Son Supplies upon the completion of the combination, a procedure which allows Paul-Son Supplies to forego licensure in Nevada without impacting its licensure in other gaming jurisdictions or its ability to continue to manufacture roulette wheels and big six wheels in and for other jurisdictions. The above will not impact the manufacture or sale of Paul-Son's other products in Nevada.

  New Jersey Gaming Regulation

        Paul-Son Supplies, Paul-Son Mexicana, B&G and Bud Jones are currently required to be licensed under the New Jersey Casino Control Act, or the New Jersey Act, as casino service industries qualified to manufacture and sell gaming-related products to casinos in New Jersey. As part of such licensure, parent companies, holding companies and certain officers and directors of the companies are required to be found qualified by the New Jersey Casino Control Commission, or the New Jersey Commission. The sale and distribution of gaming equipment to casinos in New Jersey is also subject to the New Jersey Act and the regulations promulgated thereunder by the New Jersey Commission. The New Jersey Commission has broad discretion in promulgating and interpreting regulations under the New Jersey Act. Amendments and supplements to the New Jersey Act, if any, may be of a material nature, and accordingly may adversely affect the ability of a company or its employees to obtain any required licenses, permits and approvals from the New Jersey Commission, or any renewals thereof. The current regulations govern licensing requirements, standards for qualification, persons required to be qualified, disqualification criteria, competition, investigation of supplementary information, duration of licenses, record keeping, causes for suspension, standards for renewals or revocation of licenses, equal employment opportunity requirements, fees and exemptions. In deciding to grant a license, the New Jersey Commission may consider, among other things, the financial stability, integrity, responsibility, good character, reputation for honesty, business ability and experience of the applicant and its directors, officers, management and supervisory personnel, principal employees and stockholders as well as the adequacy of the financial resources of the applicant. New Jersey licenses are granted for a period of three or four years, depending on the length of time a company has been licensed, and are renewable. The New Jersey Commission may impose such conditions upon licensing, as it deems appropriate. These include the ability of the New Jersey Commission to require the applicant or licensee to report the names of all of its stockholders as well as the ability to require any stockholders whom the New Jersey Commission finds not qualified to dispose of the stock, not receive dividends, not exercise any rights conferred by the shares, nor receive any remuneration from the licensee for services rendered or otherwise. Failure of such stockholder to dispose of such stockholder's stock could result in the loss of the license. Licenses are also subject to suspension, revocation or refusal for sufficient cause, including the violation of any law. In addition, licensees are also subject to monetary penalties for violations of the New Jersey Act or the regulations of the New Jersey Commission.

        The combination will result in the substantial change in ownership for Paul-Son Supplies, Paul-Son Mexicana, B&G and Bud Jones. Thus, each of their casino service industry licenses will become void upon its completion. However, in order to maintain the ability of these companies to do business with New Jersey casinos without interruption upon the completion of the combination, prior to 30 days before such consummation, each company must submit a new application for licensure. Upon a satisfactory initial background investigation, each company may obtain transactional waiver approval from the New Jersey Commission to engage in specific transactions with New Jersey casinos pending the outcome of the complete investigation of its respective license application. This transactional approval process permits each company then to continue its business with New Jersey casinos uninterrupted upon the completion of the combination.

  Other Gaming Jurisdictions

        In addition to Nevada and New Jersey, Paul-Son Supplies, Paul-Son Mexicana, B&G and Bud Jones are currently licensed in several other jurisdictions. Although the regulations in these jurisdictions are not identical to the states of Nevada or New Jersey, their material attributes are substantially similar, as summarized below. The manufacture, sale and distribution of gaming supplies in each jurisdiction are subject to various state, county and/or municipal laws, regulations and ordinances, which are administered by the relevant regulatory agency or agencies in that jurisdiction. These laws, regulations and ordinances primarily concern the responsibility, financial stability and character of gaming supply and equipment owners, distributors, sellers and operators, as well as persons financially interested or involved in gaming or liquor operations. In many jurisdictions, selling or distributing gaming supplies may not be conducted unless proper licenses are obtained. An application for a license may be denied for any cause which the gaming regulators deem reasonable. In order to ensure the integrity of manufacturers and distributors of gaming supplies, most jurisdictions have the authority to conduct background investigations of a company, its key personnel and significant stockholders. The gaming regulators may at any time revoke, suspend, condition, limit or restrict a license for any cause deemed reasonable by the gaming regulators. Fines for violation of gaming laws or regulations may be levied against the holder of a license and persons involved. Paul-Son Supplies, Paul-Son Mexicana, B&G and Bud Jones and their respective key personnel have obtained all licenses necessary for the conduct of their respective business in the jurisdictions in which they sell and distribute gaming equipment and supplies. Suspension or revocation of such licenses could have a material adverse effect on the Paul-Son's or B&G's operations.

        Prior to the consummation of the combination, certain pre-approvals will be required from the gaming regulators in certain states, including Illinois, Indiana, Louisiana, Michigan, and Mississippi.

  Federal Gaming Registration

        The Federal Gambling Devices Act of 1962 makes it unlawful for a person to manufacture, transport, or receive gaming machines, gaming devices (including roulette wheels) or components across interstate lines unless that person has first registered with the Attorney General of the U.S. Department of Justice. In addition, gambling device identification and record keeping requirements are imposed by the Federal Act. Violation of the Federal Act may result in seizure and forfeiture of the equipment, as well as other penalties. Paul-Son Supplies, Paul-Son Mexicana, B&G and Bud Jones, which are involved in the manufacture and transportation of gaming devices, are required to register annually. Each company has complied with the registration requirements of the Federal Act.

  Native American Gaming Regulation

        Gaming on Native American lands is governed by federal law, tribal-state compacts, and tribal gaming regulations. The Indian Gaming Regulatory Act of 1988, or the IGRA, provides the framework for federal and state control over all gaming on Native American lands and is administered by the National Indian Gaming Commission and the Secretary of the U.S. Department of the Interior. The IGRA requires that the tribe and the state enter into a written agreement, a tribal-state compact, which governs the terms of the gaming activities. Tribal-state compacts vary from state-to-state and in many cases require equipment manufacturers and/or distributors to meet ongoing registration and licensing requirements. In addition, tribal gaming commissions have been established by many Native American tribes to regulate gaming related activity on Indian lands. Paul-Son subsidiaries manufacture and distribute gaming supplies to Native American tribes who have negotiated compacts with their state and have received federal approval. As of July 8, 2002, Paul-Son Supplies is authorized to sell products to Native American casinos in seventeen states, B&G is authorized to sell products to Native American casinos in three states and Bud Jones is authorized to sell products to Native American casinos in 13 states.

  International Gaming Regulation

        Certain foreign countries permit the importation, sale and operation of gaming supplies in casino and non-casino environments. Certain jurisdictions require the licensing of manufacturers and distributors of gaming supplies. Paul-Son Supplies manufactures and distributes gaming supplies to various international markets including Australia, the Caribbean, and South Africa. Paul-Son Supplies has obtained the required licenses to manufacture and distribute its products in the various foreign jurisdictions where it does business. Prior approval of the combination will be required from gaming authorities in South Africa.

Interests of Certain Persons in the Combination

        In considering the recommendation of the board of directors with respect to the combination, stockholders of Paul-Son should be aware that certain officers and directors of Paul-Son has the following interests in the combination that are separate from and in addition to the interests of stockholders of Paul-Son generally. The board of directors was aware of these interests and took them into account in approving the combination agreement and the transactions contemplated thereby.

  Composition of Paul-Son Board of Directors

        The combination agreement provides that immediately subsequent to the consummation of the combination, the Paul-Son board of directors will consist of seven members. Eric P. Endy, Jerry West and Paul Dennis currently serve on the Paul-Son board of directors, and each of the B&G designees currently serves on the B&G board of directors other than Alan Thieffry who serves on Holding Wilson's board of directors. For a discussion of the board of directors "Board of Directors and Management of Paul-Son Following the Combination" above, and see "Election of Director" and "Management of Paul-Son" below.

  Endy Employment Agreement

        Upon the completion of the combination, Paul-Son will enter into an employment agreement with Eric Endy pursuant to which he will serve as Executive Vice President of Paul-Son. The agreement will provide for a five year term, subject to earlier termination, at an annual salary of $200,000. The employment agreement was separately negotiated between Mr. Endy and B&G prior to execution of the combination agreement. See "Agreements Related to the Combination—Endy Employment Agreement."

  Stock Purchase Agreement

        The B&G stockholders previously purchased 33,000 shares from the Endy Trust in January 2001. In addition to these shares and the proposed combination, pursuant to a stock purchase agreement entered into on the same date as the combination agreement, the stockholders of B&G agreed to purchase an aggregate of 670,000 shares of Paul-Son common stock from the Paul S. Endy, Jr. Living Trust, of which Eric Endy is the trustee and beneficiary, for an aggregate purchase price of $1.0 million. The Endy Trust sold the first 40,000 shares to the B&G stockholders at the execution of the combination agreement. The Endy Trust will sell the remaining 630,000 shares to the B&G stockholders upon the consummation of the combination. See "Agreements Related to the Combination—Stock Purchase Agreement." The Endy Trust will sell an additional 34,556 shares to the B&G stockholders in the event Paul-Son's common stock is delisted from the Nasdaq SmallCap Market due to the combination.

        The stock purchase agreement provides that if the stockholders of B&G purchase the additional 34,556 shares that the Endy Trust agreed to sell them if Paul-Son is delisted from Nasdaq SmallCap as a result of the combination, Holding Wilson would use its best efforts to cause its designees on Paul-Son's Board of Directors to vote in favor of the grant to Eric Endy of a stock option to purchase 34,556 shares of Paul-Son at a price of $4.00 per share. The stock option shall otherwise be subject to the conditions of Paul-Son's 1994 Long Term Incentive Plan. The Paul-Son board of directors approved the grant of the stock option, subject to the terms and conditions thereof, on March 14, 2002.

  Director and Officer Insurance and Indemnification

        The combination agreement provides for certain arrangements with respect to the ongoing obligation of Paul-Son after the combination to indemnify, and maintain insurance on behalf of, the present and former directors and officers of Paul-Son against any damages or liabilities incurred in connection with any claim, action, suit or proceeding arising out of matters existing or occurring prior to the consummation of the combination. See "The Combination Agreement—Director and Officer Insurance and Indemnification."

  Stock Plans

        As a result of the combination, stock options issued under Paul-Son's 1994 Directors' Stock Option Plan and 1994 Long-Term Incentive Plan will become fully vested at the effective time of the combination notwithstanding any vesting provisions. Certain officers and directors of Paul-Son hold unvested stock options under the plans, including Paul Dennis who holds an unvested option to purchase 4,000 shares of Paul-Son common stock.

  Registration Rights Agreement

        The purchase of Paul-Son shares from Paul-Son and the Endy Trust is subject to an agreement that such shares may be registered for resale in certain events commencing two years after the consummation of the combination. Should the combination not be consummated, the 73,333 shares already sold by the Endy Trust to stockholders of B&G are entitled to registration by the Company with the legal costs of such registration being indemnified by the Endy Trust. See "Agreements Related to the Combination—Registration Rights Agreement."

Fiscal Year

        Paul-Son has been advised that if the combination is completed, December 31 will become the fiscal year end for the combined companies.

No Dissenters' or Appraisal Rights

        Under Nevada law, holders of Paul-Son common stock are not entitled to appraisal rights in connection with the combination.

Possible Delisting of Paul-Son Common Stock

        Nasdaq notified Paul-Son that it believes the combination is a "reverse merger" as defined under Nasdaq rules, and, accordingly, Nasdaq will delist the Paul-Son common stock from the Nasdaq SmallCap Market upon the consummation of the combination unless Paul-Son meets the initial listing criteria at that time. Paul-Son does not currently meet those criteria, and there can be no assurance that Paul-Son will meet the criteria upon the consummation of the combination. Paul-Son intends to appeal Nasdaq's determination following the completion of the combination, if necessary. If Nasdaq does not reverse its decision, Paul-Son will use its best efforts to cause the Paul-Son common stock to be listed on the Pacific Exchange as promptly as practicable after the combination in the event that Nasdaq delists the Paul-Son common stock. Paul-Son currently meets the initial listing criteria for Tier II of the Pacific Exchange and believes that it will continue to meet the listing criteria upon completion of the proposed combination. See "The Combination Agreement—Nasdaq/Pacific Exchange Listing."

Federal Securities Law Consequences; Resale Restrictions

        No shares of Paul-Son common stock that the B&G stockholders will receive in the combination have been registered under the Securities Act of 1933 or any applicable state securities laws. Such shares may not be transferred unless (a) subsequently registered under applicable law, or (b) each of the stockholders of B&G has delivered to Paul-Son or its transfer agent an opinion that the shares may be sold or transferred pursuant to an exemption from registration. Paul-Son has agreed to register the shares pursuant to the terms of a registration rights agreement, see "Agreements Related to the Combination—Registration Rights Agreement."

Enforceability of Judgments Against Foreign Persons

        Although Paul-Son is a corporation organized under the laws of the State of Nevada, some of Paul-Son's directors and officers will be citizens or residents of countries other than the United States. A substantial portion of the assets of those directors and officers will also be located outside of the United States. Accordingly, it may be difficult for stockholders:

  •
  to obtain judgments against those directors or officers in original actions in non-U.S. courts predicated upon the U.S. federal securities laws; or

  •
  to enforce against those directors or officers in non-U.S. courts judgments of courts in the United States predicated upon the civil liability provisions of the U.S. federal securities laws.

THE COMBINATION AGREEMENT

        The following summary describes the material provisions of the combination agreement and the transactions contemplated by the combination agreement. The provisions of the combination agreement are complicated and not easily summarized, and while we believe that the description covers the material terms of the combination and related transactions, this summary may not contain all of the information about the combination agreement that is important to you. The combination agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We encourage you to read the combination agreement carefully because it, and not this proxy statement, is the legal contract that governs the combination.

Completion of the Combination

        We will complete the combination when all of the conditions to the completion of the combination contained in the combination agreement described in the section entitled "Conditions to Completion of the Combination" below are satisfied or waived. The exchange of shares will become effective when the parties file the articles of exchange with the Secretary of State of the State of Nevada.

        We are working to complete the combination as quickly as possible. Because the combination is subject to governmental and regulatory approvals and other conditions, we cannot predict the actual timing. We currently expect to complete the combination by the fourth calendar quarter of 2002.

Structure of the Combination

        Pursuant to the combination agreement, Paul-Son will acquire 100% of the stock of B&G in exchange for (i) shares of Paul-Son common stock which immediately after the closing will equal 53.45% of the shares of Paul-Son common stock outstanding and (ii) the warrants described under the heading "Warrants" below. Based on 3,456,654 shares of Paul-Son common stock currently outstanding, Paul-Son will issue an additional 3,969,026 shares of its common stock to the stockholders of B&G which will result in a total of 7,425,680 shares outstanding immediately after the completion of the combination. Paul-Son will also purchase 100% of the shares in B&G's wholly-owned subsidiary, Bud Jones. In payment of the Bud Jones shares, Paul-Son will issue a promissory note to B&G. B&G will not distribute the note to its stockholders; instead, the note will remain an asset of B&G. As a result, B&G and Bud Jones will become wholly-owned subsidiaries of Paul-Son. On May 13, 2002, we executed the first amendment to the combination agreement in order to reduce the principal amount of the promissory note to be issued by Paul-Son to purchase Bud Jones. This reflects the reduced value of Bud Jones resulting from losses it occurred in the year ended 2001.

Warrants

        Paul-Son has granted options, warrants, or other convertible securities or rights to purchase Paul-Son common stock to some of Paul-Son's employees, suppliers, and other business partners. As part of the consideration for the B&G shares, Paul-Son will issue to the stockholders of B&G warrants to purchase that number of shares of Paul-Son common stock which equals the total number of shares of Paul-Son common stock issuable pursuant those options, warrants, or other convertible securities or rights to purchase Paul-Son common stock which are outstanding immediately prior to the closing. The stockholders of B&G can only exercise those warrants, however, if, when and to the extent that Paul-Son issues common stock upon exercise or conversion of any of those options, warrants, securities or rights. The warrants will expire 30 days after the date on which Paul-Son notifies the warrant holder that the last of those options, warrants, securities or rights has been exercised, canceled or terminated. The purpose of the warrants is to provide antidilution protection to the stockholders of B&G in the event any of those options, warrants, securities or rights are exercised after the closing including any shares issued or issuable to Paul-Son's investment banker, Ladenburg Thalmann. There are currently options outstanding to purchase a total of 370,000 shares of Paul-Son common stock. In addition, one-half of Ladenburg Thalmann's $475,000 combination fee may be paid by Paul-Son in common stock issued at a 15% discount to the average closing price for the thirty days preceding the completion of the combination.

        Assuming the combination were completed on July 8, 2002, the B&G stockholders would be entitled to warrants to purchase an aggregate of approximately 477,000 shares pursuant to the terms of the combination agreement (based on an average closing price for Paul-Son's common stock of $2.62 per share). The actual number of shares underlying the warrants, however, may (a) increase to the extent that Paul-Son grants prior to closing additional stock options or other conversion rights to acquire Paul-Son common stock or the average closing price of Paul-Son's common stock for the thirty days prior to the completion of the combination is less than $2.23 per share; or (b) decrease to the extent that stock options or other conversion rights to acquire Paul-Son common stock expire or terminate prior to closing or Paul-Son elects not to pay one-half of Ladenburg Thalmann's combination fee in Paul-Son common stock.

Representations and Warranties

        The combination agreement contains generally reciprocal representations and warranties made by each of Paul-Son and B&G regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the combination. These representations and warranties relate to the following subject matters with respect to each party:

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  Each party is a corporation duly organized, validly existing and in good standing under its jurisdiction of incorporation;

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  Each party has the authorized capital stock, as set forth in the combination agreement;

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  Each party has full corporate power and authority to execute, deliver and enforce the combination agreement;

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  Each party's performance under the combination agreement, subject to the appropriate regulatory and statutory approvals, will not result in the violation of any other obligations;

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  The performance and obligations of each party under the combination agreement will not have an effect on each party's performance or obligations on material contracts;

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  Each party has made the requisite filings with the appropriate regulatory authorities and each party has disclosed complete and accurate financial statements;

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  Except as disclosed to the other party, neither party has incurred any liability or obligations that may adversely affect the other company;

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  Except as disclosed to the other party, the parties have conducted their business in the ordinary course and no changes or developments have occurred that would have an adverse material effect on the other company;

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  The parties have timely filed all tax returns, paid all taxes and do not have any audits pending or threatened;

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  Each party has disclosed all real property owned by the companies, and each party has valid, legal and marketable title to all real property;

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  Each party has disclosed all personal property owned by the companies, and each party has valid title to all personal property;

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  Each party owns or posses adequate rights to all intellectual property;

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  The parties have disclosed all agreements, contracts, leases, arrangements or understandings, and all such agreements, contract, leases arrangements or understandings are in full force and no party is in breach or default of such agreements, contracts, leases, arrangements or understandings;

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  Except as disclosed to the other party, neither party nor any of their officers or directors thereof have any suits, claims, actions or proceedings, pending or threatened;

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  The parties have complied with appropriate federal and state environmental, health and safety laws, statutes and regulations;

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  The parties have disclosed all employee benefit plans or similar arrangement;

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  The parties hold all material approvals, licenses, permits, registrations and other authorizations necessary for the lawful conduct of their businesses;

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  No party has any labor disputes or complaints and the parties are otherwise in full compliance with the applicable labor laws and regulations;

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  The parties currently have in place all policies of insurance reasonably required in the operations of their businesses;

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  Neither party is engaged directly or indirectly in discussions or negotiations with respect to any other combination;

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  No party has or will pay any finder fees or other commissions to any broker, finder or investment banker (other than Ladenburg Thalmann) in connection with the combination agreement;

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  Neither company will engage in any transaction, agreement, arrangements or understandings between the companies any of the companies' affiliates;

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  Each party understands that the combination and the parties thereto are subject to gaming regulations and approvals;

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  The parties hold their inventories in good condition, all their accounts receivables and accounts payables have arisen from bona fide transactions;

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  Each party has disclosed all material customers and suppliers;

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  Each party has disclosed a true and complete description of their product liability and product warranty experiences; and

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  Each party ensures the accuracy of all information set forth in the combination agreement.

        B&G is also making certain investment representations relating to the Paul-Son shares being issued in the combination. The representations and warranties of Paul-Son and B&G contained in the combination agreement expire upon completion of the combination.

Conduct of Business Before Completion of the Combination

        Under the combination agreement, each of Paul-Son and B&G has agreed that, until the earlier of the termination of the combination agreement or the closing date, except to the extent that the other party otherwise consents in writing, it will:

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  carry on its business in the ordinary course in substantially the same manner as previously conducted,

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  pay its debts and taxes when due, in the ordinary course in substantially the same manner as previously paid,

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  pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, and

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  to the extent consistent with the ordinary course of business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it.

        Under the combination agreement, Paul-Son and B&G also agreed that, until the earlier of the termination of the combination agreement or the closing date, unless otherwise contemplated by the combination agreement or otherwise consented to in writing by the other, each of Paul-Son and B&G will not, and B&G will not permit Bud Jones to, take certain actions, including the following:

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  adopt any amendment to its organizational documents;

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  issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock of any class or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock outstanding on the date hereof;

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  declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock;

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  split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

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  increase the compensation or fringe benefits payable or to become payable to any of its directors, officers or employees or those of any of its subsidiaries (except for salary increases in the ordinary course of business consistent with past practice, not to exceed ten percent to employees other than executive officers);

  —
  pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies previously disclosed in writing to the other party, which shall be interpreted and implemented in a manner consistent with past practice);

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  enter into any employment or severance agreement with, any director, officer or employee;

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  offer employment to or hire any person with an annual salary of $100,000 or more;

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  establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, commission, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, except to the extent required by applicable law or regulation;

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  sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any of its properties or assets, except for sales of inventory in the ordinary course of business in connection with the company's gaming supplies business operations;

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  acquire any corporation or other business organization or any division thereof (or a substantial portion of the assets thereof) or any other assets, except for acquisitions of assets in the ordinary course of business in connection with its gaming supplies business operations in an amount individually or in the aggregate not to exceed $50,000;

    —
    incur, assume, renew or pre-pay any long-term debt or incur, assume or renew any short-term debt, except that the parties may incur or pre-pay debt in the ordinary course of business consistent with past practice under existing lines of credit and that Paul-Son may incur non-recourse debt up to an additional $500,000;

    —
    assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice;

    —
    make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice not to exceed $50,000 individually or in the aggregate (including advances to employees) and except for intercompany loans, advances, capital contributions or investments;

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  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

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  make or rescind any material express or deemed election relating to taxes, settle or compromise any material claim or proceeding, investigation or audit relating to taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income tax purposes pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in consolidated financial statements;

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  other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability before the same comes due in accordance with its terms;

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  fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

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  take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable), unless required by a change in law, French general accounting policies or U.S. GAAP, as applicable;

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  modify, amend or terminate any material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

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  enter into or renew any license agreement, lease agreement, vendor or customer supply contract with a term of six months or more or any material contract;

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  take, or agree to commit to take, any action that would cause its representations and warranties contained in the combination agreement, not to be true and correct at, or prior to, the closing date;

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  engage in any transaction with any of its affiliates which involves the transfer of consideration or has a financial impact on the company, other than pursuant to agreements existing on the date of the combination agreement;

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  close, shut down, or otherwise eliminate any business operations or divisions owned or operated by the company or its subsidiaries; or

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  settle any litigation relating to the transactions contemplated by the combination agreement.

Paul-Son and B&G Prohibited From Soliciting Other Offers

        Under the combination agreement, subject to certain exceptions described below, each of Paul-Son and B&G has agreed that, unless the combination agreement shall have been terminated in accordance with its terms, it shall not, directly or indirectly:

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  solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or other acquisition proposal other than the transactions contemplated by the combination agreement;

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  engage in negotiations or discussions with any third party concerning, or facilitate the making of, an acquisition proposal; or

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  enter into any agreement with respect to any acquisition proposal.

        Notwithstanding the prohibitions in the combination agreement, Paul-Son, B&G or their respective boards of directors may furnish non-public information to, or entering into discussions or negotiations with, any third party in connection with an unsolicited bona fide written proposal for an acquisition proposal by the third party, if and only to the extent that (w) the third party has made a written acquisition proposal to the board of directors of Paul-Son or B&G, as the case may be, (x) the board of directors of Paul-Son or B&G, as the case may be, determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such acquisition proposal is reasonably capable of being completed on substantially the terms proposed, and would, if completed, result in a transaction that would provide greater value to the company's stockholders than the combination, and (y) the board of directors of Paul-Son or B&G, as the case may be, determines in good faith, based on the advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Paul-Son or B&G, as the case may be, under applicable law.

Board of Directors and Management Following the Combination

        Upon completion of the combination, Paul-Son will expand its board of directors to seven persons, and the Paul-Son board will elect new executive officers of Paul-Son. The Paul-Son board will consist of four persons nominated by Holding Wilson, the principal stockholder of B&G, and three persons from Paul-Son's current board of directors. Francois Carretté, the Chairman of Holding Wilson, will become Chairman of the Board of Paul-Son. Gérard Charlier, B&G's Chairman of the Board and Chief Executive Officer, will become President and Chief Executive Officer of Paul-Son. Eric Endy, Paul-Son's current Chairman of the Board, President and Chief Executive Officer will become Executive Vice President of Paul-Son. Holding Wilson will agree to vote its shares for a period of five years to elect Eric Endy or his designee to the Paul-Son board of directors. Eric Endy and the Endy Trust will agree to vote their shares for a period of five years to elect the nominees of Holding Wilson to the Paul-Son board of directors.

Required Regulatory Approvals

        Paul-Son, B&G and Bud Jones hold a variety of licenses from gaming authorities in jurisdictions throughout the United States, Canada and elsewhere. Many of those gaming authorities must approve the combination. Paul-Son and B&G agreed to cooperate with each other and use their reasonable best efforts, and to cause their respective directors and officers to use their reasonable best efforts, to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all third parties and governmental entities which are necessary to consummate the transactions contemplated by the combination agreement and the transactions contemplated thereby, including, without limitation, all filings required under the gaming laws, and to comply, and to cause their respective directors and officers and employees to comply, with the terms and conditions of all governmental approvals. Paul-Son and B&G shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Paul-Son or to B&G, as the case may be, and any of their respective subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any governmental entity in connection with the transactions contemplated by the combination agreement.

Director and Officer Insurance and Indemnification

        From and after the completion of the combination, Paul-Son will indemnify and hold harmless each present and former director and officer of Paul-Son against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any matter existing or occurring at or prior to the closing date, whether asserted or claimed prior to, at or after the closing date, to the fullest extent that Paul-Son would have been permitted under Nevada law and its articles of incorporation or bylaws in effect on the date of the combination agreement to indemnify such person.

        For a period of six years after the completion of the combination, Paul-Son will maintain in effect a directors' and officers' liability insurance policy covering those persons who are covered as of the date of the combination agreement by Paul-Son's directors' and officers' liability insurance policy, with coverage in an amount and scope at least as favorable as Paul-Son's existing coverage; provided that in no event will Paul-Son be required to expend in excess of 200% of the current annual premium paid by Paul-Son for such coverage.

Employee Benefits

        The combination agreement provides that Paul-Son will honor all of Paul-Son's written employment, consulting, severance undertakings, and termination agreements (including change in control provisions) of the employees of Paul-Son and its subsidiaries. B&G acknowledges that completion of the transactions contemplated by the combination agreement will constitute a change in control for the purposes of the Paul-Son stock option plans (causing all outstanding options to become vested and exercisable).

Amendment of Paul-Son Articles of Incorporation and Bylaws

        Paul-Son has agreed that prior to the completion of the combination, Paul-Son will (i) amend its articles of incorporation and bylaws, as applicable, to opt out of the anti-takeover provisions available under Nevada law, including with respect to the combination, and (ii) amend its bylaws to eliminate the classification of directors so that, effective upon the completion of the combination, the Paul-Son stockholders will elect all seven Paul-Son directors at each annual stockholders' meeting.

        These amendments may make it easier for the B&G stockholders, as the controlling stockholders of Paul-Son, to propose and accomplish transactions involving Paul-Son, such as acquiring additional Paul-Son shares, mergers and consolidations, or changing the composition of Paul-Son's board of directors. The B&G stockholders have no present intention of proposing or undertaking any such transactions.

Conditions to Completion of the Combination

        The respective obligations of Paul-Son and B&G to complete the combination agreement and carry out the combination and the other transactions described in the combination agreement are subject to the satisfaction or waiver of each of the following conditions prior to the completion of the combination:

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  no governmental entity shall have enacted or issued any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the combination illegal or otherwise prohibiting completion of the combination;

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  the representations and warranties of the other party shall be true and correct as of the date of the combination agreement and, except to the extent such representations speak as of an earlier date, as of the closing date as though made on and as of the closing date;

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  the other party shall have performed in all material respects all obligations required to be performed by it under the combination agreement at or prior to the closing date;

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  the other party shall have obtained all governmental approvals required to permit it to consummate the transactions contemplated by the combination agreement, and all such approvals shall remain in full force and effect;

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  between the date of the combination agreement and the closing date, there shall not have been any event, development, condition or state of affairs which resulted in or is reasonably likely to have a material adverse effect on the other party;

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  the other party shall have received all third-party consents and approvals required to be obtained by it in connection with the transactions contemplated hereby, under any contract to which that party (or any of its subsidiaries) may be a party;

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  the other party shall have delivered certificates dated within fifteen days prior to the closing date, evidencing that such party and each of its subsidiaries is in good standing under the laws of the jurisdiction in which it is incorporated;

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  the Endy Trust, Eric Endy and the B&G stockholders shall have closed the transactions contemplated in the Endy Stock Purchase Agreement;

  •
  each party shall have received opinions of counsel(s) to the other party; and

  •
  each party shall have received such other instruments, documents or information that it reasonably requests in connection with the combination agreement and the transactions contemplated thereby.

        The obligations of B&G to effect the combination and the transactions contemplated by the combination agreement are further subject to the satisfaction or B&G's waiver of the following conditions:

  •
  the Paul-Son common stock to be issued to the stockholders of B&G in connection with the Share Exchange and upon exercise of the warrants shall have been approved for listing on the Nasdaq SmallCap Market, unless upon or subject to completion of the transactions contemplated by the combination agreement, Nasdaq delists the Paul-Son Common Stock, see "—Nasdaq/Pacific Exchange Listing" below;

  •
  Paul-Son shall have received letters of resignation from (i) Jerry G. West and Richard W. Scott as members of the Board of Directors and committees thereto of Paul-Son (unless Eric P. Endy or the Endy Trust designates Mr. West or Mr. Scott as a director after the completion of the combination), and (ii) Eric P. Endy as chairman of the board (but not as a director) of Paul-Son and as an officer of Paul-Son and its subsidiaries;

  •
  there shall not be pending any suit, action, proceeding or investigation by, or on behalf of any entity or person other than a B&G stockholder or affiliate which: (i) challenges or seeks to restrain or prohibit the consummation of the transactions contemplated by the combination agreement; (ii) relates to the combination agreement and seeks to obtain from the B&G or Bud Jones, the B&G stockholders or any of them any damages that may be material to any of them; (iii) seeks to prohibit or limit in any material respect the B&G stockholders' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to their Paul-Son shares; (iv) would materially and adversely affect the right of Paul-Son to own the assets or operate the business of B&G or Bud Jones; or (v) if adversely determined, could have a material adverse effect on Paul-Son; and

  •
  the combination agreement and the combination shall have been approved by the stockholders of Paul-Son in the manner required under Nevada law, the articles of incorporation of Paul-Son and the applicable SRO Rules.

        The obligations of Paul-Son to effect the combination and the transactions contemplated by the combination agreement are further subject to the satisfaction or waiver of the following conditions:

  •
  Paul-Son and Eric Endy shall have entered into the employment agreement described below under "Agreements Related to the Combination—Endy Employment Agreement;"

  •
  B&G shall have transferred 100% of the Bud Jones shares to Paul-Son with all required documentary stock transfer taxes affixed evidencing the payment of any transfer taxes that may be due with respect to such transfer; and

  •
  B&G shall have delivered to Paul-Son the non-competition agreements duly executed by each stockholder of B&G described below under "Agreements Related to the Combination—Noncompetition Agreements."

        Each of the foregoing conditions may be waived by Paul-Son and/or B&G, as applicable, to the extent legally permissible.

Nasdaq/Pacific Exchange Listing

        Nasdaq has notified Paul-Son that it believes the combination is a "reverse merger" as defined under Nasdaq rules. Accordingly, upon completion of the combination, we believe that Nasdaq will give us notice that Nasdaq will delist the Paul-Son common stock from the Nasdaq SmallCap Market unless Paul-Son meets the Nasdaq initial listing criteria at that time. Paul-Son does not currently meet those criteria, and there can be no assurance that Paul-Son will meet the initial listing criteria upon the completion of the combination. After receipt of the Nasdaq notice, Paul-Son will have the right to appeal Nasdaq's decision. If Paul-Son elects to appeal but is not able to overturn Nasdaq's decision, Paul-Son will use its best efforts to cause the Paul-Son common stock to be listed on the Pacific Exchange as promptly as practicable after the closing in the event that Nasdaq delists the Paul-Son common stock. Paul-Son currently meets the initial listing criteria for Tier II of the Pacific Exchange and believes that it will continue to meet the listing criteria upon completion of the proposed combination. No assurances can be given, however, that Paul-Son will be able to list its common stock on the Pacific Exchange or that any active trading market in its shares will develop.

Termination of the Combination Agreement

        The combination agreement may be terminated in accordance with its terms at any time prior to the closing date, whether before or after approval by the stockholders of Paul-Son of the combination:

  •
  by mutual written consent of Paul-Son and B&G;

  •
  by Paul-Son or B&G if the combination is not consummated by March 31, 2003 (which date may be extended by either party to September 30, 2003 if the combination is not completed because the requisite governmental approvals have not been obtained and are still being actively pursued), except that this right to terminate the combination agreement is not available to any party whose failure to fulfill any obligation under the combination agreement has been the cause of or resulted in the failure of the combination to occur on or before that date;

  •
  by Paul-Son or B&G if there is any non-appealable final order, decree or ruling of a court or other governmental entity having the effect of permanently restraining, enjoining or otherwise prohibiting the combination;

  •
  by B&G if it has received an acquisition proposal of the type described in "Paul-Son and B&G Prohibited from Soliciting Other Offers" that it is prepared to accept, provided that such termination shall be effective only if B&G complies with all the conditions set forth in the combination agreement in connection with such termination including the payment to Paul-Son of a termination fee of $1.0 million; by Paul-Son if it has received an acquisition proposal of the type described in "Paul-Son and B&G Prohibited from Soliciting Other Offers" that it is prepared to accept, provided that such termination shall be effective only if Paul-Son complies with all the conditions set forth in the combination agreement in connection with such termination including the payment to B&G of a termination fee of $1.0 million;

  •
  by Paul-Son or B&G upon a breach of any representation, warranty, covenant or agreement on the part of the other party, which breach is not curable or, if capable of being cured, shall not have been cured within 30 days after the party alleged to be in breach has received written notice of the breach; by Paul-Son or B&G if Ladenburg Thalmann does not deliver the fairness opinion to Paul-Son's board of directors within six weeks from the date of the combination agreement, except where Ladenburg Thalmann's failure to deliver within six weeks results from a delay or failure by the terminating party to deliver information which Ladenburg Thalmann requires to finalize the fairness opinion; or

  •
  by B&G not later than twenty days after delivery of the fairness opinion, if the fairness opinion reflects a valuation of B&G and Bud Jones which is materially different from the valuation provided to Paul-Son by Ladenburg Thalmann prior to the date of the combination agreement.

Effect of Termination; Payment of Termination Fee

        If the combination agreement is terminated in accordance with its terms, the combination agreement shall immediately become void, and neither Paul-Son, B&G nor their respective affiliates shall have any liability or obligation under the combination agreement, except for the payment of a termination fee under the conditions described below, and except that such termination shall not limit liability for a willful breach of the combination agreement.

        If B&G or Paul-Son terminates the combination agreement because it wishes to accept an acquisition proposal of the type described in "Paul-Son and B&G Prohibited from Soliciting Other Offers," the terminating party shall pay to the other party a termination fee in the amount of $1.0 million. The payment of such termination fee shall be the sole and exclusive remedy of the non-terminating party against the terminating party.

Indemnification

        Paul-Son agreed that, from and after the closing date, it will indemnify and hold harmless and provide advancement of expenses to each present and former director, officer and agent of Paul-Son, against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the closing date, whether asserted or claimed prior to, at or after the closing date, to the fullest extent that Paul-Son would have been permitted under Nevada law and its Articles of Incorporation or Bylaws in effect on the date of execution of the combination agreement.

        Paul-Son further agreed that, for a period of six years after the closing date, it will maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Paul-Son's directors' and officers' liability insurance policy with coverage in amount and scope at least as favorable as Paul-Son's existing coverage provided, however, that Paul-Son shall not be required to expend more than an amount per year equal to 200% of current annual premiums paid by Paul-Son for such insurance.

Expenses

        Except as provided under "Payment of Termination Fee," each party will pay all fees and expenses it has incurred in connection with the combination agreement and the transactions contemplated by the combination agreement, whether or not the combination is completed.

Amendment, Extension and Waiver

        Paul-Son and B&G may amend the combination agreement, by action taken or authorized by their respective boards of directors, at any time before or after the stockholders of Paul-Son have approved the matters presented in connection with the combination. However, after any such stockholder approval, the parties may not make any amendment which by law requires further approval by the Paul-Son stockholders without such further approval. The combination agreement may be amended only by an instrument in writing signed on behalf of each of the parties.

        At any time prior to the closing date, each of Paul-Son and B&G, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the other party's performance of any of its obligations or other acts, (ii) waive any inaccuracies in the other party's representations and warranties contained in the combination agreement or in any document delivered pursuant to the combination agreement, or (iii) waive the other party's compliance with any of the agreements or conditions contained in the combination agreement. The party granting the extension or waiver must do so in a written, signed instrument.

AGREEMENTS RELATED TO THE COMBINATION

        This section of the proxy statement describes agreements related to the combination agreement. While we believe these descriptions cover the material terms of these agreements, these summaries may not contain all of the information that is important to you.

Stock Purchase Agreement

        In addition to the proposed combination, pursuant to a stock purchase agreement entered into on the same date as the combination agreement, the stockholders of B&G agreed to purchase an aggregate of 670,000 shares of Paul-Son's common stock from the Paul S. Endy, Jr. Living Trust, Paul-Son's current controlling stockholder, for an aggregate purchase price of $1.0 million. The Endy Trust sold the first 40,000 shares to the B&G stockholders at the execution of the combination agreement. The Endy Trust will sell the remaining 630,000 shares to the B&G stockholders upon the completion of the combination. Upon completion of both the combination and the purchase of shares from the Endy Trust, the stockholders of B&G will own approximately 63.0% of Paul-Son's outstanding shares. The Endy Trust has agreed to sell 34,556 additional shares to the B&G stockholders if the Nasdaq SmallCap Market delists Paul-Son's common stock as a result of the combination (as described above under "Nasdaq/Pacific Exchange Listing").

        Under the stock purchase agreement, the Endy Trust, Eric Endy and the other Endy family trusts have irrevocably agreed to vote all their shares of Paul-Son (a) in favor of the adoption and approval of the combination agreement, and (b) except with the consent of the stockholders of B&G, against certain actions, including any extraordinary corporate transaction, such as a merger, or other combination involving Paul-Son or its subsidiaries, a sale, lease or transfer of material assets of Paul-Son or its subsidiaries, a dissolution, liquidation or reorganization of Paul-Son or its subsidiaries, any change in a majority of the directors of Paul-Son, an amendment of the Articles of Incorporation or Bylaws of Paul-Son, or any other action involving Paul-Son or its subsidiaries that impedes, interferes with, delays or impairs the ability of Paul-Son to consummate the combination.

        Pursuant to the stock purchase agreement, if Eric Endy, the Endy Trust or any other Endy family trust desires to sell or transfer for value any shares of Paul-Son (except the shares which are currently subject to purchase rights granted by the Endy Trust and the shares reserved for issuance under a stock purchase agreement dated January 15, 2001), the stockholders of B&G shall have a first right to purchase such shares.

        The stock purchase agreement provides that if the stockholders of B&G purchase the additional 34,556 shares that the Endy Trust agreed to sell them if Paul-Son is delisted from Nasdaq SmallCap as a result of the combination, Holding Wilson would use its best efforts to cause its designees on Paul-Son's board of directors to vote in favor of the grant to Eric Endy of a stock option to purchase 34,556 shares of Paul-Son at a price of $4.00 per share. The stock option shall otherwise be subject to the conditions of Paul-Son's 1994 Long Term Incentive Plan.

Restrictions on Transfer or Resale

        The Paul-Son shares to be issued or sold to the B&G stockholders with respect to the combination transaction will not be registered at the time of issuance or sale. The Paul-Son shares will be issued and sold in reliance upon specific exemptions from registration, including Section 4(2) and Rule 506 promulgated under Regulation D, of the Securities Act. B&G has advised each of the stockholders of B&G that:

  •
  the Paul-Son shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) each of the stockholders of B&G shall have delivered to Paul-Son or its transfer agent an opinion or other similar letter of counsel (which opinion or letter shall be reasonably acceptable to Paul-Son) to the effect that the Paul-Son shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration under the Securities Act and any state securities laws, or sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule);

  •
  any sale of such Paul-Son Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Paul-Son shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC under the Securities Act; and

  •
  neither Paul-Son nor any other person is under any obligation to register the Paul-Son shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as provided in the Registration Rights Agreement described below.

Registration Rights Agreement

        Upon the execution of the combination agreement, Paul-Son and the stockholders of B&G entered into a registration rights agreement pursuant to which Paul-Son granted to the stockholders of B&G the right, under certain conditions, to require registration under federal and state securities laws of the Paul-Son shares they obtain from Paul-Son, Eric Endy or the Endy Family Trust. Unless the combination agreement is terminated, the B&G stockholders cannot exercise the registration rights until two years after the closing. They may not ask Paul-Son to file more than two registration statements to register their shares on whatever SEC form Paul-Son is then eligible to use, subject to certain limitations. They will also be able to include their shares in certain other registration statements filed by Paul-Son and to request up to three "short-form" registration statements if Paul-Son is eligible to use that form. If the combination agreement is terminated for any reason, the B&G stockholders will have the right to request that Paul-Son file one short-form registration statement to register their shares within two years of the date of termination of the combination agreement.

        Paul-Son will pay all the expenses relating to preparing and filing the registration statements, including the cost of legal counsel for the B&G stockholders (up to $20,000 per registration), but Paul-Son will not be responsible for any underwriters' discounts or commissions applicable to the shares being sold by the B&G stockholders. The registration rights agreement provides that Paul-Son will indemnify the B&G stockholders and certain persons acting on their behalf for any liability arising out of misstatements or omissions of material fact in the registration statements except liability arising from information provided to Paul-Son in writing by B&G stockholders for use in the registration statements.

Non-Competition Agreements

        At the closing, each of the stockholders of B&G will enter into a non-competition agreement prohibiting any competition with Paul-Son anywhere that Paul-Son is then conducting business for a period of five years after the completion of the combination. Each stockholder of B&G shall also agree that, during that five-year period, any existing or future gaming businesses of such stockholder or its affiliates shall be owned by, and operated through, Paul-Son or its subsidiaries.

Endy Employment Agreement

        Upon the completion of the combination, Paul-Son will enter into an employment agreement with Eric Endy pursuant to which he will serve as Executive Vice President of Paul-Son. The agreement will provide for Eric Endy's employment for five years, subject to earlier termination under certain circumstances, as described below.

        Paul-Son will pay Eric Endy an annual salary of $200,000. Eric Endy will be eligible to participate in performance bonus plans or programs and stock option plans available to other senior executives of Paul-Son and in Paul-Son's employee benefit plans.

        Paul-Son will have the right to terminate Eric Endy's employment with or without "Cause" or upon his death or "Disability". "Cause" is defined as conviction of a felony, engagement in gross misconduct, continued failure to perform his obligations as a director or as Executive Vice President of Paul-Son, breach of the employment agreement, loss or denial of the issuance of a gaming license. "Disability" is defined as Eric Endy's inability, for a period of six consecutive months, to perform his duties by reason of mental or physical disability.

        If Paul-Son terminates Eric Endy's employment for any reason other than death, Cause or Disability, or if there is a "Constructive Termination Without Cause" of Eric Endy's employment, Paul-Son must continue to pay Eric Endy's salary for the remaining term of the agreement.

        "Constructive Termination Without Cause" is defined as:

  •
  Eric Endy's removal from the position of Executive Vice President for any reason other than termination for death, Cause or Disability,

  •
  the assignment of duties to Eric Endy which are incommensurate with his status as Executive Vice President,

  •
  Paul-Son's decrease of Eric Endy's salary or benefits,

  •
  the relocation of his principal office outside of the Las Vegas metropolitan area,

  •
  Paul-Son's failure to have his employment agreement assumed by any successor of Paul-Son,

  •
  the failure to reelect Eric Endy to the Board of Directors of Paul-Son during the term of the agreement, or

  •
  a change of control of Paul-Son resulting in the termination of Eric Endy's employment for any reason other than Cause, Disability or death within ninety (90) days after such change of control occurs.

        Mr. Endy's employment agreement contains provisions relating to protection of Paul-Son's confidential information and non-competition and non-solicitation of employees and customers (both during his employment and for a period following termination).

        Mr. Endy's employment agreement was separately negotiated between Mr. Endy and the B&G stockholders prior to the execution of the combination agreement.

Charlier Employment Agreement

        Upon completion of the combination, Paul-Son's newly constituted board of directors intends to enter into an employment agreement with Gérard Charlier, the President of B&G, pursuant to which he will serve as President and Chief Executive Officer of Paul-Son and each of its subsidiaries, including B&G, Paul-Son Gaming Supplies and Bud Jones. The agreement provides for Mr. Charlier's employment for five years, subject to earlier termination under certain circumstances, as described below.

        The agreement provides for Mr. Charlier to receive an annual salary of $100,000 as President and CEO of Paul-Son and €115,000 (approximately U.S. $113,827 as of July 8, 2002) as President and CEO of B&G. Mr. Charlier, a French resident, will receive a housing allowance not to exceed $1,500 per month for housing in the Las Vegas area. He will also receive tax preparation services and use of Paul-Son automobiles.

        Paul-Son will have the right to terminate Mr. Charlier's employment with or without "Cause" or upon his death or "Permanent Disability". "Cause" is defined as willful and repeated failure to perform his duties, willful misconduct materially injurious to Paul-Son, conviction of a felony or breach of the confidentiality, noncompetition or nonsolicitation provisions referred to below. "Permanent Disability" is defined as failure to perform his duties for ninety (90) consecutive days due to physical or mental illness.

        If Paul-Son terminates Mr. Charlier's employment for any reason other than death, Permanent Disability or Cause, Paul-Son and B&G must continue to pay Mr. Charlier's salaries for the longer of (i) the remaining term of the agreement or (ii) two years, and to provide him with medical benefits for 12 months from termination.

        Pursuant to the agreement, Paul-Son will grant stock options to Mr. Charlier, subject to the terms and conditions of Paul-Son's 1994 Long-Term Incentive Plan. One option will permit Mr. Charlier to purchase 200,000 shares of Paul-Son common stock at a price per share equal to the last sale price of Paul-Son common stock on the date of grant. The option will vest on the fifth anniversary of the date of grant and is exercisable for five years following the date of vesting. The other option will permit Mr. Charlier to purchase 100,000 shares at a price equal to the last sale price of Paul-Son common stock on the date of grant, but it will vest only if Paul-Son's annual net profit reaches $2,000,000 before the fifth anniversary of the grant of the option. If the option vests it will remain exercisable for five years.

        Mr. Charlier's employment agreement contains provisions relating to protection of Paul-Son's confidential information and non-competition and non-solicitation of employees (both during his employment and for a period following termination).

        Mr. Charlier has also entered into an agreement with Holding Wilson whereby Holding Wilson granted Mr. Charlier an option to sell to Holding Wilson the Paul-Son shares he acquires in the combination if Mr. Charlier's employment with Paul-Son is terminated voluntarily by Mr. Charlier or by Paul-Son other than for death, Permanent Disability or Cause. The per share sale price would be equal to the average closing price of Paul-Son common stock for the 30 trading days preceding the date Mr. Charlier exercises his option to sell.

NO MATERIAL U.S. FEDERAL INCOME TAX
CONSEQUENCES TO PAUL-SON'S STOCKHOLDERS

        Pursuant to Chapter 92A of the Nevada Revised Statutes, the combination will be a share-for-share exchange in which Paul-Son will issue newly-issued Paul-Son common stock to B&G stockholders in exchange for their shares of B&G. Since the Paul-Son stockholders will continue to hold their shares in Paul-Son and are not participants in the share exchange, we do not expect the combination will have any U.S. federal income tax consequences to a holder of Paul-Son common stock. No opinion of counsel or ruling from the Internal Revenue Service will be sought as to the U.S. federal income tax consequences of the combination. Tax consequences under state, local and foreign laws and U.S. federal laws other than U.S. federal income tax laws are not addressed.

PAUL-SON'S SELECTED HISTORICAL
CONDENSED CONSOLIDATED FINANCIAL DATA

        The following tables set forth selected historical financial data for Paul-Son as of and for each of the five years in the period ended May 31, 2002 which was derived from the Paul-Son audited consolidated financial statements. The following information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Paul-Son" and the historical audited consolidated financial statements and the related notes included in this proxy statement.

Paul-Son Gaming Corporation

	Fiscal Year Ended May 31,
	2002	2001	2000	1999	1998
	(in thousands, except per share amounts)
Operations statement data:
Revenues	$16,562	$20,494	$22,662	$23,914	$25,886
Cost of revenues	12,448	15,816	16,913	18,169	21,944

Gross profit	4,114	4,678	5,749	5,745	3,942
Selling, general and administrative expenses	(5,942)	(5,763)	(6,302)	(6,904)	(7,146)
Gain (loss) on sale/disposal of assets	31	6	127	346	(4)

Operating loss	(1,797)	(1,079)	(426)	(813)	(3,208)
Other income (expense)	(47)	(93)	(177)	(173)	23

Loss before income tax (expense) benefit	(1,844)	(1,172)	(603)	(986)	(3,185)
Income tax (expense) benefit	0	—	(568)	305	966

Net loss	$(1,844)	$(1,172)	$(1,171)	$(681)	$(2,219)

Loss per share:
Basic and diluted	$(0.53)	$(0.34)	$(0.34)	$(0.20)	$(0.65)
Average shares outstanding—Basic and diluted	3,453,385	3,450,485	3,454,040	3,468,427	3,437,894
	As of May 31,
	2002	2001	2000	1999	1998
	(in thousands)
Balance sheet data:
Cash and cash equivalents	$1,225	$888	$2,072	$656	$348
Working capital	3,704	3,624	5,063	6,753	7,106
Property and equipment, net	7,450	8,463	8,396	9,417	9,106
Total assets	14,188	15,688	17,756	20,128	21,965
Current liabilities	2,477	3,001	3,719	3,008	4,871
Long-term debt, less current maturities	1,355	497	667	2,564	1,770
Stockholders' equity	10,357	12,191	13,370	14,556	15,324

B&G'S SELECTED HISTORICAL
CONDENSED CONSOLIDATED FINANCIAL DATA

        The following tables set forth selected historical financial data for B&G as of and for each of the two years in the period ended December 31, 2001 and as of and for the nine month period ended December 31, 1999, which was derived from the B&G audited consolidated financial statements and as of and for each of the two years in the period ended March 31, 1999, and for the three month periods ended March 31, 2002 and 2001 and as of March 31, 2002, which was derived from B&G's unaudited condensed financial statements which include all adjustments, consisting only of normal recurring adjustments, which are in B&G's opinion, necessary for a fair presentation of B&G's results for such period. B&G's results of operations for the three month period ended March 31, 2002 are not necessarily indicative of the results for the full year. B&G changed its year end from March 31, 1999 to December 31, 1999 during the nine months ended December 31, 1999. In October 2000 B&G purchased Bud Jones and therefore the results of operations for the year ended December 31, 2001 is the only year that reflects a full year of Bud Jones operations. The following information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations of B&G", the B&G audited and unaudited historical consolidated financial statements and the related notes included in this prospectus.

	For the Three Months Ended March 31,		Fiscal Year Ended December 31,			Fiscal Year Ended March 31,
	2002	2001	2001	2000	1999	1999	1998
	(in thousands) (unaudited)		(in thousands)			(in thousands) (unaudited)
Sales	$4,933	$3,746	$23,089	$11,353	$7,589	$9,093	$7,394
Cost of sales	3,306	2,519	15,849	7,055	4,417	5,858	4,948

Gross profit	1,627	1,227	7,240	4,298	3,172	3,235	2,446

Operating expenses:
Product development	12	18	143	187	127	403	419
Marketing and sales	653	695	1,854	1,240	913	1,216	918
General and administrative	434	696	3,701	1,484	918	876	625

Total operating expenses	1,099	1,409	5,698	2,911	1,958	2,495	1,962

Income (loss) from operations	528	(182)	1,542	1,387	1,214	740	484

Other income (expense):
Gain on foreign currency transactions	9	45	225	85	121	29	67
Gains on disposal of market securities	—	—	28	24	29	—	39
Interest income	3	31	98	62	40	37	21
Interest expense	(38)	(23)	(170)	(107)	(42)	(89)	(114)
Other income (expense)	—	1	(2)	6	5	(25)	368

Total other income (expense)	(26)	54	179	70	153	(48)	381

Income (loss) before income tax expense	502	(128)	1,721	1,457	1,367	692	865
Income tax expense	396	2	737	501	499	269	335

Net income (loss)	$106	$(130)	$984	$956	$868	$423	$530

		As of December 31,			As of March 31,
	As of March 31, 2002	2001	2000	1999	1999	1998
	(in thousands) (unaudited)	(in thousands)			(in thousands) (unaudited)
Cash and marketable securities	$4,998	$5,197	$3,637	$3,842	$1,396	$1,488
Working capital	4,100	3,919	4,877	2,035	1,608	1,292
Property and equipment, net	4,250	4,485	4,143	1,255	1,409	1,545
Total assets	18,463	21,425	16,305	8,042	6,247	6,180
Current liabilities	5,847	8,772	5,581	4,618	3,176	3,319
Long-term debt, less current maturities	2,258	2,333	857	493	807	1,066
Stockholders' equity	$10,240	$10,204	$9,429	$2,894	$2,216	$1,782

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

        The following unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 and for the 3-month period ended March 31, 2002, and the unaudited pro forma combined condensed balance sheet as of March 31, 2002 have been prepared to illustrate the estimated effects of the combination with B&G.

        Pursuant to the combination agreement, Paul-Son will acquire 100% of the stock of B&G in exchange for (a) shares of Paul-Son common stock which immediately after the closing will equal 53.45% of the shares of Paul-Son common stock outstanding and (b) the warrants to provide antidilution protection to the extent that any stock options or other stock conversion rights to acquire Paul-Son common stock that are outstanding at the completion of the combination are subsequently exercised. Based on 3,456,654 shares of Paul-Son's common stock currently outstanding, Paul-Son will issue an additional 3,969,026 shares of its common stock to the stockholders of B&G which will result in a total of 7,425,680 shares outstanding immediately after the completion of the combination. Paul-Son will also purchase 100% of the shares in B&G's wholly-owned subsidiary, Bud Jones. In payment of the Bud Jones shares, Paul-Son will issue a promissory note to B&G. B&G will not distribute the note to its stockholders, but the note will remain an asset of B&G. As a result of the combination, B&G and Bud Jones will become wholly-owned subsidiaries of Paul-Son.

        The combination is being accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141, Business Combinations. Because B&G stockholders will own a majority of the outstanding shares of the combined company upon completion of the combination, the combination will be accounted for as a reverse acquisition in which Paul-Son will survive as the combined company. Accordingly, for accounting purposes, Paul-Son is treated as the acquired company and B&G is treated as the acquiring company and the historical financial statements of B&G will become those of the combined company after the combination, and as such, B&G's year end of December 31, 2001 and the three month period ended March 31, 2002 will be utilized for pro forma purposes. Under reverse acquisition accounting, the purchase price of Paul-Son is based upon the fair market value of Paul-Son common stock and the fair value of Paul-Son stock options. The purchase price of Paul-Son will be allocated to the assets and liabilities of Paul-Son assumed by B&G, as the acquiring company for accounting purposes, based on their estimated fair market values at the acquisition date.

        The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 and for the 3-month period ended March 31, 2002 gives effect to the combination as if it has occurred on January 1, 2001. For pro forma purposes, the information is based on Paul-Son's historical unaudited financial statements for the 12-month period ended February 28, 2002 and as of and for the 3-month period ended May 31, 2002. The statement of operations for the 12-month period ended February 28, 2002 and for the 3-month period ended May 31, 2002 is unaudited and was derived from amounts contained in Paul-Son's quarterly and annual filings with the SEC. The information is further based on B&G's historical audited financial statements for the year ended December 31, 2001 and unaudited financial statements as of and for the 3-month period ended March 31, 2002 contained elsewhere in this proxy statement. The unaudited pro forma combined condensed balance sheet gives effect to the combination as if it had occurred on March 31, 2002.

        The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made, and the allocation reflected in the unaudited pro forma condensed consolidated financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ materially from the pro forma allocation included herein. You should read the following accompanying unaudited pro forma combined condensed financial data and the related notes in conjunction with the audited and unaudited historical consolidated financial statements and related notes for Paul-Son and B&G included elsewhere in this proxy statement. We provide the accompanying unaudited pro forma combined condensed financial statements for informational purposes only. It is not necessarily indicative of the results that will be achieved for future periods and does not purport to represent what our financial position or results of operations would actually have been if the acquisition of B&G had, in fact, occurred on January 1, 2001.

        Included in Paul-Son's statement of operations for the 12-month period ended February 28, 2002 and for the 3-month period ended May 31, 2002 were costs of $600,671 and $463,918, respectively, associated with this combination.

Paul-Son Gaming Corporation

Unaudited Pro Forma Combined Condensed Statement of Operations

		3 Months Ended May 31, 2002
	3 Months Ended March 31, 2002
		Paul-Son Gaming Corporation (Historical)
	B&G (Historical)		Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except per share data)
Revenues	$4,933	$4,657			$9,590
Cost of revenues	3,306	3,193			6,499

Gross profit	1,627	1,464			3,091
Operating expenses	(1,099)	(1,573)	$159	(2)
			(11)	(3)	(2,524)

Operating income (loss)	528	(109)	148		567
Other income (expense)
Gain on foreign exchange	9				9
Interest income	3	1			4
Interest expense	(38)	(29)			(67)
Other income		7			7

Income (loss) before income taxes	502	(130)	148		520
Income tax expense	(396)				(396)

Net income (loss)	$106	$(130)	$148		$124

(Loss) income per share, basic and diluted		$(0.04)			$0.02

Weighted average equivalent shares		3,456,654			7,425,680

See notes to unaudited pro forma combined condensed financial statements.

 Paul-Son Gaming Corporation

Unaudited Pro Forma Combined Condensed Statement of Operations

		12 Months Ended February 28, 2002
	12 Months Ended December 31, 2001
		Paul-Son Gaming Corporation (Historical)
	B&G (Historical)		Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share data)
Revenues	$23,089	$17,025			$40,114
Cost of revenues	15,849	13,115			28,964

Gross profit	7,240	3,910			11,150
Operating expenses	(5,698)	(5,766)	$545	(2)
			(43)	(3)	(10,962)

Operating income (loss)	1,542	(1,856)	502		188
Other income (expense)
Gain on foreign exchange	225				225
Interest income	98	13			111
Interest expense	(170)	(64)			(234)
Other (expense) income	26	6			32

Income (loss) before income taxes	1,721	(1,901)	502		322
Income tax expense	(737)				(737)

Net income (loss)	$984	$(1,901)	$502		$(415)

Loss per share, basic and diluted		$(0.55)			$(0.06)

Weighted average equivalent shares		3,451,647			7,420,673 (4)

See notes to unaudited pro forma combined condensed financial statements.

Paul-Son Gaming Corporation

Unaudited Pro Forma Combined Condensed Balance Sheet

		As of May 31, 2002
	As of March 31, 2002
		Paul-Son Gaming Corporation (Historical)
	B&G (Historical)		Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$3,534	$1,225			$4,759
Marketable securities	1,464				1,464
Trade receivables, net	1,702	2,048			3,750
Inventories, net	2,502	2,598			5,100
Prepaid expenses and other current assets	745	310			1,055

Total current assets	9,947	6,181			16,128
Property and equipment, net	4,250	7,450	$(4,257)	(1)	7,443
Other assets, net	4,266	557	(499)	(1)	4,324

Total Assets	$18,463	$14,188	$(4,756)		$27,895

Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$432	$292			$724
Accounts payable	2,467	1,213			3,680
Accrued expenses	1,159	891			2,050
Customer deposits	483	66			549
Income taxes payable	994	15			1,009
Other current liabilities	312				312

Total current liabilities	5,847	2,477			8,324
Long-Term Debt, net of current maturities	2,258	1,354			3,612
Deferred Tax Liability, non-current	118				118

Total Liabilities	8,223	3,831			12,054

Stockholders' Equity	10,240	10,357	$(10,357)	(1)
			5,601	(1)	15,841

Total Liabilities and Stockholders' Equity	$18,463	$14,188	$(4,756)		$27,895

See notes to unaudited pro forma combined condensed financial statements.

PAUL-SON GAMING CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED

CONDENSED FINANCIAL STATEMENTS

(1)
The purchase consideration of the combination is assumed to be approximately $5.601 million, based on the sum of the fair market value of the outstanding shares of Paul-Son common stock and the fair market value of the Paul-Son stock options. The fair market value of the shares of Paul-Son common stock used in determining the purchase price was $1.57 per share, which reflects the average of the closing prices, as reported on the Nasdaq SmallCap Market, of Paul-Son common stock on April 11, 2002, the date the combination was announced, and on the three business days before and after this announcement. This estimate is preliminary and will depend upon the actual number of shares of Paul-Son common stock outstanding and Paul-Son stock options as of the date of the closing of the combination.

  The fair value of the Paul-Son stock options was estimated using the Black-Scholes option pricing model with the following assumptions: risk free rate of return of approximately 3.3%, expected lives of approximately 5.88 years, expected dividend rate of 0%, and volatility of approximately 70%.

  These pro forma adjustments reflect the allocation to the assets and liabilities of Paul-Son of the difference between the purchase consideration and the book value of Paul-Son (negative goodwill). Paul-Son's book value is assumed to be its stockholders' equity. The following data is in thousands (except share data):

Consideration:
Shares of Paul-Son common stock outstanding	3,456,654
Average market price per share of Paul-Son common stock	$1.57

Fair market value of Paul-Son common stock	5,427
Fair value of Paul-Son stock options	174

Total	$5,601
Book value of Paul-Son:
Stockholders' equity at May 31, 2002	10,357

Negative goodwill	$4,756

        This negative goodwill has been allocated to the assets of Paul-Son as follows:

Property and equipment, net	$4,257
Other assets	499

Total	$4,756

  Pursuant to the combination agreement, the B&G stockholders will receive warrants to provide antidilution protection to the extent that any stock options or other stock conversion rights to acquire Paul-Son common stock that are outstanding at the consummation of the combination are subsequently exercised. Since the exercisability of the warrants is contingent upon the number of Paul-Son options that are exercised subsequent to consummation of the transaction, no pro forma adjustment has been recorded for the value of the warrants.

  Paul-Son will also purchase 100% of the shares in B&G's wholly-owned subsidiary, Bud Jones. In payment of the Bud Jones shares, Paul-Son will issue a promissory note to B&G. B&G will not distribute the note to its stockholders, but the note will remain an asset of B&G. As a result, Bud

  Jones will become a wholly-owned subsidiary of Paul-Son. As the purchase of the shares and the issuance of the note will eliminate in consolidation, no pro forma adjustment has been recorded.

(2)
Adjustments were made to record the reduction in depreciation and amortization expense resulting from the preliminary adjustment to reduce Paul-Son's goodwill and intangible property, plant and equipment based on the negative goodwill.

(3)
Adjustments were made to record the effect of the Eric Endy employment agreement. Note that Eric Endy's annual compensation is approximately $157,000, compared to $200,000 of compensation under the new employment agreement. This results in pro forma adjustments of approximately $43,000 and $11,000 for the 12 months ended February 28, 2002 and the 3 months ended May 31, 2002, respectively.

(4)
Pro forma per share data is based on the number of Paul-Son common shares that would have been outstanding had the combination occurred on the date presented. In order to compute the number of shares used in the calculation of pro forma basic and diluted loss per share, the number of shares to be issued to B&G in the combination was added to the weighted-average number of Paul-Son shares outstanding. Potentially dilutive securities are not taken into account when their effect would be anti-dilutive. A reconciliation of shares used to compute historical basic and diluted loss per share to shares used to compute pro forma basic and diluted loss per share is as follows:

For the Year Ended December 31, 2001
Shares used to compute Paul-Son historical basic and diluted loss per share	3,451,647
Shares issued in the combination	3,969,026

Shares used to compute pro forma basic and diluted loss per share	7,420,673

For the Three Months Ended March 31, 2002
Shares used to compute Paul-Son historical and diluted loss per share	3,456,654
Shares issued in the combination	3,969,026

Shares used to compute pro forma basic and diluted loss per share	7,425,680

(5)
For the year ended December 31, 2001 and for the quarter ended March 31, 2002, B&G experienced a significant increase in revenue for the sale of casino chips related to the conversion of many European countries to a common currency, the Euro. Sales were approximately $5.0 million and $1.0 million above normalized historical sales levels for casino chips in the European markets for the year ended December 31, 2001 and the quarter ended March 31, 2001, respectively. The pro forma schedule above does not contain any adjustments to account for the temporary surge in revenues. Management believes the additional revenues caused by the demand of the new currency will not continue at this level in the near term. However, B&G believes demand for its casino chip products may be greater than historical levels before 2001 based on technological improvements to its chips including, among other things, embedded microchips in its casino chip products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF PAUL-SON

        The following information should be read in conjunction with the consolidated financial statements and other financial information appearing elsewhere in this proxy statement.

General

        Paul-Son provides gaming equipment and supplies to casinos for new openings and consumable products for existing casino operations. The principal consumable products have limited useful lives, ranging from several hours in the case of playing cards and dice to several months in the case of table game layouts and several years in the case of casino chips and gaming furniture. The majority of Paul-Son's revenues are generated by sales to customers with which Paul-Son has an established relationship. Complementing these revenues is the significant additional revenue Paul-Son realizes when providing a full range of products to new casinos. Paul-Son strives to become the casino's sole supplier of table game equipment and supplies.

        During the past decade, casino entities have expanded from land-based resort properties to riverboats, both cruising and dockside, and to Native American lands. As a licensed supplier, Paul-Son has vigorously pursued table gaming opportunities in emerging gaming jurisdictions. Because of Paul-Son's production capacity and its experience in the gaming supply industry, management believes Paul-Son is well positioned to capitalize on the combined growth of the gaming industry both domestically and internationally.

        While the gaming industry has grown in recent years, the growth rate of table games has not matched that of the gaming industry as a whole. This trend is attributed to an increasing allocation of total casino gaming space to slot machines which, in certain cases, may reduce the allocation of total casino gaming space to table games. The number of new table games in new jurisdictions typically follows this trend after a period of operation.

        Paul-Son operates in one operating segment—casino game equipment products. See the Business Segment disclosure in Note 9 to the consolidated financial statements.

Significant Accounting Policies and Estimates

        Our consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States. Certain of our accounting policies, including the depreciable lives of our assets, the recoverability of deferred tax assets, the allowance for doubtful accounts receivable, the allowance for obsolete or slowing moving inventories and the estimated cash flows in assessing the recoverability of long-lived assets require that we apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. Our judgments are based on our historical experience, terms of existing contracts, our observance of industry trends, information provided by or gathered from our customers and information available from other outside sources, as appropriate. There can be no assurance that actual results will not differ from our estimates. To provide an understanding of the methodology we apply, our significant accounting policies are discussed where appropriate in this discussion and analysis and in the notes to our consolidated financial statements.

Results of Operations

        The following table summarizes selected items from our Consolidated Statements of Operations as a percentage of revenues for the periods indicated:

	Fiscal Years Ended May 31,
	2002	2001	2000
Revenues	100.0%	100.0%	100.0%
Cost of revenues	75.2%	77.2%	74.6%
Gross profit	24.8%	22.8%	25.4%
Selling, general and administrative expenses	35.9%	28.1%	27.8%
Operating loss	(10.9)%	(5.3)%	(1.9)%
Interest expense	0.4%	0.8%	1.1%
Net loss	(11.1)%	(5.7)%	(5.2)%

        The following table details the Paul-Son's historical revenues by product line:

	Fiscal Years Ended May 31,
	2002	2001	2000
	(in thousands)
Revenues
Casino chips	$4,199	$5,219	$6,642
Table layouts	2,889	3,744	3,562
Playing cards	5,252	5,393	6,008
Gaming furniture	1,094	1,561	1,606
Dice	1,617	1,788	1,834
Table accessories and other products	1,511	2,789	3,010

Total	$16,562	$20,494	$22,662

Comparison of Operations for the Fiscal Years Ended May 31, 2002 and May 31, 2001

        Revenues.    For the fiscal year ended May 31, 2002, our revenues totaled approximately $16.6 million. The fiscal 2002 revenue figure represents a $3.9 million, or 19%, decrease from the $20.5 million in revenues which we generated during the previous fiscal year. The decrease in revenues for 2002 resulted principally from a decrease in casino chip, table layout, gaming furniture and table accessory product sales of approximately $3.6 million. During the year ended May 31, 2002, casino chip and table accessory sales experienced a decline of approximately $2.3 million as compared to the previous year. A decrease in the number of new casino openings or expansions, a general economic decline, and the effects of the September 11, 2001 terrorist attacks, contributed to the decreased casino chip sales. Other product sales were negatively affected by decreased spending from our casino customers subsequent to the terrorist acts and the resulting economic decline. Sales of our manufactured products were approximately 91% of total revenues in fiscal 2002 compared to approximately 86% in fiscal 2001.

        Cost of Revenues.    Cost of revenues, as a percentage of sales, decreased to 75.2% for the fiscal year ended May 31, 2002, as compared to 77.2% in the prior fiscal year. This improvement in the gross margin percentage during fiscal 2002 was principally caused by an increase in the average selling price of casino chips, a reduction in manufacturing overhead costs at our Mexican plants from certain average head count reductions and a decrease in inventory obsolescence provisions. These improvements were partially offset by the aforementioned decrease in sales which did not allow for a full absorption of fixed manufacturing overhead expenses.

        Selling, General and Administrative Expenses.    Selling, general and administrative or SG&A, expenses for the fiscal year ended May 31, 2002 increased approximately $179,000, or 3.1%, to approximately $5.9 million, or 35.9% of revenues, compared to approximately $5.8 million, or 28.1% of revenues, in the previous fiscal year. This increase was primarily attributable to an increase in costs from a proposed business combination whereby costs are expensed as incurred and a charge incurred in fiscal 2002 for a legal settlement of approximately $200,000. During the fiscal year ended May 31, 2002, we incurred approximately $868,000 of merger costs as compared to approximately $244,000 during the fiscal year ended May 31, 2001. These increases were partially offset by reductions in administrative and sales department personnel related costs.

        Gain on Sale of Assets.    In fiscal 2002, we recorded a gain on the sale of certain assets of approximately $31,000 as compared to approximately $6,000 in fiscal 2001. This increase in the gain on the sale of assets occurred principally from the sale of certain non-operating real estate owned by us in fiscal 2002.

        Interest Expense.    For the fiscal year ended May 31, 2002, interest expense decreased approximately 58% to approximately $67,000 as compared to approximately $161,000 in the prior fiscal year. This decrease was caused by a significant decrease in the average outstanding debt balance in the 2002 period as compared to fiscal 2001.

        Other Income.    In fiscal 2002, other income decreased to approximately $20,000 compared to other income in fiscal 2001 of approximately $69,000. This decline of approximately $49,000 was primarily attributable to an approximate $38,000 decrease in interest income caused by a decline in the average outstanding cash balances and interest rates during fiscal 2002 as compared to fiscal 2001.

        Income Taxes.    In fiscal 2002 and 2001, we did not record a tax benefit for pretax losses incurred by Paul-Son. We have net operating loss carryforwards and believe we will recognize the benefits from the loss carryforwards as it earns income on a going-forward basis.

        Net Loss.    For the year ended May 31, 2002, we incurred a net loss of approximately $1,844,000 compared to a net loss of approximately $1,172,000 in the prior fiscal year. This increase in our net loss of approximately $672,000 was primarily due to the aforementioned decrease in revenues and other income as well as an increase in selling, general and administrative costs. Partially offsetting these negative factors was the aforementioned improvement in gross profit margins. Basic and diluted net loss per share was $.53 and $.34 for the years ended May 31, 2002 and 2001, respectively.

Comparison of Operations for the Fiscal Years Ended May 31, 2001 and May 31, 2000

        Revenues.    For the fiscal year ended May 31, 2001, our revenues totaled approximately $20.5 million. The fiscal 2001 revenue figure represents a $2.2 million, or 10%, decrease from the $22.7 million in revenues which we generated during the previous fiscal year. The decrease in revenues for 2001 resulted principally from a decrease in casino chip, playing card and table accessory product sales of approximately $2.2 million. During the year ended May 31, 2001, casino chip sales experienced a decline of approximately $1.4 million as compared to the previous year. A decrease in the number of new casino openings or expansions, as well as the decline in certain commemorative casino chip sales surrounding the "Year 2000" celebrations which occurred during the previous fiscal year, caused the decline in casino chip sales. Playing card sales declined in the fiscal year ended May 31, 2001 by approximately $600,000 due to the loss of two significant corporate contracts due to acquisitions of those customers which occurred in calendar 1999 and 2000. Sales of our manufactured products were approximately 86% of total revenues in fiscal 2001 compared to approximately 84% in fiscal 2000.

        Cost of Revenues.    Cost of revenues, as a percentage of sales, increased to 77.1% for the fiscal year ended May 31, 2001, as compared to 74.6% in the prior fiscal year. This decline in the gross margin percentage during fiscal 2001 was principally caused by the aforementioned decrease in sales which did not allow for a full absorption of fixed manufacturing overhead expenses. Additionally, the Mexican peso strengthened relative to the U.S. dollar by approximately 4% during the fiscal year ended May 31, 2001, while costs to operate the Mexican manufacturing operations increased due to inflation.

        Selling, General and Administrative Expenses.    Selling, general and administrative, or SG&A, expenses for the fiscal year ended May 31, 2001 decreased approximately $539,000, or 9%, to approximately $5.8 million, or 28.1% of revenues, compared to approximately $6.3 million, or 27.8% of revenues, in the previous fiscal year. This decrease was primarily attributable to a reduction in administrative and sales department personnel related costs and the closure, in fiscal 2000 and 2001, of certain of our retail and outlying sales offices. Additionally, bad debt expenses decreased approximately $228,000 in 2001 as a result of improved collection results from accounts receivable compared to the prior year. These improvements were offset, in part, by an increase in transactional costs related to our negotiation of a proposed business combination during the year ended May 31, 2001 of approximately $244,000.

        Gain on sale of assets.    For the year ended May 31, 2001, we recognized gains of approximately $6,000 from the sale of assets compared with approximately $127,000 of similar gains for the year ended May 31, 2000. This decrease of approximately $121,000 resulted from the sale, in fiscal 2000, of (i) certain non-operating real estate near its manufacturing plant in Mexico and (ii) vehicles owned by us, the gains of which were not duplicated in fiscal 2001.

        Interest Expense.    For the fiscal year ended May 31, 2001, interest expense decreased approximately 33% to approximately $161,000 as compared to approximately $241,000 in the prior fiscal year. This decrease was caused by a significant decrease in the average outstanding debt balance in the 2001 period as we reduced approximately $1.7 million of debt principal during fiscal 2001.

        Other Income.    In fiscal 2001, other income, including interest income of approximately $45,000, increased to approximately $69,000 compared to other income, including interest income of approximately $11,000, of approximately $64,000 in fiscal 2000. This slight increase in other income resulted primarily from an increase in interest income from higher average cash balances in fiscal 2001 as compared to fiscal 2000 offset, in part, by a reduction in certain rental income charged to a tenant in Paul-Son's headquarters in the 2001 period.

        Income Taxes.    In fiscal 2001, we did not record a tax benefit for pretax losses incurred by Paul-Son. We recorded a tax provision of $568,000 in fiscal 2000 due to uncertainties related to the realizability of future tax benefits that were recorded as deferred tax assets in fiscal 1998 and 1999. Although we recorded this allowance to the deferred tax assets, we may still utilize the future tax benefits from net operating losses for 15 years from the year of the loss to the extent of future taxable income.

        Net Loss.    For the year ended May 31, 2001, we incurred a net loss of approximately $1,172,000 compared to a net loss of approximately $1,171,000 in the prior fiscal year. This slight increase in our net loss was primarily due to the aforementioned decreases in revenues, gross profit margins and other income as compared to fiscal 2000 offset by a reduction in selling, general and administrative costs and interest expense in the 2001 period compared to the prior year results and the absence of a tax provision of $568,000 recorded in fiscal 2000. Basic and diluted net loss per share was $.34 for the years ended May 31, 2001 and 2000.

Liquidity and Capital Resources

        Overview.    Management believes that the combination of cash flow from operations and cash on hand should fund ordinary operational expenses of Paul-Son on both a short and long-term basis. As described elsewhere herein, we have entered into the B&G combination agreement. We anticipate incurring continuing substantial expenses for legal, accounting and regulatory requirements to finalize the combination. In addition, we will be obligated to our investment banker to pay certain fees, $183,000 of which has been paid prior to the consummation of the transaction, and $475,000 of which is payable if the transaction is consummated. Of the amount due to the financial advisor at consummation, one half may be payable in Paul-Son common stock. As of May 31, 2002, we had approximately $1.2 million in cash and cash equivalents, but we will need to supplement such cash with other cash sources, such as from the sale of one of our Mexico buildings (which is currently for sale) to fund such additional transactional costs and may seek to sell certain other assets or seek other lending or financing sources. The combination agreement restricts us from incurring other than non-recourse debt up to an additional $500,000 without B&G's consent. If we are unable to sell the Mexico building, other assets, or obtain other financing sources, we may need to explore other options for funding portions of the additional transactional costs.

        Working Capital.    Working capital totaled approximately $3.7 million at May 31, 2002, compared to approximately $3.6 million in working capital at May 31, 2001. Working capital increased approximately $100,000 during the year primarily due to a decrease in accounts payable and accrued liabilities of approximately $500,000 offset, in part, by a net decrease in current assets of approximately $400,000, principally from decreases in accounts receivable and inventory balances.

        Cash flow.    Cash used in operating activities totaled approximately $500,000 during fiscal 2002 compared to cash provided by operations of approximately $1.5 million in fiscal 2001. The primary contributing causes of cash used in operating activities in fiscal 2002 were a net loss before depreciation, amortization and provisions for inventory obsolescence of approximately $700,000, an increase in prepaid expenses and other assets of approximately $100,000 and a decrease in accounts payable and accrued liabilities of approximately $400,000 offset, in part, by decreases in accounts receivable and inventories of approximately $800,000. Other significant cash activities during fiscal 2002 included increases in debt from certain financing transactions of approximately $800,000. Overall, cash increased approximately $300,000 from May 31, 2001 to May 31, 2002.

        Secured Debt.    We entered into a $995,000 loan transaction, or the Loan, with Jackson Federal Bank, a federal savings bank, or Jackson, on March 5, 2002. The other principal terms of the Loan are as follows:

  •
  Interest Rate.  The interest rate equals the greater of 8% per annum, or the Floor Rate, or 362.5 basis points over the average of the London Interbank Offered Rates for six month dollar deposits in the London market based on quotations of major banks, or Libor. The interest rate shall not be less than the Floor Rate nor more than 12% per annum, nor shall the interest rate increase or decrease by more than two percentage points per annum during any twelve month period or one-half percentage point per annum during any three month period.
  •
  Maturity Date.  The maturity date is March 1, 2012.
  •
  Payment Schedule.  The Loan is payable in arrears in equal monthly installments of principal and interest (based upon a 30 year amortization schedule) (currently approximately $7,300 per month) beginning April 1, 2002 and continuing on the first day of each month through and including March 1, 2012, at which time the entire remaining principal balance of approximately $874,000 will be due and payable.
  •
  Security.  The Loan is secured by a Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, or the Deed of Trust, encumbering our Las Vegas, Nevada headquarters.
  •
  Guaranty.  We executed a Guaranty in favor of Jackson by which we guaranteed the obligations of Paul-Son Supplies under the Loan and Deed of Trust and the related loan documents executed in connection with the Loan.
  •
  Prepayment.  The Loan contains a prepayment provision requiring the payment of a prepayment premium equal to 3% of the amount prepaid during the first twelve month period of the Loan.

    Thereafter, the Loan may be prepaid in part or in whole at any time without a prepayment premium.

  •
  Transfer Restrictions.  The Loan is secured by a Deed of Trust that restricts us from transferring or encumbering (i) our Las Vegas headquarters; or (ii) any ownership interest in Paul-Son Supplies. Further, the Deed of Trust also grants to Jackson a security interest in Paul-Son Supplies' personal property, including but not limited to, machinery furniture fixtures, licenses and income.

        Other Debt.    In February 2002, we settled certain litigation. The settlement requires that Paul-Son pay an aggregate of $210,000 in four equal principal installments of $52,500 which began February 2002 and are payable in June and October 2002 and in February 2003. Interest is charged at prime, which at February 28, 2002 was approximately 4.75%. This charge of $210,000 was recorded to SG & A expenses during fiscal 2002.

        Seasonality.    We do not typically experience seasonality relative to our revenues.

        Las Vegas Facilities.    In May 1997, we purchased our current corporate headquarters, an approximately 62,000 square foot building located in Las Vegas, Nevada. The Las Vegas headquarters secures the Deed of Trust issued under the Loan. See "Secured Debt" above.

        San Luis Facilities.    We leased the 34,000 square foot main facility pursuant to an eight-year lease which expired in April 2001, with an option to extend the term an additional 12 years. We did not exercise our option to extend the lease, but leases the main facility on a month-to-month basis. In December 1994, we purchased the adjacent 45,000 square foot facility for approximately $1.5 million. This facility is presently vacant and we are evaluating strategic options with this building including the possible sale thereof. In November 1997, we completed the purchase of the 66,000 square foot new San Luis Facility for approximately $1.1 million.

        Capital Expenditures.    We do not presently have plans to purchase any significant capital equipment for the fiscal year ended May 31, 2003.

        Inventory.    During the last several years, we have experienced increased inventory obsolescence provisions which contributed to the increase in cost of sales as a percentage of revenues. Several factors contributed to these increases, including (i) changes in materials used to make casino table layouts, from a more traditional woolen cloth to a longer lasting synthetic cloth, thereby causing certain obsolescence and slow movement of certain colors and quantities of woolen cloth held by us, (ii) a general decline in sales brought on by a trend in the casino industry to decrease the number of table games on a casino floor in favor of slot machines, and (iii) increased security features added to casino playing cards and casino chips which obsoleted certain materials or finished goods on hand at the time.

        Recently Issued and Adopted Accounting Standards.    In June 2001, the Financial Accounting Standards Board ("FASB") issued two new pronouncements: Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 141 eliminates the use of the pooling-of interest method for business combinations initiated after June 30, 2001 and also applies to all business combinations accounted for by the purchase method that are completed after June 30, 2001. There are also transition provisions that apply to business combinations completed before July 1, 2001, that were accounted for by the purchase method. SFAS 142 is effective for fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. Paul-Son is currently evaluating the impact that these standards will have on our consolidated financial statements.

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. Paul-Son is currently evaluating the impact that this standard will have on our consolidated financial statements.

        In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement requires one accounting model be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. The requirements of SFAS No. 144 are effective for fiscal years beginning after December 15, 2001. Paul-Son will adopt this statement during 2003. Management believes that the adoption of SFAS 144 will not have a material impact on our consolidated financial statements.

        In April 2002, the FASB issued SFAS 145, "Rescission of SFAS Nos. 4, 44, and 64, Amendment of SFAS No. 13, and Technical Corrections." Among other things, SFAS 145 rescinds various pronouncements regarding early extinguishment of debt and allows extraordinary accounting treatment for early extinguishment only when the provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" are met. SFAS 145 provisions regarding early extinguishment of debt are generally effective for fiscal years beginning after May 15, 2002. Paul-Son will adopt this statement during 2003. Management believes that the adoption of SFAS 145 will not have a material impact on our consolidated financial statements.

Contractual Obligations and Commercial Commitments

        The following table presents contractual obligations and commercial commitments as of May 31, 2002. Paul-Son has no other significant contractual obligations or commercial commitments either on or off balance sheet as of May 31, 2002. Operating leases on a month to month basis are not included in the table below. Paul-Son presently leases a building in Mexico used for production for approximately $12,000 per month on a month to month basis.

		Payments Due by Period
Contractual Obligations	Total	Less Than 1 Year	1-3 Years	4-5 Years	After 5 Years
Long-term debt	$1,165,326	$179,083	$31,143	$23,526	$931,574
Capital lease obligations	559,416	147,048	412,368	—	—
Operating leases	272,663	78,020	194,643	—	—

Total Contractual Cash Obligations	$1,997,405	$404,151	$638,154	$23,526	$931,574

Quantitative and Qualitative Disclosures About Market Risk

  Foreign Currency Risk

        Paul-Son believes it does not have significant foreign currency risk for financial reporting purposes. Although Paul-Son's manufacturing is principally performed in Mexico, the functional currency of its Mexican subsidiary is considered to be the U.S. dollar. The Mexican operation is funded by Paul-Son's U.S. subsidiary in U.S. dollars and the Mexican subsidiary does not have significant financial transactions other than the receipt of U.S. dollar funds to pay employees and the payment of certain costs to operate the manufacturing plants. Balance sheet accounts of the Mexican subsidiary are maintained and reported principally in U.S. dollar historical amounts. Therefore, the balance sheet of the Mexican subsidiary is not subject to translation adjustment risk.

        Paul-Son does not enter into significant contracts to receive obligations of customers or to pay obligations to vendors in currencies other than U.S. dollars. Therefore, Paul-Son is not subject to significant foreign currency gains and losses.

  Interest Rate Risk

        As of May 31, 2002, Paul-Son had total interest bearing debt and capital lease obligations of approximately $1.7 million. Of this amount, approximately $500,000 has a fixed rate of interest and Paul-Son believes this lease agreement has a fair value which approximates reported amounts.

        The remaining $1.2 million of interest bearing obligations have variable interest rates which are tied to a (i) U.S. based prime borrowing rate of interest, and (ii) LIBOR, or a London Interbank Offered Rate, for six month dollar deposits, plus 362.5 basis points. To the extent there are significant changes to the U.S. based prime lending rate (presently approximately 4.75%), Paul-Son will have interest risk on approximately $150,000 over the next twelve months. To the extent there are significant increases to LIBOR, or the London Interbank Offered Rates, and the LIBOR rate plus 362.5 basis points would exceed a floor of 8%, Paul-Son would have increased interest expense on approximately $1.0 million of debt over the succeeding ten years.

INFORMATION ABOUT PAUL-SON

Overview

        Paul-Son believes it is a leading manufacturer and supplier of casino table game equipment in the United States. Our products include casino chips, table game layouts, playing cards, dice, gaming furniture and miscellaneous table accessories such as chip trays, drop boxes and dealing shoes, which are used in conjunction with casino table games such as blackjack, poker, baccarat, craps and roulette. We are headquartered in Las Vegas, Nevada, with our manufacturing facilities located in San Luis, Mexico and sales offices in Las Vegas, Nevada and Atlantic City, New Jersey. We sell our products in every state in which casinos operate in the United States.

        We also make retail sales of casino-quality products for personal use, including poker chips, "Fantasy Casino" chips, dice, playing cards and gift items made with Paul-Son components. Scaled-down gaming furniture and accessories are also offered for personal use. We through our subsidiary, Authentic Products, Inc., or Authentic Products, offer many of our products to the non-gaming and specialty markets, although this has not yet become a significant business for us.

        The company was founded in 1963 by our former Chairman, Paul S. Endy, Jr. and initially manufactured and sold dice to casinos in Las Vegas. In the more than 39 years since its founding, we expanded our product offerings and, as the industry has expanded and gaming has been legalized in other jurisdictions, its customer and geographic base. As a result of this growth, we now offer a full line of table game products.

        As a full-service supplier, we manufacture products to meet particular customer and industry specifications, which may include a range of shapes and sizes, varied color schemes and other graphics, and security and anti-counterfeit features. The useful lives of our products typically range from several hours in the case of playing cards and dice, to several months in the case of layouts, and several years in the case of casino chips and gaming furniture. As such, our primary business is the ongoing replacement sale of these products. When a new casino opens, we strive to supply most of the products required to operate the casino's table games, frequently on a sole-supplier basis. When successful, revenues are generated both from the initial sale to the new casino and on a continuing basis as the new casino becomes part of our primary customer base.

        We operate in one operating segment—casino game equipment products.

        For additional information about the business of Paul-Son, we incorporate by reference Paul-Son's latest annual report on Form 10-K filed with the Securities and Exchange Commission. These reports contain important business and financial information about Paul-Son, and you are urged to read them together with this proxy statement.

 MANAGEMENT OF PAUL-SON

        The following table sets forth certain information with respect to the executive officers and directors of Paul-Son who will serve as the executive officers and directors of Paul-Son after the combination:

Name	Age	Current Position with Paul-Son	Position with Paul-Son After the Combination
Francois Carretté	65	—	Chairman of the Board
Gérard Charlier	63	—	Director, President and Chief Executive Officer
Benoit Aucouturier	55	—	Director
Alain Thieffry	46	—	Director
Eric P. Endy	46	Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer	Director and Executive Vice President
Jerry G. West	58	Director	Director
Paul S. Dennis	63	Director	Director

        Francois G. Carretté will become Paul-Son's chairman of the board after the combination. Mr. Carretté has served as a director for both B&G and Bud Jones since 2000. Since 1995, Mr. Carretté has also served as President and Chief Executive Officer of Holding Wilson, which through its affiliates engages in consulting for geotechnics infrastructures and the environment. Holding Wilson, in which Mr. Carretté holds a majority interest, owns a majority of the outstanding stock of B&G. Mr. Carretté also serves a director of Holding Chegarey, France, an insurance company; Matignon Investments, France, a venture capital firm; and Oudart Gestion, France, an investment bank.

        Gérard P. Charlier will become a director, President and Chief Executive Officer after the combination. Mr. Charlier has been President and Chief Executive Officer of B&G since 1994 and President and Chief Executive Officer of Bud Jones since 2000. Mr. Charlier worked from 1965 to 1968 for Cincinnati Milling Machine in Cincinnati, Ohio. Then Mr. Charlier worked for Booz Allen & Hamilton in London and Paris in 1968 and 1969. He then joined Peat Marwick Mitchell Management Consulting (now KPMG) in Paris in 1969 where he became Partner in 1975 and acted as Partner in Charge of the German Management Consulting Department from 1978 to 1982. From 1982 to 1985, Mr. Charlier served as Vice President of International Development of Dexi International, a French company specialized in the manufacture of cosmetic products distributed by party plans. From 1985 to 1988 and again from 1991 to 1994, Mr. Charlier was an independent management consultant for G.C. Management, a firm which he owned. Between 1988 and 1991, Mr. Charlier served as the General Manager in France of Arthur D. Little, a management consulting firm based in Cambridge, Massachusetts. Mr. Charlier holds a Mechanical Engineering Degree from Ecole Nationale d'Arts et Metiers in Paris (1962), a M.S. in Electrical Engineering from Stanford University, California (1963) and an MBA from INSEAD in Fontaienebleau, France (1968).

        Benoit Aucouturier will become a director after the combination. Mr. Aucouturier has served as General Manager and Director of Compagnie d'Arbitrage Financier et Foncier, a family investment company with investments in various sectors, including hotel industry and tourism, gaming industry, fashion and real estate, since 1993. Mr. Aucouturier started his career with Caisse Centrale des Banques Populaires as Finance Director Deputy. He then joined the Credit Commercial de France as Director responsible for French securities. In 1988, Mr. Aucouturier joined Societe de Banque et de Transactions where he served as General Manager. He left that company at the end of 1992 to join and develop his family investment fund. Mr. Aucouturier also serves as a director of B&G, Societe de Tourisme International, Croise-Laroche, Gulmar Offshore Contractor, Financiere Saint-Nicolas and Party Pris. Mr. Aucouturier holds degrees in private law, property and agricultural law, and in business administration from the Universities of Paris and Poitiers.

        Alain Thieffry will become a director after the combination. Mr. Thieffry has served as Directeur General of Holding Wilson since1998. He has been an executive officer of Holding Wilson since 1984. Since1995, Mr. Thieffry has also served as Chief Executive Officer of FC International, Inc., U.S. subsidiary of FC International, a Paris-based engineering and consulting firm. Mr. Thieffry holds masters in law and business administration and a CPA license in France.

        Eric P. Endy is currently our Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer. Following the combination, Mr. Endy will become Executive Vice President and will continue to serve as a director, but will no longer serve as Paul-Son's Chairman of the Board, President, Chief Executive Officer, Secretary or Treasurer. Mr. Endy has been Chairman of the Board and Chief Executive Officer of Paul-Son since November 1998, a director of Paul-Son since Paul-Son's inception in 1993, President since January 1994, Secretary since May 1998 and Treasurer since July 2001. From May 1998 to July 1998 Mr. Endy was Treasurer of Paul-Son, and from January 1994 to July 1995, Mr. Endy was Chief Operating Officer of Paul-Son. Mr. Endy has been Chairman of the Board, President and Chief Executive Officer of Paul-Son Supplies since November 1998, and Executive Vice President and General Manager of Paul-Son Supplies since July 1990. From 1988 to March 1994, Mr. Endy served as a director of Paul-Son Playing Cards.

        Jerry G. West has been a director of Paul-Son since April 1994 and will continue to serve as a director following the combination. Mr. West is currently self employed as a private investigator licensed in the state of Nevada. From 1969 until his retirement in 1993, Mr. West was a special agent with the United States Federal Bureau of Investigation.

        Paul S. Dennis has been a director of Paul-Son since October 2000 and will continue to serve as a director following the combination. Since 1977, Mr. Dennis has been President and Chief Executive Officer of Associated Health Care Management Company, Inc., Cleveland, Ohio, which manages ten nursing homes and congregate living facilities. Mr. Dennis also serves as a director and officer with various companies and business ventures in the hardware and lumber distribution, pharmaceuticals distribution and steel fabrication industries. Mr. Dennis has a nursing home administrator's license from the states of Ohio and Nevada and is a member of the American College of Health Care Administrators.

The Paul-Son Board of Directors and its Committees

        The Paul-Son board of directors meets at least quarterly and in the fiscal year ended May 31, 2002, the Paul-Son board of directors held seven meetings. The Paul-Son board of directors has standing audit, compensation, compliance and stock option committees.

        Audit Committees.    The audit committee, which currently is comprised of Paul S. Dennis (Chairman), Jerry G. West and Richard W. Scott, is responsible for reviewing reports of independent public accountants to Paul-Son; reviewing Paul-Son financial practices, internal controls and policies with officers and key employees; reviewing such matters with Paul-Son's auditors to determine the scope of compliance and any deficiencies; considering selection of independent public accountants; reviewing certain related-party transactions; and making periodic reports on such matters to the Paul-Son board of directors. The Paul-Son board of directors has adopted a written charter for the audit committee. The audit committee met three times during the fiscal year ended May 31, 2002.

        Compensation Committee.    The compensation committee, which currently consists of Richard W. Scott (Chairman) and Jerry G. West, is responsible for reviewing and making recommendations to the

Paul-Son board of directors with respect to the salaries and bonuses for the Paul-Son's executive officers and the fees for Paul-Son's directors. The Compensation Committee took certain action by consent but did not meet during the fiscal year ended May 31, 2002.

        Compliance Committee.    The compliance committee, which currently consists of Jerry G. West, Eric P. Endy and certain other Company employees, is responsible for overseeing the implementation of and compliance with internal operating systems which will ensure compliance with all gaming laws applicable to Paul-Son's operations. Membership on the compliance committee is subject to the administrative approval of the Chairman of the Nevada State Gaming Control Board. Following the consummation of the combination, the administrative powers of the Chairman of the Nevada State Gaming Control Board with respect to membership on the compliance committee are expected to cease in light of Paul-Son's current intention to administratively surrender its Nevada manufacturer's and distributor's license, see "The Combination—Governmental and Regulatory Approvals—Nevada Gaming Regulation." The compliance committee met eleven times during the fiscal year ended May 31, 2002.

        During the fiscal year ended May 31, 2002, each directory attended at least 75% of the total number of meetings of the board of directors and of the committees on which the director served.

Executive Compensation of Paul-Son

        The following table sets forth certain information with respect to the compensation for the fiscal years ended May 31, 2002, 2001 and 2000 of the Chief Executive Officer of Paul-Son.

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Award(s) ($)	Options/ SARs (#)	All Other Compensation ($)
Eric P. Endy, Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer(1)	2002 2001 2000	155,070 155,070 155,070	3,101 1,550 1,550	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

Stock Option Exercises and Fiscal Year End Values

        Paul-Son did not grant any stock options to, and no options were exercised by, its named executive officer during the fiscal year ended May 31, 2002. The following table sets forth information about the unexercised options to purchase Paul-Son common stock held by the named executive officer at May 31, 2002.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)(1)		Value of Unexercised In-The Money Options/SARs at Fiscal Year-End ($)(1,2)
Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Eric P. Endy	-0-	-0-	97,000	-0-	-0-	-0-

(1)
These numbers represent only options granted pursuant to Paul-Son's 1994 Long-Term Incentive Plan; there are no stock appreciation rights.

(2)
The value of each in-the-money stock option is equal to the difference between the closing price of Paul-Son common stock of the Nasdaq SmallCap Market of $2.60 on May 30, 2002 and the per share exercise price of the stock option.

Directors Compensation

        Directors who are not employees or consultants of Paul-Son receive annual fees of $10,000, plus $500 for attendance at each meeting of the Paul-Son board of directors and each meeting of the audit, compensation or compliance committees. Each director may be reimbursed for certain expenses incurred in connection with attendance at board of directors and committee meetings.

        Additionally, certain non-employee directors who are not consultants to Paul-Son are granted options to purchase Paul-Son common stock under Paul-Son's 1994 Director's Stock Option Plan. Under the directors' plan, eligible non-employee directors initially receive a one-time option to purchase 6,000 shares of Paul-Son common stock following such director's election to the board of directors. Thereafter, each such director receives a grant to purchase 2,000 shares of Paul-Son common stock each year, at the beginning of such director's fourth year of service. In addition, on the anniversary of each such director's election or appointment to the Paul-Son board of directors such director also receives options to purchase 1,500 shares of Paul-Son common stock for serving on the audit committee, the compliance committee or the compensation committee for at least six months during the twelve months prior to the date of grant.

        Under the terms of the directors' plan, the initial option grant is exercisable to the extent of vesting. The initial option vests over a three-year period, with one-third of the initial option vesting upon each anniversary of such non-employee director's election to the Paul-Son board of directors. Annual option grants are fully vested upon grant, but are only exercisable six months and one day from the date of grant. Unless special circumstances exist, each option expires on the later of the tenth anniversary of the date of its grant or nine months after the non-employee director retires. The option exercise price is the fair market value, as defined under the directors' plan, of the Paul-Son common stock on the date such option is granted.

        There were options to purchase 6,500, 5,000 and 3,000 shares of Paul-Son common stock granted to Jerry G. West, Richard W. Scott, and Paul S. Dennis, respectively, for the fiscal year ended May 31, 2002. Paul-Son's non-employee directors who are currently eligible to participate in the directors' plan are Jerry G. West, Richard W. Scott and Paul S. Dennis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification of Directors and Officers

        During the twelve months ended May 31, 2002, we incurred legal fees and expenses in the joint defense of litigation filed by Martin S. Winick, as plaintiff, against Paul-Son and certain individuals, as defendants. The joint defense includes costs approved by the board of directors for the indemnification of Eric P. Endy who was also named as a defendant in his officer/director capacity and in his individual and trustee capacity, and a former director of Paul-Son who was also named as a defendant. In March 2001, Mr. Endy executed an undertaking agreement in which he agreed to repay Paul-Son any amounts advanced to him in connection with this litigation and the defense of his actions taken on behalf of Paul-Son if a court determines that Mr. Endy is not entitled to indemnification. In February 2002, Paul-Son settled the litigation initiated by Mr. Winick. The settlement requires that Paul-Son pay an aggregate of $210,000 in four equal principal installments of $52,000 which began February 2002 and are payable in June and October 2002 and in February 2003. Mr. Endy will not be required to repay Paul-Son any of the fees advanced to him in connection with this litigation.

        From and after the completion of the combination, Paul-Son will indemnify and hold harmless each present and former director and officer of Paul-Son against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any matter existing or occurring at or prior to the closing date, whether asserted or claimed prior to, at or after the closing date, to the fullest extent that Paul-Son would have been permitted under Nevada law and its articles of incorporation or bylaws in effect on the date of the combination agreement to indemnify such person.

        For a period of six years after the completion of the combination, Paul-Son will maintain in effect a directors' and officers' liability insurance policy covering those persons who are covered as of the date of the combination agreement by Paul-Son's directors' and officers' liability insurance policy, with coverage in an amount and scope at least as favorable as Paul-Son's existing coverage; provided that in no event will Paul-Son be required to expend in excess of 200% of the current annual premium paid by Paul-Son for such coverage.

        Section 78.751 of Chapter 78 of the Nevada Revised Statutes, or NRS, Article X of our articles of incorporation, and Article VII of our bylaws contain provisions for indemnification of officers and directors of Paul-Son. The indemnification provisions in the articles of incorporation require Paul-Son to indemnify our officers and directors to the full extent permitted by Nevada law. Each such person will be indemnified in any proceeding provided that such person's acts or omissions did not involve intentional misconduct, fraud or knowing violation of law or the payment of dividends in violation of NRS 78.300. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

        Our articles of incorporation also provide that Paul-Son's board of directors may cause the company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not Paul-Son would have the power to indemnify such person. We have obtained and maintain such insurance.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Paul-Son pursuant to the foregoing provisions, Paul-Son has been informed that in the opinion of the Securities and Exchange Commission or the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

        We believe that the transactions described above are on terms at least as favorable as would have been obtainable from non-related parties. We require that the audit committee of our board of directors review certain related party transactions.

Audit Committee Report

        The following is the report of the Audit Committee with respect to Paul-Son's audited consolidated financial statements as of and for the fiscal year ended May 31, 2002.

        The audit committee has reviewed and discussed Paul-Son's audited financial statements with management. The audit committee has discussed with Deloitte & Touche LLP, Paul-Son's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Paul-Son's financial statements. The audit committee has also received written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from Paul-Son and its related entities, and has discussed with Deloitte & Touche their independence from Paul-Son.

        The audit committee acts pursuant to the Audit Committee Charter. Each of the members of the audit committee qualifies as an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

        Based on the review and discussions referred to above, the audit committee recommended to Paul-Son's board of directors that Paul-Son's audited consolidated financial statements be included in Paul-Son's Annual Report on Form 10-K for the fiscal year ended May 31, 2002.

July 11, 2002	AUDIT COMMITTEE Paul S. Dennis Jerry G. West Richard W. Scott

Compensation Committee and Incentive Plan Committee Report on Executive Compensation

        Notwithstanding anything to the contrary set forth in any of Paul-Son's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee and Incentive Plan Committee Report on Executive Compensation and the Stock Performance Chart on page 97 shall not be incorporated by reference into any such filings.

        The Compensation Committee and Incentive Plan Committee, or the Committees, composed entirely of directors who have never served as executive officers of Paul-Son, determine and administer the compensation of Paul-Son's executive officers.

        Although no compensation policy has been formalized, the Committees generally recommend that Paul-Son compensate its executive officers at a level that will attract and retain individuals who are responsible for the management, development and success of Paul-Son. The Committees believe that executive compensation should be designed to reward individuals for their services to Paul-Son and encourage them to stay with Paul-Son. The Committees' compensation decisions are submitted to the full Board of Directors for approval.

        Although the Committees believe that Paul-Son's overall financial performance is an important factor in the total compensation of Paul-Son's executive officers, no specific quantitative factors are applied in making compensation recommendations. The Committees also recognize qualitative factors such as successful supervision of Paul-Son's operations, established relationships with key customers and the development of corporate projects and new products.

        The Committees also evaluate the total compensation of Paul-Son's executive officers in light of the compensation practices and relative corporate financial performance of other companies in the gaming industry. The Committees' goal is for Paul-Son to set base salaries for the Chief Executive Officer and other executive officers at appropriate levels which reflect the duties and scope of responsibilities of each officer's position. The Chief Executive Officer and other executive officers are also eligible to receive incentive compensation in the form of stock options under the Incentive Plan. During the last fiscal year no options were granted to executive officers.

        During the fiscal year ended May 31, 2002, in evaluating the compensation of Eric P. Endy, the Committees considered the financial performance of Paul-Son and efforts exerted by Mr. Endy in expanding Paul-Son's operations and implementing cost reduction policies.

        The Committees also considered industry experience of Mr. Endy, and his established customer relationships.

July 11, 2002	INCENTIVE PLAN COMMITTEE COMPENSATION COMMITTEE
Jerry G. West Richard W. Scott

Compensation Committee and Incentive Plan Committee Interlocks and Insider Participation

        Paul-Son's executive compensation is determined by the committee, no member of which is or was an officer of Paul-Son. For the fiscal year ended May 31, 2002, the compensation committee and the incentive plan committee consisted of Messrs. Richard W. Scott and Jerry G. West.

Stock Performance Chart

        The following chart compares the cumulative stockholder return on Paul-Son's common stock, for the five-year period from May 31, 1997 through May 31, 2002, in comparison with the cumulative return on the Standard & Poor's 500 Composite Stock Index and a self-determined industry peer group index.(1)

        The following chart assumes $100 invested on May 31, 1997. The total return assumes the reinvestment of dividends, if any. The comparisons are not intended to forecast or be indicative of possible future performance of Paul-Son's common stock.

Comparison of Cumulative Total Returns

Stock Performance Graph

PAUL-SON GAMING CORP

	Cumulative Total Return
	31-May-97	31-May-98	31-May-98	31-May-99	31-May-01	31-May-02
PAUL-SON GAMING CORPORATION	$100.00	65.45	42.27	21.82	18.55	18.73
S&P 500	$100.00	130.68	158.16	174.73	156.29	134.65
PEER GROUP	$100.00	124.49	89.37	118.49	258.42	295.23

Notes:

A.
The lines represent monthly index levels derived from compounded daily returns include all dividends.
B.
The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.
If the fiscal year-end is not a trading day, the preceding trading day is used.
D.
The index level for all series was set to 100.0 on 5/31/97.

(1)
The companies in the peer group include: Alliance Gaming Corp., Fortune Diversified Inds. Inc. (formerly American Gaming & Entmt.), GTech Holdings Corp., Innovative Gaming Corp. Amer., Intl. Game Technology, Mikohn Gaming Corp., Scientific Games Corp. (formerly Autotote Corp.) and ShuffleMaster Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and executive officers, and persons who own more than ten percent of a registered class of Paul-Son's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Paul-Son. Officers, directors, and stockholders holding more than ten percent of the class of stock are required by SEC regulation to furnish Paul-Son with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to Paul-Son and written representations that no other reports were required, during the fiscal year ended May 31, 2002, all reports required under Section 16(a) filing requirements were filed as required.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS OF PAUL-SON

        The following table sets forth as of July 8, 2002 and on a pro forma basis assuming the completion of the combination information regarding the beneficial ownership of Paul-Son common stock as to:

  •
  each director and each person who is expected to be a director after the combination;

  •
  each of our executive officers and each person who is expected to be an executive officer after the combination;

  •
  each person known by us to currently own five percent or more of our outstanding voting securities;

  •
  all persons who are executive officers and directors before the combination as a group; and

  •
  all persons who are or who are expected to be directors and executive officers of Paul-Son after the combination as a group.

        The numbers reflected in the percentage ownership columns are based on 3,456,654 shares of Paul-Son outstanding as of July 8, 2002 and the assumption that 7,425,680 shares of Paul-Son common stock will be outstanding after the combination.

	Paul-Son Common Stock
	Number of Shares(2)				Percent
Name of Beneficial Owner(1)	Before the Combination		After the Combination		Before the Combination	After the Combination
Directors and Executive Officers:
Eric P. Endy	1,522,134	(3)	892,134	(4)	42.83%	11.86%
Jerry G. West	37,500	(5)	37,500	(5)	1.07%	*
Richard W. Scott	19,000	(6)	19,000	(6)	*	*
Paul S. Dennis	20,097	(7)	20,097	(7)	*	*
Designated Directors and Executive Officers:
Francois Carretté	58,850	(8)	3,726,208	(9)	1.70%	50.18%
Gérard Charlier	8,391		534,171	(10)	*	7.19%
Benoit Aucouturier	1,512	(11)	211,807	(12)	*	2.85%
Alain Thieffry	0	(13)	0	(14)	*	*
5% Beneficial Holders:
Magnet Management, LLC Jordan Kimmel Magnet Fund, LP 1201 Sussex Turnpike, Randolph, NJ	175,800		175,800		5.09%	2.37%
All directors and executive officers before the combination, as a group (4 persons)	1,598,731	(15)	968,731	(16)	44.22%	12.81%
All persons expected to be directors and executive officers after the combination as a group (7 persons)	1,648,484	(15)	5,421,917	(16)	45.53%	71.67%

*
Beneficial ownership does not exceed 1% of the outstanding Paul-Son common stock.

(1)
Unless otherwise indicated below, each person or entity has an address in care of Paul-Son's principal executive offices.

(2)
Under the regulations of the SEC, shares are deemed to be "beneficially owned" by a person if he directly or indirectly has or shares the power to vote or dispose of such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right.

(3)
Includes (i) options to purchase 97,000 shares of common stock pursuant to the 1994 Long-Term Incentive Plan, (ii) 1,287,579 shares held by The Paul S. Endy, Jr. Living Trust of which Mr. Endy is the sole trustee and beneficiary, (iii) 18,000 shares held by certain trusts established for the benefit of Mr. Endy's children, and (iv) 6,000 shares held by Mr. Endy's spouse.

(4)
Includes (i) options to purchase 97,000 shares of common stock pursuant to the 1994 Long-Term Incentive Plan, (ii) 657,579 shares held by The Paul S. Endy, Jr. Living Trust, (iii) 18,000 shares held by certain trusts established for the benefit of Mr. Endy's children, and (iv) 6,000 shares held by Mr. Endy's spouse.

(10)
Includes 660 shares held by Mr. Charlier's spouse. Does not include warrants to purchase shares that Mr. Charlier will receive in connection with the combination to provide antidilution protection.

(5)
Includes options to purchase 37,500 shares of common stock pursuant to the 1994 Directors' Stock Option Plan.

(6)
Includes options to purchase 19,000 shares of common stock pursuant to the 1994 Directors' Stock Option Plan.

(7)
Includes options to purchase 5,000 shares of common stock pursuant to the 1994 Directors' Stock Option Plan.

(8)
Includes 58,190 shares held by Holding Wilson, S.A. of which Mr. Carretté is the principal stockholder.

(9)
Includes (i) 3,725,548 shares held by Holding Wilson, S.A. of which Mr. Carretté is the principal stockholder, and (ii) 330 shares held by Mr. Carretté's spouse. Does not include warrants to purchase shares that Mr. Carretté will receive in connection with the combination to provide antidilution protection.

(11)
Includes 1,512 shares held by Compagnie d'Arbitrage Financier et Foncier, a family investment company.

(12)
Includes 211,477 shares held by Compagnie d'Arbitrage Financier et Foncier. Does not include warrants to purchase shares that Mr. Aucouturier will receive in connection with the combination.

(13)
Does not include the 26,950 shares held by Holding Wilson, of which Mr. Thieffry is the Directeur General. Mr. Thieffry disclaims beneficial ownership of all shares held by Holding Wilson.

(14)
Does not include the 3,725,548 shares held by Holding Wilson, of which Mr. Thieffry is the Directeur General. Mr. Thieffry disclaims beneficial ownership of all shares held by Holding Wilson.

(15)
Includes options to purchase 158,500 shares of common stock.

(16)
Includes options to purchase 139,500 shares of common stock. Does not include warrants to purchase shares that the B&G stockholders will receive in connection with the combination to provide antidilution protection.

INDEPENDENT AUDITORS

        The Board of Directors appointed Deloitte & Touche LLP as auditors to audit the consolidated financial statements of Paul-Son Gaming Corporation and Subsidiaries for the fiscal year ended May 31, 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Deloitte & Touche for professional services rendered for the audit of Paul-Son's fiscal year end 2002 financial statements and the reviews of the financial statements included in Paul-Son's Form 10-Q for 2002 was $59,000.

Financial Information Systems Design and Implementation Fees

        No fees were billed by Deloitte & Touche for the fiscal year ended May 31, 2002 for financial information systems design and implementation fees.

All Other Fees

        The aggregate fees billed by Deloitte & Touche for the fiscal year ended May 31, 2002 for services other than as set forth above were $283,041, including approximately $68,087 for tax services, approximately $127,100 for due diligence procedures associated with the proposed combination, and approximately $87,854 for SEC filings.

Compatibility of Fees with Auditors' Independence

        The Audit Committee has determined that the provision of services covered under the subheadings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining Deloitte & Touche's independence.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF BOURGOGNE ET GRASSET

        The following discussion should be read in conjunction with B&G's audited financial statements and related notes and the other financial information located elsewhere in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. B&G's actual results could differ materially from the results contemplated by these forward-looking statements as a result of certain factors including those discussed below and elsewhere in this proxy statement, particularly under the heading "RISK FACTORS."

Overview

        Bourgogne et Grasset S.A. and its wholly-owned subsidiary, The Bud Jones Company, Inc., or collectively B&G, are leading manufacturers and suppliers of casino table game equipment worldwide. B&G's products include plaques and jetons (used principally in international casino markets), casino chips, table layouts, dice, gaming furniture, and miscellaneous table accessories such as chip trays, drop boxes, and dealing shoes, which are used in conjunction with casino table games such as blackjack, poker, baccarat, craps and roulette. B&G's products are principally consumable and have limited useful lives, ranging from several hours in the case of dice to several years in the case of furniture and casino chips, plaques and jetons.

        B&G's customers are principally casinos throughout the world. B&G is headquartered in Beaune, France, with its primary manufacturing facilities located in Beaune; Las Vegas, Nevada and Kansas City, Missouri. B&G sells its products in the majority of casinos in the world.

        B&G operates in principally one business segment—casino table game equipment products. See the Business Segment disclosure in Note 16 to the consolidated financial statements.

Acquisition

        On October 21, 2000, B&G purchased The Bud Jones Company, Inc., or Bud Jones, for approximately $6.1 million. The acquisition was accounted for as a purchase and assets and liabilities were recorded at their respective fair market values at the date of acquisition. During the year ended December 31, 2000, B&G included approximately $1.5 million in revenues, approximately $500,000 in gross profits, and approximately $400,000 in selling, general and administrative expenses from the operations of Bud Jones. As part of the acquisition, B&G acquired approximately $3.5 million in current assets (principally cash, inventory and accounts receivable), approximately $4.6 million in noncurrent assets (principally property and equipment of approximately $2.9 million and trademarks, goodwill and customer relationships of approximately $1.7 million) and approximately $1.9 million in total liabilities. These amounts are included in the results of operations and/or financial analysis below.

        For the year ended December 31, 2001, B&G included approximately $6.9 million in revenues, approximately $1.5 million in gross profits, approximately $2.6 million in selling, general and administrative expenses and approximately $1.0 million of net loss from the operations of Bud Jones. These amounts are included in the results of operations and/or financial analysis below.

        In August 2001, Bud Jones purchased the assets of the chip manufacturing business of Trend Plastics, Inc., or Trend, a Kansas corporation. Trend designs and produces injection molds. This acquisition included injection molding machines, dryer hoppers, inventory, patents, copyright, know how, trade secrets and software.

        On September 6, 2001, Bud Jones purchased certain assets of T-K Specialty Company, Inc., or T-K, a Nevada corporation engaged in the business of manufacturing and distributing dice to the gaming industry. These assets included all of T-K's inventory, equipment and goodwill.

Business Combination/Subsequent Event

        On April 11, 2002, B&G entered into a combination agreement with Paul-Son. See the subsequent events disclosure in Note 17 to the consolidated financial statements.

Related Party Transactions

        In connection with B&G's acquisition of Bud Jones, Francois Carretté, Gérard Charlier, stockholders of B&G, and Kathleen Steele, one of the stockholders of Bud Jones, have entered into an option agreement granting Ms. Steele with an option to purchase from the B&G stockholders up to 4% of the shares of Paul-Son common stock outstanding upon the completion of the combination at a purchase price of $3.50 per share. The option can be exercised for 90 days after the completion of the combination and will not have an impact on the financial results of B&G prior to or subsequent to the completion of the combination.

        During the years ended December 31, 2001, 2000 and 1999, respectively, B&G expensed approximately $49,000, $51,000 and $0 for services provided by B&G's majority stockholder, Holding Wilson, related to B&G's acquisition of Bud Jones, Trend and T-K. These service fees are included in the operating expenses caption for the years ended December 31, 2001 and 2000 below. B&G does not anticipate incurring fees or expenses associated with the proposed combination between B&G and Paul-Son.

Significant Accounting Policies and Estimates

        B&G's consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States. Certain of B&G's accounting policies, including the depreciable lives of assets, the recoverability of deferred tax assets, the allowance for doubtful accounts receivable, the allowance for obsolete or slowing moving inventories and the estimated cash flows in assessing the recoverability of long-lived assets require applying significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. B&G's judgments are based on historical experience, terms of existing contracts, observance of industry trends, information provided by or gathered from customers and information available from other outside sources, as appropriate. There can be no assurance that actual results will not differ from B&G's estimates. To provide an understanding of the methodology applied, B&G's significant accounting policies are discussed where appropriate in this discussion and analysis and in the notes to B&G's consolidated financial statements.

Results of Operations

Comparison of Operations for the Three Months Ended March 31, 2002 and 2001

        Revenues.    For the three months ended March 31, 2002, revenues were approximately $4.9 million, an increase of approximately $1.2 million, or 32%, versus revenues of approximately $3.7 million for the three months ended March 31, 2001. This increase in revenues for the quarter ended March 31, 2002 was principally the result of (i) increased sales of approximately $1.0 million in European and American-style casino chips sold principally in B&G's international markets in 2002 brought on by the introduction of the new European currency for the beginning of 2002 and (ii) an increase in the average selling price of its casino chips in international markets with the introduction of embedded microchips which aid in the security and tracking of the casino chips.

        Cost of Revenues.    Cost of revenues, as a percentage of sales, increased slightly to 33.0% for the three months ended March 31, 2002, compared to 32.8% during the similar period in 2001. The decline in gross margin occurred principally due to two factors: (1) a significant decrease in the gross margin percentage of B&G's U.S. operating subsidiary and (2) a significant increase in gross margins of B&G's French operating subsidiary. Management believes the significant decline in the U.S. gross margins was attributable to a decrease in sales caused by a general economic decline in certain U.S. markets and increased competition from its primary competitor in the U.S. A decline in sales caused an inability to absorb fixed manufacturing overhead expenses and increased competition brought average selling prices down. This decline was offset, in part, by a significant increase in gross profit margins from B&G's French operating subsidiary. This improvement was principally related to (i) the aforementioned increase in sales during the first quarter of 2002 which allows a complete absorption of fixed manufacturing overhead expenses, (ii) the absence of certain sales discounting practices which occurred during the three months ended March 31, 2001 and (iii) fewer premium and start up costs relating to the production of the new casino microchip product.

        Gross Profit.    Gross profit for the three months ended March 31, 2002 increased in absolute dollars by approximately $400,000 from the comparable prior year quarterly period. This occurred as a result of the aforementioned increase in revenues of approximately $1.2 million.

        Operating Expenses.    During the three months ended March 31, 2002, operating expenses, which include product development, sales, marketing, general and administrative costs, decreased approximately $300,000, or 22%, from approximately $1.4 million during the three months ended March 31, 2001 to approximately $1.1 million during the three months ended March 31, 2002. This decrease was primarily attributable to the absence, in the 2002 quarterly period, of costs incurred during the three months ended March 31, 2001 associated with certain business combination expenses in which B&G had been engaged and initial regulatory license fees based on the new jurisdictions in which B&G sells its products. An increase in bad debt provisions during the 2001 quarterly period also contributed to the decrease.

        Interest Expense.    For the three months ended March 31, 2002, interest expense increased to approximately $39,000 from approximately $23,000 for the three months ended March 31, 2001. This increase of approximately $16,000 was caused by an increase in the average outstanding debt amounts in the 2002 period as compared to the 2001.

        Other Income/Expense.    During the three months ended March 31, 2002, other income, including gains on foreign currency transactions, interest income, gains on disposals of marketable securities and other income/expenses decreased to approximately $12,000 from approximately $78,000 during the three months ended March 31, 2001. This decrease of approximately $66,000 was principally the result of foreign currency exchange gains of approximately $46,000 in the 2001 period as compared to currency exchange gains of approximately $9,000 in the 2002 period. This variation occurred as a result of the volatility between the U.S. Dollar and the French currency between the quarterly periods. In addition, there was higher interest income of in the 2001 period of approximately $28,000 based on higher average cash balances in the 2001 period.

        Income Taxes.    During the three months ended March 31, 2002, B&G recorded a tax provision of approximately $396,000 as compared to a tax provision of approximately $2,000 for the three months ended March 31, 2001. During the 2002 period, taxable income of B&G's foreign businesses could not be offset by pretax losses incurred in its U.S. business. Therefore, the effective income tax rate in the 2002 period was 79%. During the three months ended March 31, 2001, B&G incurred a consolidated net pretax loss and foreign business pretax income was significantly less than in the 2002 period. Due to the uncertainty surrounding the timing and amount of future profits, B&G did not record a tax benefit against the pretax losses of its U.S. business for both periods.

        Net Income/Loss.    For the three months ended March 31, 2002, B&G recorded net income of approximately $106,000. This occurred as the aforementioned increase in revenues and decrease in operating expenses were partially offset by increases in income tax expenses. During the three months ended March 31, 2001, B&G recorded a net loss of approximately $130,000, a result of the aforementioned decrease in revenues and increase in operating expenses in the 2001 quarterly period as compared to 2002.

        Other Comprehensive Income/Loss.    B&G includes other comprehensive income/loss in its consolidated statements of operations. For three months ended March 31, 2002 and 2001, respectively, B&G incurred approximately $70,000 and $198,000 of comprehensive loss from foreign currency translation adjustments.

Comparison of Operations for the Years Ended December 31, 2001 and 2000

        Revenues.    For the year ended December 31, 2001, revenues were approximately $23.1 million, an increase of approximately $11.7 million, or 103%, versus revenues of approximately $11.4 million for the year ended December 31, 2000. This increase in revenues for 2001 was principally the result of (i) increased sales of approximately $7 million in European—and American—style casino chips sold principally in B&G's international markets in 2001 brought on by the introduction of the new European currency for the beginning of 2002 and (ii) the business combination with Bud Jones in October 2000 which accounted for approximately $4.7 million of the increase. Management believes its European casino chip revenues, which increased approximately $5.0 million in 2001 from the demand for the new European currency, will not remain at this level and will return closer to revenue levels before the introduction of the new currency. However, B&G believes new technological improvements to its chips and jetons with, among other things, imbedded microchips, may increase demand over historical levels. B&G also experienced an increase in the average selling price of its European casino chips in international markets with the introduction of embedded microchips which aid in the security and tracking of the casino chips.

        Cost of Revenues.    Cost of revenues, as a percentage of sales, increased to 69% for 2001, compared to 62% during 2000. The decline in gross margin occurred principally due to start up costs relating to the production of B&G's new embedded microchips in its casino chip product, premium manufacturing costs incurred from increased demand on its production capacities and a slight decline in cost efficiencies from the use of inexperienced temporary personnel utilized during peak production periods. These negative factors were offset partially by the increased absorption of fixed manufacturing overhead expenses due to the increased production levels.

        Gross Profit.    Gross profit for 2001 increased in absolute dollars by approximately $2.9 million from the comparable prior year period. This occurred as a result of the aforementioned increase in revenues of approximately $11.7 million offset, in part, by the decline in gross profit margin from 38% in 2000 to 31% in 2001.

        Operating Expenses.    During the year ended December 31, 2001, operating expenses, which include product development, sales, marketing, general and administrative costs, increased approximately $2.8 million, or 96%, from approximately $2.9 million in 2000 to approximately $5.7 million. This increase was primarily attributable to the acquisition of Bud Jones in October 2000, which accounted for approximately $2.2 million of the total increase. Additionally, B&G experienced increased selling expenses as a result of the aforementioned increase in sales during 2001 and incurred increased costs associated with certain business combination strategies in which B&G has been engaged and increased regulatory license fees based on the new jurisdictions in which B&G sells its products. An increase in royalty expenses for a certain patent licensing agreement of $50,000 and an increase in bad debt provisions specifically for one customer of $60,000 also contributed to the increase.

        Interest Expense.    For the year ended December 31, 2001, interest expense increased to approximately $170,000 from approximately $107,000 in 2000. This increase of approximately $63,000 was caused by an increase of approximately $1.0 million in the average outstanding debt amounts in 2001 as compared to 2000.

        Other Income/Expense.    During the year ended December 31, 2001, other income, including gains on foreign currency transactions, interest income, gains on disposal of marketable securities and other income/expenses increased to approximately $349,000 from approximately $177,000 during 2000. This increase of approximately $172,000 was principally the result of foreign currency exchange gains of approximately $225,000 in 2001 compared to currency exchange gains of approximately $85,000 in 2000. This variation occurred as a result of the volatility between the U.S. Dollar and the French currency in 2001. In addition, there was an increase in interest income of approximately $36,000 in the 2001 period based on higher average cash balances.

        Income Taxes.    During 2001, B&G recorded a tax provision of approximately $737,000 as compared to a tax provision of approximately $501,000 in 2000. This increase of approximately $236,000 was caused by an increase in taxable income of approximately $1.5 million in 2000 to approximately $1.7 million in 2001. B&G's effective tax rate for 2001 was approximately 43% compared to approximately 34% in 2000. B&G incurred a pretax loss in its U.S. business in 2001. Due to the uncertainty surrounding the timing and amount of future profits, B&G recorded a valuation allowance in the amount of $112,000 to reflect these uncertainties. As a result, B&G's effective tax rate increased by approximately 9%.

        Net Income.    For the year ended December 31, 2001 and 2000, B&G recorded net income of approximately $1.0 million. This occurred as the aforementioned increase in revenues and other income were offset by declines in gross margin percentage and increases in operating and income tax expenses.

        Other Comprehensive Income/Loss.    B&G includes other comprehensive income/loss in its consolidated statements of operations. For the year ended December 31, 2001, B&G incurred approximately $200,000 of comprehensive loss from foreign currency translation adjustments as compared to approximately $500,000 of comprehensive loss from similar currency translation adjustments during the year ended December 31, 2000.

Comparison of Operations for the Twelve Months Ended December 31, 2000 and the Nine Months Ended December 31, 1999

        (Note: Because B&G changed its fiscal year-end from March 31 to December 31 during the nine months ended December 31, 1999, management's discussion and analysis of financial condition and results of operations below will compare a twelve month period with a nine month period and therefore may not be comparable.)

        Revenues.    For the year ended December 31, 2000, revenues were approximately $11.4 million, an increase of approximately $3.8 million, or 50%, versus revenues of approximately $7.6 million for the fiscal year ended December 31, 1999. This increase in revenues for 2000 was principally the result of (i) the inclusion of twelve months of revenues in the 2000 period versus nine months of revenues in the 1999 fiscal period and (ii) the acquisition, in October 2000, of Bud Jones. During 2000, Bud Jones accounted for approximately $1.6 million of revenues as compared to approximately none in 1999.

        Cost of Revenues.    Cost of revenues, as a percentage of sales, increased to 62% for 2000, compared to 58% during 1999. The decline in gross margin occurred principally due to increased labor costs in the 2000 period, the inclusion of lower margin product sales of Bud Jones in the latter part of 2000 and slightly lower average selling prices as compared to the 1999 period.

        Gross Profit.    Gross profit for 2000 increased in absolute dollars by approximately $1.1 million from the comparable prior fiscal year period. This occurred as a result of the inclusion of twelve months of gross profit margin in 2000 as compared to only nine months of gross profit margin in 1999 and the aforementioned acquisition of Bud Jones, which contributed approximately $500,000 in additional gross margin for the 2000 period. These favorable variances were offset partially by the aforementioned decline in the gross profit margin percentage in the 2000 period.

        Operating Expenses.    During the year ended December 31, 2000, operating expenses increased approximately $950,000, or 49%, from approximately $2.0 million in 1999 to approximately $2.9 million. This increase was primarily attributable to the inclusion of twelve months of expenses in 2000 as compared to nine months of expenses in 1999, which accounted for approximately $540,000 of the increase, and the acquisition of Bud Jones in October 2000, which accounted for approximately $410,000 of the increase.

        Interest Expense.    For the year ended December 31, 2000, interest expense increased to approximately $107,000 from approximately $42,000 in 1999. This increase of approximately $65,000 was caused by the inclusion of twelve months of expenses in the 2000 period versus nine months in the 1999 period and an increase in the average outstanding debt and capital lease amounts in 2000 as compared to 1999.

        Other Income/Expense.    For the year ended December 31, 2000, other income decreased to approximately $177,000 from approximately $195,000 in the 1999 fiscal year. This decrease primarily occurred as B&G experienced reduced foreign currency gains of approximately $36,000 in 2000 which were offset by an increase in interest income of approximately $22,000 in 2000 versus 1999.

        Other Income/Expense.    For the year ended December 31, 2000, net other income, including gains on foreign currency transactions, interest income and other income/expenses decreased to approximately $195,000 in the 1999 period. This decrease primarily occurred as B&G experienced reduced foreign currency exchange gains of approximately $36,000 during 2000 which were offset, in part, by an increase in interest income of approximately $22,000 in 2000 versus 1999.

        Income Taxes.    During 2000, B&G recorded a tax provision of approximately $501,000 as compared to a tax provision of approximately $499,000 in 1999. B&G's effective tax rate for 2000 was approximately 34% compared to approximately 37% during the nine months ended December 31, 1999. This decrease was attributable primarily to a reduction in the French statutory tax rate. This slight increase was caused by an increase in taxable income of B&G of approximately $90,000 in 2000 offset, in part, by a slight statutory income tax rate in 2000.

        Net Income.    For the year ended December 31, 2000, B&G recorded net income of approximately $1.0 million compared to a net income of approximately $900,000 during nine months ended December 31, 1999, an improvement of approximately $100,000. This improvement was principally the result of the aforementioned increase in gross profit margin offset, in part by the increase in the aforementioned operating expenses and decrease in other income.

        Other Comprehensive Income/Loss.    B&G includes other comprehensive income/loss in its consolidated statements of operations. For the year ended December 31, 2000, B&G incurred approximately $500,000 of comprehensive loss primarily from foreign currency translation adjustment. For the nine months ended December 31, 1999, B&G recorded approximately $190,000 of comprehensive loss principally from foreign currency translation adjustments.

Liquidity and Capital Resources

        Overview.    Management believes that the combination of cash flow from operations and cash on hand should fund ordinary operational expenses of B&G on both a short and long-term basis. As described elsewhere herein, B&G has entered into a combination agreement with Paul-Son. B&G anticipates that it will incur continuing expenses for legal, accounting and regulatory requirements to finalize the combination.

        Working Capital.    Working capital totaled approximately $4.1 million at March 31, 2002, an increase of approximately $200,000 in working capital from approximately $3.9 million at December 31, 2001. The principal changes in working capital from December 31, 2001 to March 31, 2002 were decreases in cash, marketable securities, accounts receivable and inventories of approximately

$2.7 million offset by decreases accounts payable, accrued liabilities, customer deposits, and current debt of approximately $3.1 million.

        Cash Flow.    Operating activities provided approximately $285,000 in cash during the three months ended March 31, 2002, as compared to cash provided of approximately $996,000 during the three months ended March 31, 2001. The primary operational sources of cash during the 2002 period were net income of $106,000 and non-cash charges of approximately $343,000. Additionally, these sources of cash from operations were supplemented by a decrease in accounts receivable and inventories of approximately $2.4 million. These sources of cash were offset, in part, by net decreases in accounts payable, customer deposits, other current liabilities and accrued liabilities of approximately $2.6 million. These operational sources of cash were decreased by purchases of property, equipment and marketable securities, as well as principal payments of debt obligations, of approximately $1.0 million. Overall B&G experienced a decrease in cash of approximately $700,000 for the three months ended March 31, 2002.

        At March 31, 2002, B&G maintained approximately $5.0 million of cash and marketable securities as compared to approximately $5.2 million at December 31, 2001.

        Long-Term Debt.    In February 2001, B&G borrowed approximately $2.2 million. Principal and interest payments are due quarterly in the approximate amount of $98,000 until February 2008. Interest accrues at the fixed rate of 5.1%. The loan is guaranteed by B&G's majority shareholder, Holding Wilson, S.A.

Accounting Developments

        In June 2001, the FASB issued SFAS No. 141, "Business Combinations." This statement has eliminated the flexibility to account for some mergers and acquisitions as pooling of interests, and effective as of July 1, 2001, all business combinations are to be accounted for using the purchase method.

        In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." According to this statement, goodwill and intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. B&G adopted SFAS No. 142 as of January 1, 2002. B&G expects to receive future benefits from goodwill and trademarks over an indefinite period of time and, as of January 1, 2002, ceased amortizing them. B&G completed the transitional goodwill impairment test as of January 1, 2002, and during the three months ended March 31, 2002. As a result of this test, no impairment of goodwill and trademarks was deemed necessary.

        B&G applied these new rules of accounting for goodwill and other intangible assets beginning in the three months ended March 31, 2002. A reconciliation of previously reported net income to pro forma amounts adjusted for the exclusion of the amoritization of goodwill and trademarks as follows (unaudited):

	For the Three Months Ended March 31,	For the Years Ended December 31,		For the Nine Months Ended December 31,
	2001	2001	2000	1999
	(unaudited)
Net income (loss) as reported	$(130)	$984	$956	$868
Add back: Goodwill and Trademark Amortization, net of tax effect	18	72	14	—

Adjusted net income (loss), pro forma	$(112)	$1,056	$970	$868

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. B&G adopted SFAS No. 144 as of January 1, 2002. No provision for the impairment of disposal or long-lived assets was recorded as a result of this adoption.

Contractual Obligations and Commercial Commitments

        The following table presents contractual obligations and commercial commitments as of March 31, 2002. B&G has no other significant contractual obligations or commercial commitments either on or off balance sheet as of March 31, 2002. Operating leases on a month to month basis are not included in the table below.

		Payments Due by Period
Contractual Obligations	Total	Less Than 1 Year	1-3 Years	4-5 Years	After 5 Years
Long-term Debt	$2,114,000	$252,000	$1,004,000	$715,000	$143,000
Capital Lease Obligations	576,000	180,000	396,000	—	—
Operating Leases	—	—	—	—	—

Total Contractual Cash Obligations	$2,690,000	$432,000	$1,400,000	$715,000	$143,000

Capital Expenditures and Other

        During the three months ended March 31, 2002, B&G spent less than $150,000 for purchases of property and equipment. B&G presently does not plan any significant purchases of property and equipment for the year ending December 31, 2002.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk

  Foreign Currency Risk

        There are two types of foreign currency exchange risks that B&G may be subject to: transaction and translation gains or losses. Foreign currency transaction gains or losses are distinguished from translation gains or losses as follows: (i) translation adjustments do not involve the movement of cash, they are accounting conversion calculations of an existing functional currency to a reporting currency and (ii) transaction gain or losses which are based on an actual transaction that requires formal payment at a future point in time.

        B&G is subject to foreign currency exchange risk relating to the translation of B&G's French Company's assets, liabilities, and income and expense accounts. The translation adjustment for our French Company's assets and liabilities is reflected in the other comprehensive caption included in the stockholders' equity section of our consolidated balance sheet. B&G's foreign entity uses the local currency as their functional currency. The assets and liabilities of this business are translated into U.S. dollars at the rate of exchange at the end of the period. The income and expense accounts are translated using the average rate of exchange during the period. B&G typically incurs gains or losses of specific foreign currency transactions and these amounts are occasionally material. These gains and losses are reflected in our consolidated statement of operations. For the three months ended March 31, 2002, B&G did not have any forwards, options or other derivative contracts in force.

  Interest Rate Risk

        B&G has total interest bearing debt and capital lease obligations of approximately $2.7 million at March 31, 2002. The components of this amount have principally fixed rates of interest which B&G believes to have fair values approximating reported amounts. Therefore, B&G has assessed our exposure to the fluctuation of market interest rates as minimal. B&G periodically reviews its interest rate exposure, if any, on its long-term debt and capital lease obligations and, as market conditions warrant, B&G may enter into an interest rate cap or swap agreements in order to manage this exposure. For the three months ended March 31, 2002, B&G did not have any agreements in force. See Note 8—Long-Term Debt in the Notes to Consolidated Financial Statements.

  Statement on Forward-Looking Information

        Certain information included herein contains statements that may be considered forward-looking, such as statements relating to anticipated performance and financing sources. Any forward-looking statement made by B&G necessarily is based upon a number of estimates and assumptions that, while considered reasonable by B&G, is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of B&G, and are subject to change. Actual results of B&G's operations may vary materially from any forward-looking statement made by or on behalf of B&G. Forward-looking statements should not be regarded as a representation by B&G or any other person that the forward-looking statements will be achieved. Undue reliance should not be placed on any forward-looking statements. Some of the contingencies and uncertainties to which any forward-looking statement contained herein is subject include, but are not limited to, those relating to dependence on existing management, gaming regulation (including action affecting licensing), leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions and changes in federal or state tax laws or the administration of such laws.

 INFORMATION ABOUT BOURGOGNE ET GRASSET

Overview

        Bourgogne et Grasset is a privately held société anonyme organized under the laws of the Republic of France. B&G is based in Beaune, France.

        Founded in 1923, B&G manufactures and supplies chips, plaques, jetons, roulette wheels, displays, table game layouts, tables and miscellaneous table accessories and equipment to licensed casinos all over the world, but primarily in Europe and Asia. B&G holds several patents and patent applications concerning gaming manufacturing processes, microchip embedding processes and reading/programming electronic devices. In October 2000, B&G acquired The Bud Jones Company, Inc., or Bud Jones, a Nevada corporation based in Las Vegas, Nevada since 1965. Bud Jones manufactures and distributes casino gaming chips, dice, equipment and accessories world-wide, but primarily in North America.

        As full service-suppliers, B&G and Bud Jones manufacture products to meet particular customer and industry specifications, which may include a range of shapes and sizes, varied color schemes and other graphics, and security and anti-counterfeit features. The useful lives of B&G's and Bud Jones' products typically range from several months in the case of layouts to several years in the case of casino chips and gaming furniture. As such, the companies' primary business is the opening of new casinos and the ongoing replacement sale of these products.

        During its more than 78 years of operations, management believes that B&G has established an excellent reputation for product quality, reliability, customer service and value. In addition, B&G has developed an extensive distribution network and is licensed or authorized to supply gaming equipment in several states in the United States. B&G's and Bud Jones' current strategy for growth is to:

  •
  capitalize upon their competitive advantages to maintain their established market position and thereby benefit from the expected continued growth in the European and United States casino markets;

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  improve their manufacturing processes and aggressively pursue market share for products in which the companies do not have a leading market share;

  •
  expand internationally into growing casino markets;

  •
  develop or acquire new technologies and products which the companies can sell through their existing distribution networks; and

  •
  evaluate strategic opportunities for growth.

Recent Developments

        On October 20, 2000, B&G purchased one hundred percent of the issued and outstanding shares of common stock of Bud Jones.

        Francois Carretté, Gérard Charlier and Kathleen Steele, one of the stockholders of Bud Jones, have entered into an option agreement granting Ms. Steele an option to purchase from the B&G stockholders up to 4% of the shares of Paul-Son common stock outstanding upon the completion of the combination at a purchase price of $3.50 per share. The option can be exercised for 90 days after the completion of the combination.

        In August 2001, Bud Jones purchased the assets of the chip manufacturing business of Trend Plastics, Inc., or Trend, a Kansas corporation. Trend designs and produces injection molds. For a number of years, Trend has produced most of the molds used by Bud Jones. Trend has also been producing unfinished injected molded chips for Bud Jones. This acquisition included injection molding machines, dryer hoppers, inventory, patents, copyright, know how, trade secrets and software. In addition to the asset purchase agreement, Bud Jones and Trend entered into related agreements, including a service agreement covering various services to be rendered by Trend to Bud Jones, a supply agreement, a non-compete covenant from Trend and its sole stockholder and a cooperation agreement.

        On September 6, 2001, Bud Jones purchased certain assets from T-K Specialty Company, Inc., or T-K, a Nevada corporation engaged in the business of manufacturing and distributing dice to the gaming industry. These assets included all of T-K's inventory, equipment and intangibles.

Products

  Casino Chips Without Microchips

        Instead of banknotes and coins, casinos use gaming chips with face value ranging from $1 or less up to $250,000 or even more. The largest denomination of a casino chip ever made by B&G had a face value in French Francs equal to approximately U.S. $1,400,000. B&G produces customized chips for each casino. The chips must have certain key characteristics based on the type of games and the dealers' and players' habits. Like real currency, chips are subject to counterfeiting and a wide range of security features have been developed over the years by chip manufacturers. B&G and Bud Jones carefully control chip production through accounting procedures, personnel screening, video surveillance and access control systems.

        Casino chips can be divided into two basic families: (a) jetons and plaques; and (b) American chips.

  Jetons and Plaques

        Jetons and plaques are European gaming chips. Jetons are circular with standard diameters ranging from 32 mm to 60 mm. Plaques are rectangular, square or oval with standard sizes ranging from 30 × 30 mm to 151 × 105 mm. They are used mainly for traditional European games and also extensively in Asian countries. Jetons and plaques are made of laminated cellulose acetate with a very large range of size, colors, shapes and additional security components (UV print, laser print, hologram). B&G created this line of product in 1923 and has held a leading position in this market ever since.

  American Chips

        These chips are used world-wide for games originating in the U.S. Originally chips in the U.S. were made of clay and called "clay chips." Clay was replaced many years ago by plastic materials. There are currently three main technologies to produce these types of chips, injection molding, sublimation and compression molding. B&G and Bud Jones produce chips using injection molding and sublimation.

  •
  Injected Molded Chips. Bud Jones created this type of chips back in the late 1960's. Such chips are made of several injection molded colors with usually a central metal piece for the weight and printed decals. There are several standard diameters and a very wide range of design and color combinations. Various security features are used to make the chips counterfeit resistant, including UV pigments, UV prints, laser prints and holograms. Bud Jones offers a very wide range of such chips, made of acrylic with very vivid colors and with ground and smooth surface. Since 1990, B&G has developed a full line of injected molded chips with designs different from Bud Jones, and using a different type of plastic material with less vivid colors but requiring no grinding and allowing a rougher surface. Bud Jones' and B&G's lines of injected molded chips allow a very good coverage of most casino's requirements which vary greatly around the world.

  •
  Sublimation Chips. These chips are made of one disc of white plastic material (usually injection molded). The decor of these chips is traditionally transferred from printed paper to the plastic material by pressing and heating the printed paper on to the plastic disc. The printed colors sublimate and go from the paper into the plastic material. Starting in 1996, B&G created a new way of manufacturing this type of chip by using a printing technology called "pad printing." This technology allows B&G to print simultaneously the face and the edge of the chip. B&G calls this chip "Full Face." B&G holds several patents and patent applications for this technology.

        The third technology for producing chips is compression molding. These chips are manufactured from a proprietary formulation of more than 10 raw materials using a compression molding system. Printed decals or "inlays" are incorporated in the chips during the molding steps. Customized designs, security and identifying features are incorporated into the chips. Paul-Son holds a leading position in this type of gaming chip which is very close to the original clay chips of the past. Neither B&G nor Bud Jones makes these chips.

  Casinos Chips with Microchip and Reading Equipment

        Traditional jetons, plaques and chips cannot be easily and precisely accounted for, and therefore games which call for them cannot be managed by casinos as efficiently as slot systems.

        Safechips by Bourgogne et Grasset® and Smartchips by Bud Jones™are not only high quality gaming chips, they are also reliable carriers of the data needed by casinos to manage their table games efficiently. A sophisticated transponder is embedded in each chip and read/write devices are able to communicate with the chips without contact, establish the authenticity of each chip and transfer the data to information systems.

        After more than five years of research, development and day-to-day practice, B&G has mastered the mass production of gaming chips with Philips' exclusive "Vegas" Hitag transponder and has developed several data collection devices based on Philips' exclusive Vegas Hitag readers to be used by casinos to authenticate their chips and collect and process data for efficient table operation management. Other applications are available or are being developed. They include: table top authenticator, cashier's desk, chip bank authenticator, automatic tip box and automatic programming machines.

  Dice

        Bud Jones manufactures Bud Jones™ and T-K™ dice at its Las Vegas facilities from cellulose acetate specifically formulated to provide the required clarity, hardness and dimensional stability. The companies offer a variety of spot designs, which are inserted in the body of the dice and machined flat to the surface. A casino may request the imprinting of its name and logo (in a variety and combination of colors), the insertion of a security "key" onto the reverse side of a particular spot, the addition of a security "glow" spot, the serialization of the dice, or all or a combination of the above.

        Bud Jones dice are manufactured in conformity with the strictest standards of gaming regulators, which require that each die be within 0.003 of an inch of a perfect cube. Generally, a set of dice (two and one-half pair) does not remain in play for more than eight hours in a busy casino.

  Wheels

        B&G manufactures American Roulette and French Roulette wheels in Beaune, France and sells them mainly in Europe but also in some U.S. states where B&G is licensed (such as New Jersey, Washington State and Mississippi).

        Bud Jones formerly made roulette wheels and "Big Six" wheels in its plant in Las Vegas. Prior to B&G's acquisition of Bud Jones, Bud Jones surrendered its Nevada gaming manufacturer and distributor license and thus can no longer manufacture wheels in Nevada or sell wheels from Nevada.

  Gaming Tables

        B&G and Bud Jones manufacture a variety of casino gaming furniture, including tables (black jack, roulette, craps etc.) and seating, respectively, in Beaune, France and in Las Vegas, Nevada. Both companies pursue sales of gaming table and related equipment and accessories as this will generally bolster their ability to sell their main products such as chips and in the case of Bud Jones, dice.

  Layouts

        B&G manufactures in its plant in Beaune table layouts made of traditional pure wool cloth purchased from a cloth manufacturer and silk screen printed according to custom designs. Selling layouts is a good way for B&G to offer service to its clients mainly as a support for selling chips. Bud Jones designs customized layouts, has them made by local manufacturers and sells them to casinos all over the USA.

  Table Accessories and Other Products

        In order to offer their customers a full product line, B&G and Bud Jones sell a number of ancillary casino table game products which they typically do not manufacture. However, Bud Jones does manufacture limited quantities of certain plastic products, including dealing shoes. Ancillary products include plastic money paddles, discard holders, drop boxes, dealing shoes, trays and covers, dice sticks and on/off pucks. These products are generally sold in conjunction with the sale of gaming tables and tend to have long useful lives.

Sales, Advertising and Promotion

        B&G generally distributes its products through its three person sales force, which operates out of its headquarters. Bud Jones distributes its products through its three people sales force in the U.S. and through B&G's sales force for the international market. Management believes that the long-standing customer relationships which have been developed over the years by its individual sales representatives, as well as the companies' reputation for quality and reliability, are key factors upon which the companies successfully compete in the market place. From time to time, when direct sales are not possible, the companies enter into agreements for the distribution of their products on an exclusive or non-exclusive basis.

        B&G and Bud Jones place advertising in trade publications, produces a complete sales catalogue for the retail market, and participates in major casino industry trade shows. Both companies keep abreast of new casino openings through personal contact with casino management, legislative and trade publications and wire service press releases. When new casinos are identified, the companies' representatives make personal contact with appropriate officers and/or purchasing agents in order to solicit the sale of their products to such potential new customers.

Competition

        There are a number of companies that compete with B&G and Bud Jones in the sale of each of their product lines:

  •
  Laminated jetons and plaques: Abbiati (Italy)

  •
  Injection molded chips: RT Plastics (US), Atlantic Molding (US), Dolphin (Australia), Abbiati (Italy), Astragalus (UK), GEM (Russia), MGM (Japan)

  •
  Sublimation chips: Chipco (US)

  •
  Casino chips with microchip: Chipco (US)

  •
  Dice: Midwest (US), Paul-Son (US)

  •
  Wheels: several manufacturers, including Paul-Son, in Europe and the US

  •
  Tables: several manufacturers, including Paul-Son, in Europe and the US

  •
  Layouts: several manufacturers, including Paul-Son, in Europe, the US and Australia

  •
  Accessories: several manufacturers, including Paul-Son, in Europe and the US

Employees

        At April 30, 2002, B&G employed approximately 100 persons. The employees are located at B&G's Beaune facilities. At April 30, 2002, Bud Jones employed approximately 70 persons. The employees are located at Bud Jones' facilities in Las Vegas and Olathe, Kansas.

Regulation and Licensing

        The gaming operations of B&G and Bud Jones are subject to extensive governmental regulation. See "The Combination—Governmental and Regulatory Approvals."

Properties

        B&G is based in Beaune, France where it owns a 2,500 square meters manufacturing and administrative facility which is subject to a mortgage which secures part of B&G's long term debt. Bud Jones leases two buildings in Las Vegas, the first one of 18,700 square feet for manufacturing and administrative facility and the second one for the woodshop of 2,280 square feet. B&G believes that these facilities are adequate for its production and administrative activities.

Legal Proceedings

        B&G is from time to time a party to ordinary routine claims, litigation or proceedings incidental to its business. Apart from the foregoing, B&G believes that there are no claims, litigation or proceedings pending or threatened against it which, if determined adversely, would have a material adverse effect on the business, financial condition, results of operations or liquidity of B&G.

ELECTION OF DIRECTOR

        The term of director Eric P. Endy expires in 2002, and this board seat is the only one that will be voted upon at this meeting. Pursuant to the terms of the combination agreement, at the effective time of the combination, Paul-Son's bylaws will be amended, as set forth in the form attached to this document in Annex C, to eliminate the classification of directors. As amended, the Paul-Son bylaws will provide for the election of all directors of Paul-Son at each annual stockholders' meeting, subject to their earlier resignation or removal. Following the combination, the size of Paul-Son's board of directors will be increased from Paul-Son's current number of four directors to seven directors. Four individuals designated by the principal stockholder of B&G will be appointed to serve on the Paul-Son board of directors. Eric P. Endy, upon his re-election at this meeting and two other individuals from Paul-Son's current board of directors will continue to serve as directors. These individuals are Jerry West and Paul Dennis. Richard Scott, the current director of Paul-Son not continuing on the Paul-Son board of directors after the combination, will resign upon the effectiveness of the combination.

        Each director of Paul-Son may be required to be found suitable or qualified, as applicable, by the New Jersey Casino Control Commission, as well as relevant regulatory agencies in any of the other jurisdictions in which Paul-Son is licensed or conducts business, to serve as a director of Paul-Son. Should any director not be found suitable or qualified, as applicable, by one or more of the gaming authorities, that person will not be eligible to continue on the Paul-Son board of directors and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of stockholders.

        A plurality of the votes cast, either in person or by proxy, at the Paul-Son annual meeting by the holders of Paul-Son common stock is required to elect a director. Stockholders may not cumulate their votes in the election of directors. Abstentions and broker non-votes will not have any effect on the outcome of voting on director elections.

        The names of the designees submitted by B&G's controlling stockholder to serve on the Paul-Son board of directors after the combination are: Francois Carretté, Gérard Charlier, Benoit Aucouturier and Alain Thieffry. For information concerning each of the current directors and the director-designees, including their ages, principal occupations and directorships in other companies, see "Management of Paul-Son" in this proxy statement.

        Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of Eric P. Endy to the Paul-Son board of directors. Although the Paul-Son board of directors does not contemplate that any of the nominees will be unable to serve, if such situation arises prior to the Paul-Son annual meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be designated in accordance with the terms of the combination agreement.

        THE PAUL-SON BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ERIC P. ENDY.

AMENDMENT TO PAUL-SON'S ARTICLES OF INCORPORATION

General

        The Paul-Son board of directors has adopted a resolution approving a proposal to amend the Paul-Son articles of incorporation to:

  •
  elect not to be governed by the anti-takeover protections available to corporations under Nevada corporate law, in particular the "Combination with Interested Stockholder" provisions in Sections 78.411 to 78.444, inclusive, of the NRS;

  •
  remove the provision allowing Paul-Son's board of directors to redeem control shares, as such term is defined in NRS 78.378 to 78.3793, or together with the proposal above, the Required Charter Amendments;

  •
  remove the provision requiring the affirmative vote of two-thirds of the outstanding shares of Paul-Son common stock to approve (i) a sale, lease or exchange of property or assets, or a merger or exchange of Paul-Son shares, or (ii) an amendment to Paul-Son's articles of incorporation; and

  •
  remove the provision requiring Paul-Son to comply with the Nevada Gaming Control Act, or together with the proposal above, the Other Required Amendments.

        If the combination is not approved by Paul-Son stockholders or is not completed for some other reason, Paul-Son will not file the above proposed amendments to the articles of incorporation. Approval of the Required Charter Amendments is a prerequisite to the combination.

        In addition to the proposals to amend Paul-Son's articles of incorporation, the Paul-Son board of directors has approved, subject to the completion of the combination, amendments to Paul-Son's bylaws. The first amendment to the bylaws involves the removal of the provision which provides for the classification of Paul-Son's board of directors. As a result, each of the directors will serve a one-year term or until their successors are duly elected and qualified. The second amendment to the bylaws adopted by the board of directors involved the addition of a provision by which Paul-Son will elect to not be governed by the provisions of the NRS governing "Acquisitions of Controlling Interests." Section 78.378 to 78.3793, inclusive, of the NRS generally provides that, subject to certain exceptions, before any person may acquire a controlling interest (defined as ownership of outstanding voting shares of a corporation which would enable such person to directly exercise various thresholds in excess of 20% of all the voting power of the corporation in an election of its directors) in a Nevada corporation, such acquisition of a controlling interest must be approved by the holders of a majority of the outstanding voting power of the corporation.

        Paul-Son's articles of incorporation were originally prepared at the time of incorporation and were accepted for filing by the Nevada Secretary of State on December 22, 1993. A certificate of amendment, which amended Paul-Son's name was filed with the Nevada Secretary of State on January 28, 1994. The board of directors of Paul-Son has determined that the revisions are necessary in order to provide the board of directors greater flexibility to pursue a merger or combination transactions, to propose amendments to its articles of incorporation that may be in the best interests of Paul-Son stockholders and to modernize its articles of incorporation.

        The proposed charter amendments will amend the Paul-Son articles, as set forth in the form attached to this document in Annex B, also known as the Amended Paul-Son Charter. You should read carefully the Amended Paul-Son Charter in its entirety, because it, not this document, is the legal document that shall govern the rights of the Paul-Son stockholders.

Terms of the Amended Paul-Son Charter

  Election not to be Governed by NRS "Combination" Provisions

        Sections 78.411 to 78.444, inclusive, of the NRS generally provides that, with certain exceptions, a Nevada corporation cannot engage in a "Combination" (defined as a variety of transactions, including mergers, assets sales, issuance of stock and other actions resulting in a financial benefit to the "Interested Stockholder") with an Interested Stockholder (defined generally as a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares) for a period of three years following the date that such person become an Interested Stockholder.

        A Nevada corporation may specifically elect not to be governed by the "Combination" provisions. The Paul-Son board of directors believes that such an election will give the board of directors greater flexibility to pursue a transaction that may be in the best interest of Paul-Son stockholders.

  Redemption of Control Shares

        Under Paul-Son's current articles of incorporation, the Paul-Son board of directors has the authority to redeem control shares, as that term is defined in NRS 78.378 to 78.3793. Because the board of directors has adopted an amendment to the bylaws to elect to not be governed by the "Acquisition of Controlling Interests" provisions of the NRS, the board of directors believes that this provision is no longer applicable and that the proposed amendment to its articles of incorporation will not have any practical effect on Paul-Son's stockholders.

  Supermajority Vote

        Currently, Paul-Son's articles of incorporation requires the approval of a supermajority vote (two-thirds of the outstanding shares of Paul-Son common stock) (a) to approve a sale, lease or exchange of assets of the company, or a merger or exchange or shares or (b) to amend the articles of incorporation. The Amended Paul-Son Charter would remove the supermajority provision. As a result, a majority of the outstanding voting power would be required for Paul-Son to amend its articles of incorporation or to approve sale, lease or exchange of assets of its company, or a merger or exchange of its shares. The supermajority stockholder vote provision may have the effect of deterring possible merger or business combination transactions between Paul-Son and other third parties, whether friendly or unfriendly to the Paul-Son board of directors. The proposed amendment would make it easier for Paul-Son (a) to acquire, or be acquired by, other entities, and (b) to amend its articles of incorporation, including for the purpose of increasing its authorized capital stock. The Paul-Son board of directors believes that the removal of the supermajority vote provision will ultimately enhance stockholder value by fostering growth through acquisitions.

  Nevada Gaming Control Act

        Paul-Son's articles of incorporation contain a provision previously required under Nevada law to the affect that Paul-Son shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act. In March 1996, the Nevada gaming regulation which required a gaming license to include this provision in its articles of incorporation was repealed. In light of the repeal and the fact that Paul-Son anticipates that it will administratively surrender its Nevada gaming licensee if the combination occurs, the Paul-Son board of directors believes that this provision in its articles is no longer necessary. Notwithstanding this proposed amendment to Paul-Son's articles of incorporation, Paul-Son will continue to comply with all applicable regulations under the Nevada Gaming Control Act. Accordingly, the Paul-Son board of directors believes that the proposed amendment will have no practical effect on its stockholders.

Vote Required and the Paul-Son Board of Directors' Recommendation

        The affirmative vote, either in person or by proxy, of two-thirds of the outstanding shares of Paul-Son common stock is required for the approval of each proposed amendment to Paul-Son's articles of incorporation. Abstentions and broker non-votes will be the equivalent of a "no" vote on this proposal.

        THE PAUL-SON BOARD OF DIRECTORS RECOMMENDS THAT PAUL-SON STOCKHOLDERS VOTE "FOR" EACH OF THE FOUR PROPOSALS TO AMEND THE PAUL-SON ARTICLES OF INCORPORATION. APPROVAL OF THE REQUIRED CHARTER AMENDMENTS IS A PREREQUISITE TO THE COMBINATION.

STOCKHOLDERS PROPOSALS

        If the combination is completed as currently contemplated, a new date will be established for the next annual meeting of stockholders. However, if the combination is not completed as intended, any Paul-Son stockholder who intends to present a proposal at Paul-Son's next annual meeting of stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by Paul-Son at its principal executive offices on or before June 18, 2003. Paul-Son will not be required to include in its proxy statement a form of proxy or stockholder proposal that is received after that date or that otherwise fails to meet the requirements for stockholder proposals established by regulations of the SEC.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

        As permitted by the Securities Exchange Act of 1934, only one copy of the proxy materials are being delivered to Paul-Son stockholders residing at the same address, unless such stockholders have notified Paul-Son of their desire to receive multiple copies of the proxy materials.

        Paul-Son will promptly deliver without charge, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Secretary by phone at (702) 384-2425 or by mail to Secretary, 1700 South Industrial Road, Las Vegas, Nevada 89102.

        Stockholders residing at the same address and currently receiving only one copy of the proxy materials may contact the Secretary by phone at (702) 384-2425 or by mail to Secretary, 1700 South Industrial Road, Las Vegas, Nevada 89102 to request multiple copies of the proxy materials in the future.

        Stockholders residing at the same address and currently receiving multiple copies of the proxy materials may contact the Secretary by phone at (702) 384-2425 or by mail to Secretary, 1700 South Industrial Road, Las Vegas, Nevada 89102 to request that only a single copy of the proxy materials be mailed in the future.

WHERE YOU CAN FIND MORE INFORMATION

        Paul-Son files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC.

Securities and Exchange Commission
Public Reference Room
450 Fifth Street, N.W.
Washington, DC 20549

        You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Paul-Son, who file electronically with the SEC. The address of that website is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Paul-Son at the offices of the Nasdaq Stock Market, Inc., attention: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Paul-Son and our finances.

        Paul-Son has previously filed the following documents with the SEC:

  •
  Annual Report on Form 10-K filed with the SEC on July 15, 2002;

  •
  Current Report on Form 8-K filed with the SEC on April 12, 2002; and

  •
  Current Report on Form 8-K filed with the SEC on March 15, 2002.

        We are also incorporating by reference additional documents that we may file with the SEC between the date of this proxy statement and the date of the annual meeting of our stockholders.

        Paul-Son has supplied all information contained or incorporated by reference in this proxy statement, and B&G has supplied all such information relating to B&G.

        You can obtain any of the documents filed by Paul-Son with the SEC through Paul-Son or from the SEC through the SEC's website or Public Reference Room at the address described above. Documents are available from the companies without charge, excluding any exhibits to those documents. You can obtain documents filed as an exhibit with this document by requesting them in writing or by telephone from the appropriate company at the following address:

Paul-Son Gaming Corporation
1700 S. Industrial Road
Las Vegas, Nevada 89102

        WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE COMBINATION OR OUR COMPANY THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Paul-Son Gaming Corporation
Independent Auditors' Report	F-2
Consolidated Balance Sheets May 31, 2002 and 2001	F-3
Consolidated Statements of Operations for the Fiscal Years Ended May 31, 2002, 2001 and 2000	F-4
Consolidated Statements of Stockholders' Equity for the Fiscal Years Ended May 31, 2002, 2001 and 2000	F-5
Consolidated Statements of Cash Flows for the Fiscal Years Ended May 31, 2002, 2001 and 2000	F-6
Notes to Consolidated Financial Statements	F-7
Selected Quarterly Financial Data (Unaudited)	F-20
Bourgogne & Grasset S.A.
Independent Auditors' Report	F-21
Independent Auditors' Report	F-22
Consolidated Balance Sheets—Assets at March 31, 2002 (Unaudited) and December 31, 2001 and 2000	F-23
Consolidated Balance Sheets—Liabilities and Stockholders' Equity at March 31, 2002 (Unaudited) and December 31, 2001 and 2000	F-24
Consolidated Statements of Income for the Three Months Ended March 31, 2002 and 2001 (Unaudited), and for the Twelve Months Ended December 31, 2001 and 2000 and the Nine Months Ended December 31, 1999	F-25
Consolidated Statements of Changes in Stockholders' Equity for the Three Months Ended March 31, 2002 (Unaudited), the Years Ended December 31, 2001 and 2000 and the Nine Months Ended December 31, 1999	F-26
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2002 and 2001 (Unaudited), for the Years Ended December 31, 2001 and 2000 and for the Nine Months Ended December 31, 1999	F-27
Notes to Consolidated Financial Statements	F-28
The Bud Jones Company, Inc.
Independent Auditors' Report	F-43
The Bud Jones Company, Inc.	F-43
Statements of Operations for the Period from January 1 to October 20, 2000 and the Year Ended December 31, 1999	F-44
Statements of Cash Flows for the Period from January 1 to October 20, 2000 and the Year Ended December 31, 1999	F-45
Notes to Financial Statements	F-46

 INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
Paul-Son Gaming Corporation and Subsidiaries
Las Vegas, Nevada

        We have audited the accompanying consolidated balance sheets of Paul-Son Gaming Corporation and Subsidiaries (the "Company") as of May 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Paul-Son Gaming Corporation and Subsidiaries as of May 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
July 8, 2002

PAUL-SON GAMING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

MAY 31, 2002 and 2001

	May 31,
	2002	2001
ASSETS
Current Assets:
Cash and cash equivalents	$1,225,364	$887,895
Trade receivables, net	2,047,892	2,437,988
Inventories, net	2,598,320	3,066,534
Prepaid expenses	234,727	177,867
Other current assets	74,706	54,614

Total Current Assets	6,181,009	6,624,898
Property and equipment, net	7,450,139	8,463,329
Other assets, net	557,136	600,219

Total Assets	$14,188,284	$15,688,446

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$291,727	$403,404
Accounts payable	1,213,559	1,550,143
Accrued expenses	890,825	930,655
Customer deposits	66,498	100,941
Income taxes payable	14,521	15,546

Total Current Liabilities	2,477,130	3,000,689

Long-term debt, less current maturities	1,354,527	496,842

Commitments and Contingencies (Note 5)		—
Stockholders' Equity:
Preferred stock, authorized 10,000,000 shares, $.01 par value, none issued and outstanding	—	—
Common stock, authorized 30,000,000 shares, $.01 par value, issued; 3,483,947 and 3,477,050 shares as of May 31, 2002 and 2001	34,840	34,771
Additional paid-in capital	13,662,868	13,652,936
Treasury stock, at cost; 27,293 shares in 2002 and 2001	(195,780)	(195,780)
Accumulated deficit	(3,145,301)	(1,301,012)

Total stockholders' equity	10,356,627	12,190,915

Total Liabilities and Stockholders' Equity	$14,188,284	$15,688,446

See Notes to Consolidated Financial Statements.

PAUL-SON GAMING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FISCAL YEARS ENDED MAY 31, 2002, 2001 and 2000

	2002	2001	2000
Revenues	$16,561,870	$20,494,150	$22,662,062
Cost of revenues	12,448,040	15,815,846	16,913,009

Gross profit	4,113,830	4,678,304	5,749,053
Selling, general and administrative expenses	(5,942,229)	(5,762,987)	(6,302,086)
Gain on sale/disposal of assets	30,909	6,000	126,988

Operating loss	(1,797,490)	(1,078,683)	(426,045)
Other income (expense)
Interest income	7,306	44,918	11,135
Interest expense	(66,635)	(161,482)	(241,020)
Other	12,530	23,586	52,988

Loss before income taxes	(1,844,289)	(1,171,661)	(602,942)
Income tax expense	—	—	(568,000)

Net loss	$(1,844,289)	$(1,171,661)	$(1,170,942)

Loss per share:
Basic	$(0.53)	$(0.34)	$(0.34)

Diluted	$(0.53)	$(0.34)	$(0.34)

See Notes to Consolidated Financial Statements.

PAUL-SON GAMING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FISCAL YEARS ENDED MAY 31, 2002, 2001 and 2000

	Common Stock
			Additional Paid-in Capital	Treasury Stock	Accumulated Deficit
	Shares	Dollars				Total
Balance, June 1, 1999	3,455,757	34,771	13,652,936	(173,505)	1,041,591	14,555,793
Treasury shares purchased	(3,000)	—	—	(15,225)	—	(15,225)
Net loss	—	—	—	—	(1,170,942)	(1,170,942)

Balance, May 31, 2000	3,452,757	34,771	13,652,936	(188,730)	(129,351)	13,369,626
Treasury shares purchased	(3,000)	—	—	(7,050)	—	(7,050)
Net loss	—	—	—	—	(1,171,661)	(1,171,661)

Balance, May 31, 2001	3,449,757	$34,771	$13,652,936	$(195,780)	$(1,301,012)	$12,190,915

Common Stock issued to Director	6,897	69	9,932	—	—	10,001
Net loss	—	—	—	—	(1,844,289)	(1,844,289)

Balance, May 31, 2002	3,456,654	$34,840	$13,662,868	$(195,780)	$(3,145,301)	10,356,627

See Notes to Consolidated Financial Statements.

PAUL-SON GAMING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FISCAL YEARS ENDED MAY 31, 2002, 2001 and 2000

	2002	2001	2000
Cash Flows from Operating Activities
Net loss	$(1,844,289)	$(1,171,661)	$(1,170,942)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,046,012	1,003,689	1,111,828
Provision for doubtful accounts	(3,333)	16,219	244,326
Provision for inventory obsolescence	60,000	300,000	375,000
Gain on sale/disposal of assets	(30,909)	(6,000)	(126,988)
Change in operating assets and liabilities:
Accounts receivable	393,429	(155,871)	1,367,070
Inventories	408,214	779,531	267,317
Prepaid expenses	(76,952)	32,809	46,536
Other assets	(56,122)	(121,556)	95,269
Deferred tax asset	—	—	568,000
Accounts payable and accrued expenses	(376,414)	883,397	(552,444)
Customer deposits	(34,443)	(98,137)	(280,858)
Income taxes payable	(1,025)	(7,381)	(26,371)

Net cash (used in) provided by operating activities	(515,832)	1,455,039	1,917,743

Cash Flows from Investing Activities
Proceeds received on sale of property and equipment	149,071	62,072	249,069
Purchase of patent	—	—	(245,920)
Purchase of property and equipment, net	(51,779)	(1,027,520)	(163,413)

Net cash provided by (used in) investing activities	97,292	(965,448)	(160,264)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	1,205,000	39,452	—
Principal payments on short-term borrowings	(458,992)	—	—
Principal payments on long-term borrowings	—	(1,706,050)	(326,601)
Common stock issued to director	10,001
Payments for acquisition of treasury stock	—	(7,050)	(15,225)

Net cash provided by (used in) financing activities	756,009	(1,673,648)	(341,826)

Net increase (decrease) in cash and cash equivalents	337,469	(1,184,057)	1,415,653
Cash and cash equivalents, beginning of year	887,895	2,071,952	656,299

Cash and cash equivalents, end of year	$1,225,364	$887,895	$2,071,952

Supplemental cash flows information:
Operating activities include cash payments for interest and income taxes as follows:
Interest paid	$66,635	$161,482	$241,020
Income taxes paid	$15,895	$37,538	$45,411

See Notes to Consolidated Financial Statements.

 PAUL-SON GAMING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies

  Nature of Business

        Paul-Son Gaming Corporation, including its subsidiaries (collectively "Paul-Son"), believes it is a leading manufacturer and supplier of casino table game equipment in the United States. Paul-Son's products include casino chips, table layouts, playing cards, dice, furniture, table accessories and other products which are used with casino table games such as blackjack, poker, baccarat, craps and roulette. Paul-Son sells its products in every state in which casinos operate in the United States and, to a limited extent, in various countries throughout the world.

  Basis of Consolidation and Presentation

        The consolidated financial statements include the accounts of Paul-Son and its wholly-owned subsidiaries, Paul-Son Gaming Supplies, Inc. ("Paul-Son Supplies"), Paul-Son Mexicana, S.A. de C.V. ("Mexicana") and Authentic Products, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

        A summary of Paul-Son's significant accounting policies follows:

  Cash and Cash Equivalents

        Paul-Son considers all highly liquid investments and repurchase agreements with original maturities of three months or less to be cash and cash equivalents.

  Trade Receivables and Customer Deposits

        Paul-Son performs ongoing credit evaluations of its customers and generally requires a fifty percent deposit for manufactured or purchased products at the discretion of management. These customer deposits are classified as a current liability on the balance sheet. Paul-Son maintains an allowance for doubtful accounts, and charges against the allowance have been within management's expectations (see Note 8).

  Inventory

        Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Provision for potentially obsolete or slow-moving inventory is made based on management's analysis of inventory levels and future sales forecasts.

  Property and Equipment

        Property and equipment are stated at cost, net of depreciation. Paul-Son includes capitalized lease equipment in its property and equipment for financial statement purposes. Depreciation is computed primarily on the straight-line method for financial reporting purposes over the following estimated useful lives:

Years
Buildings and improvements	18 - 27
Furniture and equipment	5 - 10
Vehicles	5 - 7

        Normal repairs and maintenance are charged to expense as incurred. Expenditures which extend useful lives of assets are typically capitalized.

  Other Assets

        Included in other assets are goodwill and costs associated with the acquisition of a patent. Goodwill is amortized on a straight-line basis over 20 years and patent costs are amortized on a straight-line basis over 5 years.

  Debt

        Paul-Son includes obligations from capitalized leases in its long and short-term debt captions for financial statement purposes.

  Revenue Recognition

        Substantially all revenue is recognized when products are shipped to customers. Paul-Son typically sells its products with payment terms of net 30 days or less.

  Income Taxes

        Paul-Son uses Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," for financial accounting and reporting for income taxes. A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year. A deferred tax liability or asset is recognized for the estimated future tax effects, based on provisions of the enacted law, attributable to temporary differences and carryforwards.

  Foreign Transactions

        Sales outside of the United States are not significant and substantially all sales transactions occur in United States dollars.

  Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions have been made in determining the depreciable lives of assets, the recoverability of deferred tax assets, the allowance for doubtful accounts receivable, the allowance for obsolete or slow moving inventories and the estimated cash flows in assessing the recoverability of long-lived assets. Actual results could differ from those estimates and assumptions.

  Reliance on Suppliers

        For certain of its products, Paul-Son is dependent upon a limited number of suppliers to provide Paul-Son with raw materials for manufacturing and finished goods for distribution. The failure of one or more of these suppliers to meet Paul-Son's performance specifications, quality standards or delivery schedules could have a material adverse effect on Paul-Son.

  Long-Lived Assets

        In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," Paul-Son reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In general, Paul-Son will recognize an impairment loss when the sum of undiscounted expected future cash flows is less than the carrying amount of such assets. The measurement for such an impairment loss is then based on the fair value of the assets. Paul-Son had no impairment losses for each of the three years in the period ended May 31, 2002.

        Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows which are largely independent of the cash flows of other groups of assets. Paul-Son operates in only one primary marketplace (legalized casinos), it has only one identifiable business segment with a centralized business operation, and all cash flows are generated by this one segment and are not disaggregated. Paul-Son uses estimates for its entire organization as its basis for impairment valuation. Long-lived assets are principally real estate and, to a lesser extent, production assets in and through which business operations and products are manufactured and distributed.

  Fair value of Financial Instruments

        In accordance with reporting and disclosure requirements of SFAS No. 107, "Disclosures about Fair Values of Financial Instruments," Paul-Son calculates the fair value of financial instruments and includes this information in Paul-Son's Notes to Consolidated Financial Statements when the fair value is different than the book value of those financial instruments. When fair value is equal to book value, no disclosure is made. Fair value is determined using quoted market prices whenever available. When quoted market prices are not available, Paul-Son uses alternative valuation techniques such as calculating the present value of estimated future cash flows utilizing discount rates commensurate with the risks involved. Paul-Son principally has variable rate debt and a fixed rate capital lease, which it believes to have fair values that approximate reported amounts. To the extent there are significant increases to LIBOR or the London Interbank Offered Rates and the LIBOR rate plus 362.5 basis points would exceed a floor of 8%, Paul-Son would have increased interest expense on approximately $1.0 million of debt over the succeeding ten years.

  Recently Issued and Adopted Accounted Guidance

        In June 2001, the Financial Accounting Standards Board ("FASB") issued two new pronouncements: Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 141 eliminates the use of the pooling-of interest method for business combinations initiated after June 30, 2001 and also applies to all business combinations accounted for by the purchase method that are completed after June 30, 2001. There are also transition provisions that apply to business combinations completed before July 1, 2001, that were accounted for by the purchase method. SFAS 142 is effective for fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. We are currently evaluating the impact that these standards will have on our consolidated financial statements.

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. We are currently evaluating the impact that this standard will have on our consolidated financial statements.

        In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement requires one accounting model be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. The requirements of SFAS No. 144 are effective for fiscal years beginning after December 15, 2001. We will adopt this statement during 2003. Management believes that the adoption of SFAS 144 will not have a material impact on our consolidated financial statements.

        In April 2002, the FASB issued SFAS 145, "Rescission of SFAS Nos. 4, 44, and 64, Amendment of SFAS No. 13, and Technical Corrections." Among other things, SFAS 145 rescinds various pronouncements regarding early extinguishment of debt and allows extraordinary accounting treatment for early extinguishment only when the provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" are met. SFAS 145 provisions regarding early extinguishment of debt are generally effective for fiscal years beginning after May 15, 2002. Paul-Son will adopt this statement during 2003. Management believes that the adoption of SFAS 145 will not have a material impact on our consolidated financial statements.

Note 2. Inventories

        Inventories consist of the following at May 31:

	2002	2001
Raw materials	$1,330,132	$1,403,777
Work in process	224,742	229,199
Finished goods	2,068,504	2,433,558

	3,623,378	4,066,534
Less inventory reserves	1,025,058	1,000,000

	$2,598,320	$3,066,534

Note 3. Property and Equipment

        Property and equipment consist of the following at May 31:

	2002	2001
Land	$663,970	$663,970
Buildings and improvements	6,008,256	6,168,693
Furniture and equipment	5,841,611	5,840,170
Vehicles	432,545	445,746

	12,946,382	13,118,579
Less accumulated depreciation	5,496,243	4,655,250

Property and Equipment, net	$7,450,139	$8,463,329

        Included in furniture and equipment is capitalized lease equipment with an original cost of $790,000 and a current net book value of approximately $554,000 and $636,000 at May 31, 2002 and 2001, respectively.

Note 4. Long-Term Debt and Pledged Assets

        In February 2002, Paul-Son settled certain litigation. The settlement requires that Paul-Son pay an aggregate of $210,000, which amount was expensed to selling, general and administrative expenses during the year ended May 31, 2002, in four equal principal installments of $52,500 which began February 2002 and are payable in June and October 2002 and in February 2003. Interest is charged at prime, which at February 28, 2002 was approximately 4.75%. During the third fiscal quarter Paul-Son paid $52,500 leaving a balance of $157,500.

        Paul-Son Supplies entered into a $995,000 loan transaction ("Loan") with Jackson Federal Bank, a federal savings bank ("Jackson"), on March 5, 2002. The interest rate equals the greater of 8% per annum ("Floor Rate") or 362.5 basis points over the average of the London Interbank offered rates for six month dollar deposit in the London market based on quotations of major banks ("Libor"). The interest rate shall not be less than the Floor Rate nor more than 12% per annum, nor shall the interest rate increase or decrease by more than two percentage points per annum during any twelve month period or one-half percentage point per annum during any three month period. The maturity date is March 1, 2012. The Loan is payable in arrears in equal monthly installments of principal and interest of approximately $7,300 (based upon a thirty year amortization schedule) beginning April 1, 2002 and continuing on the first day of each month through and including March 1, 2012 at which time the entire remaining principal balance of $874,000 will be due and payable. The Loan is secured by a Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing ("Deed of Trust") encumbering Paul-Son's Las Vegas, Nevada headquarters. Paul-Son Gaming Corporation executed a Guaranty in favor of Jackson by which Paul-Son Gaming Corporation guaranteed the obligations of Paul-Son Supplies under the Loan and Deed of Trust and the related loan documents executed in connection with the Loan. The Loan contains a prepayment provision requiring the payment of a prepayment premium equal to 3% of the amount prepaid during the first twelve-month period of the loan. Thereafter, the Loan may be prepaid in part or in whole at any time without a prepayment premium. The Loan is secured by a Deed of Trust which restricts Paul-Son Supplies from transferring or encumbering (1) Paul-Son's headquarters located at 1700 South Industrial Road in Las Vegas, Nevada; and (2) any ownership interest in Paul-Son Supplies. Further, the Deed of Trust grants to Jackson a security interest in Paul-Son Supplies personal property, including but not limited to, machinery, furniture, fixtures, vehicles and income.

Long-term debt consists of the following at May 31:

	2002	2001
Note payable to bank in monthly installments of approximately $7,301 including variable interest (approximately 8% at May 31, 2002) commencing April 1, 2002 with a maturity date of March 1, 2012 and an approximate $874,000 balloon payment. The note is secured by a first deed of trust on the Company's main facility in Las Vegas, Nevada.	$993,010	$—
Capital lease obligations payable for equipment, fixed interest rate of 8% payable in monthly installments of approximately $12,250 through March 2006, collateralized by a second security interest on principally all Company assets.	480,928	584,940
Various notes payable to finance company with principal and interest payments of approximately $1,125 due monthly through July 2003.	14,816	29,047
Litigation settlement agreement, payable with principal and interest payments, approximately quarterly and in the principal amount of $52,500, with interest at prime (approximately 4.75% at May 31, 2002) due February 2003.	157,500	—
Note payable to bank paid during 2002	—	216,815
Note payable to bank paid during 2002	—	69,444

Principal balance as of May 31	1,646,254	900,246
Less current portion	291,727	403,404

Long-term debt as of May 31	$1,354,527	$496,842

Estimated annual principal maturities of long-term debt and future minimum payments under capital lease obligations at May 31, 2002 are as follows:

	Capital Leases	Long-Term Debt
2003	$147,048	$179,083
2004	147,048	10,678
2005	147,048	9,825
2006	118,272	10,640
2007	—	11,526
Thereafter	—	943,574

Total	559,416	1,165,326
Less amount representing interest	78,488	—

	$480,928	$1,165,326

Note 5. Commitments and Contingencies

        Paul-Son leases land, manufacturing and office space under operating leases with terms of between 3 to 4 years. Approximate minimum annual rental commitments, with remaining lease terms of greater than 1 year at May 31, 2002, are as follows:

2003	$78,020
2004	77,228
2005	77,228
2006	40,187
2007	—
Thereafter	—

$272,663

        Paul-Son had a twelve year option to extend the lease at one of its production facilities. The annual rent during the first 8-year term, which ended in April 2001, was approximately $140,000. The rent payments during the option period will increase 5% annually. Paul-Son presently leases this production facility on a month to month basis, as the renewal option is being negotiated.

        Rent expense totaled $187,487, $201,256 and $255,810 for the fiscal years ended May 31, 2002, 2001 and 2000, respectively.

        Paul-Son is party to various claims arising in the normal course of business. Management believes that these matters are expected to be resolved with no material impact on Paul-Son's financial position, liquidity, or results of operations.

Note 6. Income Tax Matters

        The expense for income taxes reflected in the Consolidated Statements of Operations for the fiscal years ended May 31, 2002, 2001 and 2000 consisted of:

	2002	2001	2000
Current	$—	$—	$—
Deferred	—	—	(568,000)

	$—	$—	$(568,000)

        A reconciliation of Paul-Son's income tax expense as compared to the tax expense calculated by applying the statutory federal tax rate (34%) to the loss before income taxes for the fiscal years ended May 31, 2002, 2001 and 2000 is as follows:

	2002	2001	2000
Computed expected income tax benefit at 34%	$627,058	$439,005	$205,000
Adjustments:
State taxes	12,442	13,600	10,000
Meals and entertainment	(9,000)	(11,900)	(9,844)
Net operating loss carryforward	(630,500)	(435,605)	(194,578)
Allowance for deferred tax asset	—	—	(568,000)
Prior year items and other	—	(5,100)	(10,578)

Income tax expense	$—	$—	$(568,000)

        During the second fiscal quarter of the fiscal year ended May 31, 2000, Paul-Son recorded an allowance of $568,000 in the form of a tax provision against certain future tax benefits, the realization of which are currently uncertain. Subsequent to the second quarter, no deferred tax benefits were recorded as assets for taxable losses of Paul-Son. The deferred tax benefits were primarily composed of net operating losses and timing differences related to certain accounts receivable and inventory allowances not currently deductible as expenses under IRS provisions. Although Paul-Son recorded this allowance to the deferred tax asset, Paul-Son may still utilize the future tax benefits from net operating losses for 15 years from the year of the loss to the extent of future taxable income.

        The primary components of the deferred tax asset at May 31 were approximately as follows:

	2002	2001
Operating loss carryforwards	$1,410,000	$779,000
Inventory and bad debt reserves	390,000	375,000
Intangible assets	35,000	45,000

	1,835,000	1,199,000
Less allowance for realization of deferred tax asset	1,835,000	1,199,000

Deferred tax asset, net	$—	$—

Note 7. Earnings Per Share and Stock Option Programs

        The following table provides a reconciliation of basic and diluted loss per share as required by SFAS No. 128, "Earnings Per Share":

	Basic	Dilutive Stock Options	Diluted
For the fiscal year ended May 31, 2002
Net loss	$(1,844,829)	—	$(1,844,829)
Weighted Average Shares	3,453,385	—	3,453,385
Per Share Amount	$(.53)		$(.53)
For the fiscal year ended May 31, 2001
Net loss	$(1,171,661)	—	$(1,171,661)
Weighted Average Shares	3,450,485	—	3,450,485
Per Share Amount	$(.34)	—	$(.34)
For the fiscal year ended May 31, 2000
Net loss	$(1,170,942)	—	$(1,170,942)
Weighted Average Shares	3,454,040	—	3,454,040
Per Share Amount	$(.34)	—	$(.34)

        Dilutive stock options for the years ended May 31, 2002 (15,500), 2001 (6,000) and 2000 (106,500) have not been included in the computation of the diluted net loss per share as their effect would be antidilutive.

        Paul-Son has granted certain stock options to purchase common stock which had an exercise price greater than the average market price. These options have been excluded from the computation of diluted loss per share for the respective fiscal years. These outstanding antidilutive options for the fiscal years ended May 31, 2002, 2001 and 2000, were 354,500, 505,500 and 422,000, respectively.

        Paul-Son has stock option programs which consist of the 1994 Long-Term Incentive Plan (the "Incentive Plan") and the 1994 Directors' Stock Option Plan (the "Directors' Plan"). The Incentive Plan provides for the grant of stock options to executive officers, key employees, outside consultants and employee-directors. On July 29, 1996, the Board of Directors amended and stockholders subsequently approved to increase the aggregate shares issuable under the Incentive Plan to 1,000,000 from 500,000 shares. The initial option grant under the Incentive Plan vests over a 4 year period, with one-fourth of the option grant vesting at the end of each year. The options granted under the Incentive Plan expire 10 years after the date of grant. The Directors' Plan, as amended in September 1999, provides that each non-employee director, upon joining the Board of Directors, will receive an option to purchase 6,000 shares of common stock. The initial option grant vests over a 3 year period, with one-third of the option grant vesting at the end of each year. At the beginning of the fourth year of service on the Board of Directors, and each year thereafter, each nonemployee director receives an annual grant to purchase 2,000 shares of common stock. In addition, each year each non-employee director receives options to purchase 1,500 shares of common stock for serving on the following committees of the Board of Directors for at least six months prior to the date of grant: the Audit Committee; the Compensation Committee; and the Compliance Committee. No option is exercisable sooner than 6 months and one day after the date of the grant. The options expire on the tenth anniversary of the date of grant, 9 months after retirement or 2 years after death. Options covering 14,500, 17,500 and 9,500 shares were granted to non-employee directors during the fiscal years ended

May 31, 2002, 2001 and 2000 at a weighted-average exercise price of $2.00, $2.15 and $5.09, respectively.

        The following is a summary of option activity for the 3 fiscal years ended May 31, 2002, 2001 and 2000:

	Options Available for Grant	Options Outstanding	Weighted Average Exercise Price
Outstanding at June 1, 1999	422,250	652,750	$8.34
Granted	(9,500)	9,500	5.09
Canceled	133,750	(133,750)	8.56
Exercised	—	—	—

Outstanding at May 31, 2000	546,500	528,500	8.32
Granted	(17,500)	17,500	2.18
Canceled	34,500	(34,500)	9.97
Exercised	—	—	—

Outstanding at May 31, 2001	563,500	511,500	$7.91
Granted	(14,500)	14,500	2.00
Canceled	156,000	(156,000)	6.31
Exercised	—	—	—

Outstanding at May 31, 2002	705,000	370,000	$8.35

	2002	2001	2000
The weighted average fair value of options granted	$1.02	$1.07	$2.41

        The following table summarizes information concerning currently outstanding and exercisable options:

	Options Outstanding
				Options Exercisable
		Weighted Average Remaining Contractual Life
Range of Exercise Prices	Number Outstanding		Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.38 to 8.06	141,500	5.40	$6.48	135,000	$6.71
$8.07 to 13.88	228,500	4.15	9.50	228,500	9.50

	370,000			363,500

        Paul-Son accounts for these plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with SFAS

No. 123, "Accounting for Stock Based Compensation", Paul-Son's net loss and loss per share would have been reduced to the following pro forma amounts for the fiscal years ended May 31:

	2002	2001	2000
Net loss:
As reported	$(1,844,829)	$(1,171,661)	$(1,170,942)
Pro forma	$(1,869,004)	$(1,393,754)	$(1,668,194)
Loss per share:
As reported
Basic	$(.53)	$(.34)	$(.34)
Diluted	$(.53)	$(.34)	$(.34)
Pro forma
Basic	$(.54)	$(.40)	$(.48)
Diluted	$(.54)	$(.40)	$(.48)

        Pro forma loss reflects only options granted from fiscal 1997 to fiscal 2001. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in pro forma net loss because compensation costs are reflected over the option-vesting period and compensation costs for options granted prior to fiscal 1997 are not considered.

        The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for fiscal 2002, 2001 and 2000 grants; risk-free interest rate at the date of grant which ranged from 3.3% to 6.7%; expected dividend yield of 0.0%; expected lives of 5 to 6 years; and expected volatility which ranged from 43.79% to 69.83%.

        As of May 31, 2002 a maximum of 1,075,000 shares of common stock have been reserved for issuance under these plans. None of the options can be granted at less than the fair market value of Paul-Son's stock on the date of grant.

Note 8. Allowance for Doubtful Accounts and Inventory Valuation Reserves

        Paul-Son records, based on periodic reviews of its trade receivables and inventories, allowances for estimated uncollectible trade accounts receivable and slow moving or obsolete inventories. A summary of provisions for estimated bad debts and obsolete or slow-moving inventories and the related charges to the allowance for doubtful accounts and inventory valuation reserves are as follows:

Trade receivables:

Fiscal Years Ended May 31,	Beginning of Year Balance	Provisions	Charge-offs, Net of Recoveries	End of Year Balance
2002	$350,000	$(3,333)	$(96,667)	$250,000

2001	$380,000	$16,219	$(46,219)	$350,000

2000	$400,000	$244,326	$(264,326)	$380,000

Inventories:

Fiscal Years Ended May 31,	Beginning of Year Balance	Provisions	Charge-offs, Net of Recoveries	End of Year Balance
2002	$1,000,000	$60,000	$(34,942)	$1,025,058
2001	$700,000	$300,000	$—	$1,000,000

2000	$325,000	$375,000	$—	$700,000

Note 9. Business Segments

        SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" requires public business enterprises to report selected reporting information about operating segments in annual financial statements and requires public business enterprises to report selected information about operating segments in interim financial reports. Paul-Son manufactures and sells casino table game equipment and has determined that it operates in one operating segment—casino game equipment products. The segment is comprised of the following product lines: casino chips, table layouts, playing cards, gaming furniture, dice, and table accessories and other products. Although Paul-Son derives its revenues from a number of different product lines, Paul-Son does not allocate resources based on the operating results from the individual product lines nor does it manage each individual product line as a separate business unit.

        Paul-Son's long-lived assets are domiciled in the United States and Mexico. The table below presents information regarding the long-lived assets as of May 31:

	May 31,
	2002	2001	2000
Mexico:
Property and Equipment, cost	$8,641,282	$8,607,288	$8,097,977
Less accumulated depreciation	4,082,195	3,424,816	2,508,390

Net property and equipment	$4,559,087	$5,182,472	$5,589,587

United States:
Property and Equipment, cost	$4,305,100	$4,511,291	$4,108,393
Less accumulated depreciation	1,414,048	1,230,434	1,301,615

Net property and equipment	$2,891,052	$3,280,857	$2,806,778

	$7,450,139	$8,463,329	$8,396,365

Note 10. Business Combination

        On April 11, 2002, Paul-Son entered into an Agreement and Plan of Exchange and Stock Purchase (the "Exchange Agreement"), with Etablissements Bourgogne et Grasset SA, a societé anonyme organized under the laws of the Republic of France ("B&G"). Under the Exchange Agreement, Paul-Son has agreed to undertake a series of transactions the result of which would be the transfer of control of Paul-Son to the stockholders of B&G, and the acquisition of B&G and its wholly-owned subsidiary, The Bud Jones Company, Inc. ("Bud Jones"), by Paul-Son (the "Combination").

        The stockholders of B&G will acquire 53.45% of the outstanding shares of Paul-Son's common stock in exchange for all of the outstanding shares of B&G capital stock. As a result, B&G and Bud Jones, will become wholly-owned subsidiaries of Paul-Son. Based on 3,456,654 shares Paul-Son's common stock currently outstanding, Paul-Son will issue an additional 3,969,026 shares of its common stock to the stockholders of B&G which would result in a total of 7,425,680 shares outstanding immediately after the consummation of the Combination. In addition, the stockholders of B&G will be issued warrants to provide antidilution protection to the extent that any stock options or other stock conversion rights outstanding at the consummation of the Combination are subsequently exercised.

        In addition to the proposed Combination, B&G has agreed to purchase an aggregate of 670,000 shares of Paul-Son's common stock from the Paul S. Endy, Jr. Living Trust (the "Endy Trust"), Paul-Son's current controlling stockholder, for an aggregate purchase price of $1.0 million. Upon completion of both the proposed Combination and the purchase of shares from the Endy Trust, the stockholders of B&G will own approximately 63.0% of Paul-Son's outstanding shares.

  Selected Quarterly Financial Information (Unaudited)

	Fiscal Year Ended May 31, 2002 (in thousands, except per share data)
	First	Second	Third	Fourth	Total
Net revenues	$4,529	$3,974	$3,402	$4,657	$16,562
Gross profit	943	961	746	1,464	4,114
Operating loss	(293)	(580)	(815)	(109)	(1,797)
Net loss	$(308)	$(579)	$(827)	$(130)	$(1,844)

Basic and diluted net loss per common share	$(0.08)	$(0.17)	$(0.24)	$(0.04)	$(0.53)

	Fiscal Year Ended May 31, 2001 (in thousands, except per share data)
	First	Second	Third	Fourth	Total
Net revenues	$5,309	$5,112	$4,953	$5,120	$20,494
Gross profit	1,260	1,056	1,102	1,260	4,678
Operating loss	(228)	(448)	(235)	(168)	(1,079)
Net loss	$(267)	$(466)	$(251)	$(188)	$1,172

Basic and diluted net loss per common share	$(0.08)	$(0.14)	$(0.07)	$(0.05)	$(0.34)

 INDEPENDENT AUDITORS' REPORT

To Bourgogne et Grasset S.A.

        We have audited the accompanying consolidated balance sheets of Bourgogne et Grasset S.A. (a French Société Anonyme) and its subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000, and the nine months ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of The Bud Jones Company Inc., a wholly-owned subsidiary, which statements reflect total assets of 33% and 36% as of December 31, 2001 and 2000, respectively, of the related consolidated totals, and total revenues of 27% and 14% for the years ended December 31, 2001 and December 31, 2000, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for The Bud Jones Company Inc., is based solely on the report of the other auditors.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

        In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bourgogne et Grasset S.A. and its subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended and for the nine months ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mazars LLP
New York, NY

March 22, 2002, except for Note 17, which is dated April 11, 2002.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder
The Bud Jones Company, Inc.

        We have audited the accompanying balance sheets of The Bud Jones Company, Inc. as of December 31, 2001 and 2000, and the related statements of operations, retained earnings, comprehensive loss and accumulated other comprehensive loss and cash flows for the year ended December 31, 2001 and the period from October 21, 2000 to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bud Jones Company, Inc. as of December 31, 2001 and 2000, and results of its operations and comprehensive loss and its cash flows for the year ended December 31, 2001 and the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ Bradshaw, Smith & Co., LLP
Las Vegas, Nevada
February 15, 2002

BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

ASSETS

($000s omitted)

		December 31,
	March 31, 2002
		2001	2000
	(unaudited)
Current Assets:
Cash	$3,534	$4,254	$2,236
Marketable securities	1,464	943	1,401
Accounts receivable, less allowance for doubtful accounts of $138, $140 and $81, respectively	1,702	3,860	2,836
Inventory	2,502	2,807	3,164
Other current assets	695	736	736
Deferred tax asset	50	91	85

Total current assets	9,947	12,691	10,458

Property and Equipment, net	4,250	4,485	4,143

Other Assets:
Intangible assets:
Goodwill, net	1,386	1,374	834
Other intangible assets, net	2,334	2,385	833

Total intangible assets	3,720	3,759	1,667
Deposits and other assets	546	490	37

Total other assets	4,266	4,249	1,704

Total assets	$18,463	$21,425	$16,305

(Continued)
The accompanying notes are an integral part of these consolidated financial statements.

BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

($000s omitted)
(Concluded)

		December 31,
	March 31, 2002
		2001	2000
	(unaudited)
Current liabilities:
Current portion of long-term debt	$252	$472	$198
Current portion of capital leases	180	185	186
Accounts payable	2,467	3,829	2,340
Accrued liabilities	1,159	1,420	1,223
Customer deposits	483	1,786	1,484
Income taxes and other taxes payable	994	847	25
Other current liabilities	312	233	125

Total current liabilities	5,847	8,772	5,581
Long-term debt, net of current portion	1,862	1,892	219
Obligations under capital leases, net of current portion	396	441	638
Deferred tax liability	118	116	438

Total liabilities	8,223	11,221	6,876

Commitments and contingencies
Stockholders' equity:
Common stock, par value of $34.11 per share, 225,184 shares authorized, issued and outstanding	7,683	7,683	7,683
Retained earnings	3,638	3,532	2,548
Accumulated other comprehensive loss	(1,081)	(1,011)	(802)

Total stockholders' equity	10,240	10,204	9,429

Total liabilities and stockholders' equity	$18,463	$21,425	$16,305

The accompanying notes are an integral part of these consolidated financial statements.

BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

($000s omitted)

	For the Three Months Ended March 31,		For the Years Ended December 31,		For the Nine Months Ended December 31,
	2002	2001	2001	2000	1999
	(unaudited)
Sales	$4,933	$3,746	$23,089	$11,353	$7,589
Cost of sales	3,306	2,519	15,849	7,055	4,417

Gross profit	1,627	1,227	7,240	4,298	3,172

Operating expenses:
Product development	12	18	143	187	127
Marketing and sales	653	695	1,854	1,240	913
General and administrative	434	696	3,701	1,484	918

Total operating expenses	1,099	1,409	5,698	2,911	1,958

Income (loss) from operations	528	(182)	1,542	1,387	1,214

Other income (expense):
Gain on foreign currency transactions	9	45	225	85	121
Gains on disposal of marketable securities	—	—	28	24	29
Interest income	3	31	98	62	40
Interest expense	(38)	(23)	(170)	(107)	(42)
Other income (expense)	—	1	(2)	6	5

Total other income (expense)	(26)	54	179	70	153

Income (loss) before income tax expense	502	(128)	1,721	1,457	1,367
Income tax expense	396	2	737	501	499

Net income (loss)	$106	$(130)	$984	$956	$868

The accompanying notes are an integral part of these consolidated financial statements.

BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2002 (UNAUDITED),
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
THE NINE MONTHS ENDED DECEMBER 31, 1999
($000s omitted)

		Common Stock
	Comprehensive Income (Loss)			Retained Earnings	Accumulated Other Comprehensive Income (Loss)
		Shares	Amount			Total
Balance at March 31, 1999		7,209	$274	$2,057	$(115)	$2,216
Net income	$868			868		868
Unrealized loss on securities, net of $(4) tax	(10)				(10)	(10)
Foreign currency translation adjustment	(180)				(180)	(180)

Total comprehensive income	$678

Balance at December 31, 1999		7,209	274	2,925	(305)	2,894
Net income	956			956		956
Issuance of stock		217,975	7,409			7,409
Unrealized gain on securities, net of $4 tax	10				10	10
Reclassification adjustment for gain realized in net income, net of $(1) tax	(3)				(3)	(3)
Foreign currency translation adjustment	(504)				(504)	(504)
Dividends, $0.93 per share				(1,333)		(1,333)

Total comprehensive income	$459

Balance at December 31, 2000		225,184	7,683	2,548	(802)	9,429
Net income	984			984		984
Unrealized gain on securities, net of $4 tax	10				10	10
Reclassification adjustment for gain realized in net income, net of $(1) tax	(3)				(3)	(3)
Foreign currency translation adjustment	(216)				(216)	(216)

Total comprehensive income	$775

Balance at December 31, 2001		225,184	7,683	3,532	(1,011)	10,204
For the three months ended March 31, 2001 (Unaudited)
Net loss	(130)
Unrealized gain on securities, net of $5 tax	14
Foreign currency translation adjustment	(212)

Total comprehensive loss	$(328)

For the three months ended March 31, 2002 (Unaudited)
Net income	106			106		106
Unrealized gain on securities, net of $9 tax	26				26	26
Foreign currency translation adjustment	(96)				(96)	(96)

Total comprehensive income	$36

Balance at March 31, 2002 (Unaudited)		225,184	$7,683	$3,638	$(1,081)	$10,240

The accompanying notes are an integral part of these consolidated financial statements.

BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

($000s omitted)

	For the Three Months Ended March 31,		For the Years Ended December 31,		For the Nine Months Ended December 31,
	2002	2001	2001	2000	1999
	(Unaudited)
Operating activities:
Net income (loss)	$106	$(130)	$984	$956	$868
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	240	197	891	379	253
Amortization	59	28	197	22	—
Deferred taxes	44	(30)	(325)	379	(56)
(Loss) gain on disposal of property and equipment	—	—	—	(18)	6
Gain on sales of marketable securities	—	—	(28)	(24)	(29)
(Increase) decrease in operating assets:
Accounts receivable	2,131	1,393	(1,136)	(1,476)	477
Inventory	271	(709)	349	(386)	(268)
Other current assets	27	(90)	(39)	(256)	223
Increase (decrease) in operating liabilities:
Accounts payable	(1,661)	(7)	1,624	655	66
Customer deposits	(987)	829	381	(237)	1,327
Accrued liabilities	(174)	(68)	248	88	141
Other current liabilities	229	(417)	951	(381)	320

Cash provided by (used in) operating activities	285	996	4,097	(299)	3,328

Investing activities:
Purchase of marketable securities	(537)	—	(421)	(1,375)	(2,467)
Proceeds from sales of marketable securities	—	—	850	1,633	1,115
Acquisition of property and equipment	(137)	(161)	(683)	(973)	(305)
Proceeds from sales of property and equipment	—	—	—	44	24
Acquisition of businesses, net of cash acquired of $1,396 in 2000	—	—	(3,127)	(4,760)	—
Increase in other assets	(23)	(100)	(409)	—	—

Cash used in investing activities	(697)	(261)	(3,790)	(5,431)	(1,633)

Financing activities:
Issuance of common stock	—	—	—	6,316	—
Proceeds from long-term debt	—	2,641	2,417	260	—
Repayment of long-term debt	(270)	(192)	(599)	(275)	(420)
Distribution of dividends to stockholders	—	—	—	(240)	—

Cash provided by (used in) financing activities	(270)	2,449	1,818	6,061	(420)

Effect of exchange rate changes on cash	(38)	(80)	(107)	(168)	(124)

Net increase (decrease) in cash	(720)	3,104	2,018	163	1,151

Cash, beginning of the period	4,254	2,236	2,236	2,073	922

Cash, end of the period	$3,534	$5,340	$4,254	$2,236	$2,073

Supplemental disclosure of cash flow information:
Cash paid for interest	$45	$28	$146	$191	$23

Cash paid for taxes	$84	$62	$204	$902	$934

Noncash financing activities:
On November 24, 2000, B&G declared a stock dividend in an amount of $1,093.

The accompanying notes are an integral part of these consolidated financial statements.

 BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($000s omitted)
All information related to March 31, 2002 and March 31, 2001 and the periods then ended is unaudited

Note 1. Nature of Business and Significant Accounting Policies

  Nature of Business

        Bourgogne et Grasset S.A., a French Société Anonyme, including its United States subsidiary, The Bud Jones Company Inc., (collectively "B&G") is a leading manufacturer and supplier of casino table game equipment in the world. B&G's products include casino chips, table layouts, playing cards, dice, furniture, table accessories and other products that are used with casino table games such as blackjack, poker, baccarat, craps and roulette. B&G's revenue is derived primarily from the sale of gaming products to casinos throughout the world. Most of B&G's products are sold directly to end-users. In some regions of the world, however, B&G sells through distributors.

        Effective December 31, 1999, B&G changed its year-end from March 31 to December 31.

        Reference herein to "2001", "2000" and "1999" is for the fiscal years ended December 31, 2001 and 2000 and for the nine months ended December 31, 1999.

  Basis of Consolidation and Presentation

        All material intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

  Concentration of Credit Risk

        Financial instruments, which potentially subject B&G to credit risk, consist primarily of cash and trade receivables. B&G maintains cash with various major financial institutions.

        Trade receivables subject B&G to the potential for credit risk with customers in the casino sector. To reduce credit risk, B&G performs ongoing evaluations of its customers' financial condition and generally requires a deposit for manufactured or purchased product. These customer deposits are classified as current liabilities. Historically, B&G has not experienced significant losses related to trade receivables from individual or groups of customers in any particular geographic area.

  Marketable Securities

        B&G accounts for its investments in marketable securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting For Certain Investments in Debt and Equity Securities" ("SFAS 115"). Under SFAS 115, B&G's securities are classified as available-for-sale and, as such, are carried at fair value with unrealized gains and losses included as a separate component of equity, net of any related tax effect. The first-in, first-out method is used to determine the cost of securities disposed of.

        Marketable securities consist of mutual funds. These investments are held with one major financial institution in B&G's name.

        In accordance with SFAS 115, unrealized holding gains and losses for available-for-sale securities are excluded from earnings and reported within accumulated other comprehensive income.

  Inventory

        Inventory is valued at the lower of cost or market, net of reserves for slow-moving, excess and obsolete items. Cost is determined using the weighted-average method. Inventory consists of dice, chips and other gaming equipment and supplies.

  Property and Equipment

        Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful life of the asset. The cost of maintenance and repairs is charged to expense as incurred. Major additions and betterments are capitalized.

  Goodwill and Other Intangible Assets

        Amortization of goodwill and other intangible assets is on a straight-line basis over the estimated useful lives. In accordance with SFAS No. 142, goodwill acquired after June 30, 2001 has not been amortized.

  Accounting Developments

        In June 2001, the FASB issued SFAS No. 141, "Business Combinations." This statement has eliminated the flexibility to account for some mergers and acquisitions as pooling of interests, and effective as of July 1, 2001, all business combinations are to be accounted for using the purchase method.

        In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." According to this statement, goodwill and intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. B&G adopted SFAS No. 142 as of January 1, 2002. B&G expects to receive future benefits from goodwill and trademarks over an indefinite period of time and, as of January 1, 2002, ceased amortizing them. B&G completed the transitional goodwill impairment test as of January 1, 2002, during the three months ended March 31, 2002. As a result of this test, no impairment of goodwill and trademarks was deemed necessary.

        B&G applied these new rules of accounting for goodwill and other intangible assets beginning in the three months ended March 31, 2002. A reconciliation of previously reported net income to pro forma amounts adjusted for the exclusion of the amortization of goodwill and trademarks follows (unaudited):

		For the Years Ended December 31,
	For the Three Months Ended March 31, 2001			For the Nine Months Ended December 31, 1999
		2001	2000
	(unaudited)
Net income (loss) as reported	$(130)	$984	$956	$868
Add back: Goodwill and Trademark Amortization, net of tax effect	18	72	14	—

Adjusted net income (loss), pro forma	$(112)	$1,056	$970	$868

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. B&G adopted SFAS No. 144 as of January 1, 2002. No provision for the impairment or disposal of long-lived assets was recorded as a result of this adoption.

  Revenue Recognition

        Substantially all revenue is recognized when products are shipped to customers. B&G offers a lifetime warranty. Sales returns and warranty reserves are provided for as incurred under the accrual basis and are based on estimates of future costs associated with fulfilling the warranty obligation. The estimates are derived from historical cost experience.

  Income Taxes

        Bourgogne et Grasset S.A. and The Bud Jones Company, Inc. each file separate income tax returns in their respective jurisdictions. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of assets and liabilities acquired for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes.

        No provision has been made for French or United States federal and state taxes that may result from future remittances of undistributed earnings of the U.S. subsidiary ($3,013 at December 31, 2001 and $2,357 at March 31, 2002) because it is expected that such earnings will be permanently reinvested in the U.S. operations. It is not practicable to estimate the amount of taxes that might be payable on the eventual repatriation of these earnings.

  Foreign Currency Transactions

        The financial statements of Bourgogne et Grasset S.A. are measured using the Euro as the local functional currency. Assets and liabilities of Bourgogne et Grasset S.A. are translated into the U.S. Dollar at exchange rates as of the balance sheet date. Revenues and expenses are translated into the U.S. Dollar at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded in accordance with the provisions of Statement of Financial Accounting Standards No. 52 and are shown within accumulated other comprehensive income.

        Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

  Fair Value of Financial Instruments

        The fair value of cash, marketable securities, accounts receivable, and accounts payable approximates the carrying amount of these financial instruments due to their short-term nature. The fair value of long-term debt, which approximates its carrying value, is based on current rates at which B&G could borrow funds with similar remaining maturities.

  Advertising

        The cost of advertising is charged to expense as incurred. Advertising expense for the three months ended March 31, 2002 and March 31, 2001 was $80 and $62, respectively. Advertising expense for 2001, 2000 and 1999 was $230, $124 and $101, respectively.

  Shipping and Handling

        Shipping and handling expense for the three months ended March 31, 2002 and March 31, 2001 was $68 and $38, respectively. Shipping and handling expense for 2001, 2000 and 1999 was $421, $139 and $66, respectively. Shipping and handling cost is included in cost of sales.

  Use of Estimates in Preparation of Financial Statements

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reliance on Suppliers

        For certain of its products, B&G is dependent upon a limited number of suppliers to provide B&G with raw materials for manufacturing and finished goods for distribution. The failure of one or more of these suppliers to meet B&G's performance specifications, quality standards or delivery schedule could have a material adverse effect on B&G.

  Unaudited Interim Financial Information

        In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments, consisting solely of normal recurring adjustments, necessary to present fairly the financial position of B&G, and its results of operations and cash flows. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Note 2. Business Acquisitions

        On October 21, 2000, Bourgogne et Grasset S.A. acquired The Bud Jones Company Inc. ("Bud Jones"), a United States corporation, in a business combination accounted for as a purchase. Consequently, 2001 is the first year which gives effect to Bud Jones' results of operations over a full year. Bud Jones manufactures and distributes gaming equipment and supplies. The results of operations of Bud Jones are included since the date of acquisition. The total purchase price of $6,156 was allocated as follows:

Current assets	$3,461
Property, equipment and other assets	2,890
Current and long-term liabilities	(1,867)
Trademarks	620
Customer relationships	210
Goodwill	842

$6,156

        In August 2001, B&G purchased certain assets of Trend Plastic, Inc., in a business combination accounted for as a purchase. The total purchase price of $2,707 was allocated as follows:

Current assets	$102
Property, equipment and other assets	616
Patents	757
Noncompete agreement	630
Goodwill	602

$2,707

        On September 6, 2001, B&G purchased all of the assets of T-K Specialty Company, Inc. in a business combination accounted for as a purchase. The total purchase price of $420 was allocated as follows:

Property, equipment and other assets	$108
Noncompete agreement	100
Customer relationships	212

$420

        Assuming the acquisition of Bud Jones occurred at the beginning of each period, pro forma operating revenues would have been $17,681 and $13,397 in 2000 and 1999, respectively. Pro forma net income would have been $712 and $668 in 2000 and 1999, respectively. These pro forma results, which are unaudited, do not give effect to any expected synergies.

Note 3. Marketable Securities

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2002	2001	2001	2000	1999
	(unaudited)
Proceeds from sales	$—	$—	$850	$1,633	$1,115
Gross realized gains	—	—	28	24	29
	March 31, 2002			December 31, 2001
	Cost	Gross Unrealized Gains	Fair Value	Cost	Gross Unrealized Gains	Fair Value
	(unaudited)
Available-for-sale—mutual funds	$1,425	$39	$1,464	$910	$33	$943

	December 31, 2000
	Cost	Gross Unrealized Gains	Fair Value
Available-for-sale—mutual funds	$1,378	$23	$1,401

Note 4. Inventory

		December 31,
	March 31, 2002
		2001	2000
	(unaudited)
Raw materials	$1,557	$1,692	$1,512
Work-in-progress	578	705	1,065
Finished goods	367	410	587

	$2,502	$2,807	$3,164

Note 5. Property and Equipment

	March 31,	December 31,
				Estimated Useful Life (Years)
	2002	2001	2000
	(unaudited)
Buildings	$1,008	$1,292	$1,182	20
Furniture and equipment	6,750	6,503	5,579	5 to 10
Computer equipment and software	392	392	370	3
Vehicles	109	109	112	4 to 5

	8,259	8,296	7,243
Less accumulated depreciation	(4,009)	(3,811)	(3,100)

	$4,250	$4,485	$4,143

        Depreciation expense for the three months ended March 31, 2002 and March 31, 2001 was $240 and $197, respectively. Depreciation expense for 2001, 2000 and 1999 was $891, $379 and $253, respectively.

Note 6. Other Current Assets

	March 31,	December 31,
	2002	2001	2000
	(unaudited)
Refundable value added tax	$410	$484	$428
Taxes receivable	44	57	135
Prepaid benefit cost (pension plan)	58	59	49
Prepaid expenses	149	85	83
Other assets	34	51	41

	$695	$736	$736

Note 7. Goodwill and Other Intangible Assets

	March 31, 2002 (Unaudited)			December 31, 2001			December 31, 2000
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Life (Years)
Goodwill	$1,446	$(60)	$1,386	$1,435	$(61)	$1,374	$849	$(15)	$834	Indefinite
Trademarks	620	(37)	583	620	(37)	583	620	(6)	614	Indefinite

	2,066	(97)	1,969	2,055	(98)	1,957	1,469	(21)	1,448

Patents	757	(49)	708	757	(28)	729				8 to 14
Customer relationship	432	(61)	371	422	(46)	376	210	(6)	204	7
Noncompete agreement	730	(58)	672	730	(34)	696	12		12	3
Other				1		1	3		3	5

	1,919	(168)	1,751	1,910	(108)	1,802	225	(6)	219

Total	$3,985	$(265)	$3,720	$3,965	$(206)	$3,759	$1,694	$(27)	$1,667

        Amortization expense for the three months ended March 31, 2002 and March 31, 2001 was $59 and $28, respectively. Amortization expense for 2001, 2000 and 1999 was $197, $22 and $-0-, respectively.

Note 8. Long-Term Debt

	March 31,	December 31,
	2002	2001	2000
	(unaudited)
Note payable due to a commercial bank in monthly installments of $1 including interest of 5.70% through October 2003, collateralized by a building.	$14	$16	$26
Note payable due to a commercial bank in monthly installments of $1 including interest of 6.90% through December 2002.	6	8	17
Note payable due to a commercial bank in monthly installments of $1 including interest of 6.90% through January 2003.	11	14	28
Note payable due to a commercial bank in monthly installments of $1 including interest of 5% through June 2002.	3	6	19
Note payable due to a commercial bank in monthly installments of $1 including interest of 4.30% through December 2003, and collateralized by equipment.	24	28	43
Note payable due to a commercial bank in two principal installments of $134 plus interest of 4.3% in February 2001 and February 2002.	—	134	284
Note payable due to a commercial bank in monthly installments of $2 including interest of 5.35% through February 2006.	75	80	—
Note payable due to a commercial bank in quarterly installments of $98 including interest of 5.10% through February 2008. This note is guaranteed by the majority stockholder.	1,981	2,078	—

	2,114	2,364	417
Less current portion	(252)	(472)	(198)

	$1,862	$1,892	$219

        As of December 31, 2001, the future minimum long-term debt payments in each of the years are as follows (substantially the same as of March 31, 2002):

Years Ending December 31,
2002	$472
2003	334
2004	330
2005	350
2006	353
2007	370
2008	155

$2,364

Note 9. Accrued Liabilities

	March 31,	December 31,
	2002	2001	2000
	(unaudited)
Wages and related costs	$891	$1,117	$683
Accrued vacation	172	159	104
Accrued interest	17	20	13
Other accrued expenses	50	97	65
Accrued sales commissions	29	27	358

	$1,159	$1,420	$1,223

Note 10. Income Taxes

        As of December 31, 2001, B&G has available for United States tax reporting purposes federal net operating loss carryforwards of approximately $1,404 expiring in 2016.

        Deferred income tax assets and liabilities consist of the following at March 31, 2002:

	Current	Noncurrent
	(unaudited)
Deferred tax assets:
Net operating loss carryforward		$682
Bad debt reserve	$25
Accrued expenses	81

	106	682
Less valuation allowance	(36)	(295)

Total deferred tax assets	70	387

Deferred tax liabilities:
Depreciation and amortization		(473)
Unrealized gain on marketable securities	(14)
Accrued pension		(20)
Other	(6)	(12)

	(20)	(505)

Net deferred tax assets (liabilities)	$50	$(118)

        Deferred income tax assets and liabilities consist of the following at December 31, 2001:

	Current	Noncurrent
Deferred tax assets:
Net operating loss carryforward	$—	$478
Bad debt reserve	20	—
Accrued expenses	123	—

	143	478
Less valuation allowance	(31)	(81)

Total deferred tax assets	112	397

Deferred tax liabilities:
Property and equipment	—	(484)
Unrealized gain on marketable securities	(11)	—
Accrued pension	—	(21)
Other	(10)	(8)

	(21)	(513)

Net deferred tax assets (liabilities)	$91	$(116)

        Deferred income tax assets and liabilities consist of the following at December 31, 2000:

	Current	Noncurrent
Deferred tax assets:
Bad debt reserve	$20	$—
Accrued expenses	78	—

Total deferred tax assets	98	—

Deferred tax liabilities:
Property and equipment	—	(400)
Unrealized gain on marketable securities	(8)	—
Accrued pension	—	(17)
Other	(5)	(21)

	(13)	(438)

Net deferred tax assets (liabilities)	$85	$(438)

        The provision (benefit) for income taxes for the three months ended March 31, 2002 and March 31, 2001, and for 2001, 2000 and 1999 consists of the following:

	March 31,
	2002	2001	2001	2000	1999
	(unaudited)
Current taxes
France	$354	$30	$1,066	$405	$547

	354	30	1,066	405	547

Deferred taxes
U.S. Federal	—	(54)	(278)	—	—
France	42	26	(51)	96	(48)

	42	(28)	(329)	96	(48)

Provision for income taxes	$396	$2	$737	$501	$499

        The following is a reconciliation of the effective income tax rate for B&G:

	March, 31		December 31,
	2002	2001	2001	2000	1999
	(unaudited)
French statutory income tax rate	34.3%	35.3%	35.3%	36.7%	40.0%
Increase (decrease) in tax rate resulting from:
Amortization of nondeductible goodwill	2.4	11.2	2.5	1.1	—
Acquisition costs expensed for tax purposes.	(2.2)	(5.3)	(4.2)	(3.9)	(3.6)
Nondeductible depreciation and penalties	—	—	0.3	0.4	0.1
Tax assessments	—	—	—	3.5	—
Valuation allowance on net operating losses of US operations	43.7	(28.0)	8.1	(2.5)	—
Tax effect of US operations.	0.7	(14.9)	0.8	(0.9)	—

Effective income tax rate.	78.9%	(1.7)%	42.8%	34.4%	36.5%

Note 11. Commitments

  Capital Lease Obligations

        B&G has entered into capital lease agreements for its operating building, machinery, equipment and vehicles, with aggregate monthly payments of $25.

        The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2001 (substantially the same as of March 31, 2002):

Years Ending December 31,
2002	$222
2003	206
2004	149
2005	130

Minimum lease payment	707
Less: amount representing interest	(81)

Present value of net minimum lease payments	626
Less: current maturities	(185)

$441

        The present value of minimum future obligations shown above is calculated based on annual interest rates ranging from 3.7% to 9.3%.

Note 12. Pension Plan

        Bourgogne et Grasset S.A. sponsors a noncontributing, defined benefit plan for both its salaried and hourly-rated employees who meet certain age and service requirements. The plan calls for benefits to be paid to eligible employees at retirement based on years of participation and compensation rates in the last years prior to retirement. The following amounts relate to B&G's defined benefit pension plan:

	December 31,
	2001	2000
Change in benefit obligation:
Benefit obligation at beginning of year	$75	$81
Service cost	6	6
Interest cost	3	3
Actuarial gain (loss)	1	(2)
Benefits paid	—	(3)
Effect of foreign exchange rate changes	(4)	(10)

Benefit obligation at end of year	81	75

Change in plan assets:
Fair value of plan assets at beginning of year	274	297
Actual return on plan assets	11	15
Benefits paid	—	(3)
Effect of foreign exchange rate changes	(15)	(35)

Fair value of plan assets at end of year	270	274

Funded status	189	199
Unrecognized transition asset as of April 1998, being recognized over 15 years	(130)	(150)

Prepaid benefit cost	$59	$49

Weighted-average assumptions
Discount rate	5.0%	5.0%
Expected return on plan assets	4.0%	5.5%
Rate of compensation increase	1.5%	1.5%

        Net pension benefit for the years ended December 31, 2001, December 31, 2000 and December 31, 1999 consists of the following:

	2001	2000	1999
Service cost-benefits earned during the period	$6	$6	$6
Interest expense on benefit obligation	3	3	3
Expected return on plan assets	(14)	(16)	(11)
Actuarial loss (gain)	8	(2)	1
Amortization of unrecognized transition asset	(14)	(12)	(12)

Total	$(11)	$(21)	$(13)

        Net pension benefit for the three months ended March 31, 2002 and March 31, 2001 was $-0- and $3, respectively.

        Bud Jones maintains a 401(k) plan for employees who work over one year and are 21 years of age or older. Contributions to the plan are based on the amounts contributed by the eligible employees. Eligible employees may elect to contribute up to the lesser of the IRS limit or fifteen percent of their earnings into the plan. Bud Jones contributes $.25 for each $1.00 contributed by a participant in the plan up to four percent of the participant's wages. B&G's 401(K) contributions for the three months ended March 31, 2002 and March 31, 2001 were $2 and $2.4, respectively. B&G's 401(k) contributions for the years ended December 31, 2001 and 2000 were $8 and $1, respectively.

Note 13. Accumulated Other Comprehensive Income

	March 31,
	2002	2001	2000
	(unaudited)
Unrealized gain on securities, net of tax	$26	$21	$15
Foreign currency translation adjustment	(1,107)	(1,032)	(817)

	$(1,081)	$(1,011)	$(802)

Note 14. Related Party Transactions

        B&G's majority stockholder provided assistance for the acquisition of Bud Jones, Trend Plastic, Inc., and T-K Specialty Company, Inc. Fees charged to B&G by its majority stockholder for such expenses for 2001, 2000 and 1999 were approximately $49, $51 and $-0-, respectively. Related accrued expenses for these fees as of December 31, 2001 and 2000 were $48 and $51, respectively.

Note 15. Contingencies

        As of March 22, 2002, B&G was being audited by the French tax authority in connection with the filing of its French corporate income tax returns for the years ended March 31, 1998, March 31, 1999, December 31, 1999 and 2000. Management believes that these investigations will not have a material adverse effect on B&G's financial position or results of operations.

        B&G is engaged in disputes and claims arising in the normal course of business. Management believes the ultimate outcome of these proceedings will not have a material adverse impact on the consolidated financial position, results of operations or cash flows. A claim reserve of $88 has been provided as of December 31, 2001 and March 31, 2002.

        (See also Note 17.)

Note 16. Segment Information And Geographic Area Data

        B&G has one reportable business segment: casino table game equipment. The following table presents certain data by geographic area:

	March 31
	2002	2001	2001	2000	1999
	(unaudited)
Net sales to external customers:
United States	$1,000	$1,286	$4,621	$1,174	$65
Europe	2,517	1,315	12,043	6,308	3,606
Other	1,416	1,145	6,425	3,871	3,918

Total consolidated net sales to external customers	$4,933	$3,746	$23,089	$11,353	$7,589

Property and equipment, net
United States	$2,509	$2,222	$3,021	$2,794	$—
Europe	1,741	1,789	1,464	1,349	1,255

Total property and equipment, net	$4,250	$4,011	$4,485	$4,143	$1,255

Note 17. Subsequent Event

        On April 11, 2002, B&G entered into an exchange agreement for the combination of B&G and Paul-Son Gaming Corporation ("Paul-Son"). Under the exchange agreement, B&G has agreed to undertake a series of transactions the result of which would be the transfer of control of Paul-Son to the stockholder of B&G, and the acquisition of B&G and its wholly-owned subsidiary by Paul-Son. Paul-Son will acquire 100% of the stock of B&G. Upon completion of the contemplated combination, the stockholders of Bourgogne et Grasset S.A. will ultimately own approximately 63.6% of Paul-Son issued and outstanding shares. Paul-Son or B&G will pay the other party a termination fee of $1,000 if the combination agreement is terminated because either Paul-Son or B&G, as applicable, (a) withdraws, modifies or changes its recommendations of the combination agreement or the combination in a manner adverse to the other party, (b) recommends to its stockholders any other acquisition proposal, or (c) enters into an agreement with respect to any other acquisition proposal.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder

The Bud Jones Company, Inc.

        We have audited the balance sheets (not included) of The Bud Jones Company, Inc. as of October 20, 2000 and December 31, 1999, and the related statements of operations and cash flows for the periods then ended. These financial statements are the responsibility of Bud Jones's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bud Jones Company, Inc. as of October 20, 2000 and December 31, 1999, and results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Bradshaw, Smith & Co., LLP
Las Vegas, Nevada
January 26, 2001

THE BUD JONES COMPANY, INC.

STATEMENTS OF OPERATIONS

	Period from January 1 to October 20, 2000	Year Ended December 31, 1999
Sales	$6,328,700	$8,155,600
Cost of sales	4,675,900	6,164,700

Gross profit	1,652,800	1,990,900
Selling, general and administrative expenses	1,737,100	2,034,300

Loss from operations	(84,300)	(43,400)

Other income (expense):
Dividend and interest income	58,800	69,100
Other income (expense)	22,100	(79,700)
Interest expense	(91,600)	(130,200)
Gain on distribution of assets	1,013,400	—

	1,002,700	(140,800)

Income (loss) before income tax	918,400	(184,200)
Income tax expense	—	—

Net income (loss)	$918,400	$(184,200)

See notes to financial statements

THE BUD JONES COMPANY, INC.

STATEMENTS OF CASH FLOWS

	Period from January 1 to October 20, 2000	Year Ended December 31, 1999
Operating activities:
Net income (loss)	$918,400	$(184,200)
Operating items not requiring cash outlays:
Depreciation	291,600	282,900
Amortization	6,000	27,400
Gain on distribution of assets	(1,013,400)	—
Changes in:
Accounts receivable	199,700	(61,900)
Inventory	(31,600)	239,300
Other current assets	14,700	(400)
Other assets	89,900	(138,900)
Accounts payable	18,100	(126,800)
Related party payables	84,900	—
Customer deposits	126,600	(269,400)
Accrued liabilities	(36,500)	151,200

Cash provided by (used in) operating activities	668,400	(80,800)

Investing activities:
Acquisition of property and equipment	(320,800)	(320,500)
Loans to stockholders	—	(4,000)

Cash used in investing activities	(320,800)	(324,500)

Financing activities:
Principal payments on long-term debt	(106,400)	(137,200)
Distributions to stockholders	—	(182,000)

Cash used in financing activities	(106,400)	(319,200)

Net increase (decrease) in cash and cash equivalents	241,200	(724,500)
Cash and cash equivalents, beginning of the period	1,155,000	1,879,500

Cash and cash equivalents, end of the period	$1,396,200	$1,155,000

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$91,500	$121,200

Supplemental disclosure of non-cash investing and financing activities:
Capitalized leases obligations for equipment	$—	$167,200

Distributions of real estate, net of mortgage:
Real property, net	$1,381,600	$—
Gain recognized	1,013,400	—
Note payable	(899,300)

Distribution to stockholders	$1,495,700	$—

See notes to financial statements

THE BUD JONES COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

1. Summary of significant accounting policies:

Organization and nature of business:

        The Bud Jones Company, Inc., or Bud Jones, is incorporated in the State of Nevada. Bud Jones manufactures casino dice, chips, roulette wheels, table games, and distributes various gaming supplies and equipment. Bud Jones's revenue is derived primarily from the sale of gaming products directly to casinos in the United States and through distributors for casinos located throughout the world.

Use of estimates in preparation of financial statements:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash equivalents:

        Bud Jones classifies as cash and cash equivalents amounts on deposit in banks and cash invested temporarily in various instruments with maturities of three months or less at time of purchase.

Inventory

        Inventory is valued at lower of cost or market on a first-in, first-out basis. Inventory consists of dice, chips and other gaming equipment and supplies. The cost of inventory includes direct material, direct labor, and manufacturing overhead.

Property and Equipment:

        Property and equipment is stated at cost less accumulated depreciation. Depreciation, including amortization of loan fees, is provided on the straight-line method. The amounts of depreciation and amortization provided are sufficient to charge the cost of the related assets to operations over their estimated useful lives. The building and building improvements are depreciated over 40 years. Estimated lives for other depreciable assets range from five to ten years.

        The cost of maintenance and repairs is charged to expense as incurred. Expenditures for property and betterments and renewals are capitalized. Upon sale or other disposition of depreciable property, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.

Customer deposits:

        Bud Jones collects deposits from customers on special order items. Generally, upon delivery of the items, a sale is recorded and the deposit is credited against the sale.

Noncompete agreement and goodwill:

        The noncompete agreement cost is being amortized over eight years on a straight-line basis. Goodwill represents the excess purchase price of assets over the fair value of net assets acquired at the date of acquisition and is being amortized over eight years on a straight-line basis.

Concentration of credit risk:

        Bud Jones sells its products to numerous casinos located throughout the world. Bud Jones performs continuing credit evaluations of its customers and generally does not require collateral. Historically, Bud Jones has not experienced significant losses related to receivables from individual customers or groups of customers in any particular geographic area.

Economic dependency:

        Bud Jones was economically dependent on a few major suppliers for a substantial portion of purchases for chip rings and dice material. In addition, Bud Jones had an agreement with a foreign distributor which accounts for a significant amount of sales.

Advertising:

        The cost of advertising is charged to expense as incurred. Advertising expense for the period from January 1 to October 20, 2000 and for the year ended 1999 was $57,000 and $116,300, respectively.

Shipping and handling costs:

        Amounts charged to customers for shipping and handling are included in sales. The costs incurred for shipping and handling are included in cost of sales.

Revenue recognition:

        Substantially all revenue is recognized when products are shipped to customers.

2. Depreciation and amortization:

        Depreciation expense for the period January 1 to October 20, 2000 and for the year ended 1999 was $291,600 and $282,900, respectively. Depreciation on manufacturing assets is included as a cost of the inventory produced and is expensed in cost of goods sold when the inventory is sold. Depreciation on assets that are used for the selling, general and administrative functions is expensed directly to selling, general and administrative expense in each period.

        Amortization expense for the period January 1 to October 20, 2000 and for the year ended 1999 was $6,000 and $27,400, respectively.

3. Capital leases:

        Bud Jones leases certain machinery and equipment under agreements that are classified as capital leases. The cost of equipment under capital leases is included in the balance sheets (not included) as property and equipment. Accumulated amortization of the leased equipment at October 20, 2000 and December 31, 1999 was approximately $126,700 and $70,300, respectively. Amortization of assets under capital leases is included in depreciation expense.

        Minimum future lease payments under capital leases as of October 20, 2000 are:

Years ending December 31,
2000	$23,300
2001	139,900
2002	139,900
2003	139,900
2004	102,700
Thereafter	99,400

Total minimum lease payments	645,100
Less: amount representing interest	(107,300)

Present value of net minimum lease payments	$537,800

4. Income Taxes:

        Until October 20, 2000, Bud Jones, with the consent of its stockholders, had elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, Bud Jones's income was taxed directly to the stockholders for Federal income tax purposes. On October 20, 2000, a change in ownership automatically terminated the subchapter S election. Therefore, no provision or liability for Federal income taxes has been included in the financial statements at October 20, 2000 and December 31, 1999.

5. Commitments:

  Cash:

        Bud Jones maintains its cash balances in several financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At October 20, 2000 Bud Jones's uninsured cash balance totaled $1,073,100.

  Operating Lease:

        Bud Jones leases equipment under an operating lease which expires April, 2005. Future minimum lease payments required under the lease as of October 20, 2000 are as follows:

Years ending December 31,
2000	$972
2001	5,832
2002	5,832
2003	5,832
2004	5,832
Thereafter	2,916

$27,216

6. 401(k) Savings Plan:

        Bud Jones maintains a 401(k) plan for employees who work over one year and are 21 years of age or older. Contributions to the plan are based on the amounts contributed by the eligible employees.

Eligible employees may elect to contribute up to fifteen percent or $12,000 of their earnings into the plan. Bud Jones contributes $.25 for each $1.00 contributed by a participant in the plan up to four percent of the participant's wages. Bud Jones's 401(k) contributions for the period ended October 20, 2000 and December 31, 1999 were $6,900 and $8,400, respectively.

7. Change of Control:

        In July, 2000, Bud Jones' two stockholders signed an agreement to sell all of the outstanding stock to B&G. The sale closed October 20, 2000. As part of the sale, Bud Jones just prior to closing distributed all of its real property and the related mortgage to the two stockholders. Bud Jones recognized a $1,013,400 gain on the difference between the appraised fair market value of the real estate and its net book value.

ANNEX A

AGREEMENT AND PLAN OF EXCHANGE AND STOCK PURCHASE

        THIS AGREEMENT AND PLAN OF EXCHANGE AND STOCK PURCHASE (this "Agreement") is entered into as of April 11, 2002 by and between Paul-Son Gaming Corporation, a Nevada corporation ("Paul-Son") and Etablissements Bourgogne et Grasset SA, a société anonyme organized under the laws of the Republic of France ("B&G").

R E C I T A L S

        A. Paul-Son and B&G have determined that it is in the best interest of their respective stockholders to combine the table gaming equipment supplies and manufacturing operations and other related businesses of B&G with Paul-Son's businesses (the "Combination").

        B. The Combination will be effected by the terms of this Agreement through (i) the purchase by Paul-Son of all of the issued and outstanding capital stock of The Bud Jones Company, Inc., a Nevada corporation and a wholly owned subsidiary of B&G ("Bud Jones"), and (ii) an exchange of shares between Paul-Son and B&G pursuant to Chapter 92A of the Nevada Revised Statutes (the "NRS").

        C. Concurrently with the execution and delivery of this Agreement, The Paul S. Endy, Jr. Living Trust, the current controlling stockholder of Paul-Son, Eric Endy, certain other Endy Family Trusts and the stockholders of B&G (the "B&G Stockholders") have entered into a stock purchase agreement (the "Endy Stock Purchase Agreement"), whereby the Endy Trust has agreed to sell, and the B&G Stockholders have agreed to purchase from the Endy Trust, 670,000 shares of Paul-Son common stock (subject to adjustment as provided in the Endy Stock Purchase Agreement) at an aggregate price of $1,000,000 (the "Endy Shares").

        D. The respective boards of directors of Paul-Son and B&G have each approved and adopted this Agreement and approved the transactions contemplated hereby.

        E. The B&G Stockholders have unanimously approved and adopted this Agreement and approved the transactions contemplated hereby.

        THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I.

CLOSING; PURCHASE; EXCHANGE

SECTION 1.1    THE CLOSING

        Subject to the terms and conditions of this Agreement, the consummation of the Combination and the other transactions contemplated hereby, the closing (the "Closing") shall take place as promptly as practicable (and in any event within three business days after the satisfaction or waiver of the conditions set forth in Article VI hereof), at the offices of CMS Bureau Francis Lefebvre-New York, 712 Fifth Avenue, 29th floor, New York, New York, or such other place and time as the parties may otherwise agree, and the date of the Closing is referred to herein as the "Closing Date."

SECTION 1.2    STOCK PURCHASE; CONSIDERATION

        The parties agree that, on the terms and subject to the conditions of this Agreement, at the Closing, Paul-Son will purchase from B&G, and B&G will transfer, sell and convey to Paul-Son, an aggregate of 15,000 shares of common stock, $1.00 par value per share, of Bud Jones (the "Bud Jones Shares"), representing all of the issued and outstanding capital stock of, and all of the voting power in, Bud Jones. In consideration for the Bud Jones Shares, Paul-Son shall deliver its Promissory Note in the principal amount of $6,417,216.00 in the form attached hereto as Exhibit A (the "Note").

SECTION 1.3    SHARE EXCHANGE

        The parties agree on the terms and subject to the conditions of this Agreement to effect a share exchange (the "Share Exchange") pursuant to Chapter 92A of the NRS, such that, at the Effective Time (as hereinafter defined), all of the 225,184 outstanding shares of capital stock of B&G (the "B&G Shares"), representing all of issued and outstanding capital stock of, and all of the voting power in, B&G (the "B&G Capital Stock"), shall be exchanged for (a) an aggregate of 3,969,026 newly-issued shares of Paul-Son's Common Stock, par value $.01 per share ("Paul-Son Common Stock") (or 17.6257 shares of Paul-Son Common Stock for each B&G Share), or such other number of shares of Paul-Son Common Stock as shall constitute, immediately after the Effective Time, 53.45% of the shares of Paul-Son Common Stock Outstanding (as hereinafter defined) and (b) warrants in the form attached hereto as Exhibit B (the "Warrants") to purchase in the aggregate that number of shares of Paul-Son Common Stock which equals the total number of shares of Paul-Son Common Stock issuable pursuant to all "Stock Issuance Rights" (as defined in the Warrants) outstanding immediately prior to the Closing. For purposes of this Agreement, "Outstanding", when used with reference to the shares of Paul-Son Common Stock, shall mean all shares of Paul-Son Common Stock issued and outstanding immediately following the Effective Time, after giving effect to the issuance of Paul-Son Common Stock pursuant to the Share Exchange, but without giving effect to shares issuable pursuant to any "Stock Issuance Right". At the Effective Time, B&G shall become a wholly owned subsidiary of Paul-Son.

SECTION 1.4    EFFECTIVE TIME

        At the Closing, Paul-Son shall cause articles of exchange (the "Articles of Exchange") to be executed and filed with the Secretary of State of the State of Nevada in accordance with Chapter 92A of the NRS. The Share Exchange shall become effective at such time as the Articles of Exchange are duly filed with the Secretary of State of the State of Nevada, or at such other time as Paul-Son and B&G shall agree and specify in the Articles of Exchange (the "Effective Time").

SECTION 1.5    EFFECTS OF SHARE EXCHANGE

        At the Effective Time, the effects of the Share Exchange shall be as provided in this Agreement, the Articles of Exchange and the applicable provisions of Chapter 92A of the NRS. Without limiting the generality of the foregoing, the owners' interests in B&G shall be exchanged as provided herein and the B&G Stockholders shall be entitled only to the rights provided in this Agreement, the Articles of Exchange and Chapter 92A of the NRS.

ARTICLE II.

PROCEDURES; TAX TREATMENT

SECTION 2.1    EXCHANGE PROCEDURES

        At the Effective Time, upon delivery by B&G of (a) ordres de mouvement (share transfer forms) duly executed by the B&G Stockholders relating to all of the B&G Shares, (b) a copy of the share transfer register of B&G showing the transfer of B&G shares in favor of Paul-Son, and (c) any other instrument or document necessary to transfer good title in the B&G Shares to Paul-Son, Paul-Son shall issue and deliver certificates representing the number of shares of Paul-Son Common Stock and the number of Warrants that each B&G Stockholder has the right to receive pursuant to Section 1.3. The shares of Paul-Son Common Stock issued pursuant to the Share Exchange are referred to herein as the "Paul-Son Shares". B&G shall deliver payment by the B&G Stockholders of all applicable transfer taxes or similar levies and any applicable registration duties arising out of the transactions contemplated by this Agreement under French law and shall provide to Paul-Son a copy of this Agreement duly stamped and evidencing such payment, within ten days of the Closing. Paul-Son shall deliver payment of all applicable transfer taxes or similar levies and any applicable registration duties

2

arising out of the transactions contemplated by this Agreement under U.S. federal, state or local law and shall provide to B&G a copy of this Agreement duly stamped and evidencing such payment, within ten days of the Closing.

SECTION 2.2    NO FURTHER RIGHTS IN B&G SHARES

        All Paul-Son Shares and Warrants issued upon exchange of the B&G Shares in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such B&G Shares.

SECTION 2.3    TAX AND ACCOUNTING TREATMENT

        The parties hereto acknowledge and agree that the Combination contemplated hereby shall be treated for U.S. tax purposes only as a taxable sale transaction under the Internal Revenue Code of 1986, as amended (the "Code"). The parties further agree that the Combination contemplated hereby shall be accounted for under the purchase accounting method.

SECTION 2.4    PROCEDURE AT THE CLOSING

        At the Closing, the parties agree that the following shall occur:

        (a)  The conditions set forth in Sections 6.1 and 6.3 shall have been satisfied and B&G shall deliver to Paul-Son the documents, certificates, consents and letters required by Section 6.3;

        (b)  The conditions set forth in Sections 6.1 and 6.2 shall have been satisfied and Paul-Son shall deliver to B&G the documents, certificates, consents and letters required by Section 6.2;

        (c)  B&G shall deliver to Paul-Son certificates representing the Bud Jones Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank; and

        (d)  Paul-Son shall deliver to B&G the Note, duly executed by Paul-Son.

SECTION 2.5    ENGLISH TRANSLATION

        B&G shall provide a true and correct English translation at B&G's sole cost of any non-English language document, certificate or other writing, delivered or deliverable by B&G, as may be reasonably requested by Paul-Son from time to time.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF B&G

        B&G makes the representations and warranties to Paul-Son contained in this Article III and in the disclosure schedule delivered by B&G to Paul-Son on or before the date of this Agreement (the "B&G Disclosure Schedule"). The B&G Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonable from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

SECTION 3.1    ORGANIZATION OF THE B&G COMPANIES

        Each of B&G and Bud Jones (collectively the "B&G Companies") is a société anonyme or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth in Schedule 3.1 of the B&G Disclosure Schedule, and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the B&G Companies is duly qualified or licensed to do business and is in good standing in each jurisdiction specified opposite its name in Schedule 3.1 of the B&G Disclosure Schedule, which are the only jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the

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failure to be so qualified, licensed or in good standing, would not be reasonably likely to have a material adverse effect on the business or properties, financial condition or results of operations of the B&G Companies, taken as a whole (a "B&G Material Adverse Effect"); provided, however, that the effect of economic changes that are applicable to the gaming industry generally, or the gaming industry in markets in which the B&G Companies conduct business, shall be excluded from the definition of "B&G Material Adverse Effect" and from any determination as to whether a B&G Material Adverse Effect has occurred or may occur with respect to the B&G Companies. B&G has delivered to Paul-Son a true and correct copy of the statuts of B&G and all other documents creating and governing the legal status of B&G as a société anonyme under the laws of the Republic of France, each document as amended to the date of this Agreement. Bud Jones has delivered to Paul-Son a true and correct copy of its articles of incorporation and bylaws, in each case as amended to the date of this Agreement. Assuming compliance by Paul-Son and its Subsidiaries (as defined below) with all B&G Gaming Laws (as defined in Section 3.15(b)) (including obtaining all necessary consents and approvals), the organizational documents of the B&G Companies do not contain any provision that would limit or otherwise restrict the ability of Paul-Son, following the Closing Date, from owning or operating B&G or Bud Jones on the same basis as B&G. Neither of the B&G Companies directly or indirectly owns (other than B&G's ownership interests in Bud Jones) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for such equity or similar interests in, any corporation, partnership, limited liability company, société anonyme, joint venture or other business association or entity. As used in this Agreement, "Subsidiary" shall mean, with respect to any party, any corporation, limited liability company, partnership, société anonyme or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership, société anonyme or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

SECTION 3.2    CAPITALIZATION

        (a)  The B&G Capital Stock consists of 225,184 ordinary shares, par value 35.53 Euros per share, which represent 100% of the issued and outstanding equity securities of, and 100% of the voting power in, B&G. As of the date hereof, 225,184 ordinary shares of B&G were issued and outstanding. No shares of B&G Capital Stock are held in the treasury of B&G or a Subsidiary of B&G. As of the date of this Agreement, B&G has not granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of B&G or the value of shares of B&G Capital Stock. Except as disclosed in Schedule 3.2(a) of the B&G Disclosure Schedule, there are no obligations, contingent or otherwise, of the B&G Companies to repurchase, redeem or otherwise acquire any shares of B&G Capital Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. All of the outstanding shares of B&G Capital Stock are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Schedule 3.2(a) of the B&G Disclosure Schedule, all such shares and ownership interests are owned by the B&G Stockholders free and clear of all security interests, liens, claims, pledges, agreements, limitations on any of the B&G Stockholder's voting rights, charges or other encumbrances or restrictions on transfer of any nature. Schedule 3.2(a) of the B&G Disclosure Schedule sets forth (i) the name, address and taxpayer identification number (or similar identifying number issued by the Republic of France or the European Community) of, and the number of outstanding shares of each class of B&G Capital Stock owned by, each stockholder of record, as applicable, as of the close of business on the date of this Agreement, and (ii) the name, address and taxpayer identification number (or similar identifying number issued by the Republic of France or the European Community) of, and the number of shares of each class of B&G Capital Stock beneficially owned by, each beneficial owner

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of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different).

        (b)  There are no bonds, debentures, notes or other indebtedness issued and outstanding that have voting rights (or are convertible into securities having such rights) ("Voting Debt") of either of the B&G Companies. Except as set forth in Schedule 3.2(b) of the B&G Disclosure Schedule, (i) there are no shares of capital stock of any class of either of the B&G Companies, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which any of the B&G Companies is a party or by which any of the B&G Companies is bound that obligates any of the B&G Companies to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of either of the B&G Companies or obligating any of the B&G Companies to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of B&G.

        (c)  The authorized capital stock of Bud Jones consists of 25,000 shares of common stock, $1.00 par value per share ("Bud Jones Common Stock"), of which 15,000 shares are issued and outstanding. B&G is the sole record and direct beneficial owner of all issued and outstanding shares of Bud Jones Common Stock. The outstanding shares of Bud Jones Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

SECTION 3.3    AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS

        (a)  Each of the B&G Companies has all requisite corporate power and authority to enter into this Agreement and each of the agreements, instruments, contracts and arrangements contemplated by this Agreement (collectively, the "Other Transaction Documents"), and to consummate the transactions contemplated by this Agreement and the Other Transactional Documents to which each is a party. The execution and delivery of this Agreement and the Other Transactional Documents, and the consummation of the transactions by each of the B&G Companies contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of each of the B&G Companies. This Agreement and the Other Transactional Documents have been duly executed and delivered by each of the B&G Companies, and assuming the due authorization, execution and delivery by Paul-Son, constitutes the valid and binding obligation of each of the B&G Companies, enforceable against each of them in accordance with their respective terms.

        (b)  Other than as disclosed in Schedule 3.3(b) of the B&G Disclosure Schedule, the execution and delivery of this Agreement and the Other Transactional Documents by B&G does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the charter or organizational documents of either of the B&G Companies, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which either of the B&G Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either of the B&G Companies or any of their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, breaches, cancellations, accelerations or requirements for consent or waiver not obtained which (x) are not, individually or in the aggregate,

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reasonably likely to have a B&G Material Adverse Effect or (y) would not impair or unreasonably delay the consummation of the Combination.

        (c)  No consent, approval, order or authorization of, or registration, declaration, notice, report or filing with, any domestic or foreign nation or government, the European Community or similar body or organization, any state, regional, local or other political subdivision thereof, or any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, a court, administrative agency, commission, gaming authority or other governmental authority or instrumentality ("Governmental Entity") or any other Person is required by or with respect to the B&G Companies in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; except for (i) any filings, approvals, preapprovals and qualifications required by the B&G Companies under the B&G Gaming Laws (as defined in Section 3.15(b)) and the applicable Paul-Son Gaming Laws (as defined in Section 4.15(b)); (ii) any filings by B&G required under the International Investment and Trade In Survey Act; (iii) any notices to B&G's employees regarding the Combination to the extent required under French law; (iv) any notification to or consent or agreement of the French Ministry of Economy and Finance regarding the Combination or the tax consequences thereof to B&G or the B&G Stockholders required under French law; and (v) any immaterial filings and consents as may be required under any environmental, health or safety laws or regulations pertaining to any notification, disclosure or required approval triggered by the Combination or the transactions contemplated by this Agreement. As used in this Agreement, "Person" shall mean any individual or legal entity including, but not limited to, corporation, limited liability company, partnership, société anonyme, trust or other entity or governmental body. As used in this Agreement, "foreign" shall mean outside of the United States of America.

SECTION 3.4    PUBLIC FILINGS; FINANCIAL STATEMENTS

        (a)  Neither of the B&G Companies is required to file forms, reports and documents with the U.S. Securities and Exchange Commission ("SEC") or any similar governmental agency in another jurisdiction (whether domestic or foreign).

        (b)  Each of the B&G Companies has delivered to Paul-Son correct and complete copies of (i) the unaudited consolidated balance sheets of the B&G Companies as of September 30, 2001 (the "B&G Balance Sheet") and the unaudited consolidated profit and loss statements and cash flows of the B&G Companies for the nine-month period ended September 30, 2001, and (ii) the audited consolidated balance sheets of the B&G Companies as of December 31, 2000 and December 31, 1999, and the audited consolidated statements of earnings, stockholders' equity and cash flows of B&G for the year ended December 31, 2000, the nine months ended December 31, 1999 and the year ended March 31, 1999, and of Bud Jones for each of the years ended December 31, 1998, 1999 and 2000 (collectively, the "B&G Financial Statements"). Each of the consolidated financial statements (including, in each case, any related notes) of B&G was prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") and was audited in accordance with U.S. generally accepted auditing standards, and each of the financial statements (including, in each case, any related notes) of Bud Jones was prepared in accordance with U.S. GAAP. In each case, U.S. GAAP was applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as indicated in such unaudited statements). The B&G Financial Statements fairly presented the consolidated financial position of the B&G Companies as of the dates and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since December 31, 2000, were not or are not expected to be material in amount.

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SECTION 3.5    NO UNDISCLOSED LIABILITIES

        Except as disclosed in Schedule 3.5 of the B&G Disclosure Schedule, and except for liabilities and obligations incurred since the date of the B&G Balance Sheet in the ordinary course of business consistent with past practices, the B&G Companies do not have any indebtedness, obligations or liabilities of any kind, whether accrued, contingent or otherwise (of the type required to be reflected in financial statements in accordance with French general accounting policies or U.S. GAAP, as applicable), and whether due or to become due, which would be reasonably likely to have a B&G Material Adverse Effect.

SECTION 3.6    ABSENCE OF CERTAIN CHANGES OR EVENTS

        Except as disclosed on Schedule 3.6, since the date of the B&G Balance Sheet, the B&G Companies have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a B&G Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the B&G Companies which is reasonably likely to have a B&G Material Adverse Effect; (iii) any material change by the B&G Companies in their accounting methods, principles or practices (except for the application of U.S. GAAP for purposes of this Agreement); (iv) any revaluation by the B&G Companies of any of their assets which is reasonably likely to have a B&G Material Adverse Effect; (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the B&G Companies, other than dividends paid by wholly-owned Subsidiaries or any redemption, purchase or other acquisition by the B&G Companies of any securities of the B&G Companies; (vi) any split, combination or reclassification of any of the B&G Companies' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of the B&G Companies' capital stock; (vii) any increase in or establishment of, or any liability (caused by a prior or existing violation of laws or regulations) under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of any of the B&G Companies other than increases which would not be material, individually or in the aggregate, with respect to such officers or employees receiving such benefit or compensation (based on a comparison to benefits and compensation received in the year ended December 31, 2000); (viii) any entry into, renewal, modification or extension of, any material contract, arrangement or agreement with any other party except for contracts, arrangements or agreements in the ordinary course of business or as contemplated by this Agreement; or (ix) any settlement of pending or threatened litigation involving any of the B&G Companies (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a B&G Material Adverse Effect.

SECTION 3.7    TAXES

        (a)  Except as set forth in Schedule 3.7(a) of the B&G Disclosure Schedule:

          (i)    Each of the B&G Companies (and any affiliated group (within the meaning of Section 1504 of the Code)) of which the B&G Companies is now or ever has been a member) has timely filed with the appropriate taxing authorities all federal and other material Tax Returns (as defined in Section 3.7(c)) required to be filed by it. All such Tax Returns were true, complete and accurate in all material respects. Except as disclosed on Schedule 3.7(a) of the B&G Disclosure Schedule, none of the B&G Companies, nor any affiliated group (within the meaning of Section 1504 of the Code) of which any of the B&G Companies is now or was a member, has pending any request for an extension of time within which to file Tax Returns. Each of the B&G Companies has provided to Paul-Son true, complete and accurate copies of each of the B&G

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  Companies' Tax Returns, Tax audit reports, statements of deficiencies, closing or other agreements for the taxable years ended December 31, 1994 through December 31, 2000.

          (ii)  Each of the B&G Companies has paid all Taxes (as defined in Section 3.7(c)) required to be paid by it or an adequate reserve has been established therefor in accordance with U.S. GAAP or French general accounting policies, as applicable, by each of the B&G Companies subject only to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a B&G Material Adverse Effect.

          (iii)  Each of the B&G Companies has complied in all respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes and has, within the time and the manner prescribed by law, reported, withheld and paid over to the proper governmental authorities all amounts required to be so reported, withheld and paid over under applicable laws subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a B&G Material Adverse Effect.

          (iv)  No federal, state, local or foreign assessments, audits or other administrative proceedings or court proceedings are presently, or have previously been, pending with regard to any Taxes or Tax Returns of the B&G Companies, subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a B&G Material Adverse Effect. Neither of the B&G Companies has received (or reasonably expects to receive) a written notice or announcement of any material audits or proceedings. No requests for waivers of time to assess any Taxes are pending, and none of the B&G Companies has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open taxable year. The statutes of limitations for the income Tax Returns of the B&G Companies have expired for all taxable years ended on or prior to December 31, 1996.

          (v)  Neither the IRS nor any other taxing authority (whether domestic or foreign) has asserted in writing, nor to the best knowledge of B&G is threatening in writing to assert, (a) against the B&G Companies any deficiency or claim for Taxes in excess of the reserves established therefor or (b) that the B&G Companies should have, but did not, file a Tax Return in a particular jurisdiction where the B&G Companies do not regularly file Tax Returns, except as which would not be reasonably likely to have a B&G Material Adverse Effect. For purposes of this Agreement, "the best knowledge of B&G" means the actual knowledge of the directors and executive officers of the B&G Companies.

          (vi)  Each of the B&G Companies has the authority to consent, if necessary, to an election under Section 338 of the Code with respect to this Agreement.

        (b)  Except as set forth in Schedule 3.7(b) of B&G Disclosure Schedule:

          (i)    There are no liens for Taxes upon any property or assets of the B&G Companies, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings as set forth in Schedule 3.7(b) of B&G Disclosure Schedule and as to which adequate reserves have been established in accordance with French general accounting policies or U.S. GAAP, as applicable, except as which would not be reasonably likely to have, individually or in the aggregate, a B&G Material Adverse Effect.

          (ii)  Neither of the B&G Companies is or has been a member of an affiliated group of corporations or other business entities filing a consolidated U.S. federal income tax return (or a group of corporations or other business entities filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after January 1, 1994, other than a group the common parent of which is or was B&G or any Subsidiary of B&G.

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          (iii)  Neither of the B&G Companies has (a) any obligation under any Tax sharing agreement or similar arrangement with any other person with respect to Taxes of any other person or (b) except as which would not be reasonably likely to have, individually or in the aggregate, a B&G Material Adverse Effect, entered into a closing agreement or other similar agreement related to Taxes with any taxing authority for any open or future taxable year.

          (iv)  Neither of the B&G Companies has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or similar foreign law, or agreed to have Section 341(f)(2) of the Code or similar foreign law apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any of the B&G Companies.

          (v)  Neither of the B&G Companies has agreed to, or is required to make, any adjustments under Section 481 of the Code for any open or future taxable year, except as which would not be reasonably likely to have, individually or in the aggregate, a B&G Material Adverse Effect.

          (vi)  To the best knowledge of B&G, B&G has not conducted business in the United States in a manner that has given B&G, or would be reasonably likely to give B&G, a permanent establishment and subject it to United States taxes.

          (vii) To the best knowledge of B&G, there has been no distribution of technology (including the sharing of know how) by Bud Jones with B&G that could be deemed to be either an outbound distribution (taxable under Section 367 of the Code) or on which withholding could be required.

        (c)  As used in this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies, duties, liabilities, impositions or other assessments, including, without limitation, income, gross receipts, profits, alternative or add-on minimum, excise, real (due and payable) or personal property, environmental, recapture, sales, use, ad valorem value-added, withholding, social security, Pension Benefit Guaranty Corporation, estimated retirement, environmental employment, unemployment, disability, occupation, service, registration, license, customs duties, net worth, payroll, franchise, gains, stock, stamp, transfer and recording taxes, premiums, fees and charges, imposed by the Internal Revenue Service ("IRS") or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. As used in this Agreement, "Tax Return" shall mean any report, return, estimates, document, declaration, information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, any amendments of any such tax or information returns and any schedules, exhibits or other documents with respect to or accompanying any such tax or information returns or any payments of estimated Taxes or requests for the extension of time in which to file any such report, return, document, declaration or other information.

SECTION 3.8    REAL PROPERTY

        (a)  Schedule 3.8(a) of the B&G Disclosure Schedule identifies all real property owned by the B&G Companies (the "B&G Owned Property"), all real property for which the B&G Companies have an option to purchase or right of first refusal (the "B&G Option Property"), all real property for which the B&G Companies have equitable interests as contract purchasers under executed purchase and sale agreements (the "B&G Contract Property"), all real property for which the B&G Companies have equitable interests as profit participants in the proceeds from any disposition thereof ("B&G Profit Participation Property") and all real property leased or operated by the B&G Companies (the "B&G Leased Property"). The B&G Owned Property, the B&G Option Property, the B&G Contract

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Property, the B&G Profit Participation Property and the B&G Leased Property are referred to herein collectively as the "B&G Real Property." For purposes of this Agreement, "B&G Permitted Liens" means (a) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business for sums not yet due and payable and such liens as are being contested by either of the B&G Companies in good faith, provided such liens do not individually or in the aggregate have a B&G Material Adverse Effect, (b) liens arising or resulting from any action taken by Paul-Son, (c) liens for current Taxes not yet due and payable, (d) any covenants, conditions, restrictions, reservations, rights, liens, easements, encumbrances, encroachments and other matters affecting title which do not individually or in the aggregate have a B&G Material Adverse Effect, (e) the B&G Lease and Operational Documents (as defined in Section 3.8(c) below) and (f) matters permitted pursuant to Section 5.1 hereof.

        (b)  The B&G Companies have good, valid, legal and marketable fee simple title (or its foreign equivalent) to the B&G Owned Property, and a valid leasehold interest in the B&G Leased Property, sufficient to allow each of the B&G Companies to conduct, and to continue to conduct, its business as and where currently conducted. The interests of the B&G Companies in the B&G Controlled Real Property (as defined in Section 3.8(c) below), and to the best knowledge of B&G, the interests of the B&G Companies in the B&G Real Property which is not B&G Controlled Real Property, are free and clear of any and all liens, encumbrances, restrictions, leases, options to purchase, options to lease, conditions, covenants, assessments, defects, claims or exceptions, except for the exceptions described in Schedule 3.8(b) of the B&G Disclosure Schedule and the B&G Permitted Liens. Prior to the date hereof, the B&G Companies have delivered to Paul-Son true and correct copies of all title reports and policies and surveys currently in B&G's possession for each respective parcel of B&G Real Property, each of which title reports, title policies and surveys is listed for each parcel of B&G Real Property in Schedule 3.8(b) of the B&G Disclosure Schedule. Schedule 3.8(b) of the B&G Disclosure Schedule sets forth the date of each such title report, title policy and survey.

        (c)  Part I of Schedule 3.8(c) of the B&G Disclosure Schedule lists all of the material documents under which the B&G Owned Property and the B&G Leased Property is owned, developed, constructed, leased, operated, managed or licensed (the "B&G Lease and Operational Documents"), true, complete and correct copies of which have been delivered or made available for review to Paul-Son. Part II of Schedule 3.8(c) of the B&G Disclosure Schedule lists all of the material documents relating to the rights and obligations of the B&G Companies with respect to the B&G Option Property, the B&G Contract Property and the B&G Profit Participation Property (the "B&G Equitable Rights Documents"), true, complete and correct copies of which have been delivered or made available for review to Paul-Son. The B&G Lease and Operational Documents and the Equitable Rights Documents are unmodified (except as set forth in Schedule 3.8(c) of the B&G Disclosure Schedule), are in full force and effect, and there are no other material agreements, written or oral, between the B&G Companies and any third party with respect to the B&G Real Property or otherwise relating to the development, construction, ownership, improvement, use and occupancy of the B&G Real Property. Except as disclosed on Part III of Schedule 3.8(c) of the B&G Disclosure Schedule, none of the B&G Companies or (to the best knowledge of B&G) any other party is in material default under the B&G Lease and Operational Documents or the Equitable Rights Documents and, to the best knowledge of B&G, no material defaults (except those subsequently cured) by the B&G Companies or any other party have been alleged thereunder. As used in this Agreement, "B&G Controlled Real Property" shall mean (i) all B&G Owned Property; (ii) all B&G Leased Property; and (iii) all B&G Option Property, B&G Contract Property and B&G Profit Participation Property where the other party or parties to the applicable B&G Equitable Rights Document is an Affiliate (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of B&G.

        (d)  Except as disclosed in Schedule 3.8(d) of the B&G Disclosure Schedule, (i) no portion of the B&G Controlled Property, and to the best knowledge of B&G, no portion of the B&G Real Property

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which is not B&G Controlled Real Property, is in violation of any applicable laws, regulations or restrictions (including zoning laws and regulations), except for such violations which, individually or in the aggregate, would not be reasonably likely to result in a B&G Material Adverse Effect; and (ii) there are no defects in the physical condition of the B&G Controlled Real Property or the improvements located thereon, and to the best knowledge of B&G, there are no defects in the physical condition of the B&G Real Property which is not B&G Controlled Real Property or the improvements located thereon, except for defects which, individually or in the aggregate, would not be reasonably likely to have a B&G Material Adverse Effect.

        (e)  Except as disclosed in Schedule 3.8(e) of the B&G Disclosure Schedule, there is no action, proceeding or litigation pending (or, to the best knowledge of B&G, overtly contemplated or threatened) (i) to take all or any portion of any of the respective parcels of the B&G Controlled Real Property, or any interest therein, by eminent domain; (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, any of the respective parcels of the B&G Controlled Real Property or the use or development thereof in a manner that would materially interfere with the use of such B&G Controlled Real Property by the B&G Companies; (iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of any of the respective parcels of the B&G Controlled Real Property; or (iv) otherwise relating to any of the respective parcels of the B&G Controlled Real Property or the interests of the B&G Companies therein, or which otherwise would materially interfere with the use, ownership, improvement, development and/or operation of any of the respective parcels of the B&G Controlled Real Property; in each case except for such actions, proceedings or litigation which, individually or in the aggregate, would not be reasonably expected to have a B&G Material Adverse Effect. Except as disclosed in Schedule 3.8(e) of the B&G Disclosure Schedule, to the best knowledge of B&G, there is no action, proceeding or litigation pending or overtly contemplated or threatened (w) to take all or any portion of any of the respective parcels of the B&G Real Property which is not B&G Controlled Real Property, or any interest therein, by eminent domain; (x) to modify the zoning of, or other governmental rules or restrictions applicable to, any of the respective parcels of the B&G Real Property which is not B&G Controlled Real Property or the use or development thereof in a manner that would materially interfere with the use of such B&G Controlled Real Property by the B&G Companies; (y) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of any of the respective parcels of the B&G Real Property which is not B&G Controlled Real Property; or (z) otherwise relating to any of the respective parcels of the B&G Real Property which is not B&G Controlled Real Property, or the interests of the B&G Companies therein, or which otherwise would materially interfere with the use, ownership, improvement, development and/or operation of any of the respective parcels of the B&G Real Property which is not B&G Controlled Real Property; in each case except for such actions, proceedings or litigation which, individually or in the aggregate, would not be reasonably expected to have a B&G Material Adverse Effect.

        (f)    Except as disclosed in Schedule 3.8(f) of the B&G Disclosure Schedule, to the best knowledge of B&G, no portion of any of the respective parcels of the B&G Controlled Real Property, and, to the best knowledge of B&G, no portion of any of the respective parcels of the B&G Real Property which is not B&G Controlled Real Property: (i) is situated in a "Special Flood Hazard Area," as set forth on a Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map (or similar map or rule under any local, state or foreign law); (ii) was the former site of any public or private landfill, dump site, retention basin or settling pond; (iii) was the former site of any oil or gas drilling operations; or (iv) was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals.

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        (g)  Except as disclosed in Schedule 3.8(g) of the B&G Disclosure Schedule, each parcel of the B&G Controlled Real Property is assessed separately from all other adjacent property for purposes of real property taxes.

        (h)  Except as disclosed in Part I of Schedule 3.8(h) of the B&G Disclosure Schedule each of the respective parcels constituting B&G Controlled Real Property, and to the best knowledge of B&G, each of the respective parcels constituting B&G Real Property which is not B&G Controlled Real Property, is connected to and serviced by adequate water, sewage disposal, gas and electricity facilities. To the best knowledge of B&G, all material systems (heating, air conditioning, electrical, plumbing and the like) for the basic operation of each of the businesses currently conducted at each of the respective parcels of the B&G Controlled Real Property are operable and in satisfactory working condition (ordinary wear and tear excepted), except as would not be reasonably expected to have a B&G Material Adverse Effect. Each of the respective parcels constituting B&G Controlled Real Property is zoned as described in Part II of Schedule 3.8(h) of the B&G Disclosure Schedule.

        (i)    There are no material commitments to or agreements between any B&G Company and any governmental authority or agency (foreign, federal, state or local) affecting any parcel of the B&G Controlled Real Property which are not listed in Schedule 3.8(i) of the B&G Disclosure Schedule.

        (j)    There are no contracts or other obligations outstanding for the sale, exchange, lease, transfer, hypothecation, financing or other disposition of any of the respective parcels of the B&G Real Property, or any portion of any such parcel, or the businesses operated by the B&G Companies at each of the respective parcels of the B&G Real Property, by the B&G Companies except as disclosed in Schedule 3.8(j) of the B&G Disclosure Schedule and other than contracts and obligations entered into after the date of this Agreement in compliance with Section 5.1.

SECTION 3.9    TITLE TO PERSONAL PROPERTY; LIENS

        (a)  Schedule 3.9 to the B&G Disclosure Schedule sets forth a true, complete and accurate schedule describing, and specifying the location of, all trucks, automobiles, machinery, equipment, furniture, supplies, tools, dies, molds, patterns, drawings, parts, goods, and all other tangible personal property owned by, in the possession of, or used by either of the B&G Companies in connection with their respective businesses (other than the inventory listed in Schedule 3.29 to the B&G Disclosure Schedule) (the "B&G Tangible Personal Property"). The Tangible Personal Property, together with the other assets listed in the schedules to the B&G Disclosure Schedule (the "B&G Assets"), comprise all assets, properties and services required for the continued conduct of the businesses of the B&G Companies as now being conducted. The B&G Assets, taken as a whole, constitute all properties and assets relating to or used or held for use in connection with the businesses of the B&G Companies during the past twelve months (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, B&G Material Contracts (as defined in Section 3.11(a) below) fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business). There are no assets or properties used in the operation of the businesses of the B&G Companies and owned by any Person other than the B&G Companies that will not continue to be leased or licensed to the B&G Companies after the Closing pursuant to valid, current leases or license arrangements.

        (b)  Each of the B&G Companies has sufficiently good and valid title to, or an adequate leasehold interest (under the leases described in Schedule 3.9 of the B&G Disclosure Schedule) in its material tangible personal properties and assets that are necessary to allow each of them to conduct, and continue to conduct, their respective businesses as and where currently conducted. Such tangible personal properties and assets are free of liens except B&G Permitted Liens and liens which would not individually or in the aggregate have a B&G Material Adverse Effect, and the consummation of the transactions contemplated by this Agreement will not alter or impair the rights of the B&G Companies thereunder in any respect which, individually or in the aggregate, would be reasonably likely to have a

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B&G Material Adverse Effect. There are no defects in the physical condition or operability of such tangible personal properties and assets which would impair the use of such assets and properties as such assets and properties are currently used, except for such defects which, individually or in the aggregate, would not be reasonably likely to have a B&G Material Adverse Effect.

SECTION 3.10    INTELLECTUAL PROPERTY; SOFTWARE

        (a)  Schedule 3.10(a) of the B&G Disclosure Schedule lists all (i) patent, copyright, trademark, service mark and trade name registrations and applications owned by the B&G Companies, (ii) material patent, copyright, trademark, service mark and trade name license agreements to which any of the B&G Companies is a party. Except as disclosed in Schedule 3.10(a) of the B&G Disclosure Schedule, the B&G Companies own or possess adequate rights to use all material trademarks, trademark applications, trade names, service marks, logos, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights as are necessary in connection with the businesses of the B&G Companies as currently conducted, including, without limitation, the right to manufacture and sell B&G's microchips imbedded gaming chips and related systems (the "SafeChips"), and, except as set forth in Schedule 3.10(a) of the B&G Disclosure Schedule, to the best knowledge of B&G, there is no infringement of the rights of the B&G Companies therein or any infringement by them of the rights of others therein which, individually or in the aggregate would be reasonably likely to have a B&G Material Adverse Effect. Without limiting the generality of the foregoing, the B&G Companies own a validly registered trademark on the name "Bourgogne et Grasset," "Bud Jones" and "SafeChips by Bourgogne et Grasset," and has the unencumbered right to use their respective corporate names of which they have full title and enjoyment, without paying royalties whatsoever to any third party.

        (b)  Except as disclosed on Schedule 3.10(b) of the B&G Disclosure Schedule, none of the directors, officers, managers or employees of the B&G Companies own, directly or indirectly, in whole or in part, any patent, trademark or other intellectual or industrial property right to which the B&G Companies have a license or which is necessary or desirable for its commercial activities as presently carried on.

        (c)  The B&G owned proprietary software applications and the licensed software customized for the B&G Companies currently used by the B&G Companies in the operation of their businesses are set forth and described on Schedule 3.10(c) to the B&G Disclosure Schedule (the "B&G Software").

        (d)  To the extent that any of the B&G Software has been designed or developed by the B&G Companies' management information or development staff or by consultants on the behalf of the B&G Companies, such B&G Software is original and capable of copyright protection in the United States and in the European Union and the B&G Companies have complete rights to and ownership of such Software, including possession of, or ready access to, the source code for such B&G Software in its most recent version. To the best knowledge of B&G, no part of any such B&G Software is an imitation or copy of, or infringes upon the software of any other person or entity, or violates or infringes upon any common law or statutory rights of any other person or entity, including, without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets, and rights of privacy or publicity. The B&G Companies have not sold, assigned, licensed, distributed or in any other way disposed of any of the B&G Software.

        (e)  Except as set forth on Schedule 3.10(e) to the B&G Disclosure Schedule, the B&G Software, to the extent it is licensed from any third party licensor, or any "off-the-shelf" software used by the B&G Companies, are held by the B&G Companies legitimately and are fully transferable hereunder without any third party consent. To the best knowledge of B&G, all of the B&G Companies' computer hardware has legitimately licensed software installed therein.

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        (f)    To the best knowledge of B&G, the B&G Companies have not altered the B&G Software or supporting software in a manner which may, in turn, damage the integrity of the data stored in electronic optical, or magnetic or other form. Except as set forth on Schedule 3.10(f) to the B&G Disclosure Schedule, to the best knowledge of B&G no bugs or viruses exist with respect to the B&G Software which would materially interfere with the operation thereof.

        (g)  The B&G Companies have furnished to Paul-Son true, complete and accurate copies of all documentation (end user or otherwise) relating to the use, maintenance and operation of the B&G Software.

SECTION 3.11    AGREEMENTS, CONTRACTS AND COMMITMENTS

        (a)  Except as disclosed in Schedule 3.11(a) of the B&G Disclosure Schedule, as of the date of this Agreement, neither of the B&G Companies is a party to any oral or written:

          (i)    agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount exceeding $50,000;

          (ii)  partnership, joint venture or limited liability or management agreement with any person;

          (iii)  agreement, contract, or other instrument relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any material assets of either of the B&G Companies outside the ordinary course of business;

          (iv)  agreement, contract, commitment or restriction which is material to the business, operations or prospects of either of the B&G Companies;

          (v)  purchase contract or commitment of either of the B&G Companies which continues for a period of more than twelve (12) months or is in excess of the normal, ordinary and usual requirements of business or in excess of prevailing market prices;

          (vi)  sales contract or commitment of either of the B&G Companies which continues for a period of more than twelve (12) months or provides for a sales price below prevailing market prices;

          (vii) agreement, contract or commitment with any officer, employee, agent, consultant, advisor, sales person, sales representative, distributor or dealer which is not cancelable by either of the B&G Companies on notice of not longer than sixty (60) days and without liability, penalty or premium, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

          (viii)    employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations;

          (ix)  other contract, agreement or commitment to be performed after the date hereof which would be a material contract as defined in Item 601(b)(10) of Regulation S-K of the SEC;

          (x)  agreement, contract, or other instrument relating to any "strategic alliances" (i.e., cross-marketing, affinity relationships, etc.);

          (xi)  contract, agreement or commitment which materially restricts (geographically or otherwise) the conduct of any line of business by either of the B&G Companies;

          (xii) contract, agreement or commitment between B&G and Bud Jones or either of their Affiliates; or

          (xiii)    contract, agreement or other instrument having as a party any partnership, joint venture or limited liability company in which either of the B&G Companies is a partner, joint

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  venture party or member which would otherwise satisfy the criteria in clauses (i) or (iii) through (xii) if either of the B&G Companies were a party to such contract, agreement or other instrument (items (i) through (xiii) are collectively referred to as the "B&G Material Contracts").

        As used in this Agreement, "Indebtedness" shall mean any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and (D) guarantees of any of the foregoing incurred by any other person other than the B&G Companies or Paul-Son, as the case may be.

        (b)  Except as disclosed in Schedule 3.11(b) of the B&G Disclosure Schedule, as of the date of this Agreement, (i) each of the B&G Material Contracts is valid and binding upon the B&G Companies (and, to the best knowledge of B&G, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by either of the B&G Companies under any of the B&G Material Contracts, whether or not such breach, violation or default has been waived, and (iii) to the best knowledge of B&G, no event has occurred with respect to either of the B&G Companies which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the B&G Material Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or (iii), would be reasonably likely to have a B&G Material Adverse Effect.

SECTION 3.12    LITIGATION

        Except as disclosed in Schedule 3.12 of the B&G Disclosure Schedule, (a) there is no action, suit or proceeding, claim, arbitration or investigation against either of the B&G Companies pending, or as to which either of the B&G Companies has received any written notice of assertion or, to the best knowledge of B&G, threatened against or affecting, either of the B&G Companies or any property or asset of the B&G Companies, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to (i) have a B&G Material Adverse Effect or (ii) prevent the consummation of the transactions contemplated by this Agreement; and (b) there is no judgment, order, injunction or decree of any Governmental Entity outstanding against either of the B&G Companies that could reasonably be expected to have any effect referred to in clauses (i) or (ii) above.

SECTION 3.13    ENVIRONMENTAL MATTERS

        Except as disclosed in Schedule 3.13 of the B&G Disclosure Schedule or as would not be reasonably likely to have a B&G Material Adverse Effect, (a) the B&G Companies are in material compliance with all Environmental Laws, (b) there are no Environmental Claims pending or, to the best knowledge of B&G, threatened against either of the B&G Companies, (c) there are no Environmental Conditions relating to either of the B&G Companies or any portion of the B&G Real Property, (d) no asbestos containing materials, polychlorinated biphenyls (i.e., PCBs) or underground storage tanks are present at any of the B&G Real Property, (e) neither of the B&G Companies has received any notices from any governmental agency (whether foreign or domestic) or other third party alleging liability under or violation of any Environmental Law, or alleging responsibility for the removal, investigation, or remediation of any Environmental Condition and (f) neither of the B&G Companies is subject to any enforcement or investigatory action by any governmental agency of which it has received notice, and is not conducting any removal, investigation or remediation, regarding an Environmental Condition (as hereafter defined) with respect to any B&G Real Property.

        For purposes of this Agreement, the following definitions shall apply:

        The term "Hazardous Materials" shall mean all wastes, substances or materials defined as hazardous, toxic or a pollutant or contaminant under any Environmental Laws.

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        "Environmental Laws" means all applicable foreign, federal, state and local statutes or laws, common law, judgments, orders, regulations, licenses, permits, rules and ordinances relating to pollution or protection of human health, safety or the environment, including, but not limited to the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. §2601 et seq.), Clean Air Act (42 U.S.C. §7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.) Nevada Hazardous Materials laws (NRS Chapter 459), Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS §§ 444.440 through 444.650, inclusive), Nevada Water Controls/Pollution law (NRS Chapter 445B), Nevada Control of Asbestos law (NRS §§ 618.750 to 618.850, inclusive), Nevada Appropriation of Public Waters law (NRS §§ 533.324 to 533.4385, inclusive), Nevada Artificial Water Body Development Permit law (NRS § 502.390), Nevada Protection of Endangered Species, Endangered Wildlife Permit and Endangered Flora Permit laws (NRS §§ 503.585 and NRS 527.270, respectively), the French Code of the Environment, the Ley General del Equilibrio Ecologico y la Proteccion al Ambiente in Mexico (LGEEPA) and other similar foreign, state and local statutes, in effect as of the date hereof.

        "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence or release of any Hazardous Materials at any location, whether or not owned or operated by the B&G Companies or Paul-Son or any Paul-Son Subsidiary, as the case may be, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Condition" means the release into the environment of any Hazardous Material as a result of which either of the B&G Companies or Paul-Son or any Paul-Son Subsidiary, as the case may be, (i) has or may become liable to any person, (ii) is or was in violation of any Environmental Law, (iii) has or may be required to incur response costs for investigation or remediation, or (iv) by reason of which any of the B&G Real Property or other assets of B&G (or any of the Paul-Son Real Property or other assets of Paul-Son or any Paul-Son Subsidiary, as the case may be), may be subject to any lien under Environmental Laws.

SECTION 3.14    EMPLOYEE BENEFIT PLANS

        (a)  Definitions. The following terms, when used in this Agreement shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

          (i)    "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy (including but not limited to any letter or memorandum relating to employment) and each plan, program or agreement providing for workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life insurance, health, accident benefits including, without limitation, (A) any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits, (B) any French employment convention applicable to employees of the B&G Companies, and (C) Ley Federal del Trabajo (Federal Labor Law) and Ley del Seguro Social (Social Security Law) applicable to employees of Paul-Son in Mexico, and (D) any deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation which (1) is not a Welfare Plan, Pension Plan, or Multiemployer Plan under which B&G (or Paul-Son, as the case may be) or any ERISA Affiliate may incur any liability, and (2) covers any employee or former employee of B&G or any ERISA Affiliate (with respect to their relationship with such entities).

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          (ii)  "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

          (iii)  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (iv)  "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, B&G (or Paul-Son, as the case may be) as defined in Section 414(b), (c), (m) or (o) of the Code or any partnership of which either of the B&G Companies (or Paul-Son, as the case may be) is a general partner.

          (v)  "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, under which B&G (or Paul-Son, as the case may be) or any ERISA Affiliate may incur any liability.

          (vi)  "Pension Plan" shall mean any "employee pension benefit plan," as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, under which B&G (or Paul-Son, as the case may be) or any ERISA Affiliate may incur any liability.

          (vii) "Welfare Plan" shall mean any "employee welfare benefit plan", as defined in Section 3(1) of ERISA, under which B&G (or Paul-Son, as the case may be) or any ERISA Affiliate may incur any liability.

        (b)  Disclosure; Delivery of Copies of Relevant Documents and Other Information. Schedule 3.14(b) of the B&G Disclosure Schedule contains a complete list of the Employee Plans of the B&G Companies. Copies of (i) each such Employee Plan other than any Multiemployer Plan, and, if applicable, related trust agreement, and any amendment thereto, (ii) the most recent determination letter issued by the IRS with respect to each such Employee Plan which is intended to qualify under Section 401(a) of the Code and (iii) the most recent Annual Report on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and Welfare Plan have been delivered by the B&G Companies to Paul-Son and are true and complete copies of such documents.

        (c)  Representations. Except as set forth in Schedule 3.14(c) of the B&G Disclosure Schedule:

          (i)    Employee Plans

            (A)  No Pension Plan is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code. Each Pension Plan (with its related trust) that is intended to qualify under the provisions of Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service stating that the Pension Plan is so qualified and the related trust is exempt from federal income tax under Section 501(a) of the Code and, to the best knowledge of B&G, nothing has occurred since the date of the last such determination letter which has resulted in, or is likely to result in, the revocation of such determination letter.

            (B)  To the best knowledge of B&G, each Employee Plan has been maintained in compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all applicable laws, including without limitation ERISA, the Code, and the French Labor Code (Code du Travail) to the extent applicable.

          (ii)  Multiemployer Plans

            (A)  Neither B&G nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of B&G or any ERISA Affiliate which has not

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    been fully satisfied. Neither B&G nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

            (B)  No Employee Plan is a Multiemployer Plan.

          (iii)  Welfare Plans. None of B&G, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of B&G or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, except to the extent required by the Code or ERISA.

          (iv)  Litigation. There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or, to the best knowledge of B&G, investigation relating to or seeking benefits under any Employee Plan that is pending against B&G, any ERISA Affiliate or any Employee Plan other than routine claims for benefits.

          (v)  Miscellaneous Matters. As of the date hereof (a) all material payments required to be made on or before the date hereof by or under any Employee Plan, any related trust, or any collective bargaining agreement have been made or are being processed in accordance with normal operating procedures, and except as set forth in B&G's financial statements, all material amounts required to be reflected thereon have been properly accrued to date as liabilities under or with respect to each Employee Plan, (b) to the best knowledge of B&G, the B&G Companies have performed all material obligations required to be performed by them on or before the date hereof under any Employee Plan and (c) the B&G Companies have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

SECTION 3.15    COMPLIANCE

        (a)  Except as disclosed in Schedule 3.15(a) of the B&G Disclosure Schedule, each of the B&G Companies, and each of their respective directors (but with respect to non-employee directors, only to the best knowledge of B&G), persons performing functions similar to directors, officers, persons performing management functions similar to officers and, to the best knowledge of B&G, partners hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including, without limitation, all authorizations under Environmental Laws and B&G Gaming Laws) necessary to conduct the business and operations of each of the B&G Companies, each of which is in full force and effect in all material respects, except for such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals the failure of which to hold would not, individually or in the aggregate, be reasonably likely to have a B&G Material Adverse Effect (the "B&G Permits") and, to the best knowledge of B&G, no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any B&G Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably likely to have a B&G Material Adverse Effect. Each of the B&G Companies, and each of their respective directors (but with respect to non-employee directors, only to the best knowledge of B&G), officers, persons performing management functions similar to officers and, to the best knowledge of B&G, partners, are in compliance with the terms of the B&G Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, be reasonably likely to have a B&G Material Adverse Effect. Except as disclosed in Schedule 3.15(a) of the B&G Disclosure Schedule or as would not be reasonably likely to have a B&G Material Adverse Effect, to the best knowledge of B&G, the businesses of the B&G Companies are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity (including, without limitation, any B&G Gaming Laws (as defined in Section 3.15(b)). To the best knowledge of

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B&G, no investigation or review by any Governmental Entity with respect to either of the B&G Companies is pending, or threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably likely to have a B&G Material Adverse Effect. Nothing in this Section 3.15 shall be construed as a representation or warranty that B&G has obtained any Governmental Approval referred to in Section 5.8.

        (b)  The term "B&G Gaming Laws" means any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming equipment and supplies manufacturing, distributing and selling activities and operations of either of the B&G Companies, including, without limitation, the Illinois Riverboat Gambling Act, the Indiana Riverboat Gambling Act, the Louisiana Riverboat Economic Development and Gaming Control Law, the Michigan Gaming Control and Revenue Act, the Mississippi Gaming Control Act, the Nevada Gaming Control Act, the New Jersey Casino Control Act, and the Washington State Gambling Act, and the rules and regulations promulgated thereunder.

        (c)  Except as disclosed in Schedule 3.15(c) of the B&G Disclosure Schedule, none of the B&G Entities, nor any director (but with respect to non-employee directors, only to the best knowledge of B&G), officer, key employee or, to the best knowledge of B&G, partners of the B&G Companies has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to, any violation or possible violation of any B&G Gaming Laws which did or would be reasonably likely to result in fines or penalties of $10,000 or more. To the best knowledge of B&G, there are no facts, which if known to the regulators under the B&G Gaming Laws could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or of any officer, director, other person performing management functions similar to an officer or partner, under any B&G Gaming Laws. Neither of the B&G Companies has suffered a suspension or revocation of any material license, finding of suitability, registration, permit or approval held under the B&G Gaming Laws.

SECTION 3.16    LABOR MATTERS

        Except as disclosed in Schedule 3.16 of the B&G Disclosure Schedule or as would not be reasonably likely to have a B&G Material Adverse Effect, (i) there are no controversies pending or, to the best knowledge of B&G, threatened between either of the B&G Companies and any of their respective employees; (ii) to the best knowledge of B&G, there are no activities or proceedings of any labor union to organize any non-unionized employees; (iii) to the best knowledge of B&G, neither of the B&G Companies has breached or otherwise failed to comply with any provision of any collective bargaining agreement or contract and there are no grievances outstanding against either of the B&G Companies under any such agreement or contract; (iv) there are no unfair labor practice charges and complaints pending against either of the B&G Companies before the National Labor Relations Board, any French Conseil de Prud'hommes, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of either of the B&G Companies; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of B&G, threat thereof, by or with respect to any employees of either of the B&G Companies. The B&G Companies are not parties to any collective bargaining agreements, except for collective bargaining agreements disclosed in Schedule 3.16 of the B&G Disclosure Schedule.

SECTION 3.17    INSURANCE

        The B&G Companies have provided to Paul-Son true, accurate and complete copies of all material fire and casualty, general liability, business interruption, directors and officers liability, employment

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practices, product liability, and sprinkler and water damage insurance policies maintained by each of the B&G Companies. All such insurance policies are with reputable insurance carriers and provide coverage as is reasonably prudent to cover normal risks incident to the business of the B&G Companies and their respective properties and assets.

SECTION 3.18    NO EXISTING DISCUSSIONS

        As of the date hereof, neither of the B&G Companies is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.4(a)).

SECTION 3.19    BROKERS

        None of the B&G Companies or any of their respective officers, directors or employees has employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

SECTION 3.20    TRANSACTIONS WITH AFFILIATES

        Other than the transactions contemplated by this Agreement and except to the extent disclosed in Schedule 3.20 of the B&G Disclosure Schedule, from January 1, 1996 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between the B&G Companies, on the one hand, and B&G's Affiliates or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (as hereinafter defined).

SECTION 3.21    INVESTMENT PURPOSE

        B&G has been advised by each of the B&G Stockholders that such B&G Stockholder is acquiring the Paul-Son Shares for its own account for investment only and not with a present view toward the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and any applicable state securities laws and/or that are registered under the Securities Act and any applicable state securities laws, including sales pursuant to the Option Agreement dated July 19, 2000 among B&G, Francois Carrette, Gerard Charlier and Kathleen Steele.

SECTION 3.22    RELIANCE ON EXEMPTIONS

        B&G understands and has advised each of the B&G Stockholders that the Paul-Son Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Paul-Son is relying upon the truth and accuracy of, each of the B&G Stockholder's compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of each of the B&G Stockholders to acquire the Paul-Son Shares.

SECTION 3.23    INFORMATION

        Each of the B&G Stockholders and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Paul-Son and materials relating to the offer and sale of the Paul-Son Shares which have been requested by the B&G Stockholders or their advisors. Each of the B&G Stockholders and its advisors, if any, have been afforded the opportunity to ask questions of Paul-Son and have received what the B&G Stockholders believe to be satisfactory answers to any such inquiries. B&G understands and has advised each of the B&G Stockholders that its investment in the Paul-Son Shares involves a significant degree of risk. Nothing in this Section 3.23 limits or modifies the right of B&G to rely on the representations and warranties of Paul-Son in Article IV.

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SECTION 3.24    NO GOVERNMENTAL ENDORSEMENT

        B&G understands and has advised each of the B&G Stockholders that no U.S. federal or state agency or any other government or governmental agency (foreign or domestic) has passed upon or made any recommendation or endorsement of the Paul-Son Shares.

SECTION 3.25    RESTRICTIONS ON TRANSFER OR RESALE

        B&G understands and has advised each of the B&G Stockholders that (i) the Paul-Son Shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) each of the B&G Stockholders shall have delivered to Paul-Son or its transfer agent an opinion or other similar letter of counsel (which opinion or letter shall be reasonably acceptable to Paul-Son) to the effect that the Paul-Son Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration under the Securities Act and any state securities laws, or sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule); (ii) any sale of such Paul-Son Shares made in reliance on Rule 144 may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any resale of such Paul-Son Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither Paul-Son nor any other Person is under any obligation to register the Paul-Son Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as provided in the Registration Rights Agreement of even date herewith among Paul-Son and the B&G Stockholders.

SECTION 3.26    LEGENDS

        B&G understands and has advised each of the B&G Stockholders that the certificate representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Paul-Son Shares):

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

SECTION 3.27    NO GENERAL SOLICITATION

        To the best knowledge of B&G, the Paul-Son Shares were not offered to the B&G Stockholders through any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

SECTION 3.28    GAMING REGULATIONS

        B&G understands and has advised each of the B&G Stockholders that Paul-Son and its Subsidiaries are subject to the Paul-Son Gaming Laws (as defined in Section 4.15(b)), and that the Paul-Son Gaming Laws subject stockholders of a registered publicly traded corporation ("PTC") or of

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a licensed manufacturer and distributor (such as Paul-Son and its Subsidiaries) to being called forward by gaming authorities, in their discretion, for licensing or a finding of suitability as a stockholder of a PTC. B&G understands and has advised each of the B&G Stockholders that the Paul-Son Gaming Laws may require advance notification or pre-approval of an acquisition by any person of an equity interest in a gaming licensee or with respect to the transactions contemplated by this Agreement.

SECTION 3.29    INVENTORIES; RECEIVABLES; PAYABLES

        (a)  Schedule 3.29 of the B&G Disclosure Schedule contains the most current inventory listings maintained by the B&G Companies. Except as set forth in Schedule 3.29 of the B&G Disclosure Schedule, the inventory of the B&G Companies consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods. Subject to the last sentence of this paragraph (a), the inventories of the B&G Companies are in good and marketable condition, and are saleable in the ordinary course of business. All inventories owned by the B&G Companies have been purchased in the ordinary course of business and consistent with anticipated requirements of the business of the B&G Companies. Adequate reserves have been reflected in the B&G Balance Sheet for obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with U.S. GAAP consistently applied.

        (b)  All accounts receivable of the B&G Companies have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of the B&G Companies reflected on the B&G Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with U.S. GAAP consistently. All accounts receivable arising after the date of the B&G Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with U.S. GAAP consistently applied.

        (c)  All accounts payable of the B&G Companies reflected in the B&G Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

SECTION 3.30    CUSTOMERS AND SUPPLIERS

        Schedule 3.30 of the B&G Disclosure Schedule sets forth a true and complete list of the largest customers and the largest suppliers of each of the B&G Companies, as measured by the dollar amount of purchases therefrom or thereby representing at least 5% of the B&G Companies' consolidated revenues, during the fiscal year ended December 31, 2000 and the six (6) months ended June 30, 2001 showing the approximate total purchases by the B&G Companies from each such supplier and the approximate total revenues by the B&G Companies from each such customer, during such period. Since the date of the B&G Balance Sheet, there has not been any B&G Material Adverse Change in the business relationship of the B&G Companies with any customer or supplier listed on Schedule 3.30 of the B&G Disclosure Schedule.

SECTION 3.31    PRODUCT WARRANTY

        Section 3.31 of the B&G Disclosure Schedule contains a true and complete description of the product liability and product warranty experience of the B&G Companies for the last three fiscal years. All products sold by the B&G Companies conform in all material respects to the laws and regulations applicable to them and to specifications contractually imposed by clients. Except as set forth on Schedule 3.31 of the B&G Disclosure Schedule, no product manufactured and sold by the B&G Companies contains any defect, deviation or non-conformity which may have a B&G Material Adverse Effect.

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SECTION 3.32    ACCURACY OF INFORMATION FURNISHED

        No representation or warranty of B&G contained in this Agreement (including, without limitation, in the B&G Disclosure Schedule) or in any agreement executed in connection herewith or in any certificate delivered by the B&G Companies pursuant hereto or thereto contains any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PAUL-SON

        Paul-Son makes the representations and warranties to B&G contained in this Article IV and in the disclosure schedule delivered by Paul-Son to B&G on or before the date of this Agreement (the "Paul-Son Disclosure Schedule"). The Paul-Son Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonable from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

SECTION 4.1    ORGANIZATION OF PAUL-SON AND ITS SUBSIDIARIES

        Each of Paul-Son and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth in Schedule 4.1 of the Paul-Son Disclosure Schedule, and has the requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted. Each of Paul-Son and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction specified opposite its name in Schedule 4.1 of the Paul-Son Disclosure Schedule, which are the only jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, would not be reasonably likely to have a material adverse effect on the business or properties, financial condition or results of operations of Paul-Son and its Subsidiaries, taken as a whole (a "Paul-Son Material Adverse Effect"), provided, however, that the effect of economic changes that are applicable to the gaming industry generally, or the gaming industry in markets in which Paul-Son or its Subsidiaries conduct business, shall be excluded from the definition of "Paul-Son Material Adverse Effect" and from any determination as to whether a Paul-Son Material Adverse Effect has occurred or may occur with respect to Paul-Son. Paul-Son has delivered to B&G a true and correct copy of the articles of incorporation and bylaws of Paul-Son, in each case as amended to the date of this Agreement. Except as set forth in Paul-Son SEC Reports (as defined in Section 4.4(a)) filed prior to the date hereof or in Schedule 4.1 of the Paul-Son Disclosure Schedule, neither Paul-Son nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in Paul-Son or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for such equity or similar interests in, any corporation, partnership, joint venture or other business association or entity.

SECTION 4.2    CAPITALIZATION

        (a)  The authorized capital stock of Paul-Son consists of 30,000,000 shares of Paul-Son Common Stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, par value $0.01 per share ("Paul-Son Preferred Stock"). As of the date hereof, (i) 3,456,654 shares of Paul-Son Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) 27,293 shares of Paul-Son Common Stock are held in the treasury of Paul-Son or by Subsidiaries of Paul-Son, and (iii) no shares of Paul-Son Preferred Stock are issued and outstanding. Schedule 4.2(a) of the Paul-Son Disclosure Schedule sets forth the number of shares of Paul-Son Common Stock reserved for future issuance upon exercise of options to acquire shares of Paul-Son

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Common Stock (the "Paul-Son Stock Options") granted and outstanding as of the date hereof under Paul-Son's stock option plans ("Paul-Son's Stock Option Plans"). Schedule 4.2(a) of the Paul-Son Disclosure Schedule also sets forth, for each Paul-Son Stock Option Plan, the dates on which Paul-Son Stock Options under such plan were granted, the number of Paul-Son Stock Options granted on each such date and the exercise price thereof. As of the date of this Agreement, Paul-Son has not granted any stock appreciation rights or any other contractual rights (other than employment, bonus or other compensation arrangements which are set forth on Schedule 4.2(a) of the Paul-Son Disclosure Schedule) the value of which is derived from the financial performance of Paul-Son or the value of shares of Paul-Son Common Stock.

        (b)  The authorized capital stock of Paul-Son Gaming Supplies, Inc., a Nevada corporation and a Subsidiary of Paul-Son, consists of 2,500 shares of common stock, no par value per share. As of the date hereof, (i) 500 shares of common stock of Paul-Son Gaming Supplies, Inc. were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and (ii) no shares of common stock of Paul-Son Gaming Supplies, Inc. are held in the treasury of Paul-Son Gaming Supplies, Inc. or of Paul-Son.

        (c)  The authorized capital stock of Authentic Products, Inc., a Nevada corporation and a Subsidiary of Paul-Son, consists of 10,000 shares of common stock, par value $0.01 per share. As of the date hereof, (i) 100 shares of common stock of Authentic Products, Inc. were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and (ii) no shares of common stock of Authentic Products, Inc. are held in the treasury of Authentic Products, Inc. or of Paul-Son.

        (d)  The authorized capital stock of Paul-Son Mexicana, S.A. de C.V., a Mexican sociedad anonima de capital variable and a Subsidiary of Paul-Son, consists of 6,800,000 shares, of which 50,000 consist of fixed capital of the company and 6,750,000 consist of variable capital, each with a par value of $1.00 Mexican peso per share, which jointly represent 100% of the issued and outstanding equity securities of, and 100% of the voting power in, Paul-Son Mexicana, S.A. de C.V. As of the date hereof, 6,800,000 shares of Paul-Son Mexicana, S.A. de C.V. were issued and outstanding.

        (e)  The authorized capital stock of Industrias Paul-Son de Mexico, S.A. de C.V., a Mexican sociedad anonima de capital variable and a Subsidiary of Paul-Son, consists of 50,000 shares of fixed capital stock with a par value of $1.00 Mexican pesos per share, which represent 100% of the issued and outstanding equity securities of, and 100% of the voting power in, Industrias Paul-Son de Mexico, S.A. de C.V. As of the date hereof, 50,000 shares of Industrias Paul-Son de Mexico, S.A. de C.V., were issued and outstanding.

        (f)    As of the date of this Agreement, there are no outstanding (i) securities convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of any Subsidiary of Paul-Son; (ii) options, warrants, calls or other rights to purchase or subscribe to the capital stock of any Subsidiary of Paul-Son or securities convertible into, exchangeable for or evidencing the right to purchase, any shares of such capital stock; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any shares of capital stock of any Subsidiary of Paul-Son, any such convertible or exchangeable securities or any such other securities evidencing the right to purchase any such options, warrants or rights.

        (g)  Except as disclosed in Schedule 4.2(g) of the Paul-Son Disclosure Schedule, there are no obligations, contingent or otherwise, of Paul-Son or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Paul-Son Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business.

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        (h)  All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interest of each of Paul-Son's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Schedule 4.2 of the Paul-Son Disclosure Schedule, all such shares and ownership interests are owned directly by Paul-Son or another Subsidiary of Paul-Son free and clear of all security interests, liens, claims, pledges, agreements, limitations on Paul-Son's voting rights, charges or other encumbrances or restrictions on transfer of any nature.

        (i)    There is no Voting Debt of Paul-Son or any of its Subsidiaries issued and outstanding. Except as set forth in Section 4.2(i) of the Paul-Son Disclosure Schedule or as reserved for future grants of options under the Paul-Son Stock Option Plans as of the date hereof, (i) there are no shares of capital stock of any class of Paul-Son, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Paul-Son or any of its Subsidiaries is a party or by which it is bound obligating Paul-Son or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of Paul-Son or any of its Subsidiaries or obligating Paul-Son or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Paul-Son to which Paul-Son or any of its Subsidiaries is a party. All of the Paul-Son Shares are duly authorized and, upon issuance on the terms and conditions specified in this Agreement, shall be validly issued, fully paid and nonassessable. All shares of Paul-Son Common Stock issuable upon exercise of the Warrants will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

SECTION 4.3    AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS

        (a)  Paul-Son has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Other Transactional Documents to which it is a party. The execution and delivery of this Agreement and the Other Transactional Documents, and the consummation of the transactions by Paul-Son, contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Paul-Son, other than by the stockholders of Paul-Son. This Agreement and the Other Transactional Documents to which it is a party have been duly executed and delivered by Paul-Son and assuming the due authorization, execution and delivery by B&G, constitute the valid and binding obligation of Paul-Son, enforceable against Paul-Son in accordance with their respective terms.

        (b)  Other than or as disclosed in Schedule 4.3(b) of the Paul-Son Disclosure Schedule, the execution and delivery of this Agreement and the Other Transactional Documents by Paul-Son does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the articles of incorporation or bylaws of Paul-Son or the comparable charter or organizational documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Paul-Son or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Paul-Son or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, breaches, cancellations, accelerations or requirements for consent or waiver not obtained which (x) are not, individually or in the aggregate, reasonably likely to have a

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Paul-Son Material Adverse Effect or (y) would not impair or unreasonably delay the consummation of the Combination.

        (c)  No consent, approval, order or authorization of, or registration, declaration, notice, report or filing with, any Governmental Entity is required by or with respect to Paul-Son or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) any filings by Paul-Son pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act and applicable inclusion requirements of Nasdaq SmallCap Market, (ii) any filings by Paul-Son required under the securities or blue sky laws of various states, (iii) any filings, approvals, preapprovals and qualifications required by Paul-Son under the applicable B&G Gaming Laws or under the Paul-Son Gaming Laws, (iv) any notification (after the Closing) to the French Ministry of Economy and Finance regarding the Combination required under French law, (v) any notice (after the Closing) to the National Foreign Investment Registry of Mexico and to the Tax Ministry of Mexico regarding the participation of B&G in the capital stock of a Mexican entity, (vi) any immaterial filings and consents as may be required under any business, environmental, health or safety laws or regulations pertaining to any notification, disclosure or required approval triggered by the Combination or the transactions contemplated by this Agreement, and (vii) the approval of the stockholders of Paul-Son.

SECTION 4.4    PUBLIC FILINGS; FINANCIAL STATEMENTS

        (a)  Paul-Son has filed and made available to B&G all forms, reports and documents required to be filed by Paul-Son with the SEC since January 1, 1996 (collectively, the "Paul-Son SEC Reports"). None of Paul-Son's Subsidiaries is required to file forms, reports and documents with the SEC. The Paul-Son SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Paul-Son SEC Reports or necessary in order to make the statements in such Paul-Son SEC Reports, in the light of the circumstances under which they were made, not misleading.

        (b)  Each of the consolidated financial statements (including, in each case, any related notes) of Paul-Son contained in the Paul-Son SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as indicated in the Paul-Son SEC Reports) and fairly presented the consolidated financial position of Paul-Son and its consolidated Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since May 31, 2001, were not or are not expected to be material in amount. The audited balance sheet of Paul-Son as of May 31, 2001 is referred to herein as the "Paul-Son Balance Sheet."

SECTION 4.5    NO UNDISCLOSED LIABILITIES

        Except as disclosed in Schedule 4.5 of the Paul-Son Disclosure Schedule, and except for liabilities and obligations incurred since the date of the Paul-Son Balance Sheet in the ordinary course of business consistent with past practices, Paul-Son and its Subsidiaries do not have any indebtedness, obligations or liabilities of any kind, whether accrued, contingent or otherwise (of the type required to be reflected in financial statements in accordance with U.S. GAAP), and whether due or to become due, which would be reasonably likely to have a Paul-Son Material Adverse Effect.

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SECTION 4.6    ABSENCE OF CERTAIN CHANGES OR EVENTS

        Except as disclosed in Schedule 4.6 of the Paul-Son Disclosure Schedule, since the date of the Paul-Son Balance Sheet, Paul-Son and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a Paul-Son Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Paul-Son or any of its Subsidiaries which is reasonably likely to have a Paul-Son Material Adverse Effect; (iii) any material change by Paul-Son or any of its Subsidiaries in Paul-Son's or such Subsidiary's accounting methods, principles or practices of which B&G has not previously been informed; (iv) any revaluation by Paul-Son or any of its Subsidiaries of any of Paul-Son's or such Subsidiary's assets which is reasonably likely to have a Paul-Son Material Adverse Effect; (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Paul-Son or of any of its Subsidiaries, other than dividends paid by wholly-owned Subsidiaries or any redemption, purchase or other acquisition by Paul-Son or any of its Subsidiaries of any securities of Paul-Son or any of its Subsidiaries; (vi) any split, combination or reclassification of any of Paul-Son's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of Paul-Son's capital stock; (vii) any increase in or establishment of, or any liability (caused by a prior or existing violation of laws or regulations) under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of Paul-Son or any Subsidiary other than increases which would not be material, individually or in the aggregate, with respect to such officers or employees receiving such benefit or compensation (based on a comparison to benefits and compensation received in the year ended May 31, 2001); (viii) any entry into, renewal, modification or extension of, any material contract, arrangement or agreement with any other party except for contracts, arrangements or agreements in the ordinary course of business or as contemplated by this Agreement; or (ix) any settlement of pending or threatened litigation involving Paul-Son or any of its Subsidiaries (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a Paul-Son Material Adverse Effect.

SECTION 4.7    TAXES

        (a)  Except as set forth in Schedule 4.7(a) of the Paul-Son Disclosure Schedule:

          (i)    Each of Paul-Son and its Subsidiaries (and any affiliated group (within the meaning of Section 1504 of the Code)) of which Paul-Son or any of its Subsidiaries is now or ever has been a member) has timely filed with the appropriate taxing authorities all federal and other material Tax Returns required to be filed by it. All such Tax Returns were (and, to the extent they will be filed prior to the Closing Date, will be) true, complete and accurate in all material respects. None of Paul-Son, its Subsidiaries, nor any affiliated group (within the meaning of Section 1504 of the Code) of which Paul-Son or any of its Subsidiaries is now or was a member, has pending any request for an extension of time within which to file income Tax Returns. Paul-Son has provided to B&G true, complete and accurate (in all material respects) copies of Paul-Son's federal income Tax Returns for the taxable years ended May 31, 1995 through May 31, 2000.

          (ii)  Each of Paul-Son and its Subsidiaries has paid all Taxes required to be paid by it, or an adequate reserve has been or will be established therefore in accordance with U.S. GAAP, by each of Paul-Son and its Subsidiaries subject only to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Paul-Son Material Adverse Effect.

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          (iii)  Paul-Son and each of its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to transfer pricing and the reporting, payment and withholding of Taxes and have, within the time and the manner prescribed by law, reported, withheld and paid over to the proper governmental authorities all amounts required to be so reported, withheld and paid over under applicable laws subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Paul-Son Material Adverse Effect.

          (iv)  No federal, state, local or foreign assessments, audits or other administrative proceedings or court proceedings are presently, or have previously been, pending with regard to any Taxes or Tax Returns of Paul-Son or any of its Subsidiaries, subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Paul-Son Material Adverse Effect. Neither Paul-Son nor any of its Subsidiaries has received (or reasonably expects to receive) a written notice or announcement of any material audits or proceedings. No requests for waivers of time to assess any Taxes are pending, none of Paul-Son or any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open taxable year. Except for fraud which has an indefinite statute of limitations, and substantial underestimates which have a seven-year statute of limitations, the statutes of limitations for the federal income Tax Returns of Paul-Son and each of its Subsidiaries (other than Paul-Son Mexicana and Industrias Paul-Son Mexico) have expired for all taxable years ended on or prior to May 31, 1997. The statutes of limitations for the federal income Tax Returns of Paul-Son Mexicana and Industrias Paul-Son Mexico have expired for all taxable years ended on or prior to December 31, 1994.

          (v)  Neither the IRS nor any other taxing authority (whether domestic or foreign, including the Secretaria de Hacienda y Credito Publico in Mexico-SHCP) has asserted in writing, nor to the best knowledge of Paul-Son is threatening in writing to assert, (a) against Paul-Son or any of its Subsidiaries any deficiency or claim for Taxes in excess of the reserves established therefore or (b) that Paul-Son or any of its Subsidiaries should have, but did not, file a Tax Return in a particular jurisdiction where Paul-Son or any such Subsidiary do not regularly file Tax Returns, except as which would not be reasonably likely to have a Paul-Son Material Adverse Effect.

        (b)  Except as set forth in Schedule 4.7(b) of Paul-Son Disclosure Schedule:

          (i)    There are no liens for Taxes upon any property or assets of Paul-Son or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings as set forth in Schedule 4.7(b) of Paul-Son Disclosure Schedule and as to which adequate reserves have been established in accordance with U.S. GAAP except as which would not be reasonably likely to have, individually or in the aggregate, a Paul-Son Material Adverse Effect.

          (ii)  Neither Paul-Son nor any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after June 1, 1997, other than a group the common parent of which is or was Paul-Son or any Subsidiary of Paul-Son.

          (iii)  Neither Paul-Son nor any of its Subsidiaries has (a) any obligation under any Tax sharing agreement or similar arrangement with any other person with respect to Taxes of any other person or (b) except as which would not be reasonably likely to have, individually or in the aggregate, a Paul-Son Material Adverse Effect, entered into a closing agreement or other similar agreement related to Taxes with any taxing authority for any open or future taxable year.

          (iv)  Neither Paul-Son nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code,

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  or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Paul-Son or any of its Subsidiaries.

          (v)  Neither Paul-Son nor any of its Subsidiaries has agreed to, or is required to make, any adjustments under Section 481 of the Code for any open or future taxable year, except as which would not be reasonably likely to have, individually or in the aggregate, a Paul-Son Material Adverse Effect.

SECTION 4.8    REAL PROPERTY

        (a)  Schedule 4.8(a) of the Paul-Son Disclosure Schedule identifies all real property owned by Paul-Son and its Subsidiaries (the "Paul-Son Owned Property"), all real property for which Paul-Son and its Subsidiaries have an option to purchase or right of first refusal (the "Paul-Son Option Property"), all real property for which Paul-Son and its Subsidiaries have equitable interests as contract purchasers under executed purchase and sale agreements (the "Paul-Son Contract Property"), all real property for which Paul-Son and its Subsidiaries have equitable interests as profit participants in the proceeds from any disposition thereof ("Paul-Son Profit Participation Property") and all real property leased or operated by Paul-Son and its Subsidiaries (the "Paul-Son Leased Property"). The Paul-Son Owned Property, the Paul-Son Option Property, the Paul-Son Contract Property, the Paul-Son Profit Participation Property and the Paul-Son Leased Property are referred to herein collectively as the "Paul-Son Real Property." For purposes of this Agreement, "Paul-Son Permitted Liens" means (a) mechanic's, carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business for sums not yet due and payable and such liens as are being contested by Paul-Son or its Subsidiaries in good faith, provided such liens do not individually or in the aggregate have a Paul-Son Material Adverse Effect, (b) liens arising or resulting from any action taken by Paul-Son, (c) liens for current Taxes not yet due and payable, (d) any covenants, conditions, restrictions, reservations, rights, liens, easements, encumbrances, encroachments and other matters affecting title which do not individually or in the aggregate have a Paul-Son Material Adverse Effect, (e) the Paul-Son Lease and Operational Documents (as defined in Section 4.8(c) below) and (f) matters permitted pursuant to Section 5.2 hereof.

        (b)  Paul-Son and its Subsidiaries have good, valid, legal and marketable fee simple title to the Paul-Son Owned Property, and a valid leasehold interest in the Paul-Son Leased Property, sufficient to allow each of Paul-Son and its Subsidiaries to conduct, and to continue to conduct, its business as and where currently conducted. The interests of Paul-Son and its Subsidiaries in the Paul-Son Controlled Real Property (as defined in Section 4.8(c) below), and to the best knowledge of Paul-Son, the interests of Paul-Son and its Subsidiaries in the Paul-Son Real Property which is not Paul-Son Controlled Real Property, are free and clear of any and all liens, encumbrances, restrictions, leases, options to purchase, options to lease, conditions, covenants, assessments, defects, claims or exceptions, except for the exceptions described in Schedule 4.8(b) of the Paul-Son Disclosure Schedule and the Paul-Son Permitted Liens. Prior to the date hereof, Paul-Son has delivered to B&G true and correct copies of all title reports and policies and surveys currently in Paul-Son's possession for each respective parcel of Paul-Son Real Property, each of which title reports, title policies and surveys is listed for each parcel of Paul-Son Real Property in Schedule 4.8(b) of the Paul-Son Disclosure Schedule. Schedule 4.8(b) of the Paul-Son Disclosure Schedule sets forth the date of each such title report, title policy and survey.

        (c)  Part I of Schedule 4.8 (c) of the Paul-Son Disclosure Schedule lists all of the material documents under which the Paul-Son Owned Property and the Paul-Son Leased Property is owned, developed, constructed, leased, operated, managed or licensed (the "Paul-Son Lease and Operational Documents"), true, complete and correct copies of which have been delivered or made available for review to B&G. Part II of Schedule 4.8(c) of the Paul-Son Disclosure Schedule lists all of the material documents relating to the rights and obligations of Paul-Son and its Subsidiaries with respect to the

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Paul-Son Option Property, the Paul-Son Contract Property and the Paul-Son Profit Participation Property (the "Paul-Son Equitable Rights Documents"), true, complete and correct copies of which have been delivered or made available for review to Paul-Son. The Paul-Son Lease and Operational Documents and the Paul-Son Equitable Rights Documents are unmodified (except as set forth in Schedule 4.8(c) of the Paul-Son Disclosure Schedule), are in full force and effect, and there are no other material agreements, written or oral, between Paul-Son or any of its Subsidiaries and any third party with respect to the Paul-Son Real Property or otherwise relating to the development, construction, ownership, improvement, use and occupancy of the Paul-Son Real Property. Except as disclosed on Part III of Schedule 4.8(c) of the Paul-Son Disclosure Schedule, none of Paul-Son, its Subsidiaries or (to the best knowledge of Paul-Son) any other party is in material default under the Paul-Son Lease and Operational Documents or the Paul-Son Equitable Rights Documents and, to the best knowledge of Paul-Son, no material defaults (except those subsequently cured) by Paul-Son, its Subsidiaries or any other party have been alleged thereunder. As used in this Agreement, "Paul-Son Controlled Real Property" shall mean (i) all Paul-Son Owned Property; (ii) all Paul-Son Leased Property; and (iii) all Paul-Son Option Property, Paul-Son Contract Property and Paul-Son Profit Participation Property where the other party or parties to the applicable Paul-Son Equitable Rights Document is an Affiliate of Paul-Son.

        (d)  Except as disclosed in Schedule 4.8(d) of the Paul-Son Disclosure Schedule, (i) no portion of the Paul-Son Controlled Property, and to the best knowledge of Paul-Son, no portion of the Paul-Son Real Property which is not Paul-Son Controlled Real Property, is in violation of any applicable laws, regulations or restrictions (including zoning laws and regulations), except for such violations which, individually or in the aggregate, would not be reasonably likely to result in a Paul-Son Material Adverse Effect; and (ii) there are no defects in the physical condition of the Paul-Son Controlled Real Property or the improvements located thereon, and to the best knowledge of Paul-Son, there are no defects in the physical condition of the Paul-Son Real Property which is not Paul-Son Controlled Real Property or the improvements located thereon, except for defects which, individually or in the aggregate, would not be reasonably likely to have a Paul-Son Material Adverse Effect.

        (e)  Except as disclosed in Schedule 4.8(e) of the Paul-Son Disclosure Schedule, there is no action, proceeding or litigation pending (or, to the best knowledge of Paul-Son, overtly contemplated or threatened) (i) to take all or any portion of any of the respective parcels of the Paul-Son Controlled Real Property, or any interest therein, by eminent domain; (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, any of the respective parcels of the Paul-Son Controlled Real Property or the use or development thereof in a manner that would materially interfere with the use of such Paul-Son Controlled Real Property; (iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of any of the respective parcels of the Paul-Son Controlled Real Property; or (iv) otherwise relating to any of the respective parcels of the Paul-Son Controlled Real Property or the interests of Paul-Son and its Subsidiaries therein, or which otherwise would materially interfere with the use, ownership, improvement, development and/or operation of any of the respective parcels of the Paul-Son Controlled Real Property; in each case except for such actions, proceedings or litigation which, individually or in the aggregate, would not be reasonably expected to have a Paul-Son Material Adverse Effect. Except as disclosed in Schedule 4.8(e) of the Paul-Son Disclosure Schedule, to the best knowledge of Paul-Son, there is no action, proceeding or litigation pending or overtly contemplated or threatened (w) to take all or any portion of any of the respective parcels of the Paul-Son Real Property which is not Paul-Son Controlled Real Property, or any interest therein, by eminent domain; (x) to modify the zoning of, or other governmental rules or restrictions applicable to, any of the respective parcels of the Paul-Son Real Property which is not Paul-Son Controlled Paul-Son Real Property or the use or development thereof in a manner that would materially interfere with the use of such Paul-Son Controlled Real Property by Paul-Son; (y) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of any of the respective parcels of the Paul-Son Real Property which is not Paul-Son Controlled Real Property;

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or (z) otherwise relating to any of the respective parcels of the Paul-Son Real Property which is not Paul-Son Controlled Real Property, or the interests of Paul-Son and its Subsidiaries therein, or which otherwise would materially interfere with the use, ownership, improvement, development and/or operation of any of the respective parcels of the Paul-Son Real Property which is not Paul-Son Controlled Real Property; in each case except for such actions, proceedings or litigation which, individually or in the aggregate, would not be reasonably expected to have a Paul-Son Material Adverse Effect.

        (f)    Except as disclosed in Schedule 4.8(f) of the Paul-Son Disclosure Schedule, to the knowledge of Paul-Son, no portion of any of the respective parcels of the Paul-Son Controlled Real Property, and to the best knowledge of Paul-Son, no portion of any of the respective parcels of the Paul-Son Real Property which is not Paul-Son Controlled Real Property: (i) is situated in a "Special Flood Hazard Area," as set forth on a Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map; (ii) was the former site of any public or private landfill, dump site, retention basin or settling pond; (iii) was the former site of any oil or gas drilling operations; or (iv) was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals.

        (g)  Except as disclosed in Schedule 4.8(g) of the Paul-Son Disclosure Schedule, each parcel of the Paul-Son Controlled Real Properties assessed separately from all other adjacent property for purposes of real property taxes.

        (h)  Except as disclosed in Part I of Schedule 4.8(h) of the Paul-Son Disclosure Schedule each of the respective parcels constituting Paul-Son Controlled Real Property, and to the best knowledge of Paul-Son, each of the respective parcels constituting Paul-Son Real Property which is not Paul-Son Controlled Real Property, is connected to and serviced by adequate water, sewage disposal, gas and electricity facilities. To the best knowledge of Paul-Son, all material systems (heating, air conditioning, electrical, plumbing and the like) for the basic operation of each of the businesses currently conducted at each of the respective parcels of the Paul-Son Controlled Real Property are operable and in satisfactory working condition (ordinary wear and tear excepted), except as would not be reasonably expected to have a Paul-Son Material Adverse Effect. Each of the respective parcels constituting Paul-Son Real Property is zoned as described in Part II of Schedule 4.8(h) of the Paul-Son Disclosure Schedule.

        (i)    There are no material commitments to or agreements with any governmental authority or agency (foreign, federal, state or local) affecting any parcel of the Paul-Son Controlled Real Property which are not listed in Schedule 4.8(i) of the Paul-Son Disclosure Schedule.

        (j)    There are no contracts or other obligations outstanding for the sale, exchange, lease, transfer, hypothecation, financing or other disposition of any of the respective parcels of the Paul-Son Real Property, or any portion of any such parcel, or the businesses operated by Paul-Son at each of the respective parcels of the Paul-Son Real Property, by Paul-Son and its Subsidiaries except as disclosed in Schedule 4.8(j) of the Paul-Son Disclosure Schedule and other than contracts and obligations entered into after the date of this Agreement in compliance with Section 5.2.

        (k)  Schedule 4.8(k) of the Paul-Son Disclosure Schedule lists all settlements, understandings, contracts or other agreements in respect of fees, taxes, charges or other impositions with respect to gaming (including gaming and supplies equipment manufacture, distribution and sales) or other operations by any applicable Governmental Entity with jurisdiction thereover.

SECTION 4.9    TITLE TO PERSONAL PROPERTY; LIENS

        (a)  Schedule 4.9 of the Paul-Son Disclosure Schedule sets forth a true, complete and accurate schedule describing, and specifying the location of, all trucks, automobiles, machinery, equipment, furniture, supplies, tools, dies, molds, patterns, drawings, parts, goods, and all other tangible personal

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property owned by, in the possession of, or used by Paul-Son or any of its Subsidiaries in connection with their respective businesses (other than the inventory listed in Schedule 4.22 to the Paul-Son Disclosure Schedule) (the "Paul-Son Tangible Personal Property"). The Paul-Son Tangible Personal Property, together with the other assets listed in the schedules to the Paul-Son Disclosure Schedule (the "Paul-Son Assets"), comprise all assets, properties and services required for the continued conduct of the businesses of the B&G Companies as now being conducted. The Paul-Son Assets, taken as a whole, constitute all properties and assets relating to or used or held for use in connection with the businesses of Paul-Son and its Subsidiaries during the past twelve months (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, Paul-Son Material Contracts (as defined in Section 4.11(a) below) fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business). There are no assets or properties used in the operation of the businesses of Paul-Son and its Subsidiaries and owned by any Person other than Paul-Son or any of its Subsidiaries that will not continue to be leased or licensed to Paul-Son or any of its Subsidiaries after the Closing pursuant to valid, current leases or license arrangements.

        (b)  Paul-Son and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest (under the leases described in Schedule 4.9 of the Paul-Son Disclosure Schedule) in, its material tangible personal properties and assets in order to allow it to conduct, and continue to conduct, its business as and where currently conducted. Such material tangible personal assets and properties are free of liens, except Paul-Son Permitted Liens and liens which would not individually or in the aggregate have a Paul-Son Material Adverse Effect, and the consummation of the transactions contemplated by this Agreement will not alter or impair the rights of Paul-Son and its Subsidiaries thereunder in any respect which, individually or in the aggregate, would be reasonably likely to have a Paul-Son Material Adverse Effect. There are no defects in the physical condition or operability of such material tangible personal assets and properties which would impair the use of such assets and properties as such assets and properties are currently used, except for such defects which, individually or in the aggregate, would not be reasonably likely to have a Paul-Son Material Adverse Effect.

SECTION 4.10    INTELLECTUAL PROPERTY; SOFTWARE

        (a)  Schedule 4.10(a) of the Paul-Son Disclosure Schedule lists all (i) patent, copyright, trademark, service mark and trade name registrations and applications owned by Paul-Son or any of its Subsidiaries and (ii) material patent, copyright, trademark, service mark and trade name license agreements to which Paul-Son or any of its Subsidiaries is a party. Except as disclosed in Schedule 4.10(a) of the Paul-Son Disclosure Schedule, Paul-Son and its Subsidiaries own or possess adequate rights to use all material trademarks, trademark applications, trade names, service marks, logos, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights as are necessary in connection with the businesses of Paul-Son and its Subsidiaries as currently conducted, and, to the best knowledge of Paul-Son, except as set forth in Schedule 4.10(a) of the Paul-Son Disclosure Schedule, there is no infringement of the rights of Paul-Son and its Subsidiaries therein or any infringement by them of the rights of others therein which, individually or in the aggregate would be reasonably likely to have a Paul-Son Material Adverse Effect. Without limiting the generality of the foregoing, Paul-Son owns a validly registered trademark on the name "PAUL-SON GAMING SUPPLIES", and has the unencumbered right to use its corporate name of which it has full title and enjoyment, without paying any royalties whatsoever to any third party.

        (b)  None of the directors, officers, managers or employees of Paul-Son or any of its Subsidiaries own, directly or indirectly, in whole or in part, any patent, trademark or other intellectual or industrial property right to which Paul-Son has a license or which is necessary or desirable for its commercial activities as presently carried on.

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        (c)  The current software applications used by Paul-Son in its operation of their businesses are set forth and described on Schedule 4.10(c) to the Paul-Son Disclosure Schedule (the "Paul-Son Software").

        (d)  To the extent that any of the Paul-Son Software has been designed or developed by Paul-Son's management information or development staff or by consultants on the behalf of Paul-Son, such Paul-Son Software is original and capable of copyright protection in the United States, and Paul-Son has complete rights to and ownership of such Paul-Son Software, including possession of, or ready access to, the source code for such Paul-Son Software in its most recent version. To the best knowledge of Paul-Son, no part of any such Paul-Son Software is an imitation or copy of, or infringes upon the software of any other person or entity, or violates or infringes upon any common law or statutory rights of any other person or entity, including, without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets, and rights of privacy or publicity. Paul-Son has not sold, assigned, licensed, distributed or in any other way disposed of any of the Paul-Son Software.

        (e)  Except as set forth on Schedule 4.10(e) to the Paul-Son Disclosure Schedule, the Paul-Son Software, to the extent it is licensed from any third party licensor or constitutes "off-the-shelf" software, is held by Paul-Son legitimately and is fully transferable hereunder without any third party consent. To the best knowledge of Paul-Son, all of Paul-Son's computer hardware has legitimately licensed software installed therein.

        (f)    To the best knowledge of Paul-Son, Paul-Son has not altered its data, or any Paul-Son Software or supporting software in a manner which may, in turn, damage the integrity of the data stored in electronic optical, or magnetic or other form. Except as set forth on Schedule 4.10(f) to the Paul-Son Disclosure Schedule, Paul-Son does not have any knowledge of the existence of any bugs or viruses with respect to the Paul-Son Software which would materially interfere with the operation thereof.

        (g)  Paul-Son has furnished to B&G true and accurate copies of all documentation (end user or otherwise) relating to the use, maintenance and operation of the Paul-Son Software.

SECTION 4.11    AGREEMENTS, CONTRACTS AND COMMITMENTS

        (a)  Except as disclosed in Schedule 4.11(a) of the Paul-Son Disclosure Schedule, as of the date of this Agreement, neither Paul-Son nor any of its Subsidiaries is a party to any oral or written:

          (i)    agreement, contract, indenture or other instrument relating to Indebtedness (as defined in Section 3.11 above) in an amount exceeding $50,000;

          (ii)  partnership, joint venture or limited liability or management agreement with any person;

          (iii)  agreement, contract, or other instrument relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any material assets of Paul-Son or any of its Subsidiaries outside the ordinary course of business;

          (iv)  agreement, contract, commitment or restriction which is material to the business, operations or prospects of Paul-Son or any of its Subsidiaries;

          (v)  purchase contract or commitment of Paul-Son or any of its Subsidiaries which continues for a period of more than twelve (12) months or is in excess of the normal, ordinary and usual requirements of business or in excess of prevailing market prices;

          (vi)  sales contract or commitment of Paul-Son or any of its Subsidiaries which continues for a period of more than twelve (12) months or provides for a sales price below prevailing market prices;

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          (vii) agreement, contract or commitment with any officer, employee, agent, consultant, advisor, sales person, sales representative, distributor or dealer which is not cancelable by Paul-Son or any of its Subsidiaries on notice of not longer than sixty (60) days and without liability, penalty or premium, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

          (viii)    employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations;

          (ix)  other contract, agreement or commitment to be performed after the date hereof which would be a material contract as defined in Item 601(b)(10) of Regulation S-K under the Securities Act;

          (x)  agreement, contract, or other instrument relating to any "strategic alliances" (i.e., cross-marketing, affinity relationships, etc.);

          (xi)  contract, agreement or commitment which materially restricts (geographically or otherwise) the conduct of any line of business by Paul-Son or any of its Subsidiaries;

          (xii) contract, agreement or commitment among any of Paul-Son and its Subsidiaries or any of their respective Affiliates; or

          (xiii)    contract, agreement or other instrument having as a party any partnership, joint venture or limited liability company in which Paul-Son or any of its Subsidiaries is a partner, joint venture party or member which would otherwise satisfy the criteria in clauses (i) or (iii) through (xii) if Paul-Son or any of its Subsidiaries were a party to such contract, agreement or other instrument (items (i) through (xiii) are collectively referred to as the "Paul-Son Material Contracts").

        (b)  Except as disclosed in Schedule 4.11(b) of the Paul-Son Disclosure Schedule, as of the date of this Agreement, (i) each of the Paul-Son Material Contracts is valid and binding upon Paul-Son or any of its Subsidiaries (and, to Paul-Son's best knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by Paul-Son or any of its Subsidiaries under any of the Paul-Son Material Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred with respect to Paul-Son or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Paul-Son Material Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or (iii), would be reasonably likely to have a Paul-Son Material Adverse Effect.

SECTION 4.12    LITIGATION

        Except as disclosed in Schedule 4.12 of the Paul-Son Disclosure Schedule, (a) there is no action, suit or proceeding, claim, arbitration or investigation against Paul-Son or any of its Subsidiaries pending, or as to which Paul-Son or any of its Subsidiaries has received any written notice of assertion or, to the best knowledge of Paul-Son, threatened against or affecting, Paul-Son or any of its Subsidiaries or any property or asset of Paul-Son or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to (i) have a Paul-Son Material Adverse Effect or (ii) prevent the consummation of the transactions contemplated by this Agreement; and (b) there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Paul-Son or any of its Subsidiaries that could reasonably be expected to have any effect referred to in clauses (i) or (ii) above.

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SECTION 4.13    ENVIRONMENTAL MATTERS

        Except as disclosed in Schedule 4.13 of the Paul-Son Disclosure Schedule or as would not be reasonably likely to have a Paul-Son Material Adverse Effect, (a) Paul-Son and its Subsidiaries are in compliance with all Environmental Laws, (b) there are no Environmental Claims pending or, to the best knowledge of Paul-Son, threatened against Paul-Son or any of its Subsidiaries, (c) there are no Environmental Conditions relating to Paul-Son or any of its Subsidiaries or any portion of the Paul-Son Real Property, (d) no asbestos containing materials, polychlorinated biphenyls (i.e., PCBs) or underground storage tanks are present at any of the Paul-Son Real Property, (e) neither Paul-Son nor any of its Subsidiaries has received any notices from any governmental agency (whether foreign or domestic) or other third party alleging liability under or violation of any Environmental Law, or alleging responsibility for the removal, investigation, or remediation of any Environmental Condition and (f) neither Paul-Son nor any of its Subsidiaries is subject to any enforcement or investigatory action by any governmental agency of which it has received notice, and is not conducting any removal, investigation or remediation, regarding an Environmental Condition with respect to any Paul-Son Real Property.

SECTION 4.14    EMPLOYEE BENEFIT PLANS

        (a)  Disclosure; Delivery of Copies of Relevant Documents and Other Information. Schedule 4.14(a) of the Paul-Son Disclosure Schedule contains a complete list of the Employee Plans of Paul-Son and each of its Subsidiaries. Copies of (i) each such Employee Plan other than any Multiemployer Plan, and, if applicable, related trust agreement, and any amendment thereto, (ii) the most recent determination letter issued by the IRS with respect to each such Employee Plan which is intended to qualify under Section 401(a) of the Code and (iii) the most recent Annual Report on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and Welfare Plan have been delivered by Paul-Son to B&G and are true and complete copies of such documents.

        (b)  Representations. Except as set forth in Schedule 4.14(b) of the Paul-Son Disclosure Schedule:

          (i)    Employee Plans

            (A)  No Pension Plan is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code. Each Pension Plan (with its related trust) that is intended to qualify under the provisions of Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service stating that the Pension Plan is so qualified and the related trust is exempt from federal income tax under Section 501(a) of the Code and, to the best knowledge of Paul-Son after due investigation, nothing has occurred since the date of the last such determination letter which has resulted in or is likely to result in the revocation of such determination letter.

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            (B)  To the knowledge of Paul-Son, each Employee Plan has been maintained in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all applicable laws, including without limitation ERISA, the Code, the Mexican Labor Law (Ley Federal del Trabajo), and the Mexican Social Security Law (Ley del Seguro Social) to the extent applicable.

          (ii)  Multiemployer Plans

            (A)  Neither Paul-Son nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of Paul-Son or any ERISA Affiliate which has not been fully satisfied. Neither Paul-Son nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

            (B)  No Employee Plan is a Multiemployer Plan.

          (iii)  Welfare Plans. None of Paul-Son, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of Paul-Son or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, except to the extent required by the Code or ERISA.

          (iv)  Litigation. There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or, to the best knowledge of Paul-Son, investigation relating to or seeking benefits under any Employee Plan that is pending against Paul-Son, any ERISA Affiliate or any Employee Plan other than routine claims for benefits.

          (v)  Miscellaneous Matters. As of the date hereof (a) all material payments required to be made on or before the date hereof by or under any Employee Plan, any related trust, or any collective bargaining agreement have been made or are being processed in accordance with normal operating procedures, and except as set forth in Paul-Son's financial statements, all material amounts required to be reflected thereon have been properly accrued to date as liabilities under or with respect to each Employee Plan, (b) Paul-Son and its Subsidiaries have performed all material obligations required to be performed by them on or before the date hereof under any Employee Plan and (c) Paul-Son and its Subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

SECTION 4.15    COMPLIANCE

        (a)  Except as disclosed in Schedule 4.15 (a) of the Paul-Son Disclosure Schedule, each of Paul-Son and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Paul-Son's best knowledge), officers, persons performing management functions similar to officers and, to Paul-Son's best knowledge, partners hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including, without limitation, all authorizations under Environmental Laws and Paul-Son Gaming Laws) necessary to conduct the business and operations of Paul-Son and each of its Subsidiaries, each of which is in full force and effect in all material respects, except for such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals the failure of which to hold would not, individually or in the aggregate, be reasonably likely to have a Paul-Son Material Adverse Effect (the "Paul-Son Permits") or for the Paul-Son Permits which are currently under customary investigatory review and no event has occurred which permits, or upon

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the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Paul-Son Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably likely to have a Paul-Son Material Adverse Effect. Each of Paul-Son and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Paul-Son's best knowledge), officers, persons performing management functions similar to officers and, to Paul-Son's best knowledge, partners, are in compliance with the terms of the Paul-Son Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, be reasonably likely to have a Paul-Son Material Adverse Effect. Except as disclosed in Schedule 4.15 of the Paul-Son Disclosure Schedule or as would not be reasonably likely to have a Paul-Son Material Adverse Effect, the businesses of Paul-Son and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity (including, without limitation, any Paul-Son Gaming Laws). To the best knowledge of Paul-Son, no investigation or review by any Governmental Entity with respect to Paul-Son or any of its Subsidiaries is pending, or threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably likely to have a Paul-Son Material Adverse Effect. Nothing in this Section 4.15 shall be construed as a representation or warranty that Paul-Son and its Subsidiaries have obtained any Governmental Approval referred to in Section 5.8.

        (b)  The term "Paul-Son Gaming Laws" means any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming equipment and supplies manufacturing, distributing and selling activities and operations of Paul-Son or any of its Subsidiaries, including, without limitation, the Illinois Riverboat Gambling Act, the Indiana Riverboat Gambling Act, the Louisiana Riverboat Economic Development and Gaming Control Law, the Michigan Gaming Control and Revenue Act, the Mississippi Gaming Control Act, the Nevada Gaming Control Act, the New Jersey Casino Control Act, and the Washington State Gambling Act, and the rules and regulations promulgated thereunder, and any applicable federal, state, local or foreign gaming law and any federal, state or foreign laws relating to currency transactions.

        (c)  Except as disclosed in Schedule 4.15(c) of the Paul-Son Disclosure Schedule, neither Paul-Son nor any of its Subsidiaries, nor any director (but with respect to non-employee directors, only to Paul-Son's best knowledge), officer, key employee or, to Paul-Son's best knowledge, partners of Paul-Son or any of its Subsidiaries has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of any Paul-Son Gaming Laws which did or would be reasonably likely to result in fines or penalties of $10,000 or more. To Paul-Son's best knowledge, there are no facts, which if known to the regulators under the Paul-Son Gaming Laws could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or of any officer, director, other person performing management functions similar to an officer or partner, under any Paul-Son Gaming Laws. Neither Paul-Son nor any of its Subsidiaries has suffered a suspension or revocation of any material license, finding of suitability, registration, permit or approval held under the Paul-Son Gaming Laws.

SECTION 4.16    LABOR MATTERS

        Except as disclosed in Schedule 4.16 of the Paul-Son Disclosure Schedule or as would not be reasonably likely to have a Paul-Son Material Adverse Effect, (i) there are no controversies pending or, to the best knowledge of Paul-Son, threatened between Paul-Son or any of its Subsidiaries and any of their respective employees; (ii) to the best knowledge of Paul-Son, there are no activities or proceedings of any labor union to organize any non-unionized employees; (iii) to the best knowledge of Paul-Son, neither Paul-Son nor any of its Subsidiaries has breached or otherwise failed to comply with

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any provision of any collective bargaining agreement or contract and there are no grievances outstanding against Paul-Son or any of its Subsidiaries under any such agreement or contract; (iv) there are no unfair labor practice charges and/or complaints pending against Paul-Son or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies (including the Sonora Labor courts (Juntas Locales de Conciliacion y Arbitraje)), or any current union representation questions involving employees of Paul-Son or any of its Subsidiaries; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of Paul-Son, threat thereof, by or with respect to any employees of Paul-Son or any of its Subsidiaries. Paul-Son and its Subsidiaries are not parties to any collective bargaining agreements, except for collective bargaining agreements disclosed in Schedule 4.16 of the Paul-Son Disclosure Schedule.

SECTION 4.17    INSURANCE

        Paul-Son has provided to B&G true, accurate and complete copies of all material fire and casualty, general liability, business interruption, directors and officers liability, employment practices, product liability, and sprinkler and water damage insurance policies maintained by Paul-Son or any of its Subsidiaries. All such insurance policies are with reputable insurance carriers and provide coverage as is reasonably prudent to cover normal risks incident to the business of Paul-Son and its Subsidiaries and their respective properties and assets.

SECTION 4.18    OPINION OF FINANCIAL ADVISOR

        Paul-Son has no reason to believe that it will not receive, within six weeks of the date of this Agreement, the opinion of Ladenburg Thalmann & Co., Inc., to the effect that the Combination (including the exchange ratio) is fair to the holders of Paul-Son Common Stock from a financial point of view (except such opinion will not be addressed to Endy or the Endy Trust) (the "Fairness Opinion").

SECTION 4.19    NO EXISTING DISCUSSIONS

        As of the date hereof, Paul-Son is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.4 (a)).

SECTION 4.20    BROKERS

        None of Paul-Son, its Subsidiaries or any of their respective officers, directors or employees has employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except that Paul-Son has retained Ladenburg Thalmann & Co., Inc. as its financial advisor, the arrangements with which have been disclosed in writing to B&G prior to the date of this Agreement.

SECTION 4.21    TRANSACTIONS WITH AFFILIATES

        Other than the transactions contemplated by this Agreement and except to the extent disclosed in the Paul-Son SEC Documents filed prior to the date of this Agreement or as disclosed in Schedule 4.21 of the Paul-Son Disclosure Schedule, from June 1, 1996 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Paul-Son or any of its Subsidiaries, on the one hand, and Paul-Son's affiliates or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

SECTION 4.22    INVENTORIES; RECEIVABLES; PAYABLES

        (a)  Schedule 4.22 of the Paul-Son Disclosure Schedule contains the most current inventory listings maintained by Paul-Son. Except as set forth in Schedule 4.22 of the Paul-Son Disclosure Schedule, the inventory of Paul-Son consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods. The inventories of Paul-Son are in good and marketable condition, and

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are saleable in the ordinary course of business. All inventories owned by Paul-Son has been purchased in the ordinary course of business and consistent with anticipated requirements of the business of Paul-Son. Adequate reserves have been reflected in the Paul-Son Balance Sheet for obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with U.S. GAAP consistently applied.

        (b)  All accounts receivable of Paul-Son have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of Paul-Son reflected on the Paul-Son Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with U.S. GAAP consistently applied. All accounts receivable arising after the date of the Paul-Son Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with U.S. GAAP consistently applied.

        (c)  All accounts payable of Paul-Son reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

SECTION 4.23    CUSTOMERS AND SUPPLIERS

        Schedule 4.23 of the Paul-Son Disclosure Schedule sets forth a true and complete list of the largest customers and the largest suppliers of Paul-Son, as measured by the dollar amount of purchases therefrom or thereby representing at least 5% of Paul-Son's consolidated revenues, during the fiscal year ended May 31, 2001 and the three (3) months ended August 31, 2001 showing the approximate total purchases by Paul-Son from each such supplier and the approximate total revenues by Paul-Son from each such customer, during such period. Since the date of the Paul-Son Balance Sheet, there has not been any Paul-Son Material Adverse Change in the business relationship of Paul-Son with any customer or supplier listed on Schedule 4.23 of the Paul-Son Disclosure Schedule.

SECTION 4.24    PRODUCT WARRANTY

        Schedule 4.24 of the Paul-Son Disclosure Schedule contains a true and complete description of the product liability and product warranty experience of Paul-Son and its Subsidiaries for the last three fiscal years. All products sold by Paul-Son or any of its Subsidiaries conforms in all material respects to the laws and regulations applicable to them and to specifications contractually imposed by clients. Except as set forth on Schedule 4.24 of the Paul-Son Disclosure Schedule, no product manufactured and sold by Paul-Son or any of its Subsidiaries prior to Closing contains any defect, deviation or non-conformity which may have a Paul-Son Material Adverse Effect.

SECTION 4.25    ACCURACY OF INFORMATION FURNISHED

        No representation, statement or information contained in this Agreement (including, without limitation, the Paul-Son Disclosure Schedule) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to B&G or its representatives by Paul-Son contains or shall contain any untrue statement of a fact or omits or shall omit any fact necessary to make the information contained therein not misleading.

SECTION 4.26    INVESTMENT PURPOSE

        Paul-Son is acquiring the B&G Shares and the Bud Jones Shares for its own account for investment only and not with a present view toward the public sale or distribution thereof.

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SECTION 4.27    GAMING REGULATION

        Paul-Son acknowledges and understands that the B&G Companies are subject to the B&G Gaming Laws. Paul-Son further acknowledges and understands that the B&G Gaming Laws may require advance notification or prior approval of an acquisition by any person of an equity interest in a gaming licensee.

ARTICLE V.

COVENANTS

SECTION 5.1    CONDUCT OF BUSINESS OF B&G

        During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, B&G agrees (except to the extent that Paul-Son shall otherwise consent in writing) to carry on its business and that of Bud Jones in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, and, to the extent consistent with the ordinary course of business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed on Schedule 5.1 of the B&G Disclosure Schedule or such as would not be reasonably likely to have a B&G Material Adverse Effect, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, without the written consent of Paul-Son, B&G shall not and shall not permit Bud Jones to:

        (a)  adopt any amendment to its statuts, articles of incorporation or bylaws or comparable charter or organizational documents;

        (b)  issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock of any class or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of B&G or Bud Jones capital stock outstanding on the date hereof;

        (c)  declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock;

        (d)  split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

        (e)  increase the compensation or fringe benefits payable or to become payable to any directors, officers or employees of B&G or any of its Subsidiaries (except for salary increases not to exceed ten percent (10%) in the ordinary course of business consistent with past practice to employees other than executive officers of B&G or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies previously disclosed in writing to Paul-Son, which shall be interpreted and implemented in a manner consistent with past practice), or enter into any employment or severance agreement with, any director, officer or employee of B&G or any of its Subsidiaries, or offer employment to or hire any person with an annual salary of $100,000 or more, or

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establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, commission, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, Pension Plan or Welfare Plan, except to the extent required by applicable law or regulation;

        (f)    (i) sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any of the properties or assets of either of the B&G Companies, except for sales of inventory in the ordinary course of business in connection with the B&G Companies' gaming supplies business operations or (ii) acquire (including, without limitation, by merger, consolidation, lease or acquisition of stock or assets) any corporation, limited liability company, partnership, other business organization or any division thereof (or a substantial portion of the assets thereof) or any other assets, except for acquisitions of assets in the ordinary course of business in connection with the B&G Companies' gaming supplies business operations in an amount individually or in the aggregate not to exceed $50,000;

        (g)  (i) incur, assume, renew or pre-pay any long-term debt or incur, assume or renew any short-term debt, except that the B&G Companies may incur or pre-pay debt in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice not to exceed $50,000 individually or in the aggregate (including advances to employees) and except for loans, advances, capital contributions or investments between Bud Jones and B&G;

        (h)  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of B&G or any of its Subsidiaries;

        (i)    make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 2000, provided, however, that Paul-Son shall not withhold or delay its consent to any matter described in this Section 5.1 in a manner that would preclude B&G or any of its Subsidiaries from timely making such an election, timely filing their Tax Returns or timely paying their Taxes;

        (j)    pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the B&G Companies;

        (k)  other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of B&G or any of its Subsidiaries before the same comes due in accordance with its terms;

        (l)    fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

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        (m)  take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable), unless required by a change in law, French general accounting policies or U.S. GAAP, as applicable, or as agreed in advance with Paul-Son to facilitate the consummation of this Agreement;

        (n)  modify, amend or terminate any of the B&G Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

        (o)  enter into or renew any license agreement, lease agreement, vendor supply contract with a term of six months or more, customer supply contract with a term of six months or more, or any other agreement or commitment which meets the definition of a B&G Material Contract;

        (p)  take, or agree to commit to take, any action that would cause the representations and warranties of B&G contained herein, individually or in the aggregate, which are not qualified by materiality not to be true and correct in all material respects, or cause those qualified by materiality or a B&G Material Adverse Effect not to be true and correct, at, or as of any time prior to, the Closing Date;

        (q)  engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the B&G Companies' Affiliates which involves the transfer of consideration or has a financial impact on B&G (other than transactions between B&G and Bud Jones), other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement or disclosed on Schedule 3.20 of the B&G Disclosure Schedule;

        (r)  close, shut down, or otherwise eliminate any business operations or divisions owned or operated by either of the B&G Companies, except for such closures, shutdowns or eliminations which are (i) required by action, order, writ, injunction, judgment or decree or otherwise required by law, (ii) due to acts of God or other force majeure events or (iii) would not be reasonably likely to have a B&G Material Adverse Effect;

        (s)  settle any litigation relating to the transactions contemplated hereby other than any settlement which would not (i) be reasonably likely to have a B&G Material Adverse Effect or (ii) materially adversely affect the consummation of the transactions contemplated hereby; or

        (t)    enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

SECTION 5.2    CONDUCT OF BUSINESS OF PAUL-SON

        During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Paul-Son agrees as to itself and each of its Subsidiaries (except to the extent that B&G shall otherwise consent in writing) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, and, to the extent consistent with the ordinary course of business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed on Schedule 5.2 of the Paul-Son Disclosure Schedule or such as would not be reasonably likely to have a Paul-Son Material Adverse Effect, during the period from the date of this Agreement and continuing until the

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earlier of the termination of this Agreement or the Closing Date, without the written consent of B&G, Paul-Son shall not and shall not permit any of its Subsidiaries to:

        (a)  adopt any amendment to its articles of incorporation or bylaws or comparable charter or organizational documents, except as contemplated by (i) Section 5.14 with respect to the composition of the Paul-Son board of directors, and (ii) Section 5.16 with respect to certain provision of the NRS;

        (b)  (i) issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock of any class (other than upon exercise of Paul-Son Stock Options outstanding on the date of this Agreement upon payment of the exercise price thereof), or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of Paul-Son Common Stock outstanding on the date hereof or (ii) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of Paul-Son or any of its Subsidiaries, including without limitation, the Paul-Son Stock Options or the Paul-Son Stock Option Plans;

        (c)  declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any wholly-owned Subsidiary of Paul-Son and Paul-Son or any other wholly-owned Subsidiary of Paul-Son;

        (d)  split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

        (e)  increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether of Paul-Son or any of its Subsidiaries) (except for salary increases not to exceed ten percent (10%) in the ordinary course of business consistent with past practice to employees other than executive officers of Paul-Son or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies previously disclosed in writing to B&G, which shall be interpreted and implemented in a manner consistent with past practice and except in connection with certain reduction in staff and office closures implemented by Paul-Son in 2001 which are disclosed on Schedule 5.2 of the Paul-Son Disclosure Schedule), or enter into any employment or severance agreement with, any director, officer or employee of Paul-Son or any of its Subsidiaries, or offer employment to or hire any person with an annual salary of $100,000 or more, or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, commission, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, Pension Plan or Welfare Plan, except to the extent required by applicable law or regulation;

        (f)    (i) sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any of the properties or assets of Paul-Son or any of its Subsidiaries, except (x) sales of inventory in the ordinary course of business in connection with Paul-Son's gaming equipment and supplies business operations and (y) transactions described on Schedule 5.2 of the Paul-Son Disclosure Schedule or (ii) acquire (including, without limitation, by merger, consolidation, lease or acquisition of stock or assets) any corporation, limited liability company, partnership, other business organization or any division thereof (or a substantial portion of the assets thereof) or any other assets, except for acquisitions of assets in the ordinary course of business in connection with Paul-Son's gaming supplies business operations in an amount individually or in the aggregate not to exceed $50,000;

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        (g)  (i) incur, assume, renew or pre-pay any long-term debt or incur, assume or renew any short-term debt, except non-recourse mortgage financing of Paul-Son's Las Vegas real estate as described on Schedule 5.2 of the Paul-Son Disclosure Schedule and that Paul-Son and its Subsidiaries may incur or pre-pay debt in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice not to exceed $50,000 individually or in the aggregate (including advances to employees) and except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of Paul-Son and Paul-Son or another wholly-owned Subsidiary of Paul-Son;

        (h)  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Paul-Son or any of its Subsidiaries;

        (i)    make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending May 31, 2001, provided, however, that B&G shall not unreasonably withhold or delay its consent to any matter described in this subsection 5.2 in a manner that would preclude Paul-Son from timely making such an election, timely filing its Tax Returns or timely paying its Taxes;

        (j)    pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of Paul-Son;

        (k)  other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of Paul-Son or of any of its Subsidiaries before the same comes due in accordance with its terms;

        (l)    fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

        (m)  take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, unless required by U.S. GAAP or the SEC;

        (n)  modify, amend or terminate any of the Paul-Son Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

        (o)  enter into or renew any license agreement, lease agreement, vendor supply contract with a term of six months or more, customer supply contract with a term of six months or more, or any other agreement or commitment which meets the definition of a Paul-Son Material Contract;

        (p)  take, or agree to commit to take, any action that would cause the representations and warranties of Paul-Son contained herein, individually or in the aggregate, which are not qualified by materiality not to be true and correct in all material respects, or cause those qualified by materiality or a Paul-Son Material Adverse Effect not to be true and correct, at, or as of any time prior to, the Closing Date;

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        (q)  engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Paul-Son's Affiliates which involves the transfer of consideration or has a financial impact on Paul-Son (other than transactions between Paul-Son and its Subsidiaries), other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement or disclosed on Schedule 4.21 of the Paul-Son Disclosure Schedule;

        (r)  close, shut down, or otherwise eliminate any business operations or division owned or operated by Paul-Son or any of its Subsidiaries, except for such closures, shutdowns or eliminations which (i) are required by action, order, writ, injunction, judgment or decree or otherwise required by law, (ii) are due to acts of God or other force majeure events or (iii) would not be reasonably likely to have a Paul-Son Material Adverse Effect;

        (s)  settle any litigation relating to the transactions contemplated hereby other than any settlement which would not (i) be reasonably likely to have a Paul-Son Material Adverse Effect or (ii) materially adversely affect the consummation of the transactions contemplated hereby; or

        (t)    enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

SECTION 5.3    COOPERATION; NOTICE; CURE

        Each of Paul-Son and B&G shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practicable after it becomes known to such party, that causes or is reasonably likely to cause any covenant or agreement of Paul-Son or B&G, as the case may be, under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Paul-Son or the B&G Companies contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

SECTION 5.4    NO SOLICITATION

        (a)  Unless this Agreement shall have been terminated in accordance with its terms, neither Paul-Son nor B&G shall, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent: (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving their respective companies or any of their Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions with any person (or group of persons) or its respective affiliates (a "Third Party") other than Paul-Son or B&G concerning, provide any non-public information to any person or entity relating to, or take any other action to facilitate inquiries or the making of any proposal that constitutes, an Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in this Section 5.4 shall prevent Paul-Son, B&G or their respective boards of directors from furnishing non-public information (subject to obtaining appropriate confidentiality and non-disclosure agreements) to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited bona fide written proposal for an Acquisition Proposal by such Third Party, if and only to the extent that (w) such Third Party has made a written proposal to the board of directors of Paul-Son or B&G, as the case may be, to consummate an Acquisition Proposal, which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of Paul-Son or B&G, as the case may be, (x) the board of directors of Paul-Son or B&G, as the case may be, determines in good faith, after consultation

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with a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the respective company's stockholders than the Combination contemplated by this Agreement (a "Superior Proposal"), and (y) the board of directors of Paul-Son or B&G, as the case may be, determines in good faith, based on the advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Paul-Son or B&G, as the case may be, under applicable law.

        (b)  Paul-Son or B&G, as the case may be, shall notify the other party promptly after its receipt or the receipt by any of its advisors of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of Paul-Son or B&G, as the case may be, by any person or entity that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Paul-Son or B&G, as the case may be, shall (i) keep the other party informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information and (ii) provide to such other party as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material (A) sent or provided to Paul-Son or B&G, as the case may be, or any of its employees, representatives or agents from any Third Party in connection with any Acquisition Proposal or request for non-public information or (B) sent or provided by Paul-Son or B&G, as the case may be, or any of their employees, representatives or agents to any Third Party in connection with any Acquisition Proposal or request for non-public information.

        (c)  Except as expressly permitted by this Section 5.4, neither the board of directors of Paul-Son or B&G, as the case may be, nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by the board of directors of Paul-Son or the approval or recommendation by the board of directors and stockholders of B&G, as the case may be, or any such committee of this Agreement or the Combination, (ii) approve or cause Paul-Son or B&G, as the case may be, to enter into letter of intent, agreement in principle or any legally binding acquisition agreement or similar agreement relating to any Acquisition Proposal (any such legally binding agreement, an "Acquisition Agreement") or (iii) approve or recommend, or propose to publicly approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing, if Paul-Son or B&G, as the case may be, has received a Superior Proposal, the board of directors of such company may terminate this Agreement pursuant to Section 7.1 (d) or Section 7.1(e), as applicable, but only at a time that is more than 48 hours following receipt by the non-terminating company of written notice advising such non-terminating company that the board of directors of Paul-Son or B&G, as the case may be, is prepared to accept such Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Third Party making such Superior Proposal; provided, however, that concurrently with or immediately after such termination, the board of directors of Paul-Son or B&G, as the case may be, shall cause such company to enter into an Acquisition Agreement with respect to such Superior Proposal.

        (d)  Nothing contained in this Section 5.4 shall prohibit Paul-Son from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Paul-Son's stockholders if, in the good faith judgment of the board of directors of Paul-Son, based on the advice of outside legal counsel, failure to so disclose would be inconsistent with its fiduciary obligations under applicable law.

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SECTION 5.5    PROXY STATEMENT

        As promptly as practicable after the execution of this Agreement, Paul-Son shall prepare and file with the SEC, a proxy statement (the "Proxy Statement") required pursuant to Regulation 14a promulgated under the Exchange Act. Paul-Son will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Paul-Son shall use its reasonable best efforts to have or cause the Proxy Statement to be cleared by the SEC as promptly as practicable. B&G shall cause its representatives to fully cooperate with Paul-Son and its representatives in the preparation of the Proxy Statement, and B&G shall, upon request, furnish Paul-Son with all information concerning it and its affiliates, directors and officers as Paul-Son may reasonably request in connection with the preparation of the Proxy Statement (including, without limitation, financial statements prepared in accordance with U.S. GAAP and audited in accordance with U.S. generally accepted auditing standards, to the extent required by the applicable rules of the SEC). Paul-Son or B&G, as the case may be, shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it or its affiliates based on written information furnished by it for inclusion therein. The Proxy Statement with respect to the Combination shall include the determination and recommendation of the board of directors of Paul-Son that its stockholders consent to the approval and adoption of this Agreement and the Combination. Paul-Son shall take all actions required under any applicable federal or state securities or blue sky laws in connection with the issuance of shares of Paul-Son Common Stock pursuant to the Combination and shall use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. B&G shall take all action required under any applicable securities or similar laws of the jurisdictions in which B&G and the B&G Stockholders are residents or otherwise subject in connection with this Agreement and the issuance of the Paul-Son Common Stock pursuant to the Combination. As promptly as practicable after Paul-Son files a definitive Proxy Statement with the SEC, Paul-Son shall cause the Proxy Statement to be mailed to its stockholders.

SECTION 5.6    STOCKHOLDERS' MEETING

        Paul-Son shall call a meeting of its stockholders to be held as promptly as practicable following the date hereof for the purpose of voting on this Agreement and the transactions contemplated hereby. As soon as practicable after the definitive Proxy Statement is filed with the SEC, the Paul-Son board shall use its reasonable best efforts to solicit from the Paul-Son stockholders proxies in favor of such matters and to otherwise obtain the vote of the Paul-Son stockholders in favor of such matters.

SECTION 5.7    ACCESS TO INFORMATION; CONFIDENTIALITY

        From the date hereof until (i) the Closing Date or, (ii) if earlier, the date on which this Agreement is terminated in accordance with its terms, and upon reasonable notice, each of Paul-Son and the B&G Companies shall afford to the other party and its officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of Paul-Son and the B&G Companies shall furnish promptly to the other (a) copies of monthly financial reports and development reports, (b) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal or state securities laws, (c) all other information concerning its business, properties and personnel as the other party may reasonably request and (d) B&G will furnish to Paul-Son all information required by Section VI.B of Paul-Son's Gaming Compliance Plan, as amended. Each party agrees for itself and its respective affiliates, agents, representatives and consultants to hold in the strictest confidence and not to disclose to any person, entity, party, firm or corporation (other than agents or representatives of either party who are also bound by this paragraph) without the prior express written consent of the other party (except as such disclosures are required in applications or by applicable securities or gaming laws), any

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such information furnished to it by the other party which is nonpublic. The parties agree, except as specifically provided herein, that the Confidentiality Agreement executed as of October 21,, 2001, by and between Paul-Son and B&G (the "Confidentiality Agreement") shall remain in full force and effect until the Effective Time. No information or knowledge obtained in any investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Combination.

SECTION 5.8    GOVERNMENTAL APPROVALS

        (a)  The parties hereto shall cooperate with each other and use their reasonable best efforts (and, with respect to the B&G Gaming Laws and the Paul-Son Gaming Laws, shall use their reasonable best efforts to cause their respective directors and officers to do so) to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement and the Endy Stock Purchase Agreement, including, without limitation, all filings required under the B&G Gaming Laws and the Paul-Son Gaming Laws ("Governmental Approvals"), and to comply (and, with respect to the B&G Gaming Laws and the Paul-Son Gaming Laws, to cause their respective directors and officers and employees to so comply) with the terms and conditions of all such Governmental Approvals. Each of the parties hereto shall use their reasonable best efforts to, and shall use their reasonable best efforts to cause their respective officers, directors and affiliates to file as promptly as practicable all required initial applications and documents in connection with obtaining the Governmental Approvals (including without limitation under applicable B&G Gaming Laws and Paul-Son Gaming Laws) and shall act reasonably and as promptly as practicable thereafter in responding to additional requests in connection therewith. Paul-Son and B&G shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Paul-Son or to B&G, as the case may be, and any of their respective Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Paul-Son and B&G (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other party with copies of all correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals.

        (b)  Paul-Son and B&G shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. Paul-Son and B&G shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

        (c)  Nothing in this Section 5.8 shall obligate either party to take or to omit to take any action (including, without limitation, the expenditure of material funds or holding separate or agreeing to sell or otherwise dispose of assets, categories of assets or businesses) that would take effect prior to the Closing or that would or could reasonably be expected to have, in the good faith opinion of such party, a Material Adverse Effect on Paul-Son (including the B&G Companies), taken as a whole, after the Closing.

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SECTION 5.9    PUBLIC ANNOUNCEMENTS

        Paul-Son and B&G will consult with each other and will mutually agree upon any press release or public announcement regarding execution of this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

SECTION 5.10    INDEMNIFICATION

        From and after the Closing Date, Paul-Son agrees that it will indemnify and hold harmless and provide advancement of expenses to each present and former director, officer and agent of Paul-Son (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing Date, including, without limitation, those obligations disclosed on Schedule 5.10, whether asserted or claimed prior to, at or after the Closing Date, to the fullest extent that Paul-Son would have been permitted under Nevada law and its articles of incorporation or bylaws in effect on the date hereof to indemnify, hold harmless and provide advancement of expenses to such Indemnified Party. For a period of six years after the Closing Date, Paul-Son agrees that it will maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Paul-Son's directors' and officers' liability insurance policy (copies of which have been heretofore delivered by Paul-Son to B&G) with coverage in amount and scope at least as favorable as Paul-Son's existing coverage provided, however, that Paul-Son shall in no event be required to expend more than an amount per year equal to 200% of current premiums paid by Paul-Son for such insurance, which current premium amount is disclosed on Schedule 5.10 of the Paul-Son Disclosure Schedule. The provisions of this Section 5.10 are intended to be in addition to the rights otherwise available to the current officers and directors of Paul-Son by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

SECTION 5.11    EMPLOYEE BENEFITS

        From the date hereof through, and after the Closing Date, Paul-Son agrees that it will honor all written employment, consulting, undertakings, severance and termination agreements (including change in control provisions) of the employees and agents of Paul-Son and its Subsidiaries set forth on Schedule 5.11 of the Paul-Son Disclosure Schedule. B&G acknowledges that consummation of the transactions contemplated by this Agreement will constitute a change in control (or change of control) of Paul-Son (to the extent such concept is applicable) for the purpose of the Paul-Son Stock Option Plans and all Paul-Son Employee Plans (as defined in Sections 4.2(a) and 3.14, respectively (causing all outstanding options to become vested and exercisable)).

SECTION 5.12    FURTHER ASSURANCES AND ACTIONS

        (a)  Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each

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party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

        (b)  In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, the B&G Stockholders and the proper officers and/or directors of Paul-Son and the B&G Companies shall take all such necessary action, including, without limitation, giving any notice to Governmental Entities required to be given after the Closing.

SECTION 5.13    NASDAQ SMALLCAP MARKET LISTING

        Subject to Section 5.19, Paul-Son shall use its best efforts to list on the Nasdaq SmallCap Market prior to the Closing Date, subject to official notice issuance, the Paul-Son Shares to be issued pursuant to Section 1.3.

SECTION 5.14    EXPANSION OF PAUL-SON BOARD; APPOINTMENT OF PAUL-SON DIRECTORS; AMENDMENT OF PAUL-SON BY-LAWS

        (a)  Paul-Son agrees to take such actions that are necessary to increase the Paul-Son Board of Directors effective upon the Closing Date to achieve the following Paul-Son Board of Directors composition:

          (i)    Paul-Son's board of directors shall consist of seven persons (but not more than seven persons);

          (ii)  Four persons shall be designated or nominated by Holding Wilson, the principal B&G Stockholder; and

          (iii)  Three persons shall be designated from the Paul-Son board of directors in office prior to the Closing, such persons intended to be Eric P. Endy, Paul S. Dennis and one other person constituting an independent director under applicable NASDAQ or stock exchange rules ("SRO Rules") Should Eric Endy be unable to serve during the entire five-year period following the Closing, then the Endy Trust shall designate his replacement.

        (b)  If NASDAQ or other exchange determines that pursuant to applicable SRO Rules, the Paul-Son board of directors must have three (3) independent directors and that no exemption from that requirement is available to Paul-Son, and as of the date of such determination, the Paul-Son Board does not have three (3) independent directors, then the Paul-Son board of directors shall take action to (i) increase the number of directors constituting the entire board to nine (9), and (ii) appoint one (1) additional person designated or nominated by Holding Wilson and one (1) additional independent director.

        (c)  On or prior to the Closing Date, Paul-Son shall amend its By-laws to eliminate the classification of directors, such that, effective upon the Closing, all directors of Paul-Son shall serve until the next annual stockholders' meeting, subject to their earlier resignation or removal.

SECTION 5.15    MIKOHN AGREEMENT

        During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Paul-Son and B&G agree that they shall mutually decide whether to (i) terminate the distribution agreement between B&G and Mikohn Gaming Corporation ("Mikohn") dated March 2, 1995 granting Mikohn the exclusive right to sell B&G's Safe Chips in the United States (the "Mikohn Agreement"), (ii) allow the exclusive right to continue, or (iii) modify the exclusive right in some manner. In the event that Paul-Son and B&G mutually determine to modify the Mikohn Agreement, B&G shall use its reasonable best efforts to obtain Mikohn's written consent to such modification. B&G represents to Paul-Son that B&G may unilaterally terminate the Mikohn Agreement upon three months' notice.

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SECTION 5.16    NRS ANTI-TAKEOVER PROVISIONS

        (a)  Paul-Son shall cause its articles of incorporation or bylaws in effect on the Closing Date (at the Effective Time) to provide that the provisions of Sections 78.378 to 78.3793, inclusive, of the NRS do not apply to Paul-Son.

        (b)  Paul-Son shall cause the provisions of NRS Sections 78.411 to 78.444, inclusive, not to apply to the Combination. Neither B&G nor any of its Affiliates has as of the date of this Agreement, nor will, prior to the date Paul-Son's board of directors approves this Agreement and the Combination take any action to become an "interested stockholder" as defined in NRS 78.423. Moreover, Paul-Son shall use its best efforts to cause its Articles of Incorporation to be amended to expressly elect not to be governed by NRS Sections 78.411 to 78.444, inclusive.

SECTION 5.17    OFFICERS    Upon the Closing, Gerard Charlier shall be elected President and Chief Executive Officer of Paul-Son and each of its Subsidiaries and Eric Endy shall be elected Executive Vice President of Paul-Son.

SECTION 5.18    LETTER OF INTENT

        Immediately upon and by reason of (a) the execution of this Agreement, and (b) delivery by Paul-Son's financial advisor, Ladenburg Thalmann & Co., Inc., to Paul-Son's Board of Directors of the Fairness Opinion, so long as such Fairness opinion contains the opinion that the Combination is fair, from a financial point of view, to the public stockholders of the Company and without requiring any further action by any party, the letter of intent dated January 29, 2001 among Paul-Son, the B&G, Bud Jones, the B&G Stockholders, and the Endy Trust, as amended by the First Amendment to Binding Letter of Intent dated as of March 15, 2001 (as so amended, the "Letter of Intent") shall be terminated effective immediately, and shall be null and void and of no further force or effect; provided, however, that if B&G terminates this Agreement pursuant to Section 7.1(h), the Letter of Intent shall not terminate and the rights, remedies and defenses of each party to the Letter of Intent shall be reserved. Upon termination of the Letter of Intent, no party to the Letter of Intent shall have any further liability or obligation with respect thereto, each party to the Letter of Intent hereby releases and forever discharges each other party to the Letter of Intent from all liabilities, obligations, claims and causes of action whatsoever, in law or in equity, arising out of or relating to the Letter of Intent, including, without limitation, with respect to any "Termination Fee" (as defined in the Letter of Intent) and the pending arbitration proceeding arising out of Paul-Son's prior claim for a Termination Fee shall be dismissed.

SECTION 5.19    PACIFIC STOCK EXCHANGE LISTING.

        If Nasdaq notifies Paul-Son in writing that Nasdaq intends to delist the Paul-Son Common Stock upon consummation of the transactions contemplated by this Agreement and no appeal under Nasdaq rules reverses such determination (the "Nasdaq Reverse-Merger Delisting"), Paul-Son agrees to use its best efforts to cause the Paul-Son Common Stock to be listed on the Pacific Stock Exchange as promptly as practicable after the Closing.

SECTION 5.20    ENDY OPTION.

        In the event of a Nasdaq Reverse-Merger Delisting, Paul-Son shall grant to Eric Endy an option to purchase that number of shares of Paul-Son Common Stock equal to one percent (1%) of the Paul-Son Common Stock outstanding immediately prior to the Closing at $4.00 per share and otherwise subject to the terms of Paul-Son's Long-Term Incentive Plan.

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ARTICLE VI.

CONDITIONS TO COMBINATION

SECTION 6.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE COMBINATION

        The respective obligations of each party to this Agreement to effect the Combination shall be subject to the satisfaction or waiver by each party prior to the Closing Date of the condition that no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Combination illegal or otherwise prohibiting consummation of the Combination.

SECTION 6.2    ADDITIONAL CONDITIONS TO OBLIGATIONS OF B&G

        The obligation of B&G to effect the Combination is subject to the satisfaction of each of the following conditions prior to the Closing Date, any of which may be waived in writing exclusively by B&G:

        (a)  Representations and Warranties. The representations and warranties of Paul-Son set forth in this Agreement shall be true and correct as of the date of this Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) other than for representations and warranties already qualified as to materiality or a Paul-Son Material Adverse Effect, inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a Paul-Son Material Adverse Effect. B&G shall have received a certificate signed on behalf of Paul-Son by the chief executive officer of Paul-Son to such effect.

        (b)  Performance of Obligations of Paul-Son. Paul-Son shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and B&G shall have received a certificate signed on behalf of Paul-Son by the chief executive officer of Paul-Son to such effect.

        (c)  Governmental Approvals. All Governmental Approvals required to permit Paul-Son to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, those required to be obtained by Paul-Son and each person designated to serve on the Board of Directors of Paul-Son pursuant to Section 5.14 under the Paul-Son Gaming Laws), all such approvals shall remain in full force and effect, all statutory waiting periods in respect thereof shall have expired and no such approval shall contain any conditions, limitations or restrictions which will have or would reasonably be expected to have a B&G Material Adverse Effect or a Paul-Son Material Adverse Effect.

        (d)  No Material Adverse Change. Between the date of this Agreement and the Closing Date, there shall not have been any event, development, condition or state of affairs which resulted in or is reasonably likely to result in a Paul-Son Material Adverse Effect.

        (e)  Nasdaq Small Cap Market Listing. The Paul-Son Common Stock to be issued to B&G Stockholders in connection with the Share Exchange and upon exercise of the Warrants shall have been approved for listing on the Nasdaq Small Cap Market, subject only to official notice of issuance, unless upon or subject to consummation of the transactions contemplated by this Agreement, Nasdaq delists the Paul-Son Common Stock

        (f)    Letters of Resignation. Paul-Son shall have received letters of resignation from (i) Jerry G. West and Richard W. Scott as members of the board of directors and committees thereto of Paul-Son

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(unless designated a director pursuant to Section 5.14(c)), and (ii) Eric P. Endy as chairman of the board (but not as a director) of Paul-Son and as an officer of Paul-Son and its Subsidiaries.

        (g)  Third-Party Consents. Paul-Son shall have received all third-party consents and approvals required to be obtained by Paul-Son in connection with the transactions contemplated hereby, under any contract to which Paul-Son (or any of its Subsidiaries) may be a party, except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a Paul-Son Material Adverse Effect.

        (h)  Paul-Son Good Standing Certificates. B&G shall have received certificates from the Secretary of State of the State of Nevada, dated within fifteen days prior to the Closing date, evidencing Paul-Son and each of its U.S. Subsidiaries, respectively, are in good standing under the laws of such jurisdiction.

        (i)    Endy Stock Purchase Agreement. The Endy Trust, Eric P. Endy and the B&G Stockholders shall have closed the transactions contemplated in the Endy Stock Purchase Agreement.

        (j)    Stockholder Approval. This Agreement and the Combination shall have been approved by the stockholders of Paul-Son in the manner required under the NRS, the articles of incorporation of Paul-Son and the applicable SRO Rules.

        (k)  Legal Opinions. B&G shall have received opinions of Kummer Kaempfer Bonner & Renshaw, U.S. counsel to Paul-Son, and Cuesta Campos y Asociados, S.C., Mexican counsel to Paul-Son, in substantially the forms attached hereto as Exhibit C.

        (l)    Other Instruments. B&G shall have received such other instruments, documents or information that B&G reasonably requests in connection with this Agreement and the transactions contemplated hereby in form and substance reasonably satisfactory to B&G.

        (m)  No Litigation. There shall not be pending any suit, action, proceeding or investigation by, or on behalf of any entity or person other than a B&G Affiliate which: (i) challenges or seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement; (ii) relates to this Agreement and seeks to obtain from the B&G Companies, the B&G Stockholders or any of them any damages that may be material to any of them; (iii) seeks to prohibit or limit in any material respect the B&G Stockholders' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the Paul-Son Shares; (iv) would materially and adversely affect the right of Paul-Son to own the assets or operate the business of the B&G Companies; or (v) if adversely determined, could have a Material Adverse Effect on Paul-Son.

SECTION 6.3    ADDITIONAL CONDITIONS TO OBLIGATIONS OF PAUL-SON

        The obligations of Paul-Son to effect the Combination are subject to the satisfaction of each of the following conditions prior to the Closing Date, any of which may be waived in writing exclusively by Paul-Son:

        (a)  Representations and Warranties. The representations and warranties of B&G set forth in this Agreement shall be true and correct as of the date of this Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) other than for representations and warranties already qualified as to materiality or a B&G Material Adverse Effect, inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a B&G Material Adverse Effect. Paul-Son shall have received a certificate signed on behalf of B&G by the chief executive officer of B&G to such effect.

        (b)  Performance of Obligations of B&G. B&G shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and

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Paul-Son shall have received a certificate signed on behalf of B&G by the chief executive officer of B&G to such effect.

        (c)  Governmental Approvals. All Governmental Approvals required to permit B&G to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, under the B&G Gaming Laws and the applicable Paul-Son Gaming Laws), all such approvals shall remain in full force and effect, all statutory waiting periods in respect thereof shall have expired and no such approval shall contain any conditions, limitations or restrictions which will have or would reasonably be expected to have a B&G Material Adverse Effect or a Paul-Son Material Adverse Effect.

        (d)  No Material Adverse Change. Between the date of this Agreement and the Closing Date, there shall not have been any event, development, condition or state of affairs which resulted in or is reasonably likely to result in a B&G Material Adverse Effect.

        (e)  Third-Party Consents. B&G shall have received all third-party consents and approvals required to be obtained by B&G in connection with the transactions contemplated hereby, under any contract to which one of the B&G Companies may be a party, except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a B&G Material Adverse Effect.

        (f)    B&G Good Standing Certificates. Paul-Son shall have received certificates from the Clerk of the Tribunal of Commerce of Beaune, France, the Secretary of State of the State of Nevada, and the jurisdictions listed on Schedule 3.1 hereto, each dated within fifteen days prior to the Closing Date, evidencing B&G and/or Bud Jones, as appropriate, is in good standing under the laws of such jurisdictions.

        (g)  Employment Agreement. Paul-Son and Endy shall have entered into an employment agreement in substantially the form of Exhibit D attached hereto (the "Endy Employment Agreement").

        (h)  Endy Stock Purchase Agreement. The Endy Trust, Eric P. Endy and the B&G Stockholders shall have closed the transactions contemplated in the Endy Stock Purchase Agreement.

        (i)    Bud Jones Shares. 100% of the Bud Jones Shares shall have been transferred to Paul-Son with all required documentary stock transfer taxes affixed evidencing the payment of any transfer taxes that may be due with respect to such transfer.

        (j)    Non Competition Agreements. B&G shall have delivered to Paul-Son Non-Competition Agreements in the form attached hereto as Exhibit E, duly executed by each B&G Stockholder.

        (k)  Legal Opinion. Paul-Son shall have received an opinion of Magellan, French counsel to B&G in substantially the form attached hereto as Exhibit F.

        (l)    Other Instruments. Paul-Son shall have received such other instruments, documents or information that Paul-Son reasonably requests in connection with this Agreement and the transactions contemplated hereby in form and substance reasonably satisfactory to Paul-Son.

ARTICLE VII.

TERMINATION AND AMENDMENT

SECTION 7.1    TERMINATION

        This Agreement may be terminated at any time prior to the Closing Date (with respect to Section 7.1(b) through Section 7.1(h), by written notice by the terminating party to the other party),

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whether before or after approval of the matters presented in connection with the Combination by the stockholders of Paul-Son:

        (a)  by mutual written consent of Paul-Son and B&G; or

        (b)  by either Paul-Son or B&G if the Combination shall not have been consummated by March 31, 2003 (provided that (i) if the Combination shall not have been consummated because the requisite Governmental Approvals required under Sections 6.2(c) or 6.3(c) shall not have been obtained and are still being actively and in good faith pursued, B&G or Paul-Son, respectively, may extend such date to September 30, 2003 by providing written notice thereof to the other party on or prior to March 31, 2003 and (ii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Combination to occur on or before such date); or

        (c)  by either Paul-Son or B&G if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Combination; or

        (d)  by B&G, in accordance with Section 5.4(c); provided, however, that no termination pursuant to this Section 7.1 (d) shall be deemed effective unless B&G shall have complied with all provisions contained in Section 5.4, including the notice provision therein, and the applicable requirements of Section 7.3, including the payment of the termination fee pursuant to Section 7.3(b); or

        (e)  by Paul-Son, in accordance with Section 5.4(c); provided, however, that no termination pursuant to this Section 7.1 (e) shall be deemed effective unless Paul-Son shall have complied with all provisions contained in Section 5.4, including the Notice provision therein, and the applicable requirements of Section 7.3, including the payment of the termination fee pursuant to Section 7.3 (c); or

        (f)    by Paul-Son or B&G if there has been a breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach will cause the conditions set forth in Section 6.2(a) or (b) (in the case of termination by B&G) or Section 6.3(a) or (b) (in the case of termination by Paul-Son) not to be satisfied, and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days after written notice thereof shall have been received by the party alleged to be in breach; or

        (g)  by Paul-Son or B&G if Ladenburg Thalmann & Co., Inc. does not deliver the Fairness Opinion to Paul-Son's Board of Directors within six weeks from the date of this Agreement, except where Ladenburg's failure to deliver timely results from a delay or failure by such terminating party to deliver information necessary to finalize the Fairness Opinion; or

        (h)  by B&G not later than twenty (20) days after delivery of the Fairness Opinion, if the Fairness Opinion reflects a valuation of B&G and Bud Jones which is materially different from the valuation thereof provided to Paul-Son by Ladenburg Thalmann & Co., Inc. prior to the date of this Agreement.

SECTION 7.2    EFFECT OF TERMINATION

        In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Paul-Son or B&G or their respective agents, administrators, officers, directors, stockholders or Affiliates, except as set forth in Section 7.3 and except that such termination shall not limit liability for a willful breach of this Agreement; provided that the provisions of Sections 5.18, 7.2, 7.3 and Article VIII of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

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SECTION 7.3    FEES AND EXPENSES

        (a)  Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Combination is consummated.

        (b)  B&G shall pay to Paul-Son a termination fee of $1.0 million via wire transfer of same-day funds on the date B&G terminates this Agreement pursuant to Section 7.1(d). B&G's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Paul-Son against B&G, its affiliates or any of their respective directors, officers, employees, agents, advisors or other representatives with respect to this Agreement and occurrences giving rise to such payment.

        (c)  Paul-Son shall pay B&G a termination fee of $1.0 million via wire transfer of same-day funds on the date Paul-Son terminates this Agreement pursuant to Section 7.1(e). Paul-Son's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of B&G against Paul-Son and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to this Agreement and occurrences giving rise to such payment.

SECTION 7.4    AMENDMENT

        This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, to the extent required, at any time before or after approval of the matters presented in connection with the Combination by the stockholders of Paul-Son, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 7.5    EXTENSION; WAIVER

        At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective boards of directors, to the extent required, may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VIII.

MISCELLANEOUS

SECTION 8.1    NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

        None of the representations, warranties and covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

SECTION 8.2    NOTICES

        All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)  if to any of B&G, to

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    Bourgogne et Grasset SA
    ZI Beaune Savigney
    21200 Beaune, France
    Attention: Chief Executive Officer and President
    Facsimile: 33 380 26 26 01

    with a copy to

    CMS Bureau Francis Lefebvre — New York
    712 Fifth Avenue, 29th floor
    New York, NY 10019
    Attn: Carina Levintoff, Esq.
    Facsimile: (212) 246-2951

    Cooper Perskie April Niedelman Wagenheim & Levenson, P.A.
    1125 Atlantic Avenue
    Atlantic City, New Jersey 08401
    Attn: Laura McAllister Cox, Esq.
    Facsimile: (609) 348-5389

        (b)  if to Paul-Son, to

    Paul-Son Gaming Corporation
    1700 Industrial Road
    Las Vegas, Nevada 89102
    Attention: Chief Executive Officer and President
    Facsimile: (702) 384-3813

    with a copy to:

    Kummer, Kaempfer, Bonner & Renshaw
    3800 Howard Hughes Parkway
    7th Floor
    Las Vegas, NV 89109
    Attn: Michael J. Bonner, Esq.
    Facsimile: (702) 796-7181

SECTION 8.3    INTERPRETATION

        When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 11, 2002. All amounts set forth in "dollars" or "$" shall refer to U.S. dollars unless otherwise expressly provided in this Agreement.

SECTION 8.4    COUNTERPARTS

        This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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SECTION 8.5    ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES

        This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.10, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither of Paul-Son nor B&G make any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any of them or their respective representatives of any documentation or other information with respect to any one or more of the foregoing.

SECTION 8.6    GOVERNING LAW

        This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to any applicable conflicts of law.

SECTION 8.7    ASSIGNMENT

        Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or otherwise transferred by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

SECTION 8.8    SEVERABILITY; JUDICIAL REVISION

        Except to the extent that the application of this Section 8.8 would be reasonably likely to have a Paul-Son Material Adverse Effect with respect to Paul-Son or a B&G Material Adverse Effect with respect to B&G, the invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If a court shall hold that the amount, duration, geographic area or scope of any provision of this Agreement is excessive or unreasonable under the circumstances then existing, the parties agree that such provision may be judicially revised such that the maximum amount, duration, geographic area or scope deemed reasonable under such circumstances by such court shall be substituted for the stated amount, duration, geographic area or scope.

SECTION 8.9    SPECIFIC PERFORMANCE

        The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable laws, each party hereto waives any objection to the imposition of such relief.

SECTION 8.10    CHOICE OF FORUM; ATTORNEYS' FEES

        Any lawsuit, controversy, dispute or other proceeding in respect of this Agreement shall be adjudicated by any court of competent jurisdiction sitting in Clark County in the State of Nevada. For such purposes, the parties to this Agreement hereby submit and consent to the jurisdiction of such courts. The prevailing party in any lawsuit, controversy, dispute or other proceeding relating to this Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which it may be entitled.

[Signature Page Follows]

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        IN WITNESS WHEREOF, Paul-Son and B&G have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

"PAUL-SON" PAUL-SON GAMING CORPORATION, a Nevada corporation
By:	/s/ ERIC P. ENDY Eric P. Endy, Chairman, President and Chief Executive Officer

"B&G" ETABLISSEMENTS BOURGOGNE ET GRASSET SA, a société anonyme organized under the laws of France
By:	/s/ GÉRARD P. CHARLIER Gérard P. Charlier, President and Chief Executive Officer

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ANNEX A

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF EXCHANGE AND STOCK PURCHASE

        FIRST AMENDMENT TO AGREEMENT AND PLAN OF EXCHANGE AND STOCK PURCHASE dated as of May 10, 2002 (this "Amendment") between Paul-Son Gaming Corporation, a Nevada corporation ("Paul-Son"), and Bourgogne et Grasset S.A. (formerly known as Etablissments Bourgogne et Grasset, "B&G").

WITNESSETH

        WHEREAS, Paul-Son and B&G have entered into that certain Agreement and Plan of Exchange and Stock Purchase dated as of April 11, 2002 (the "Combination Agreement"); and

        WHEREAS, the parties desire to amend the Combination Agreement,

        NOW, THEREFORE, the parties agree as follows:

        1.    Recitals.    The foregoing recitals are true and are made part of this Amendment.

        2.    Definitions.    Unless otherwise defined in this Amendment, each term used herein which is defined in the Combination Agreement shall have the meaning assigned to it in the Combination Agreement.

        3.    Amendments to the Combination Agreement.

  (a)
  Paul-Son and B&G have agreed that in view of the losses sustained by Bud Jones during the year ended December 31, 2001, the principal amount of the Note being issued by Paul-Son as consideration for the Bud Jones Shares should be reduced. Therefore, Section 1.2 of the Combination Agreement is hereby amended to delete the reference to "$6,417,216.00" and to substitute "$5,437,016.00" in its place.

  (b)
  Exhibit A to the Combination Agreement is hereby deleted in its entirety and the new Exhibit A attached hereto is hereby substituted in its place.

        4.    Section Headings.    The Section headings in this Amendment are for convenience of reference only and are not a part of this Amendment.

        5.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any choice of law doctrine (whether of the State of Nevada or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

        6.    Effect of Agreement.    Except as amended by this Amendment, all of the terms, conditions, provisions and covenants of the Combination Agreement shall remain and continue in full force and effect and are hereby ratified, repeated and confirmed in all respects.

        7.    Entire Agreement.    The Combination Agreement, as amended by this Amendment, constitutes the entire agreement and understanding among the parties and supersedes any and all prior agreements and understandings relating to the subject matter hereof.

        8.    Counterparts; Effectiveness.    This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall not be effective and binding upon the parties until signed by all of them.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, each by its due authorized representative, as of the date first above written.

PAUL-SON GAMING CORPORATION

By:
Eric P. Endy, Chairman, President and Chief Executive Officer

BOURGOGNE ET GRASSET S.A.

By:
Gerard P. Charlier, President and Chief Executive Officer

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ANNEX B

CERTIFICATE OF AMENDMENT AND RESTATEMENT
OF
ARTICLES OF INCORPORATION
OF
PAUL-SON GAMING CORPORATION,
a Nevada corporation

        THE UNDERSIGNED hereby certifies as follows:

        1.    He is the duly elected and acting President of Paul-Son Gaming Corporation, a Nevada corporation (the "Company").

        2.    On                        , 2002, the Board of Directors of the Company unanimously approved the amendment and restatement of the Company's articles of incorporation (the "Articles"), pursuant to Nevada Revised Statutes 78.385.

        3.    On                        , 2002, upon the recommendation of the Board of Directors of the Company, the holders of                        shares of the Company's common stock, representing            % of the issued and outstanding voting shares necessary to approve an amendment to the Articles, approved the amendment and restatement of the Articles set forth below.

        4.    Article V, Nevada Gaming Control Act, is hereby deleted in its entirety.

        5.    Article VII, Sale of Assets; Mergers, is hereby deleted in its entirety.

        6.    Article VIII, Amendment, is hereby deleted in its entirety.

        7.    Article XI, Redemption of Control Shares, is hereby deleted and replaced in its entirety with a new Article XI to read in full as follows:

ARTICLE XI
ELECTION TO BE GOVERNED BY NRS 78.411 TO 78.444, INCLUSIVE

        The Corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.411 and 78.444, inclusive, relating to combinations with interested stockholders.

        8.    The Company's Articles are hereby amended and restated to read in full as follows:

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
PAUL-SON GAMING CORPORATION,
a Nevada corporation

ARTICLE I
NAME

        The name of the corporation is Paul-Son Gaming Corporation.

ARTICLE II
RESIDENT AGENT

        The name and address of the resident agent of Paul-Son Gaming Corporation (the "Corporation") is Laurence A. Speiser, 1700 Industrial Road, Las Vegas, Nevada 89102.

ARTICLE III
PURPOSE

        The Corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

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ARTICLE IV
STOCK

        Section 4.01.    Authorized Capital Stock.    The total number of shares of stock this Corporation is authorized to issue shall be forty million (40,000,000) shares. This stock shall be divided into two classes to be designated as "Common Stock" and "Preferred Stock."

        Section 4.02.    Common Stock.    Thirty million (30,000,000) shares of the authorized stock have a par value of one cent ($0.01) per share and are designated Common Stock. Each share of Common Stock, when issued, shall have one (1) vote on all matters presented to the stockholders.

        Section 4.03.    Preferred Stock.    Ten million (10,000,000) shares of the authorized stock have a par value of one cent ($0.01) per share and are designated Preferred Stock. The Board of Directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

          (a)  Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

          (b)  The number of shares to constitute the class or series and the designation thereof;

          (c)  The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

          (d)  Whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

          (e)  Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

          (f)    The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

          (g)  The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

          (h)  Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

          (i)    Such other rights and provisions with respect to any class or series as may to the Board of Directors seem advisable.

        The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series

3

authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred stock designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

        Section 4.04.    Once fully paid, the stock the Corporation shall not be subject to assessment.

ARTICLE V
DIRECTORS

        The governing board shall be styled "Board of Directors" and the current Board of Directors shall consist of four (4) directors. Provided that the Corporation has at least one director, the number of directors may at any time or times be increased or decreased as provided in the bylaws. The bylaws may provide for the classification of directors as to their respective terms and office.

ARTICLE VI
DIRECTORS' AND OFFICERS' LIABILITY

        No director of officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. However, the foregoing provision shall not eliminate or limit the liability of a director or officer for (i) acts or omission which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes, as amended ("NRS"). Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omission prior to such repeal or modification.

ARTICLE VII
INDEMNITY

        Section 7.01.    Right to Indemnity.    Every person who was or is a party to or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

        Section 7.02.    Expenses Advanced.    The expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding by reason of any act or omission of such director or officer acting as a director or officer shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

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        Section 7.03.    Bylaws; Insurance.    Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, to the fullest extent permitted by the laws of the State of Nevada, whether or not the Corporation would have the resources to indemnify such person.

        The indemnification and advancement of expenses provided in this Article shall continue for a person who has ceased to be a director, officer, employee or agent, and inures to the benefit of the heirs, executors and administrators of such person.

ARTICLE VIII
ELECTION TO BE GOVERNED BY NRS 78.411 TO 78.444, INCLUSIVE

        The Corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.411 and 78.444, inclusive, relating to combinations with interested stockholders.

        In Witness Whereof, I have hereunto set my hand this            day of                        2002.

Eric P. Endy, President

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ANNEX C

AMENDED AND RESTATED BYLAWS
OF
PAUL-SON GAMING CORPORATION,
a Nevada corporation

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6.5.	Fiscal Year	8
6.6.	Corporate Seal	8
ARTICLE VII INDEMNIFICATION		9
7.1.	Indemnification of Officers and Directors, Employees and Other Persons	9
7.2.	Insurance	9
7.3.	Further Bylaws	9
ARTICLE VIII AMENDMENTS		9
8.1.	Amendments by Stockholders	9
8.2.	Amendments by Board of Directors	9

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AMENDED AND RESTATED
BYLAWS
OF PAUL-SON GAMING CORPORATION,
a Nevada Corporation

ARTICLE I
STOCKHOLDERS

1.1.
ANNUAL MEETING

        Annual meetings of the stockholders, commencing with the year 1994, shall be held at such time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

1.2.
SPECIAL MEETINGS

        Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board of Directors, the President, the Secretary or by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

1.3.
PLACE OF MEETINGS

        All annual meeting of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

1.4.
QUORUM; ADJOURNED MEETINGS

        The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders or if the voting power necessary to approve a matter for which the meeting has been noticed has not voted in favor of such matter, stockholders entitled to vote thereat, present in person or represented by proxy, the Chairman of the Board of Directors, or a majority of the Board of Directors shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented or until the voting power necessary to approve a matter for which the meeting has been noticed has been obtained. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

1.5.
VOTING

        Each stockholder of record of the corporation holding stock which is entitled to vote at this meeting shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

        When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

1.6.
PROXIES

        At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

1.7.
ACTION WITHOUT MEETING

        Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE II
DIRECTORS

2.1.
MANAGEMENT OF CORPORATION

        The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

2.2.
NUMBER, TENURE, AND QUALIFICATIONS

        The number of directors which shall constitute the whole board shall be seven. The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and, except as provided in Section 2 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

2.3.
VACANCIES; REMOVAL

        Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of no less than two-thirds (2/3rds) of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in the Secretary's absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

        A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

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        If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

        No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

2.4.
ANNUAL AND REGULAR MEETINGS

        Annual and regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, annual and regular meetings shall be held at the registered office of the corporation. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

2.5.
FIRST MEETING

        The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

2.6.
SPECIAL MEETINGS

        Special meetings of the Board of Directors maybe called by the Chairman or the President or by any two directors.

        Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least three (3) days prior to the time of the holding of the meeting. In case such notice is hand-delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

2.7.
BUSINESS OF MEETINGS

        The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

2.8.
QUORUM; ADJOURNED MEETINGS

        A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

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        A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

        Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

2.9.
COMMITTEES

        The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

        The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

2.10.
ACTION WITHOUT MEETING

        Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

2.11.
SPECIAL COMPENSATION

        The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE III
NOTICES

3.1.
NOTICE OF MEETINGS

        Notices of meetings shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail

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for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

3.2.
EFFECT OF IRREGULARLY CALLED MEETINGS

        Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

3.3.
WAIVER OF NOTICE

        Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IV
OFFICERS

4.1.
ELECTION

        The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, a Treasurer and such other officer with such titles and duties as the Board of Directors may determine, none of whom need be directors. Any person may hold two or more offices. The Board of Directors may appoint a Chairman of the Board, Vice-Chairman of the Board, one or more vice presidents, assistant treasurers, assistant secretaries.

4.2.
CHAIRMAN OF THE BOARD

        The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

4.3.
VICE CHAIRMAN OF THE BOARD

        The Vice Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

4.4.
PRESIDENT

        The President shall be the chief operating officer of the corporation and shall have active management of the business of the corporation. He shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation.

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4.5.
VICE PRESIDENT

        The Vice President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.

4.6.
SECRETARY

        The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

4.7.
ASSISTANT SECRETARIES

        The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

4.8.
TREASURER

        Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transaction as Treasurer and of the financial condition of the corporation.

        If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

4.9.
ASSISTANT TREASURERS

        The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time prescribe.

4.10.
COMPENSATION

        The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

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4.11.
REMOVAL; RESIGNATION

        The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

ARTICLE V
CAPITAL STOCK

5.1.
CERTIFICATES

        Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized, or a reference where such rights are described, on the face or back of the certificate which the corporation shall issue to represent such stock.

        If a certificate is signed (1) by a transfer agent other than the corporation or its employees or (2) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

5.2.
SURRENDERED; LOST OR DESTROYED CERTIFICATES

        The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

5.3.
REPLACEMENT CERTIFICATES

        Upon surrender to the corporation or the transfer, agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

5.4.
RECORD DATE

        The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to

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notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

5.5.
REGISTERED OWNER

        The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VI
GENERAL PROVISIONS

6.1.
REGISTERED OFFICE

        The registered office of this corporation shall be in the County of Clark, State of Nevada.

        The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

6.2.
DISTRIBUTION

        Distribution upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

6.3.
RESERVES

        Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

6.4.
CHECKS; NOTE

        All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

6.5.
FISCAL YEAR

        The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

6.6.
CORPORATE SEAL

        The corporation will have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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ARTICLE VII
INDEMNIFICATION

7.1.
INDEMNIFICATION OF OFFICERS AND DIRECTORS, EMPLOYEES AND OTHER PERSONS

        Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generally of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

7.2.
INSURANCE

        The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

7.3.
FURTHER BYLAWS

        The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE VIII
AMENDMENTS

8.1.
AMENDMENTS BY STOCKHOLDERS

        The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of directors of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

8.2.
AMENDMENTS BY BOARD OF DIRECTORS

        The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

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ARTICLE IX
ELECTION NO TO BE GOVERNED BY NRS 78.378 TO 78.3793, INCLUSIVE

        The Corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive, relating to the acquisition of controlling interest.

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CERTIFICATE OF SECRETARY

        I hereby certify that I am the Secretary of Paul-Son Gaming Corporation, a Nevada corporation, and that the foregoing Amended and Restated Bylaws, consisting of 11 pages, constitute the code of Bylaws of Paul-Son Gaming Corporation as duly adopted by the unanimous written consent of the Board as of                        , 2002.

        In Witness Whereof, I have hereunto subscribed my name this            day of                        2002.

Eric P. Endy, Secretary

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ANNEX D

STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT dated April    , 2002, (the "Agreement") among the purchasers listed on the signature pages hereto (collectively, "Purchasers" and each individually, a "Purchaser"), The Paul S. Endy, Jr. Living Trust, a trust organized under the laws of the State of Nevada ("Seller"), the other Endy Family Trusts listed on the signature page hereto (collectively, the "Trusts" or individually, a "Trust") and Eric P. Endy, individually and as a Trustee of Seller and the Trusts ("Endy").

        A.    This Agreement sets forth the terms and conditions upon which Seller will sell to Purchasers and Purchasers will purchase from Seller an aggregate of 40,000 shares (the "First Shares") of common stock, $0.01 par value ("Common Stock"), of Paul-Son Gaming Corporation, a Nevada corporation (the "Company"), for an aggregate purchase price of $100,000, and Seller will sell to Purchasers and Purchasers will purchase from Seller, subject to adjustment as provided herein, an aggregate of 630,000 shares of Common Stock (the "Second Shares") for an aggregate purchase price of $900,000, all in accordance with the terms and conditions of this Agreement. The First Shares and the Second Shares are hereinafter sometimes collectively referred to as the "Shares".

        B.    Concurrently with the execution and delivery of this Agreement, the Company and Etablissements Bourgogne et Grasset S.A., a French société anonyme ("B&G"), are entering into an Agreement and Plan of Exchange and Stock Purchase (the "Combination Agreement"), whereby the outstanding shares of B&G will be exchanged for Common Stock of the Company and the Company will purchase 100% of the outstanding shares of B&G's wholly-owned subsidiary, The Bud Jones Company, Inc., a Nevada corporation.

ARTICLE I
SALE AND PURCHASE OF THE SHARES

        1.01    Shares to be Sold.    Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and covenants contained herein:

        (a)  at the first closing provided for in Section 2.01 (a) hereof (the "First Closing"), Seller shall sell, transfer and deliver the First Shares to Purchasers, and Purchasers shall purchase the First Shares from Seller, free and clear of all liens, charges, encumbrances, equities, claims, proxies and options of whatever nature; and

        (b)  at the second closing provided for in Section 2.01(b) (the "Second Closing", the First Closing and the Second Closing are hereinafter sometimes collectively referred to as the "Closings"), Seller shall sell, transfer and deliver the Second Shares to Purchasers, and Purchasers shall purchase the Second Shares from Seller, free and clear of all liens, charges, encumbrances, equities, claims, proxies and options of whatsoever nature. The number of shares of Common Stock making up the Second Shares shall be increased by a number of shares (the "Additional Second Shares") equal to one percent (1%) of the total Common Stock issued and outstanding immediately prior to the Second Closing if Nasdaq delists the Common Stock upon, or subsequent to, consummation of the transactions contemplated by the Combination Agreement. In such event, the aggregate consideration payable for the Second Shares pursuant to Section 1.02(b) shall not be increased or otherwise adjusted. If such adjustment occurs, the Additional Second Shares shall be purchased by the Purchasers pro rata with the other Second Shares being purchased thereby.

        1.02    Consideration.    Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of Seller and Endy contained herein, and in full payment for the First or the Second Shares, as the case may be:

        (a)  Purchasers will pay to Endy at the First Closing the aggregate amount of One Hundred Thousand U.S. Dollars ($100,000) in cash; and

        (b)  Purchasers will pay to Seller at the Second Closing the aggregate amount of Nine Hundred Thousand U.S. Dollars ($900,000) in cash.

ARTICLE II
THE CLOSINGS

        2.01    Time and Place.    (a) The First Closing will take place at the offices of Kummer, Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, 7th Floor, Las Vegas, Nevada, at 9:00 local time, on April    , 2002.

        (b)  The Second Closing will take place at the offices of CMS Bureau Francis LeFebvre-New York, at 10:00 local time on September 18, 2002, or on such other date as is specified in a notice from Purchasers, which shall be within three business (3) days of satisfaction or waiver of the conditions specified in Articles VIII and IX. The date of the First Closing is hereinafter sometimes referred to as the "First Closing Date." The date of the Second Closing is hereinafter sometimes referred to as the "Second Closing Date".

        2.02    Deliveries by Seller.    (a) As a condition to the obligations of Purchasers hereunder, Seller shall deliver to Purchasers at the First Closing the following:

            (i)  a certificate representing the total number of First Shares duly endorsed in blank or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of the Company, together with instructions to the Company's transfer agent to cause the shares to be reissued to each Purchaser as described under the column entitled "First Closing" on Appendix I to this Agreement;

          (ii)  a good standing certificate for the Company from the Secretary of State of the State of Nevada bearing a date within five (5) days of the First Closing Date and certified charter documents with respect to the Company from the Secretary of State of the State of Nevada bearing a date within fifteen (15) days of the First Closing Date; and

          (iii)  a Registration Rights Agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), duly executed by the Company.

        (b)  As a condition to the obligations of Purchasers hereunder, Seller shall deliver to Purchasers at the Second Closing the following:

            (i)  to each Purchaser, a certificate representing the number of Seller Shares set forth opposite such Purchaser's name under the column entitled "Second Closing" on Appendix I to this Agreement, subject to pro rata adjustment pursuant to Section 1.01(b), duly endorsed in blank or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of the Company;

          (ii)  a good standing certificate for the Company from the Secretary of State of the State of Nevada bearing a date within five (5) days of the Second Closing Date and certified charter documents with respect to the Company from the Secretary of State of the State of Nevada bearing a date within fifteen (15) days of the Second Closing Date;

          (iii)  the Endy Irrevocable Proxies (as hereinafter defined) duly executed by Seller and Endy; and

          (iv)  such other documents as Purchasers may reasonably request (A) evidencing accuracy of any of Seller's and/or Endy's representations or warranties or performance of any of Seller's or Endy's covenants or obligations hereunder, or (B) facilitating the consummation of the transactions contemplated by this Agreement.

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        2.03    Deliveries by Purchasers.    (a) As a condition to the obligations of Seller and Endy hereunder, each Purchaser shall at the First Closing deliver to Seller (i) the amount of cash set forth opposite such Purchaser's name under the column entitled "First Closing" on Appendix I to this Agreement, to be paid by such Purchaser by certified or official bank check or wire transfer to an account designated in writing not less than three (3) days prior to the First Closing Date by Seller to Purchasers; and (ii) the First Amendment to Stock Purchase Agreement duly executed by Purchasers (the "Amendment to Purchase Agreement").

        (b)  As a condition to the obligations of Seller hereunder, each Purchaser shall at the Second Closing deliver to Seller the following:

            (i)  the amount in cash set forth opposite such Purchaser's name under the column entitled "Second Closing" on Appendix I to this Agreement, to be paid by such Purchaser by certified or official bank check or wire transfer to an account designated in writing not less than three (3) days prior to the Second Closing Date by Seller to Purchasers;

          (ii)  the HW Irrevocable Proxy (as hereinafter defined) duly executed by Holding Wilson SA, a French société anonyme and one of the Purchasers ("Holding Wilson");

          (iii)  the Carrette Irrevocable Proxy (as hereinafter defined) executed by Francois Carrette, one of the Purchasers ("Carrette"); and

          (iv)  such other documents as Seller may reasonably request (A) evidencing the accuracy of any of Purchasers' representations or warranties, or performance of any of Purchasers' covenants or obligations hereunder, or (B) facilitating the consummation of the transactions contemplated by this Agreement.

ARTICLE III
RELATED AGREEMENTS AND TRANSACTIONS

        3.01    Agreement to Vote.    Seller, the Trusts and Endy, jointly and severally, hereby irrevocably agree that, from and after the date hereof and until the earlier of the Second Closing or the termination of this Agreement in accordance with Section 11.01, at any meeting of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, the Seller and Endy shall vote (or cause to be voted) all Common Stock which Seller and/or Endy is entitled to vote (a) in favor of adoption and approval of the Combination Agreement and the Share Exchange (as defined in the Combination Agreement) and the approval of the terms thereof and each of the other actions contemplated by the Combination Agreement and (b) except as otherwise agreed to in writing in advance by Holding Wilson, a French société anonyme, against the following actions (other than the transactions contemplated by the Combination Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (as defined in the Combination Agreement); (ii) a sale, lease or transfer of material assets of the Company or any of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iii) (A) any change in a majority of the persons who constitute the Board of Directors of the Company, or (B) any material amendment of the Company's Articles of Incorporation or By Laws; or (iv) any other action involving the Company or any of its Subsidiaries which has the effect of impeding, interfering with, delaying, postponing, or impairing the ability of the Company to consummate the transactions contemplated by the Combination Agreement. Neither Seller nor Endy shall enter into any agreement or understanding with any person or entity prior to the earlier of the Second Closing or the termination of this Agreement pursuant to Section 11.01 to vote in any manner inconsistent herewith.

        3.02    Holding Wilson's and Carrette's Voting Agreements and Irrevocable Proxies.    (a) If the Second Closing occurs, Holding Wilson and Carrette agree that for a period of five (5) years from the

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Second Closing Date, Holding Wilson and Carrette and their respective successors and assigns shall vote all shares of Common Stock which they are respectively entitled to vote in favor of the election of Endy to the Company's Board of Directors (or if Endy is unable to serve, a replacement designated by Seller). In connection with the foregoing, Holding Wilson and Carrette or their respective proxies or authorized representatives shall attend each meeting of stockholders of the Company and execute all waivers or written consents, as directed by Endy or as necessary to accomplish the intent of this Section 3.02.

        (b)  At the Second Closing, each of Holding Wilson and Carrette shall execute and deliver to Endy a five-year irrevocable proxy in the form of Exhibit B attached hereto and made part hereof (respectively the "HW Irrevocable Proxy" and the "Carrette Irrevocable Proxy"). The HW Irrevocable Proxy and the Carrette Irrevocable Proxy shall be irrevocable during the five-year period following the Second Closing and shall be coupled with an interest in the Company generally.

        3.03    Seller's, the Trusts' and Endy's Voting Agreement and Irrevocable Proxy.

        (a)  If the Second Closing occurs, Seller, the Trusts and Endy jointly and severally irrevocably agree to vote all shares of Common Stock which they or any of them are entitled to vote in the manner directed by Holding Wilson at any and all meetings of stockholders of the Company or any and all actions by written consent of stockholders of the Company for a period of five (5) years following the Second Closing Date with respect to the election or removal of directors, subject to Section 3.02(a), and the repeal or amendment of Articles VII and VIII of the Company's Articles of Incorporation. In connection with the foregoing, Seller, the Trusts and Endy or their proxies or authorized representatives shall attend each meeting of stockholders of the Company and execute all waivers or written consents, as directed by Holding Wilson or as necessary to accomplish the intent of this Section 3.03.

        (b)  At the Second Closing, each of Seller, the Trusts and Endy shall execute and deliver to Holding Wilson a five-year irrevocable proxy in the form of Exhibit C attached hereto and made part hereof (the "Endy Irrevocable Proxies"). The Endy Irrevocable Proxies shall be irrevocable during the five-year period following the Second Closing and shall be coupled with an interest in both the Common Stock subject thereto and the Company generally.

        3.04    Right of First Refusal

        (a)  Subject to Section 6.03, in the event Seller, the Trusts and/or Endy (the "Transferor") desires to sell or otherwise dispose of or transfer for value (a "Sale") any shares of Common Stock, whether pursuant to an offer made in good faith by a third party to purchase shares of Common Stock (a "Bona Fide Offer") or pursuant to market transactions with or through brokers, marketmakers or otherwise ("Market Sales"), the Transferor shall first give Holding Wilson, as the representative of Purchasers, written notice (a "Sale Notice") describing the proposed Sale and including a copy of any Bona Fide Offer, or, if applicable, Seller's intent to conduct Market Sales.

        (b)  Holding Wilson shall promptly inform the other Purchasers of each Sale Notice. Each Purchaser will have the right to purchase that number of shares of Common Stock determined by multiplying the total number of shares subject to such Sale Notice by the percentage of the Shares held by such Purchaser on the date of the Sale Notice. Each Purchaser must inform Holding Wilson in writing within ten (10) days of the date of the Sale Notice of the number of shares of Common Stock it desires to purchase. If any Purchaser shall not fully exercise its right to purchase, Holding Wilson shall promptly so notify the Purchasers that shall have fully exercised their purchase rights. Each such Purchaser shall have the right for three (3) days following the expiration of such ten-day period to purchase that number of the remaining shares subject to the Sale Notice determined by multiplying the number of remaining shares by a fraction, the numerator of which is the number of Shares held by such Purchaser on the date of the Sale Notice and the denominator of which is the number of Shares held on the date of the Sale Notice by all Purchasers who have fully exercised their purchase rights

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with respect to such Sale Notice. Not later than fourteen (14) days after the date of the Sale Notice, Holding Wilson shall inform the Transferor in writing of the number of shares of Common Stock that the Purchasers shall have agreed to purchase.

        (c)  If the Sale Notice relates to a Bona Fide Offer, the purchase price per share payable by the Purchasers shall be equal to the purchase price specified in the Bona Fide Offer. If the Sale Notice relates to a Market Sale, the purchase price per share payable by the Purchasers shall be equal to the average closing price of the Common Stock on NASDAQ or on the principal securities exchange on which the Common Stock is then traded for the thirty (30) trading days preceding the date of the Sale Notice. If a Bona Fide Offer is for a consideration other than cash, Purchasers shall pay the cash equivalent thereof. If the Transferor and Holding Wilson cannot agree on the amount of that cash equivalent with ten (10) days after the end of the fourteen-day period, either party may initiate an appraisal process by written notice to the other. If either party gives such notice, the Transferor and Holding Wilson shall mutually appoint a nationally-recognized investment banking firm or other qualified appraiser to act as appraiser, and shall cause the appraiser to determine the value of the consideration within thirty (30) days of its appointment. Such determination shall be final and binding for all purposes of this Agreement. The fees and expenses of the appraiser shall be borne equally by the Transferor and Holding Wilson.

        (d)  During the ninety (90) day period following expiration of the fourteen-day period described above, the Transferor shall be free to sell any shares which Purchasers have not elected to purchase, in the case of a Bona Fide Offer, on terms and conditions no more favorable to the purchaser than those described in the Sales Notice. If any of the Shares of Common Stock subject to a Sale Notice have not been sold within such ninety-day period, such shares shall be reoffered to the Purchasers pursuant to this Section 3.04.

        (e)  Any sale pursuant to this Section 3.04 shall be completed at a place determined by the Purchaser(s) on the twentieth day after notice of election is given, or such other time and place as may be agreed by the parties to such transaction.

        (f)    At the closing: (i) the Transferor shall deliver to the Purchaser(s) certificates or other documents of title evidencing ownership of the shares being transferred, duly endorsed in blank for transfer, or accompanied by irrevocable powers of attorney duly executed in blank, in either case by the holder of record thereof; and (ii) the Purchaser(s) shall pay to the Transferor the purchase price in cash, by certified or bank check payable to the order of the Transferor, or by any other means agreed to by the Transferor.

        (g)  If the Transferor is not present at the closing at the place determined for closing or is present but for any reason fails to produce and deliver to the Purchaser(s), in the manner prescribed by Section 3.04(f), the certificate or certificates representing any of the shares of Common Stock being transferred, then the purchase price, as and when payable hereunder, shall be deposited by the Purchaser(s) into a special account in the name of the Transferor at a branch of the Company's bank. From and after the date of such deposits (even though the certificates representing such shares have not been delivered to the Purchaser(s)), the sale of the shares shall be deemed to have been fully completed and all right, title, benefit and interest of the Transferor in and to all such shares, both at law and in equity, shall be conclusively deemed to have been transferred and assigned to and become vested in the Purchaser(s) hereunder.

        (h)  The Transferor shall be entitled to receive the cash purchase price of the shares deposited with the Company's bank, without interest, upon delivery to the Purchaser(s) of the certificates representing the shares being transferred duly endorsed for transfer in the manner prescribed by Section 3.04(f). In any event, any interest earned on the cash purchase price deposited with the Company's bank shall be paid to the Purchaser(s) on such periodic basis as they may from time to time agree with the Company's bank.

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        (i)    50,001 shares of Common Stock owned by Seller are subject to purchase rights granted by Seller in favor of an adviser of the Company and 66,667 shares reserved for issuance pursuant to the terms of that certain Stock Purchase Agreement dated January 15, 2001 (the "Prior Rights"). Exercise of the Prior Rights shall not constitute a Sale for purposes of this Section 3.04. Subject only to the Prior Rights, such shares of Common Stock shall be covered by this Section 3.04.

        (j)    Seller, Trusts and/or Endy shall be entitled to pledge shares of Common Stock in bona fide transactions and the pledge of such shares shall not constitute a Sale for purposes of this Section 3.04.

        (k)  Purchasers acknowledge and agree that any shares purchased from a Transferor pursuant to this Section 3.04 may be "restricted shares" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), in which event such shares would be subject to the restrictions on resale set forth in Section 5.09.

        3.05    Endy Stock Option.    If the Additional Second Shares are purchased by the Purchasers, then Carrette and Holding Wilson will, as soon as practicable after the Closing, use its best efforts to cause its nominees on the Company's Board of Directors to vote in favor of the grant to Endy of a stock option to purchase that number of shares of Common Stock equal to the number of Additional Second Shares at an exercise price of $4.00 per share. The stock option shall otherwise be subject to the terms and conditions of the Company's 1994 Long-Term Incentive Plan, as amended.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF SELLER AND ENDY

        Seller and Endy, jointly and severally, represent and warrant to Purchasers as follows:

        4.01    Title to the Shares; Etc.

        (a)  Except as set forth on Schedule 4.01 and as otherwise provided in this Agreement, Seller has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver valid and marketable title to the Shares, free and clear of all security interests, liens, claims, pledges, assessments, options, equities, charges, proxies and encumbrances whatsoever, and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto, and there are no outstanding options, warrants, calls, commitments or rights to purchase or acquire, or agreements relating to, any of such Shares. Seller, subject to the rights of Endy and the holders of the Prior Rights, is the sole beneficial owner of the Shares (as such term is used in Section 13 of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]).

        (b)  Seller and each Trust is a trust duly organized and validly existing under the laws of the State of Nevada and has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

        4.02    Valid and Binding Agreement; No Violation.    This Agreement has been duly executed and delivered by each of Seller, the Trusts and Endy and constitutes a valid and binding agreement of Seller, the Trusts and Endy, enforceable in accordance with its terms. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of, or a conflict with, or a default under, any trust document of Seller or any Trust or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Seller, any Trust or Endy is a party or by which Seller, any Trust or Endy is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority or agency.

        4.03    No Violation.    Except as set forth in Schedule 4.03, neither the execution and delivery of this Agreement by Seller, Endy or any Trust nor the consummation of the transactions contemplated hereby will violate any provision of any trust instrument of Seller or any Trust or violate any law or

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regulation applicable to Seller, Endy or any Trust, or contravene, violate, or be in conflict with, or constitute a default under, or cause the amendment, modification or acceleration of, or give any party the right to amend, modify, cancel, terminate or refuse to perform, or modify the time within which duties are to be performed or rights or benefits are to be received under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Endy, Seller or any Trust or give any person the right to challenge the transactions contemplated by this Agreement under, any lease, agreement, understanding, restriction, commitment, order or judgment to which Endy, Seller or any Trust is a party or by which Endy, Seller or any Trust is bound, or to which the property of Endy, Seller or any Trust is subject, or violate, or cause Endy, Seller or any Trust to become subject to any tax or penalty under, any statute or law or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority or agency.

        4.04    Consents and Approvals of Governmental Authorities.    Except as set forth in Schedule 4.04, no consent, approval or authorization of, or declaration, filing or registration with, any federal, state, local or foreign governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Each Purchaser hereby severally and not jointly represents and warrants to Seller and Endy as follows:

        5.01    Corporate Organization; Etc.    Such Purchaser, if a corporation, is duly organized, validly existing and in good standing under its jurisdiction of incorporation and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and such Purchaser has taken all action required by its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

        5.02    Binding Agreement.    This Agreement is a valid and binding agreement of such Purchaser, enforceable in accordance with its terms.

        5.03    No Violation.    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the organizational documents of such Purchaser, if a corporation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon, any property or assets of such Purchaser, under any agreement or commitment to which such Purchaser is a party or to which such Purchaser is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

        5.04    Consents and Approvals of Governmental Authorities.    Except as set forth on Schedule 5.04, no consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by such Purchaser.

        5.05    Investment Purpose.    Such Purchaser is acquiring the Shares for its own account for investment only and not with a present view toward the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and any applicable state securities laws and/or that are registered under the Securities Act and any applicable state securities laws, including sales pursuant to the Option Agreement dated July 19, 2000 among

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B&G, Francois Carrette, Gerard Charlier and Kathleen Steele, as trustee of the Kathleen Steele Separate Property Trust dated July 1, 1992, as amended.

        5.06    Reliance on Exemptions.    Such Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Seller is relying upon the truth and accuracy of, such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser's to acquire the Shares.

        5.07    Information.    Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by such Purchaser or its advisors. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of Seller and the Company and have received what such Purchaser believes to be satisfactory answers to any such inquiries. Such Purchaser understands that its investment in the Shares involves a significant degree of risk. Nothing in this Section 5.07 limits or modifies the right of such Purchaser to rely on the representations and warranties of Seller and Endy in Article IV.

        5.08    No Governmental Endorsement.    Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency (foreign or domestic) has passed upon or made any recommendation or endorsement of the Shares.

        5.09    Restrictions on Transfer or Resale.    Such Purchaser understands that (i) the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) such Purchaser shall have delivered to the Company or its transfer agent an opinion or other similar letter of counsel (which opinion or letter shall be reasonably acceptable to the Company) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration under the Securities Act and any state securities laws, or sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule); (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any resale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as provided in the Registration Rights Agreement.

        5.10    Legends.    Such Purchaser understands that the certificate representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SAID ACT, OR AN OPINION OR COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

        5.11    No General Solicitation.    To the best knowledge of such Purchaser, the Shares were not offered to such Purchaser through any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

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ARTICLE VI
OBLIGATIONS PENDING THE SECOND CLOSING

        6.01    Full Access.    Seller shall cause the Company to afford to Purchasers, their counsel, accountants and other authorized representatives, full access to the plants, offices, warehouses, properties, books and records of the Company in order that Purchasers may have full opportunity to make such investigations as they shall desire to make of the affairs of the Company; and shall cause the Company's officers and accountants to furnish such additional financial and operating data and other information as Purchasers may from time to time request.

        6.02    Confidentiality.    Each party will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by the party to which it was furnished) and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall immediately thereafter be returned to the other party upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold such information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information.

        6.03    Other Transactions; Etc.    From the date hereof until the earlier of (a) the Second Closing contemplated hereby or (b) the termination of this Agreement, neither Endy, Seller nor any Trust shall (i) directly or indirectly, solicit or entertain offers from, enter into negotiations with, or furnish information to, other parties with respect to any sale of assets (except the sale of inventory in the ordinary course of business and the sale of the Company's Las Vegas and Mexican real estate), securities or control of the Company or any business combination or acquisition transaction involving the Company or any of its subsidiaries, however structured; provided, however, that nothing in this Section 6.03 shall prevent the Company's Board of Directors from acting in the manner permitted by Section 5.4 of the Combination Agreement, or (ii) sell, transfer or otherwise dispose of any shares of Common Stock or grant any options or other rights with respect to any shares of Common Stock, except that Seller, Endy and/or the Trusts may sell shares of Common Stock (x) pursuant to the exercise, satisfaction or resolution of Prior Rights, and (y) as necessary to pay taxes which are, or which prior to the Second Closing become, due and payable by Seller, Endy or a Trust provided that the aggregate fair market value of all shares of Common Stock to be sold pursuant to this clause (y) shall not exceed $250,000 and all such sales shall be subject to the provisions of Section 3.04.

        6.04    Further Assurances.    Each party hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

        6.05    Supplements to Schedules.    From time to time prior to the Second Closing, Seller shall promptly supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring on the date of this Agreement, would have been required to be set forth or described in such Schedules. For purposes of determining the satisfaction of the conditions set forth in Section 8.01 hereof, the Schedules shall be deemed to include only the information contained therein on the date hereof, without regard to any supplement or amendment.

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        6.06    Required Approvals and Consents.    As promptly as practicable after the date of this Agreement, Seller shall and shall use its best efforts to cause the Company to obtain all governmental and third party consents required for the consummation of the transactions contemplated hereby, and otherwise use its best efforts to cause the conditions specified in Article VII to be satisfied; provided, however, that Seller will not be liable for any costs or expenses incurred in connection with the compliance with Paul-Son Gaming Laws (as defined in the Combination Agreement).

        6.07    Cooperation with Gaming Authorities.    Each Purchaser agrees to cooperate, at its own expense, with any and all gaming authorities in connection with the administration of their regulatory jurisdiction over the Company, including, without limitation, any notices, approvals, actions or fundings necessary with respect to the transactions contemplated by this Agreement.

ARTICLE VII
CONDITIONS TO EACH PARTY'S OBLIGATIONS

        The respective obligations of each party to this Agreement to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver by each party prior to the First Closing Date and/or the Second Closing Date, as the case may be, of the condition that no governmental entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which as the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of such transactions.

ARTICLE VIII
CONDITIONS TO PURCHASERS' OBLIGATIONS

        8.01    Each and every obligation of Purchasers under this Agreement to be performed on or before the First Closing Date shall be subject to the satisfaction, on or before the First Closing Date, of each of the following conditions, unless waived in writing by Purchasers:

        (a)    Representations and Warranties True.    The representations and warranties of Seller and Endy contained in Article IV hereof, the Schedules hereto and in all certificates, statements and other documents delivered by Seller and Endy to Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the First Closing Date as though such representations and warranties were made at and as of such date.

        (b)    Performance.    Seller and Endy shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the First Closing Date, and each document and instrument required to be delivered pursuant to Section 2.02(a) hereof shall have been delivered.

        (c)    No Material Adverse Change.    There shall not have been any event, development, condition or state of affairs which resulted in or is reasonably likely to result in a material adverse change in the business, properties, financial condition, results of operations, assets, liabilities or properties of the Company and its subsidiaries, taken as a whole, other than changes, if any, resulting from the effect of economic changes which are applicable to the gaming industry generally or the gaming industry in markets in which the Company or its subsidiaries conduct business (a "Material Adverse Change").

        (d)    No Litigation.    here shall not be pending any suit, action, proceeding or investigation by, or on behalf of any entity or person other than a Purchaser or a Purchaser's affiliate which: (i) challenges or seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement; (ii) relates to this Agreement and seeks to obtain from Purchasers, the B&G Companies (as defined in the Combination Agreement) or any of them any damages that may be material to any of them; (iii) seeks to prohibit or limit in any material respect Purchasers' ability to vote, receive dividends with

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respect to or otherwise exercise ownership rights with respect to the Shares; (iv) would materially and adversely affect the right of the Company to own the assets or operate the business of the B&G Companies; or (v) if adversely determined, could have a Material Adverse Change.

        (e)    Certificates.    Seller and Endy have furnished Purchasers with such certificates to evidence compliance with the conditions set forth in this Section 8.01 as may reasonably be requested by Purchasers.

        8.02    Each and every obligation of Purchasers under this Agreement to be performed on or before the Second Closing Date shall be subject to the satisfaction, on or before the Second Closing Date, of each of the following conditions, unless waived in writing by Purchasers:

        (a)    Representations and Warranties True.    he representations and warranties of Seller and Endy contained in Article IV hereof, the Schedules hereto and in all certificates, statements and other documents delivered by Seller to Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Second Closing Date as though such representations and warranties were made at and as of such date.

        (b)    Performance.    Seller, Endy and the Trusts shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Second Closing Date, and each document and instrument required to be delivered pursuant to Section 2.02(b) hereof shall have been delivered.

        (c)    No Material Adverse Change.    There shall not have been any event, development, condition or state of affairs which resulted in or is reasonably likely to result in a Material Adverse Change.

        (d)    No Litigation.    There shall not be pending any suit, action, proceeding or investigation, by or on behalf of an entity or person other than a Purchaser or a Purchaser's affiliate which: (i) challenges or seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement; (ii) relates to this Agreement and seeks to obtain from the B&G Companies, Purchasers or any of them any damages that may be material to any of them; (iii) seeks to prohibit or limit in any material respect Purchasers' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the Shares; (iv) would materially and adversely affect the right of the Company to own the assets or operate the business of the B&G Companies; or (v) if adversely determined, could have a Material Adverse Change.

        (e)    Consents.    All government and third party consents referred to in Section 6.06 shall have been obtained.

        (f)    Related Transactions.    All transactions to be performed by Seller, any Trust and/or Endy referred to in Article III hereof to be consummated at or prior to the Second Closing shall have been consummated.

        (g)    Combination Agreement.    The closing of the transactions contemplated by the Combination Agreement shall have been consummated and the Effective Time (as defined in the Combination Agreement) shall have occurred; provided that the Second Closing shall occur simultaneously with the foregoing.

        (h)    Certificates.    Seller and Endy shall have furnished Purchasers with such certificates to evidence compliance with the conditions set forth in this Section 8.02 as may reasonably be requested by Purchasers.

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ARTICLE IX
CONDITIONS TO THE OBLIGATIONS OF SELLER AND ENDY

        9.01    Each and every obligation of Seller under this Agreement to be performed on or before the First Closing Date shall be subject to the satisfaction, on or before the First Closing Date, of each of the following conditions, unless waived in writing by Seller:

        (a)    Representations and Warranties True.    The representations and warranties of Purchasers contained in Article V hereof shall be in all material respects true and accurate as of the date when made and at and as of the First Closing Date as though such representations and warranties were made at and as of such date.

        (b)    Performance.    Purchasers shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the First Closing Date, including the obligations set forth in Section 6.07, and each document, instrument and payment required to be delivered pursuant to Section 2.03(a) shall have been delivered.

        (c)    Certificates.    Purchasers shall have furnished Seller with such certificates of their respective officers to evidence compliance with the conditions set forth in this Article IX as may reasonably be requested by Seller.

        9.02    Each and every obligation of Seller under this Agreement to be performed on or before the Second Closing Date shall be subject to the satisfaction, on or before the Second Closing Date, of each of the following conditions, unless waived in writing by Seller:

        (a)    Representations and Warranties True.    The representations and warranties of Purchasers contained in Article V hereof shall be in all material respects true and accurate as of the date when made and at and as of the Second Closing Date as though such representations and warranties were made at and as of such date.

        (b)    Performance.    Purchasers shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Second Closing Date, including the obligations set forth in Section 6.07, and each document, instrument and payment required to be delivered pursuant to Section 2.03(b) shall have been delivered.

        (c)    Related Transactions.    All transactions to be performed by any Purchaser referred to in Article III hereof to be consummated at or prior to the Second Closing shall have been consummated.

        (d)    Combination Agreement.    The closing of the transactions contemplated by the Combination Agreement shall have been consummated and the Effective Time (as defined in the Combination Agreement) shall have occurred.

        (e)    Certificates.    Purchasers shall have furnished Seller with such certificates of their respective officers to evidence compliance with the conditions set forth in this Article IX as may reasonably be requested by Seller.

ARTICLE X
SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION

        10.01    Survival of Representations and Warranties.    All representations and warranties made by Seller and Endy in Section 4.01 of this Agreement shall survive the Closings hereunder and any investigation at any time made by or on behalf of any Purchaser for a period of eighteen (18) months following the Second Closing, or the First Closing in the event the Second Closing does not occur. Written notice pursuant to this Article X of a claim for breach of representation or warranty in Section 4.01 must be delivered on or prior to the expiration of the applicable survival period, in which

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case such representation or warranty shall survive until the claim with respect thereto has been finally resolved. The limitations on survival of representations and warranties in this Section 10.01 shall not apply to the covenants and agreements to be performed after the Closings.

        10.02    Statements as Representations.    All statements contained herein or in any certificate, schedule, list, exhibit, document or other writing delivered pursuant to Section 4.01 shall be deemed representations and warranties within the meaning of Section 10.01 hereof.

        10.03    Agreement to Indemnify.    Seller and Endy jointly and severally hereby agree to indemnify, defend and hold harmless Purchasers and each subsidiary, affiliate, director, officer, employee, agent and representative of any Purchaser from and against, and to reimburse the foregoing for, all demands, claims, actions or causes of action, assessments, losses, damages, dimunitions in value, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees (collectively "Damages"), asserted against, suffered, imposed upon or incurred by a Purchaser or any subsidiary, affiliate, director, officer, employee, agent or representative of a Purchaser resulting from a breach of any representation or warranty of Seller or Endy contained in or made pursuant to Section 4.01 of this Agreement.

        10.04    Indemnification for Claims.    The obligations and liabilities of the party owing the indemnity under Section 10.03 hereof ("Indemnitor") to the party to whom an indemnity is owed ("Indemnitee") with respect to claims for Damages resulting from the assertion of liability by third parties ("Claims"), shall be subject to the following terms:

        (a)  Indemnitee will give Indemnitor prompt notice of any Claim asserted against or imposed upon or incurred by Indemnitee, and Indemnitor shall undertake the defense thereof by representatives of its own choosing. Failure by Indemnitee to give any such notice shall not affect the obligations of Indemnitor to indemnify hereunder, except to the extent (and only to the extent) Indemnitor is prejudiced by such failure.

        (b)  In the event that Indemnitor, within a reasonable time after notice of any such Claim, fails to defend Indemnitee, then Indemnitee will (upon further notice to Indemnitor) have the right to undertake the defense, compromise or settlement of such Claim for the account of Indemnitor, subject to Indemnitor's right to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

        (c)  If Indemnitor assumes the defense of a Claim, (i) it will be conclusively established for purposes of this Agreement that Indemnitee is entitled to indemnification pursuant to this Article X with respect to that Claim; and (ii) no compromise or settlement of such Claim may be effected by Indemnitor without Indemnitee's prior written consent unless (A) there is no finding or admission of any violation of law or of the rights of any person by Indemnitee and no effect on any other claims that may be made by Indemnitee, and (B) the sole relief provided is monetary damages that are paid in full by Indemnitor.

        (d)  Anything in this Section 10.04 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect Indemnitee, then Indemnitee shall have the right to defend, compromise or settle such Claim, and (ii) Indemnitor shall not, without Indemnitee's prior written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the release by the claimant or the plaintiff of Indemnitee from all liability in respect to such Claim. Moreover, with respect to any audit, examination or proceeding by any taxing authority which will or reasonably could result in: (i) an increase in the taxable income of the Company; (ii) a decrease in the basis of any asset owned by the Company; (iii) a change of or challenge to any accounting method used by the Company; or (iv) any other adverse tax consequence to the Company, then Purchaser shall have the sole right to defend, compromise or settle such audit, examination or proceeding.

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        10.05    Limitations on Indemnification.    Any Claims for indemnity under this Agreement shall be effective only where the aggregate amount of all Damages for which an Indemnitor may be liable under this Article X exceeds Ten Thousand Dollars ($10,000.00), in which case the Indemnitor shall be liable only for Damages in excess of that amount. In no event shall the Indemnitors be liable for any Damages in excess of the aggregate cash consideration actually paid by the Purchasers under this Agreement; provided, however, that the limitations set forth in this Section 10.05 shall not apply to (i) any knowing misrepresentation by Indemnitor, or (ii) any violation of a covenant to be performed after the Closings.

        10.06    Payment of Damages.    Payment or reimbursement of any Damages incurred by an Indemnitee shall be made upon Indemnitee's demand therefor, except payment of any Damages relating to any Claim shall be made by Indemnitor no later than the time that such Damages are required to be satisfied. Seller and Purchasers mutually agree that any payment or reimbursement of Damages made by one party to the other pursuant to this Article X shall be treated as an adjustment to the purchase price, and shall be accounted as such for all tax purposes.

ARTICLE XI
TERMINATION AND REMEDIES

        11.01    Termination.    Anything in this Agreement to the contrary notwithstanding:

        (a)    Mutual Consent. This Agreement may be terminated by the mutual consent of the parties hereto.

        (b)    Default.    In the event that a party hereto shall, contrary to the terms of this Agreement, intentionally fail or refuse to consummate the transactions contemplated herein or to take any other action referred to herein necessary to consummate the transactions contemplated herein, then the non-defaulting party, after affording the defaulting party a 10-day period after notice in which to cure such breach or default, shall have the right, in addition to the other rights specified in Section 11.02 below, to terminate this Agreement by written notice given to the other party hereto.

        (c)    Upset Date.    In the event that the First Closing shall not have occurred on or prior to            ,            ,then, unless otherwise agreed in writing by the parties hereto, this Agreement shall terminate on such date upon written notice given by one party to the others, unless the absence of such occurrence shall be due to the failure or refusal of the party seeking to terminate this Agreement of the type described in Section 11.01(b). In the event that the Second Closing shall not have occurred on or prior to March 31, 2003, then, unless otherwise agreed in writing by the parties hereto, this Agreement shall terminate on or following such date (as such date may be postponed pursuant hereto), upon written notice given by one party to the other, unless the absence of such occurrence shall be due to the failure or refusal of the party seeking to terminate this Agreement of the type described in Section 11.01(b).

        (d)    Legal Restraint.    Either party may, by written notice to the other parties, terminate this Agreement if at the time the written notice of termination is given, there is in effect a preliminary or permanent injunction enjoining consummation of the transactions contemplated hereby.

        (e)    Combination Agreement.    Upon termination of the Combination Agreement for any reason, either party may, by written notice to the other parties, terminate this Agreement.

        11.02    Remedies.

        (a)    Specific Performance.    Subject to compliance with the terms of Section 11.02(d) hereof, any party desiring to proceed with a Closing despite any failure or refusal of the other party hereto of the type described in Section 11.01(b) hereof shall have the right to pursue the remedy of specific performance.

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        (b)    Damages.    Subject to compliance with the terms of Section 11.02(d) hereof, any party terminating this Agreement pursuant to Section 11.01(b) hereof shall, if the failure or refusal referred to in Section 11.01(b) hereof constituted a material breach of this Agreement, have the right to sue for damages and all reasonable out-of-pocket costs and expenses theretofore suffered and sustained by the non-defaulting party; provided, that no party shall be liable to the other for special, consequential or punitive damages by reason of such breach.

        (c)    Effect of Termination.    Except as set forth in Section 11.02(b) above, any termination of this Agreement by any party hereto shall have the effect of causing this Agreement to thereupon become void and of no further force or effect whatsoever, and thereupon no party hereto will have any rights, duties, liabilities or obligations of any kind or nature whatsoever against any other party hereto based upon either this Agreement or the transactions contemplated hereby, except in each case the obligations of each party for its own expenses incurred in connection with the transactions contemplated by this Agreement as provided in Section 12.04 and the obligations of each party with respect to confidentiality set forth in Section 7.02 hereof.

        (d)    Cure Period.    Any party seeking any form of relief referred to in Sections 11.02(a) or (b) hereof shall, as a condition to the right to seek such relief, afford the defaulting party hereto a 10-day period in which to effect reasonable cure of such breach or default.

ARTICLE XII
MISCELLANEOUS PROVISIONS

        12.01    Commissions and Finder's Fees.    Each party represents that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with Purchasers in such manner as not to give rise to any claims against any of the parties hereto for a brokerage commission, finder's fee or other like payment. Insofar as any such claims are made which are alleged to be based on an agreement or arrangements made by, or on behalf of, a party, such party agrees to indemnify and hold the other party harmless from and against all liability, loss, cost, charge or expense, including reasonable counsel fees, arising therefrom.

        12.02    Amendment and Modification.    This Agreement may be amended, modified and supplemented only by written agreement of Purchasers, Seller and Endy with respect to any of the terms contained herein.

        12.03    Waiver of Compliance.    The rights and remedies of the parties to this Agreement are cumulative and not exclusive. Any failure of Seller and Endy on the one hand, or Purchasers, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Purchasers or Seller and Endy, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        12.04    Expenses.    Each of the parties hereto will pay its own expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated by this Agreement, including, without limitation, all fees of their respective counsel.

        12.05    Notices.    All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or

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three business days after mailed, certified or registered mail with postage prepaid or when delivered by express delivery or facsimile transmission (with copy by mail):

(a)	If to Seller or Endy, to:
Eric P. Endy 8100 Moonstone Circle Las Vegas, Nevada 89128
With copy to:
Kolesar & Leatham 3320 W. Sahara Avenue, Suite 380 Las Vegas, Nevada 89102 Attention: George J. Claseman Facsimile: (702) 362-9472

or to such other person or address as Seller or Endy shall furnish to Purchasers in writing.

(b)	If to Purchasers, to:
c/o Holding Wilson 3 Avenue du President Wilson 75116 Paris, France Attention: President Facsimile: 33 1 40 73 80 89
With copy to:
CMS Bureau Francis Lefebvre—New York 712 Fifth Avenue, 29th floor New York, New York 10019 Attention: Carina Levintoff, Esq. Facsimile: (212) 246-2951

or to such other person or address as Purchasers shall furnish to Seller and Endy in writing.

        12.06    Assignment.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, distributees, executors, administrators and personal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party; provided, however, that each Purchaser may assign this Agreement, or any of the rights, interests or obligations hereunder to an affiliate, so long as such assignee is an affiliate of the original Purchaser.

        12.07    Governing Law; Etc.    This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its conflicts of law doctrine. In the event of a breach of this Agreement by either party, the non-breaching party shall be entitled to recover its costs and expenses (including reasonable legal fees) incurred in enforcing this Agreement.

        12.08    Counterparts.    This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        12.09    Effectiveness; Binding Effect.    This Agreement shall become effective as to each party hereto when and only when this Agreement shall have been executed by all parties hereto.

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        12.10    Headings.    The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

        12.11    Entire Agreement.    This Agreement, including the Exhibits and Schedules hereto and other documents and certificates delivered pursuant to the terms hereof set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

        12.12    Third Parties.    Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

        12.13    Public Announcements.    Any public announcement, press release or similar publicity with respect to this Agreement or the transactions contemplated thereby will be issued, if at all, at such time and in such manner as Purchasers determine. Unless consented to by Purchasers in advance, Seller and Endy shall keep this Agreement strictly confidential and may not make any disclosure related to this Agreement to any person. Seller and Purchasers will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of this Agreement and the transactions contemplated thereby, and Purchasers will have the right to be present for any such communication.

        12.14    Jurisdiction; Service of Process.    The parties hereto, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably consent and subject themselves to the jurisdiction of competent jurisdiction sitting in Clark County, Nevada in respect of any and all matters arising under or in connection with this Agreement and service of process, notices and demands of any such court and any other notices or the communications required or permitted under this Agreement may be made upon any of them by personal service at any place where they may be found or by mailing copies of such process, notices, demands and communications by certified or registered mail, postage prepaid and return receipt requested, to the addresses hereinabove set forth.

        12.15    Time of Essence.    With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        12.16    Mutual Agreement.    This Agreement embodies the arm's-length negotiations and mutual agreement of the parties hereto and shall not be construed against any party as having been drafted by it.

        12.17    Severability.    If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the application law of such jurisdiction as it shall then appear.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above written.

THE PAUL S. ENDY, JR. LIVING TRUST

By
/s/ ERIC P. ENDY Eric P. Endy, Trustee

By
/s/ ERIC P. ENDY Eric P. Endy

HOLDING WILSON SA

By
/s/ GERARD CHARLIER Gerard Charlier Attorney-in Fact*

/s/ GERARD CHARLIER FRANCOIS CARRETTE*

/s/ GERARD CHARLIER ELIZABETH CARRETTE*

/s/ GERARD CHARLIER GERARD CHARLIER

/s/ GERARD CHARLIER CLAIRE SENARD CHARLIER*

COMPAGNIE D'ARBITRAGE FINANCIER ET FONCIER

By
/s/ GERARD CHARLIER Gerard Charlier Attorney-in Fact*

/s/ GERARD CHARLIER BENOIT AUCOUTURIER*

*By Gerard Charlier as Attorney-in-Fact pursuant to a Mandat (Power of Attorney) dated January 25, 2002

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BELLANGER-SOPROMAT

By
/s/ GERARD CHARLIER Gerard Charlier Attorney-in Fact*

/s/ GERARD CHARLIER LAURENCE BELLANGER*

/s/ GERARD CHARLIER CHRISTOPHE GASSIES*

*By Gerard Charlier as Attorney-in-Fact pursuant to a Mandat (Power of Attorney) dated January 25, 2002

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Solely for the purpose of agreeing to be bound by Article III of this Agreement:

THE PAUL S. ENDY, JR. IRREVOCABLE TRUST FOR CELINE CHIN ENDY

By:
/s/ ERIC P. ENDY Eric Endy, Trustee

THE PAUL S. ENDY, JR. IRREVOCABLE TRUST FOR NEVIN CHAO ENDY

By:
/s/ ERIC P. ENDY Eric Endy, Trustee

THE PAUL S. ENDY, JR. IRREVOCABLE TRUST FOR DAREN CHANG ENDY

By:
/s/ ERIC P. ENDY Eric Endy, Trustee

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ANNEX E

May 20, 2002

The Board of Directors of
Paul-Son Gaming Corporation
1700 Industrial Road
Las Vegas, NV 89102

Dear Sirs:

        Ladenburg Thalmann & Co. Inc. ("Ladenburg") understands that Paul-Son Gaming Corporation, a Nevada corporation ("Paul-Son") and Etablissements Bourgogne et Grasset SA, a société anonyme organized under the laws of the Republic of France ("B&G") have entered into an Agreement and Plan of Exchange and Stock Purchase dated as of April 11, 2002, as amended on May 10, 2002 (the "Agreement") pursuant to which: (i) Paul-Son will purchase from B&G, and B&G will transfer, sell and convey to Paul-Son, an aggregate of 15,000 shares of common stock, $1.00 par value per share, of The Bud Jones Company, Inc., a Nevada corporation and a wholly owned subsidiary of B&G ("Bud Jones"), representing all of the issued and outstanding capital stock of, and all of the voting power in, Bud Jones, in exchange for a promissory note in the principal amount of $5,437,016.00 (the "Note") and (ii) pursuant to Chapter 92A of the Nevada Revised Statutes, at the Effective Time, all of the outstanding shares of capital stock of B&G (the "B&G Shares"), representing all of issued and outstanding capital stock of, and all of the voting power in, B&G (the "B&G Capital Stock"), shall be exchanged for (a) an aggregate of 3,969,026 newly-issued shares of Paul-Son's common stock, par value $.01 per share ("Paul-Son Common Stock"), or such other number of shares of Paul-Son Common Stock as shall constitute, immediately after the Effective Time, 53.45% of the shares of Paul-Son Common Stock Outstanding and (b) Warrants to purchase in the aggregate that number of shares of Paul-Son Common Stock which equals the total number of shares of Paul-Son Common Stock issuable pursuant to all "Stock Issuance Rights" (as defined in the Warrants) outstanding immediately prior to the Closing. The foregoing transaction is collectively referred to as the "Proposed Transaction." Capitalized terms not otherwise defined herein shall be defined as set forth in the Agreement.

        You have engaged us pursuant to an engagement letter, dated October 20, 1999, as periodically extended and as amended on August 10, 2001 (the "Engagement Letter") between Paul-Son and Ladenburg. Specifically, as part of its services pursuant to the Engagement Letter, Ladenburg, as investment bankers, has been requested to render its opinion as to the fairness, from a financial point of view, to the Public Stockholders (as defined below) of Paul-Son of the consideration to be paid to the shareholders of B&G (the "B&G Shareholders") in connection with the Proposed Transaction. "Public Stockholders" mean all stockholders of Paul-Son other than The Paul S. Endy, Jr. Living Trust (the "Trust"), Eric Endy, certain other Endy Family Trusts and the B&G Shareholders. Ladenburg has not been requested to opine as to, and this opinion does not in any manner address, Paul-Son's underlying business decision to proceed with the Proposed Transaction or the relative merits of the Proposed Transaction as compared to any alternative business strategies that might exist for Paul-Son.

        This opinion does not address the sale of 33,000 shares of Paul-Son Common Stock in January, 2000 by the Trust to the B&G Shareholders or the sale, pursuant to a stock purchase agreement dated April 11, 2002 among the Trust, Eric Endy, certain other trusts named therein and the B&G Shareholders (the "Trust Stock Purchase Agreement") pursuant to which the Trust sold an aggregate of 40,000 shares of Paul-Son Common Stock to the B&G Shareholders on April 11, 2002 for an aggregate price of $100,000 and pursuant to which the Trust has agreed to sell 630,000 shares of Paul-Son Common Stock to the B&G Shareholders for an aggregate price of $900,000 at the Closing. This opinion also does not address (i) the agreement of the Trust as set forth in the Trust Stock Purchase Agreement to transfer an additional 1% of the Paul-Son Common Stock Outstanding for no additional consideration in the event that the Paul-Son Common Stock is delisted from the Nasdaq SmallCap Market ("Delisting") or (ii) the agreement of Paul-Son pursuant to the Agreement to issue to Eric Endy an option to purchase 1% of the Paul-Son Common Stock Outstanding at an exercise price of $4.00 per share. This opinion assumes that the B&G Shareholder will receive Warrants to purchase no more than 507,000 shares of Paul-Son Common Stock. This opinion expresses no opinion on the risk of or affect on Paul-Son or the price of the Paul-Son Common Stock of any Delisting.

        In arriving at its opinion, Ladenburg has reviewed and considered the following information and documents and taken the following actions: (i) reviewed the Agreement and accompanying schedules and exhibits; (ii) reviewed the Trust Stock Purchase Agreement; (iii) reviewed the preliminary proxy statement of Paul-Son filed with the Securities and Exchange Commission on May 14, 2002; (iv) reviewed Paul-Son's Annual Reports to shareholders for the fiscal years ended May 31, 2000 and May 31, 2001 and its Quarterly Reports for the periods ended February 28, 2002, November 30, 2001, August 31, 2001, and May 31, 2001; (v) reviewed B&G's audited pro forma annual financial statements for the fiscal year ended December 31, 2001 as provided by its management; (vi) reviewed B&G's audited annual financial statements for the fiscal year ended December 31, 2000 and December 31, 1999 as provided by its management; (vii) reviewed Bud Jones' audited financial statements for the fiscal years ended December 31, 2000 and December 31, 1999; (viii) reviewed certain other historical, operating and financial information and projections, provided to us by the respective managements of Paul-Son and B&G relating to their respective business prospects; (ix) met with certain members of senior management of both Paul-Son and B&G to discuss their respective businesses and operations, financial condition and future prospects, and their views of the benefits and other implications of the Proposed Transaction; (x) visited and toured B&G's headquarters in Beaune, France; (xi) met with B&G's largest shareholder, Holding Wilson, S.A., in Paris, France; (xii) visited and toured Bud Jones' headquarters in Las Vegas, Nevada and an injection molded chip production facility in Olathe, Kansas; (xiii) compared the results of operations of B&G with those of certain companies which we deemed to be reasonably comparable to B&G; (xiv) reviewed the financial terms, to the extent publicly available, of certain comparable transactions; and (xv) conducted such other analyses and examinations and considered such other financial, economic and market criteria as Ladenburg deemed necessary in arriving at this opinion.

        In rendering its opinion, Ladenburg has assumed and relied upon, without independent verification, the accuracy, completeness and fairness of all financial and other information publicly available or furnished to it by Paul-Son, B&G and Bud Jones and their respective agents, or otherwise discussed with them. Ladenburg did not undertake an appraisal of any of the individual assets or liabilities of Paul-Son, B&G or Bud Jones. With respect to financial forecasts and other information provided to or otherwise discussed with Ladenburg and prepared by senior management of Paul-Son or B&G with respect to the expected future financial condition and performance of Paul-Son, B&G and Bud Jones, Ladenburg assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgements of such senior management. Ladenburg's opinion expressed herein is necessarily based upon financial, economic, stock market and other conditions and circumstances existing and disclosed as of the date hereof. Ladenburg did not (i) opine as to the tax or accounting treatment of the Proposed Transaction or any related matter thereto, (ii) assess the impact of compliance with any applicable labor laws, including without limitation, the federal WARN Act, or (iii) rely upon any third party appraisals in arriving at its opinion. Ladenburg has also relied upon the advice of the legal and other professional advisors to Paul-Son with respect to various matters, including the tax treatment and effects of the Proposed Transaction and the other transactions contemplated by the parties.

        Ladenburg is acting as a financial advisor to the Board of Directors of Paul-Son in connection with the Proposed Transaction and will receive a fee for its services consisting of $475,000 for investment banking services and $250,000 for issuance of this opinion. At the option of Paul-Son, up to 50% of the $475,000 fee may be paid in Paul-Son Common Stock. In such event, the number of Warrants issued to the B&G Shareholders will be increased. Ladenburg is also entitled to receive reimbursement from Paul-Son of out-of-pocket fees and expenses incurred in connection with the Proposed Transaction. In addition, Paul-Son has agreed to indemnify Ladenburg for certain liabilities arising out of such services

2

rendered pursuant to this engagement. In rendering its opinion, Ladenburg has assumed that this Proposed Transaction will comply with all applicable federal, state and local laws and any other applicable international laws and will not result in the breach or cancellation of any material contracts or other material agreements.

        Our opinion expressed herein is provided solely for the benefit of the Board of Directors of Paul-Son in connection with the Proposed Transaction. Without Ladenburg's prior written consent, this opinion is not to be quoted, published, used or referred to, in whole or in part, in connection with the Proposed Transaction or any other matter. Ladenburg understands and agrees, however, that if this opinion is required to be included in any materials to be filed with the U.S. Securities and Exchange Commission or mailed to the shareholders of Paul-Son in connection with the Proposed Transaction, this opinion may be reproduced in such materials in full, provided that, any description or reference to Ladenburg or summary of this opinion in such materials shall be in a form acceptable to and consented to in advance in writing by Ladenburg, such consent not to be unreasonably withheld.

        In the ordinary course of business, we actively trade securities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in the equity securities of Paul-Son.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration payable to the B&G Shareholders is fair, from a financial point of view, to the Public Stockholders of Paul-Son.

Respectfully submitted,

Ladenburg Thalmann & Co. Inc.

3

PAUL-SON GAMING CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 12, 2002
SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder of Paul-Son Gaming Corporation ("Paul-Son") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement in connection with the annual meeting of stockholders of Paul-Son to be held at Paul-Son's offices located at 1700 South Industrial Road, Las Vegas, Nevada, on September 12, 2002 at 9:00 o'clock in the morning, local time, and hereby appoints Eric P. Endy and Paul Dennis, and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxies are instructed to vote as follows:

(To be Signed on Reverse Side)

☒	Please mark your votes as in this example using dark ink only.
		FOR	WITHHELD	NOMINEE:			FOR	AGAINST	ABSTAIN
2.	Election of Director:	/ /	/ /	Eric P. Endy	1.	To approve the Agreement and Plan of Exchange and Stock Purchase between Paul-Son Gaming Corporation and Bourgogne et Grasset and the transactions contemplated thereby, including the issuance of shares of Paul-Son common stock equaling 53.45% of Paul-Son's outstanding shares immediately after the combination and warrants to purchase shares of Paul-Son's common stock provide antidilution protection to the B&G stockholders.	/ /	/ /	/ /
					3.	To amend Paul-Son's articles of incorporation to elect not to be governed by the anti-takeover protections available to corporations under Nevada law.	/ /	/ /	/ /
					4.	To amend Paul-Son's articles of incorporation to remove the provision allowing the board of directors to redeem control shares.	/ /	/ /	/ /
5.
						To amend Paul-Son's articles of incorporation to remove the provision requiring the affirmative vote of two-thirds of the outstanding shares to approve (i) a sale, lease, or exchange of property or assets, or a merger or exchange of Paul-Son shares; and (ii) an amendment to the Company's articles of incorporation.	/ /	/ /	/ /
					6.	To amend Paul-Son's articles of incorporation to remove the provision requiring Paul-Son to comply with the Nevada Gaming Control Act.	/ /	/ /	/ /
7.
						To transact such other business incident to the conduct of the meeting, as may come before the meeting or any adjournments or postponements thereof, including the approval of any adjournment of the meeting solely for the purpose of soliciting additional proxies in favor of proposals 1 through 6, if necessary.	/ /	/ /	/ /
Date:
Signature(s)
NOTE: PLEASE SIGN PROXY EXACTLY AS YOUR NAME APPEARS. Date the Proxy in the space provided. If shares are held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer.		The shares represented by this proxy will be voted as specified. If no specification is made, the shares represented by this proxy will be voted in favor of the nominee or proposal listed, and in the discretion of the proxies, on other matters that may properly come before the annual meeting.

QuickLinks

LIST OF ANNEXES
QUESTIONS AND ANSWERS ABOUT THE COMBINATION
SUMMARY
The Companies
The Combination (see pages 29-57)
The Annual Meeting (see pages 25-28)
Our Recommendations to Stockholders
Opinion of Investment Banker (see pages 42-49)
Record Date and Voting Power (see pages 25-26)
Quorum and Votes Required (see page 26)
Voting Arrangements (see pages 26-27)
Management Share Ownership (see page 27)
Accounting Treatment (see page 49)
No Material Federal Income Tax Consequences (see page 72)
Board of Directors and Management of Paul-Son Following the Combination (see page 63)
Regulatory Approvals (see pages 50-55)
Market Price Information (see page 24)
No Dissenters' or Appraisal Rights for Stockholders (see page 57)
Conditions to the Combination (see pages 65-66)
Termination of the Combination Agreement (see pages 66-67)
Payments Upon Termination (see page 67)
No Solicitation (see page 63)
Amendments to Paul-Son's Articles of Incorporation (see pages 116-118)
Stock Purchase Agreement (see page 69)
Registration Rights Agreement (see page 70)
Employment Agreements (see pages 70-72)
Paul-Son's Summary Historical Consolidated Financial Data
B&G's Summary Historical Consolidated Financial Data
Summary Unaudited Pro Forma Combined Financial Information
Comparative Per Share Data (Unaudited)
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
MARKET PRICE AND DIVIDEND INFORMATION
THE ANNUAL MEETING
THE COMBINATION
THE COMBINATION AGREEMENT
AGREEMENTS RELATED TO THE COMBINATION
NO MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO PAUL-SON'S STOCKHOLDERS
PAUL-SON'S SELECTED HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA
Paul-Son Gaming Corporation
B&G'S SELECTED HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA
Paul-Son Gaming Corporation Unaudited Pro Forma Combined Condensed Statement of Operations
Paul-Son Gaming Corporation Unaudited Pro Forma Combined Condensed Statement of Operations
Paul-Son Gaming Corporation Unaudited Pro Forma Combined Condensed Balance Sheet
PAUL-SON GAMING CORPORATION NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PAUL-SON
INFORMATION ABOUT PAUL-SON
MANAGEMENT OF PAUL-SON
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Audit Committee Report
Compensation Committee and Incentive Plan Committee Report on Executive Compensation
Comparison of Cumulative Total Returns
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF PAUL-SON
INDEPENDENT AUDITORS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BOURGOGNE ET GRASSET
INFORMATION ABOUT BOURGOGNE ET GRASSET
ELECTION OF DIRECTOR
AMENDMENT TO PAUL-SON'S ARTICLES OF INCORPORATION
STOCKHOLDERS PROPOSALS
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
INDEPENDENT AUDITORS' REPORT
PAUL-SON GAMING CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS MAY 31, 2002 and 2001
PAUL-SON GAMING CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS FISCAL YEARS ENDED MAY 31, 2002, 2001 and 2000
PAUL-SON GAMING CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FISCAL YEARS ENDED MAY 31, 2002, 2001 and 2000
PAUL-SON GAMING CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS FISCAL YEARS ENDED MAY 31, 2002, 2001 and 2000
PAUL-SON GAMING CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INDEPENDENT AUDITORS' REPORT
INDEPENDENT AUDITORS' REPORT
BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY CONSOLIDATED BALANCE SHEETS ASSETS ($000s omitted)
BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY CONSOLIDATED BALANCE SHEETS LIABILITIES AND STOCKHOLDERS' EQUITY ($000s omitted) (Concluded)
BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME ($000s omitted)
BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE THREE MONTHS ENDED MARCH 31, 2002 (UNAUDITED), FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND THE NINE MONTHS ENDED DECEMBER 31, 1999 ($000s omitted)
BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS ($000s omitted)
BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($000s omitted) All information related to March 31, 2002 and March 31, 2001 and the periods then ended is unaudited
INDEPENDENT AUDITORS' REPORT
THE BUD JONES COMPANY, INC. STATEMENTS OF OPERATIONS
THE BUD JONES COMPANY, INC. STATEMENTS OF CASH FLOWS
THE BUD JONES COMPANY, INC. NOTES TO FINANCIAL STATEMENTS
ANNEX A
AGREEMENT AND PLAN OF EXCHANGE AND STOCK PURCHASE
R E C I T A L S
ARTICLE I. CLOSING; PURCHASE; EXCHANGE
ARTICLE II. PROCEDURES; TAX TREATMENT
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF B&G
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PAUL-SON
ARTICLE V. COVENANTS
ARTICLE VI. CONDITIONS TO COMBINATION
ARTICLE VII. TERMINATION AND AMENDMENT
ARTICLE VIII. MISCELLANEOUS
ANNEX B
ANNEX C
AMENDED AND RESTATED BYLAWS OF PAUL-SON GAMING CORPORATION, a Nevada corporation

ANNEX D
STOCK PURCHASE AGREEMENT
ANNEX E